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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

Laureate Education, Inc. (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Information Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share, of Laureate Education, Inc. (the "Company's Common Stock")
(2)	Aggregate number of securities to which transaction applies:
        52,030,187 shares of the Company's Common Stock, 166,000 shares of the Company's Common Stock underlying performance share units and options to purchase 4,890,250 shares of the Company's Common Stock.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        The transaction value was determined based upon the sum of (a) $62.00 per share of 52,030,187 shares of the Company's Common Stock, (b) $60.50 per share of 166,000 shares of the Company's Common Stock underlying performance share units and (c) $62.00 minus the weighted average exercise price of $24.57 per share underlying options to purchase 4,890,250 shares of the Company's Common Stock, all with an exercise price of less than $62.00.

	(4)	Proposed maximum aggregate value of transaction: $3,418,956,652
	(5)	Total fee paid: $104,961
☐	Fee paid previously with preliminary materials.
☒
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: $106,438
	(2)	Form, Schedule or Registration Statement No.: Schedule TO-T
	(3)	Filing Party: L Curve Sub, Inc., M Curve Sub, Inc, and other filers.
	(4)	Date Filed: June 8, 2007

Note: Pursuant to Rule 0-11(a)(2), the amount of filing fee is offset by (a) an amount of $102,439 that was previously paid in connection with the Preliminary Schedule 14A filed on March 16, 2007 and (b) an amount of $3,999 that was previously paid in connection with the Schedule TO-T on June 8, 2007.

PRELIMINARY COPY

1001 FLEET STREET
BALTIMORE, MARYLAND 21202
INFORMATION STATEMENT

[        ], 2007

Dear Stockholder:

        The attached Notice of Special Meeting of Stockholders and Information Statement are being furnished to you in connection with a special meeting of stockholders of Laureate Education, Inc. a Maryland corporation (the "Company"), which will be held at [        ] on [        ], 2007, at [        ], local time.

        On June 2, 2007, the Company entered into an Amended and Restated Agreement and Plan of Merger (as amended from time to time, the "Merger Agreement") with Wengen Alberta, Limited Partnership, an Alberta limited partnership ("Parent"), and L Curve Sub Inc., a Maryland corporation and a direct subsidiary of Parent ("L Curve"). Under the terms of the Merger Agreement, L Curve will be merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger"). We are holding this meeting to obtain stockholder approval of the Merger and the Merger Agreement. In connection with the Merger, you will be entitled to receive $62.00 in cash, less any applicable withholding taxes, for each share of Laureate common stock that you own.

        The Merger is the second and final step of the acquisition of the Company by Parent. The first step was a tender offer by each of L Curve and M Curve Sub, Inc., a Maryland corporation and also a direct subsidiary of Parent ("M Curve"), for the outstanding shares of common stock of the Company at $62.00 per share in cash, less any applicable withholding taxes, (the "Offer"). L Curve and M Curve acquired an aggregate of approximately [        ] shares of our common stock pursuant to the Offer, representing [        ]% of the Company's outstanding shares.

        The affirmative vote of a majority of the outstanding shares of common stock of the Company entitled to vote will be necessary to approve the Merger and the Merger Agreement. As a result of the consummation of the Offer, L Curve and M Curve collectively own and have the right to vote a sufficient number of outstanding shares such that approval of the Merger and the Merger Agreement at the special meeting is assured without the affirmative vote of any other stockholder.

        You are welcome to attend the special meeting; however, we are not asking you for a proxy and you are requested not to send us a proxy. We encourage you to read the entire accompanying Information Statement carefully because it sets forth the details of the Merger and the other transactions contemplated by the Merger Agreement as well as other important information.

Sincerely,
Douglas L. Becker Chairman and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

        The Information Statement is dated [        ], 2007, and is first being mailed to stockholders on or about [        ], 2007.

1001 FLEET STREET, BALTIMORE, MARYLAND 21202

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on [        ], 2007

To the stockholders of LAUREATE EDUCATION, INC.:

        PLEASE TAKE NOTICE that a special meeting of stockholders of Laureate Education, Inc., a Maryland corporation (the "Company"), will be held on [        ], 2007, at [        ] local time, at [        ], to approve the Merger (the "Merger") of L Curve Sub Inc., a Maryland corporation ("L Curve") and a direct subsidiary of Wengen Alberta, Limited Partnership, an Alberta limited partnership ("Parent"), with and into the Company, as contemplated by the Amended and Restated Agreement and Plan of Merger (as amended from time to time, the "Merger Agreement"), dated as of June 3, 2007, by and among the Company, Parent and L Curve, and the Merger Agreement.

        The Merger is the second and final step of the acquisition of the Company by Parent. The first step was a tender offer by each of L Curve and M Curve Sub, Inc., a Maryland corporation and also a direct subsidiary of Parent ("M Curve"), for the outstanding shares of common stock of the Company at $62.00 per share in cash (the "Offer"). L Curve and M Curve acquired an aggregate of approximately [        ] shares pursuant to the Offer, representing [        ]% of the outstanding shares.

        The record date for the determination of stockholders entitled to notice of and to vote at the special meeting is [        ], 2007. Accordingly, only stockholders of record as of that date will be entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof.

        The affirmative vote of a majority of the outstanding shares of common stock of the Company entitled to vote will be necessary to approve the Merger and the Merger Agreement. As a result of the consummation of the Offer, L Curve and M Curve collectively own and have the right to vote a sufficient number of outstanding shares such that approval of the Merger and the Merger Agreement at the Special Meeting is assured without the affirmative vote of any other stockholder.

        You are welcome to attend the special meeting; however, we are not asking you for a proxy and you are requested not to send us a proxy. We encourage you to read the entire accompanying Information Statement carefully because it sets forth the details of the Merger and the other transactions contemplated by the Merger Agreement as well as other important information.

By Order of the Board of Directors,
Robert W. Zentz Secretary

Baltimore, Maryland
[        ], 2007

i

Certain Relationships Between Parent and Laureate	80
Fees and Expenses of the Merger	80
THE MERGER AGREEMENT	82
The Merger	82
Merger Consideration	82
Treatment of Options, Restricted Stock and Performance Shares	82
Payment for the Shares	83
Articles of Incorporation; Bylaws; Directors and Officers of the Surviving Corporation	83
Representations and Warranties	84
Efforts to Complete the Merger	86
Conditions to the Merger	86
Restrictions on Solicitations of Other Offers	87
Termination of the Merger Agreement	88
Employee Benefits	88
Indemnification and Insurance	88
Other Covenants	89
Amendment, Extension, Waiver and Enforcement	89
No Dissenters' Rights	90
THE VOTING AGREEMENT	91
IMPORTANT INFORMATION ABOUT LAUREATE	92
Historical Selected Consolidated Financial Information	92
Ratio of Earnings to Fixed Charges	95
Book Value Per Share	96
Projected Financial Information	96
Market Price and Dividend Data	99
Security Ownership of Certain Beneficial Owners and Management	99
Prior Stock Purchases	102
Independent Registered Public Accounting Firm	103
WHERE YOU CAN FIND MORE INFORMATION	104
ANNEX A—Agreement and Plan of Merger	A-1
ANNEX B—Voting Agreement	B-1
ANNEX C—Amendment No. 1 to the Voting Agreement	C-1
ANNEX D—Opinion of Morgan Stanley & Co. Incorporated	D-1
ANNEX E—Opinion of Merrill Lynch, Pierce, Fenner and Smith Incorporated	E-1
ANNEX F—Information Relating to Parent, Purchasers, the Sponsors, the Sterling Founders and Certain Related Persons	F-1

ii

SUMMARY TERM SHEET

        The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger, the Merger Agreement and the special meeting. These questions and answers do not address all questions that may be important to you as a Laureate stockholder. References to "Laureate," the "Company," "we," "our" or "us" in this Information Statement refer to Laureate Education, Inc. and our subsidiaries unless otherwise indicated by context. Please refer to the more detailed information contained elsewhere in this Information Statement, the annexes to this Information Statement and the documents referred to or incorporated by reference in this Information Statement, which you should read carefully.

Q:
When and where is the special meeting?

A:
The special meeting of stockholders of Laureate will be held on [  ], 2007, at [  ] local time, at [  ]. See "The Special Meeting."

Q:
What matters will be voted on at the special meeting?

A:
The special meeting is being held for the purpose of considering and voting to approve the merger of L Curve Sub, Inc. with and into Laureate, following which L Curve Sub, Inc. will cease to exist and Laureate will be the surviving corporate entity (the "Merger"), and the related merger agreement. The merger is pursuant to the Amended and Restated Agreement and Plan of Merger (as amended from time to time, the "Merger Agreement") by and among the Company, Wengen Alberta, Limited Partnership, an Alberta limited partnership ("Parent"), and L Curve Sub Inc., a Maryland corporation and a direct subsidiary of Parent ("L Curve"). See "The Special Meeting."

Q:
What is the recommendation of Laureate's board of directors regarding the Merger?

A:
In connection with the approval of the Merger Agreement in June 2007, the board of directors of Laureate unanimously approved the Merger Agreement, and (1) determined that the merger and the Merger Agreement are advisable, fair to, and in the best interest of, Laureate, (2) approved the Merger and the Merger Agreement and declared their advisability, and (3) recommended that its stockholders approve and adopt the Merger and the Merger Agreement. See "Special Factors—Reasons for the Merger; Recommendation of the Special Committee and of our Board of Directors; Fairness of the Merger."

Q:
Who is entitled to vote at the special meeting?

A:
Holders of record of the Company's common stock as of the close of business on [  ], 2007, the record date for the special meeting, are entitled to vote at the special meeting. As of the record date, there were approximately [  ] shares of the Company's common stock outstanding. Approximately [  ] holders of record held such shares. L Curve and M Curve Sub, Inc. ("M Curve") collectively held [  ] shares as of the record date, which represents [  ]% of our outstanding shares. Every holder of the Company's common stock is entitled to one vote for each such share the stockholder held as of the record date. See "The Special Meeting."

Q:
What vote is required for Laureate's stockholders to approve the Merger and the Merger Agreement?

A:
An affirmative vote of the holders of a majority of all outstanding shares of the Company's common stock entitled to vote on the matter is required to approve the Merger and the Merger Agreement. However, L Curve and M Curve hold in the aggregate a majority of the shares of Laureate and will vote their shares to approve the Merger and the Merger Agreement and accordingly approval of the Merger and the Merger Agreement is assured without the affirmative vote of any other stockholder. See "The Special Meeting."

Q:
If the Merger is completed, what will I be entitled to receive for my shares of Company common stock and when will I receive it?

A:
Upon completion of the Merger, unless otherwise agreed between a holder and Parent, for each share of Laureate common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by Parent immediately prior to the effective time of the Merger, including shares acquired by Parent from the Rollover Investors, as described in "Special Factors—Financing of the Merger) will be converted into the right to receive $62.00 in cash, without interest and less any applicable withholding taxes.

  Outstanding options, unvested restricted shares and performance share units will, as of the effective time of the Merger, be treated as described below in the section "Special Factors—Certain Effects of the Merger."

  After the Merger closes, Parent will arrange for a letter of transmittal to be sent to each Laureate stockholder. The merger consideration will be paid to each stockholder once that stockholder submits the letter of transmittal, properly endorsed stock certificates, if applicable, and any other required documentation. Holders of options to acquire Laureate common stock will receive any consideration due to them from the surviving corporation promptly following the effective time of the Merger without any action required on the part of the holder. See "The Merger Agreement."

Q:
Am I entitled to appraisal rights?

A:
No. Under Maryland law, you are not entitled to appraisal rights. See "The Special Meeting—No Dissenters Rights."

Q:
What do I need to do now?

A:
Since approval of the Merger and the Merger Agreement by the stockholders is assured, and we have not requested your proxy vote, we have not included a proxy card or other materials to allow you to vote by mail or internet. You are not required to take any action at this time as a result of receiving this Information Statement.

Q:
How do I vote?

A:
You may vote if you are a holder of record of your shares and you attend the special meeting and vote in person. See "The Special Meeting."

Q:
When is the Merger expected to be completed?

A:
We are working toward completing the Merger promptly, and we anticipate that it will be completed in the third quarter of 2007. In order to complete the Merger, we must obtain stockholder approval at the special meeting, such approval being already assured, and the other closing conditions under the Merger Agreement must be satisfied or waived (as permitted by law), including the expiration of a 20-calendar day "marketing period" that Parent may use to complete its financing for the Merger. See "The Merger Agreement—Conditions to the Merger."

Q:
What effects will the Merger have on Laureate?

A:
Immediately after the completion of the Merger, Laureate will cease to be a publicly traded company and will be wholly owned by Parent. You will no longer have any interest in our future earnings or growth. Following the consummation of the Merger, the registration of Laureate's common stock and its reporting obligations with respect to its common stock under the Securities Exchange Act of 1934 will be terminated upon application to the Securities and Exchange Commission. In addition, upon completion of the proposed Merger, shares of Laureate's common stock will no longer be listed on any stock exchange or quotation system, including the Nasdaq Global Select Market. See "Special Factors—Certain Effects of the Merger."

Q:
Should I send in my stock certificates now?

A:
No. After the Merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your Laureate common stock certificates for the merger consideration. If your shares are held in "street name" by your broker, bank or other nominee you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your "street name" shares in exchange for the merger consideration. Please do not send your certificates in now.

Q:
How can I obtain additional information about Laureate?

A:
We will provide a copy of our Annual Report to Stockholders and/or our Annual Report on Form 10-K, as amended, for the year ended December 31, 2006, excluding certain of its exhibits, and other filings, including our reports on Form 10-Q, with the Securities and Exchange Commission (the "SEC") without charge to any stockholder who makes a written or oral request to the Office of Investor Relations, Laureate Education, Inc., 1001 Fleet Street, Baltimore, Maryland 21202; (410) 843-6394. Our Annual Report on Form 10-K, as amended, and other SEC filings also may be accessed on the world wide web at http://www.sec.gov or on the Investor Relations page of the Company's website at http://www.laureate-inc.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this Information Statement, and therefore is not incorporated by reference. For a more detailed description of the information available, please refer to "Where You Can Find More Information" beginning on page [  ].

Q:
Who can help answer my questions?

A:
If you have additional questions about the Merger after reading this Information Statement, please contact Laureate in writing at our principal executive offices at 1001 Fleet Street, Baltimore, Maryland 21202, Attention: Robert W. Zentz, Secretary, or by telephone at (410) 843-8043.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This Information Statement, and the documents to which we refer you in this Information Statement, contain forward-looking statements based on estimates and assumptions. Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected consummation and timing of the Merger and other information relating to the Merger. There are forward-looking statements throughout this Information Statement, including, without limitation, in statements containing the words "believes," "plans," "expects," "anticipates," "intends," "estimates" or other similar expressions. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized or, even if realized, that they will have the expected effects on the business or operations of Laureate. These forward-looking statements speak only as of the date on which the statements were made, and we undertake no obligation to update publicly or revise any forward-looking statements made in this Information Statement or elsewhere as a result of new information, future events or otherwise. In addition to other factors and matters contained or incorporated in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

  •
  The Company's operations can be materially affected by competition in its target markets and by overall market conditions, among other factors; and

  •
  The Company's foreign operations, in particular, are subject to political, economic, legal, regulatory and currency-related risks.

        Certain additional factors could affect the outcome of the matters described in this Information Statement. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Merger Agreement; (3) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Offer and the Merger; (4) the ability to recognize the benefits of the Merger; (5) the amount of the costs, fees, expenses and charges related to the Offer and the Merger and the actual terms of certain financings that will be obtained for the Offer and the Merger; and (6) the impact of the substantial indebtedness incurred to finance the consummation of the Offer and the Merger.

THE PARTIES TO THE MERGER

Laureate

        Laureate is a Maryland corporation with its headquarters in Baltimore, Maryland. Laureate provides higher education programs and services to over 262,000 students through the leading global network of licensed campus-based and online higher education institutions. Laureate's educational services are offered through three separate reportable segments: Campus Based—Latin America ("Latin America"), Campus Based—Europe ("Europe") and Laureate Online Education. Latin America and Europe own or maintain controlling interests in eleven and ten separately licensed higher education institutions, respectively. The Latin America segment has campuses in Mexico, Chile, Brazil, Peru, Ecuador, Honduras, Panama and Costa Rica. The Europe segment has campuses in Spain, Switzerland, France, Cyprus and Turkey. The Laureate Online Education segment provides career-oriented degree programs through Walden University, Laureate Education Online BV and Canter and Associates, LLC.

        Laureate's principal executive offices are located at 1001 Fleet Street, Baltimore, Maryland 21202, and our telephone number is (410) 843-6100. For more information about Laureate, please visit our website at www.laureate-inc.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this Information Statement, and therefore is not incorporated by reference. As of the record date for the special meeting, Laureate's common stock is listed on the Nasdaq Global Select Market under the symbol "LAUR."

Parent

        Wengen Alberta, Limited Partnership, is an Alberta limited partnership that was formed on January 28, 2000. It has served as a holding company for investments and has not conducted any operating business. The principal office address of Parent is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, New York. The telephone number at the principal office is 212-750-8300.

L Curve

        L Curve Sub Inc. is a Maryland corporation that was formed on January 25, 2007 solely for the purpose of completing the proposed Merger. Upon the completion of the Merger, L Curve Sub Inc. will cease to exist and Laureate will continue as the surviving corporation. L Curve is a direct subsidiary of Parent and has not engaged in any business except as contemplated by the Merger Agreement. The principal office address of L Curve is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, New York. The telephone number at the principal office is 212-750-8300.

        Additional information concerning these transaction participants is set forth on Annex F to this Information Statement.

THE SPECIAL MEETING

        This Information Statement is furnished in connection with the special meeting of our stockholders relating to the Merger.

Date, Time and Place of the Special Meeting

        The special meeting is scheduled to be held as follows:

  Date:    [  ], 2007

  Time:    [  ] local time

  Place:    [  ]

Proposals to be Considered at the Special Meeting

        The purpose of the special meeting is to vote on a proposal to approve the Merger and the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to this Information Statement.

Record Date

        We have fixed the close of business on [  ], 2007 as the record date for the special meeting, and only holders of record of Laureate common stock on the record date are entitled to vote at the special meeting. On the record date, there were [  ] shares of Laureate common stock outstanding and entitled to vote.

Voting Rights; Quorum; Vote Required for Approval

        Each share of Laureate common stock entitles its holder to one vote on all matters properly coming before the special meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at the meeting shall constitute a quorum for the purpose of considering both proposals. Shares of Laureate common stock represented at the special meeting but not voted, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

        Approval of the Merger and the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Laureate common stock. Abstentions will not be counted as votes cast or shares voting on the proposal to approve the Merger, but will count for the purpose of determining if a quorum is present.

Quorum and Approval Assured

        As of the record date for the special meeting, L Curve Sub, Inc. and M Curve Sub, Inc. collectively owned approximately [  ]% of the outstanding shares of the Company's common stock. Therefore, L Curve Sub, Inc. and M Curve Sub, Inc., acting together, have sufficient voting power to constitute a quorum and to approve all matters to be considered at the special meeting, regardless of the vote of any other stockholder. L Curve Sub, Inc. and M Curve Sub, Inc will vote all shares of the Company's common stock they beneficially own in favor of the approval of the Merger and the Merger Agreement.

No Dissenters' Rights

        Holders of Laureate common stock are not entitled to dissenting stockholders' appraisal rights or other similar rights in connection with the Merger or any of the transactions contemplated by the

Merger Agreement. The Maryland General Corporation Law (the "MGCL") does not provide for appraisal rights or other similar rights to stockholders of a corporation in connection with a merger if the shares of the corporation are listed on a national securities exchange or are designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. on the record date for determining stockholders entitled to vote on a merger. Laureate's common stock is listed on the Nasdaq Global Select Market, which is a national securities exchange, and Purchasers (as defined below) expect to maintain this listing until the effective time of the Merger.

Other Business

        We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this Information Statement. Under our bylaws, business transacted at the special meeting is limited to the purposes stated in the notice of the special meeting, which is provided at the beginning of this Information Statement.

Questions and Additional Information

        If you have more questions about the Merger, please contact Laureate in writing at our principal executive offices at 1001 Fleet Street, Baltimore, Maryland 21202, Attention: Robert W. Zentz, Secretary, or by telephone at (410) 843-8043.

Availability of Documents

        The reports, opinions or appraisals referenced in this Information Statement will be made available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested holder of Laureate common stock.

SPECIAL FACTORS

        The Merger is pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of June 3, 2007, as such may be amended from time to time, among the Company, Parent and L Curve which amends and restates an Agreement and Plan of Merger dated as of January 28, 2007 by and among the same parties (the "Original Merger Agreement"). We refer to the merger contemplated by the Original Merger Agreement as the "Original Merger".

        The Merger is the second and final step of the acquisition of the Company by Parent. The first step was a tender offer by each of L Curve and M Curve for all of the outstanding shares of common stock of the Company (the "Shares") at $62.00 per Share in cash (the "Offer") pursuant to which L Curve and M Curve purchased approximately [    ]% of the outstanding Shares. We refer to L Curve and M Curve, collectively, as "Purchasers". We expect that, immediately prior to the Merger, M Curve will merge with and into L Curve, with L Curve the surviving corporation in that Merger.

        Pursuant to the Merger Agreement, upon the purchase by the Purchasers of Shares pursuant to the Offer, on July 12, 2007 the existing members of the Company's board of directors, other than Messrs. Douglas L. Becker and R. Christopher Hoehn-Saric, resigned and individuals designated by Parent were appointed to fill all of the vacancies on the board of directors.

Background of the Offer and the Merger

        This discussion of the Offer and the Merger is qualified by reference to the Merger Agreement, which is attached as Annex A to this Information Statement. You should read the entire Merger Agreement carefully as it is the legal document that governs the Offer and the Merger.

        At a regularly scheduled meeting of the Company's board of directors in June 2006, Mr. Becker, the Company's Chairman and Chief Executive Officer, spoke to the board of directors in executive session about the possibility of exploring a transaction between the Company and private equity investors. At his request, the board of directors authorized Mr. Becker to investigate what would be involved in such a transaction and what the potential valuation of the Company's common stock in such a transaction might be.

        On August 14, 2006, Mr. Becker contacted James H. McGuire and David A. Wilson, members of the conflicts committee of the board of directors, and asked for permission to approach Sterling Partners, a private equity firm of which Mr. Becker is a founding member, for advice regarding a possible transaction. Based on the understanding that Mr. Becker would only use Sterling Partners for advice and counsel, the conflicts committee granted permission and, on August 17, 2006, the Company and Sterling Capital Partners II, L.P. ("SCP II") entered into a confidentiality agreement that also contained standstill and non-solicitation provisions.

        At a meeting on August 22, 2006, Mr. Becker briefed Mr. Wilson on the progress of his research and indicated that he had reached no certain conclusion with respect to the prospects of any transaction between the Company and private equity investors or the potential valuation of the Company's common stock in such a transaction.

        During August 2006, Mr. Becker held preliminary discussions with representatives of certain potential investors in addition to Sterling Partners, including Bregal Europe Co-Investment L.P. and entities affiliated with S.A.C. Capital Management, LLC regarding a possible acquisition.

        On September 8, 2006, Mr. Becker advised our board of directors that he intended to submit an offer to acquire the Company. On the same day, our board of directors adopted resolutions establishing a special committee composed of three members, David A. Wilson (Chair), James H. McGuire and R. William Pollock. Our board of directors determined that each person appointed to the special committee was a disinterested director with regard to the proposed transaction, as such term is used under Maryland law, and an independent director, as such term is defined in the rules of the Nasdaq Global Select Market. The scope of the authority granted to the special committee by the board of directors included: (i) to engage its own legal and financial advisors and determine their compensation; (ii) to review and evaluate the terms and conditions and to determine the advisability of any transaction; (iii) to consider whether any alternative transactions would be in the best interests of the Company and its stockholders; (iv) to reject or modify any terms of any transaction; (v) to negotiate any and all terms and definitive agreements with respect to any transactions; (vi) to review and revise any and all documents and other instruments used in connection with any transactions; and (vii) to make a recommendation to the entire board of directors as to whether the Company should consummate any transaction. On that afternoon, the special committee engaged Pillsbury as its legal counsel, based on Pillsbury's previous representation of a special committee of our board of directors in connection with the 2003 sale of the Company's K-12 assets and related transactions as well as Pillsbury's experience in advising committees of independent directors in related-party transactions.

        On September 11, 2006, Mr. Becker submitted a letter to the board of directors stating that he, along with certain other unspecified founders of Sterling Partners, proposed to acquire the Company at an acquisition price of $55.00 per share. Mr. Becker also provided a letter from Goldman, Sachs & Co. ("Goldman Sachs") and Goldman Sachs Credit Partners, L.P. indicating that they were "highly confident" that they would be able to obtain the debt financing required to fund Mr. Becker's proposal.

        Following the formation of the special committee and its engagement of Pillsbury, the special committee considered the qualifications of various investment banking firms, including their experience in advising committees of independent directors and independence from the Company and Mr. Becker. The special committee then proceeded to interview prospective financial advisors, following receipt of signed non-disclosure agreements from several such prospective financial advisors. On the afternoon of September 13, 2006, the special committee interviewed representatives of Merrill Lynch in a meeting held in McLean, Virginia, that was attended by Messrs. Wilson and McGuire in person (as well as representatives of Pillsbury) and Mr. Pollock by telephone. The following morning, the members of the special committee, as well as representatives of Pillsbury, interviewed representatives of Morgan Stanley at Pillsbury's offices in McLean, Virginia. Following the departure of the representatives of Morgan Stanley from the meeting, the members of the special committee agreed on a list of instructions for Mr. Becker regarding his conduct during the special committee's evaluation of his proposal. Among other things, the special committee instructed Mr. Becker to refrain from (i) entering into any agreements with any bidder or financing source that would commit Mr. Becker to work exclusively with any party, (ii) taking any action that would cause Mr. Becker to be part of a "group" for purposes of Section 13(d) of the Exchange Act, (iii) approaching Company officers and employees to be a part of his acquisition group and (iv) soliciting the Company's business partners or prospective business partners to be part of his acquisition group. These instructions were transmitted to Mr. Becker following the conclusion of the meeting.

        On September 14 and 15, 2006, the members of the special committee determined to retain Morgan Stanley and Merrill Lynch as financial advisors to the special committee based on their respective qualifications, expertise and reputations as advisors to special committees in affiliate transactions and, in the case of Merrill Lynch, expertise in advising companies in the for-profit education industry. Over the ensuing days, the terms of the engagements, including compensation, of each of the financial advisors were negotiated and agreed upon. Also, on September 15, 2006, the special committee held a telephonic meeting with the senior executive officers of the Company (excluding Mr. Becker), at which the members of the special committee explained the purpose of the special committee and responded to the questions of the senior executive officers.

        On September 20, 2006, representatives of the financial advisors to the special committee commenced their due diligence review of the Company, which, over the ensuing months, included,

among other things, interviews with senior management, interviews with Company accountants, visits to overseas facilities and review of confidential financial and other information relating to the Company.

        On the afternoon of September 21, 2006, representatives of the special committee's financial advisors met with Mr. Becker and representatives of Goldman Sachs, which had been assisting Mr. Becker in evaluating the feasibility of, and alternatives for, a potential acquisition of the Company and which was subsequently engaged by L Curve as its financial advisor in connection with the transaction. The meeting included discussions of (i) the economic terms of Mr. Becker's proposal, including the proposed debt and equity financing thereof and (ii) Mr. Becker's intended arrangements with respect to management of the Company.

        On September 22, 2006, the special committee held a telephonic meeting, which was attended by representatives of the special committee's financial advisors and Pillsbury. Among other things, the special committee was advised that Mr. Becker had offered to withdraw his letter to the board of directors dated September 11, 2006 if so requested by the special committee. Following a recapitulation by representatives of the special committee's financial advisors of the previous afternoon's meeting with Mr. Becker and representatives of Goldman Sachs and a discussion between members of the special committee and its financial advisors regarding Mr. Becker's proposal, the special committee unanimously determined, with the advice of its legal and financial advisors, to request that Mr. Becker withdraw his proposal so that an appropriate process or set of procedures could be put in place for Mr. Becker to develop, should he care to do so, and the special committee to receive and evaluate, any proposal. On behalf of the special committee, Mr. Wilson sent a letter to Mr. Becker that afternoon requesting that Mr. Becker withdraw his proposal and advising him that the special committee would remain in place to develop a process to receive an offer should Mr. Becker desire to make such an offer. On September 23, 2006, Mr. Becker wrote to Mr. Wilson withdrawing his proposal of September 11, 2006.

        On September 29, 2006, the special committee held a telephonic meeting, which was attended by representatives of its financial advisors and Pillsbury. The special committee agreed to adopt a set of procedures designed by its financial advisors that was intended to govern the structured due diligence process Mr. Becker and any potential financing sources for Mr. Becker would be required to follow if he were to pursue the submission of an offer. Among other requirements, these procedures required that Mr. Becker obtain the special committee's approval prior to contacting any potential sources of equity or debt financing and that Mr. Becker not enter into any arrangement obligating him to work exclusively with any potential acquiror. The special committee instructed its financial advisors to contact Mr. Becker, through representatives of Goldman Sachs, and advise him that if he wished to submit an offer to acquire the Company, the special committee was willing to receive and consider such an offer, provided that Mr. Becker was willing to submit to the procedures established by the special committee.

        During the week of October 2, 2006, representatives of Morgan Stanley and Merrill Lynch engaged in several telephone conversations discussing the special committee's instructions with representatives of Goldman Sachs.

        On October 5, 2006, Mr. Becker indicated to the special committee his willingness to proceed on the basis of the procedures established by the special committee. On several occasions starting on October 6, 2006 and continuing through December 2006, Mr. Becker, through representatives of Goldman Sachs, requested permission from the special committee to contact potential investors and to solicit their participation in a potential transaction.

        On October 10, 2006, the special committee, through Morgan Stanley, advised Mr. Becker and Goldman Sachs that they were permitted to approach the 13 potential investors that Mr. Becker and Goldman Sachs had identified and requested permission to contact. There was limited interest, however, for a transaction at the $55.00 per share level from these investors, and Mr. Becker submitted a list of ten additional potential investors to the special committee, which the special committee approved on October 17, 2006. On November 2, 2006, the special committee authorized Mr. Becker and Goldman Sachs to approach an additional six potential investors. This sequential approval process continued through December 2006 as Mr. Becker and Goldman Sachs approached additional potential investors in an attempt to satisfy the special committee's requirement that any offer submitted for the special committee's consideration include commitments for 100% of the debt and equity financing necessary to complete the transaction.

        Over this period, the special committee approved a total of 42 potential sources of equity financing. If an approved party expressed interest, it was permitted to commence a due diligence review of the Company upon execution of a nondisclosure agreement. Thirty-nine of the 42 potential sources (including 11 who ultimately formed part of the group of funds and other investors that invest or will invest in Parent (the "Investor Group")) were contacted and 25 of this number executed nondisclosure agreements. During this period, the special committee held additional meetings with senior management and the other independent directors of the Company's board of directors.

        On October 18, 2006, representatives of Morgan Stanley, Merrill Lynch and Pillsbury attended a due diligence session with the Company's management, including Mr. Becker, at the Company's offices. The Company's management gave presentations discussing the Company's business and prospects, and attendees were given the opportunity to ask questions of management. Two days later, similar meetings were held between Company management, including Mr. Becker, Goldman Sachs and certain potential sources of equity financing for Mr. Becker's potential offer. At the request of the special committee, representatives of Morgan Stanley and Merrill Lynch attended these meetings.

        At the special committee's request, Mr. Becker acknowledged in a letter dated October 30, 2006 that he did not intend to engage in certain of the actions prohibited by the nondisclosure agreement entered into by SCP II during any time at which SCP II was subject to similar restrictions (generally, until September 12, 2007) with respect to acquisitions of Company stock or forming groups with other persons, except as otherwise permitted by the special committee.

        On November 1, 2006, the special committee held a telephonic meeting that was attended by representatives of its financial advisors and Pillsbury. At the meeting, the financial advisors discussed with the special committee their preliminary financial analyses of the Company.

        During late October and November 2006, Mr. Becker discussed a possible acquisition of Laureate with a number of potential investors, including Citigroup Private Equity, Kohlberg Kravis Roberts & Co. and SPG Partners, LLC.

        At a meeting held on November 21, 2006, the special committee received an update from Mr. Becker as to the status of his efforts to obtain equity and debt financing with respect to his proposed acquisition of the Company. Mr. Becker reported that he had not yet obtained the commitments for equity financing required to finance such a proposal.

        During November and December 2006, Mr. Becker discussed with Citigroup Global Markets Inc. the process of a possible acquisition of Laureate and possible financing structures. On December 6, 2006, with the special committee's permission, Citigroup Global Markets Inc. formally began assisting Mr. Becker and the potential investors, and was subsequently engaged by L Curve, as a financial advisor and a possible financing source in connection with the transaction.

        On November 30, 2006, Morgan Stanley received a call from Goldman Sachs indicating that Mr. Becker was planning to submit a proposal on or before the December 11, 2006 Laureate board meeting. Based on that call, on December 4, 2006, Morgan Stanley asked Goldman Sachs to provide an update regarding the process prior to that board meeting. In response, on December 6, 2006,

        Mr. Becker sent a letter to the board of directors proposing to acquire the Company at a price of $56.50 per share. In his letter, Mr. Becker indicated that he anticipated financing the acquisition through $1.5 billion of debt financing, $500 million of mezzanine debt at a newly formed holding company and approximately $1.6 billion of equity.

        On the same day, the special committee held a telephonic meeting that was attended by representatives of Morgan Stanley, Merrill Lynch and Pillsbury. Morgan Stanley and Merrill Lynch discussed with the special committee their updated financial analyses with respect to the Company. Morgan Stanley and Merrill Lynch also discussed with the special committee financing alternatives the Company could implement to obtain the financing needed to continue to make acquisitions. The special committee discussed with the representatives of Morgan Stanley and Merrill Lynch Mr. Becker's renewed proposal and their analyses which included an assessment of whether Mr. Becker would be able to raise the financing for a transaction at the proposed price. In this regard, the special committee was concerned that Mr. Becker had not provided any confirmation from Goldman Sachs as to its ability to obtain the debt financing required to finance the offer since its "highly confident" letter in September. Following this discussion, the special committee instructed its financial advisors to inform Mr. Becker, through Goldman Sachs, that the price he proposed was inadequate and to request that, if Mr. Becker remained interested in acquiring the Company, he should submit a proposal containing the highest acquisition price he would be willing to offer. This message was conveyed to Mr. Becker through Goldman Sachs on the following day.

        On December 11, 2006, the special committee held a meeting at the Company's offices that was attended by representatives of Morgan Stanley, Merrill Lynch and Pillsbury. Morgan Stanley and Merrill Lynch discussed with the committee their further updated financial analyses with respect to the Company.

        Shortly after the special committee meeting adjourned, the special committee, along with representatives of Morgan Stanley, Merrill Lynch and Pillsbury, convened a meeting with Isabel Aguilera, Wolf H. Hengst, John A. Miller and Richard K. Riley, the other independent directors of the Company. The special committee's financial advisors discussed with the independent directors the history of the actions of the special committee, the review and analysis of the special committee, the risks and opportunities facing the Company and their financial analyses of the Company. At the request of the special committee, a representative of Pillsbury advised the special committee and the independent directors of directors' fiduciary duties under Maryland law in the context of a management buy-out transaction.

        On December 13, 2006, Mr. Becker called Mr. Wilson and informed him that he intended to submit a renewed proposal at a price in excess of $59.00 per share. On the following day, Mr. Becker sent a letter to the Company's board of directors renewing his offer at a price of $59.25 per share. Mr. Becker did not provide any details at this time regarding debt or equity financing for his renewed offer.

        On December 15, 2006, the special committee held a telephonic meeting that was attended by representatives of Morgan Stanley, Merrill Lynch and Pillsbury. At the meeting, representatives of Morgan Stanley and Merrill Lynch discussed with the special committee their financial analyses of the Company. The representatives of Morgan Stanley and Merrill Lynch indicated that, if a cash offer were received at a price at or above $60.00 per share, each expected, subject to finishing their analyses and completing their internal review process, that they would likely be able to conclude, based upon and subject to various assumptions, qualifications, and limitations that would be set forth in their respective opinions, that an offer at a price at or above $60.00 per share was fair, from a financial point of view, to the Company's unaffiliated stockholders. The representatives noted, however, that in order for Morgan Stanley or Merrill Lynch to render any opinion as to fairness, it would be necessary for internal committees at each to review the language of any proposed transaction and approve the opinion. The members of the special committee questioned the representatives of the financial advisors regarding their analyses and discussed possible responses to Mr. Becker's proposal. At the request of the special committee, representatives of Pillsbury provided a summary of directors' fiduciary duties under Maryland law, noting, in particular, that directors are not obligated to accept an acquisition proposal under Maryland law. The special committee determined that Mr. Wilson should telephone

Mr. Becker immediately following the conclusion of the meeting to inform Mr. Becker that the special committee would be receptive to recommending to the board of directors a proposal with a price per share of $62.00. Immediately following the meeting, Mr. Wilson telephoned Mr. Becker to convey this message.

        On December 19, 2006, Mr. Becker wrote a letter to Mr. Wilson stating that Mr. Becker's investors would not support a transaction at $62.00 per share. At a telephonic meeting of the special committee held on December 22, 2006, at which representatives of Morgan Stanley, Merrill Lynch and Pillsbury were in attendance, the members of the special committee discussed with their financial advisors possible responses to Mr. Becker's letter, noting, among other factors, the ongoing distraction to the Company's management and employees that would be created by an unduly prolonged process. Following these discussions, the members of the special committee determined that Mr. Wilson should contact Mr. Becker by telephone immediately following the conclusion of the meeting to advise Mr. Becker that the special committee intended to place Mr. Becker's most recent proposal of $59.25 per share before the independent members of the board of directors at a meeting in early January, with a recommendation that it be rejected as inadequate and, as a result, that the special committee be disbanded. Mr. Wilson was asked to convey that, in the interim, if Mr. Becker remained interested in acquiring the Company, he would be welcome to amend his proposal to include his best and final per share offer price. This message was delivered to Mr. Becker following the conclusion of the meeting.

        On December 27, 2006, Mr. Becker, through Goldman Sachs, orally agreed to increase his offer to a price of $60.50 per share, which was orally confirmed by Mr. Becker to be his best and final offer. The special committee discussed this offer with its advisors at a telephonic meeting held on January 2, 2007. At the request of the special committee, representatives of each of Morgan Stanley and Merrill Lynch indicated that, if requested by the special committee to provide opinions, subject to finishing their analyses and the review and approval of their respective internal fairness committees, Morgan Stanley and Merrill Lynch would likely be able to conclude, based on and subject to various assumptions, qualifications and limitations that would be set forth in their respective written opinions, that a price of $60.50 was fair to the Company's unaffiliated stockholders from a financial point of view.

        On January 5, 2007, the special committee held a meeting at Pillsbury's offices in McLean, Virginia which was attended by representatives of Morgan Stanley, Merrill Lynch and Pillsbury. At the invitation of the special committee, Messrs. Miller and Riley, independent directors of the Company, attended in person and Ms. Aguilera and Mr. Hengst, the other independent directors of the Company, attended by telephone. After a discussion by Pillsbury of the history and purpose of the special committee and the duties of directors under Maryland law in the context of acquisition proposals, the members of the special committee and the other independent directors participating in the meeting listened to, and asked questions relating to, Morgan Stanley's and Merrill Lynch's financial analyses of Mr. Becker's offer. Representatives of each of Morgan Stanley and Merrill Lynch indicated that, subject to finishing their analyses and the review and approval of their respective internal fairness committees, Morgan Stanley and Merrill Lynch would likely be able, if requested by the special committee, to conclude, based on and subject to various assumptions, qualifications and limitations that would be set forth in their respective written opinions, that a price of $60.50 in cash was fair to the Company's unaffiliated stockholders from a financial point of view. After each member of the special committee and each other independent director participating in the meeting expressed his or her views regarding Mr. Becker's offer, the members of the special committee, with the unanimous support of the other independent directors participating in the meeting, unanimously determined to notify Mr. Becker that the special committee was prepared to continue negotiations with Mr. Becker on the basis of a price of $60.50 per share, pending agreement on terms of a merger agreement fair to the Company's stockholders, which terms would include a 45-day "go shop" provision that would permit the Company to solicit alternative offers with Mr. Becker's cooperation. Immediately thereafter, Mr. Wilson, along with representatives of the financial advisors and Pillsbury, telephoned Mr. Becker to notify him of the special committee's decision.

        On January 11, 2007, Pillsbury delivered an initial draft of the Original Merger Agreement to Simpson Thacher & Bartlett LLP ("Simpson Thacher"), counsel for the equity investors. Simpson Thacher delivered comments on the draft Original Merger Agreement to Pillsbury on January 16, 2007.

        During the period from January 16, 2007 to January 28, 2007, the parties negotiated the terms of the draft Original Merger Agreement and a draft cooperation agreement, which, among other things, obligated Mr. Becker to cooperate with the Company's efforts to obtain, and to refrain from impeding, third-party offers to acquire the Company. The special committee held several telephonic meetings during this period, at which Morgan Stanley, Merrill Lynch and Pillsbury provided updates and answered questions relating to the course of negotiations and other matters related to the proposed transaction and received guidance from the special committee.

        On January 28, 2007, the special committee held a meeting at the offices of the Company in Baltimore, Maryland, with Messrs. Wilson and McGuire attending in person and Mr. Pollock attending by telephone. At the invitation of the special committee, Ms. Aguilera and Messrs. Hengst, Miller and Riley, the Company's other independent directors, were invited to attend a portion of the meeting by telephone. Representatives of Pillsbury, Morgan Stanley and Merrill Lynch also attended. At the special committee's request, Robert W. Zentz, the Company's Senior Vice President and General Counsel, and representatives of DLA Piper US LLP ("DLA Piper"), the Company's regular outside counsel, attended a portion of the meeting. At the special committee's request, a representative of Pillsbury provided a summary of the proposed agreements relating to the Original Merger, including the Original Merger Agreement, the related disclosure letters, debt, equity and rollover commitment letters, the cooperation agreement and the voting agreement. The Pillsbury representative then provided a detailed summary of the Original Merger Agreement, including, but not limited to (i) the cash consideration to be received by stockholders, (ii) the treatment of options and other awards, (iii) the representations and warranties to be made by the Company, on one hand, and Parent and L Curve, on the other hand, (iv) covenants relating to conduct of the Company's business pending the merger, (v) the 45-day "go shop" provision that permitted the Company to solicit alternative offers, which if received prior to the end of the "go shop" period or, in certain circumstances, within 15 calendar days following the end of the "go shop" period, would not have been subject to any matching right of Parent and L Curve and would have permitted the Company to terminate the Original Merger Agreement while incurring a termination fee that was half of the fee that would be imposed under other circumstances, (vi) restrictions on solicitation following the end of the "go shop" period, including a right by Parent and L Curve to match certain offers submitted following the end of the "go shop" period, (vii) provisions relating to Parent's and L Curve's obligations to obtain financing to consummate the merger, (viii) conditions to closing (including regulatory conditions to closing) and (ix) termination provisions, including related termination fees and payments for expenses. Pillsbury representatives responded to questions from members of the special committee and the other independent directors present relating to the terms of the Original Merger Agreement.

        Morgan Stanley then discussed with the special committee and the other independent directors participating in the meeting its financial analysis and presentation, a copy of which had been provided to the members of the special committee and the other directors participating in the meeting in advance of the meeting. Morgan Stanley then orally delivered its fairness opinion, stating that, in its opinion, based upon and subject to certain assumptions, qualifications and limitations set forth in its written opinion as of January 28, 2007 the consideration to be received by holders of shares of the Company's common stock pursuant to the Original Merger Agreement other than the Rollover Investors and Parent and its subsidiaries was fair from a financial point of view to such holders. Morgan Stanley delivered its written opinion shortly after the conclusion of the meeting.

        Merrill Lynch then presented its financial analysis and presentation, a copy of which had been provided to the members of the special committee and the other independent directors participating in the meeting in advance of the meeting. Merrill Lynch then orally delivered its opinion to the special committee to the effect that, based upon and subject to certain assumptions, qualifications and limitations set forth in its written opinion as of January 28, 2007, the merger consideration of $60.50 in cash per share to be received by the holders of shares of the Company's common stock (other than Parent, the Investor Group and their respective affiliates) pursuant to the Original Merger Agreement was fair, from a financial point of view, to such holders. Merrill Lynch delivered its written opinion shortly after the conclusion of the meeting. Morgan Stanley, Merrill Lynch and Pillsbury responded to questions from members of the special committee and the other independent directors participating in the meeting. After this exchange, the independent directors (other than the members of the special committee), Mr. Zentz and the representatives of DLA Piper departed from the meeting.

        Following a discussion of the matters presented by the special committee's legal and financial advisors earlier in the meeting, the special committee unanimously adopted resolutions recommending that the board of directors approve and declare advisable the Original Merger, the Original Merger Agreement and the transactions contemplated thereby.

        Shortly thereafter, Ms. Aguilera and Messrs. Hengst, Miller and Riley, as well as Mr. Zentz and the representatives of DLA Piper, returned to the meeting, which reconvened as a meeting of the board of directors. The board of directors, by unanimous action of the directors present (other than Mr. Miller, who abstained on the grounds that he is a limited partner in the general partner of SCP II), voted to adopt resolutions approving and declaring advisable the Original Merger, the Original Merger Agreement and the transactions contemplated thereby and recommending that such matters be submitted to the Company's stockholders for their approval. Mr. Becker did not participate in the meeting or the vote. Mr. Hoehn-Saric also did not participate in the meeting or the vote because he is affiliated with Sterling Partners.

        After the conclusion of the meeting, the Company, Parent and L Curve executed the Original Merger Agreement and issued a press release announcing the Original Merger and describing the "go shop" period.

        Beginning on January 29, 2007, at the instruction and under the supervision of the special committee, representatives of Morgan Stanley and Merrill Lynch contacted 67 potential acquirors, which consisted of 58 financial parties and nine strategic parties. The financial parties were identified based on the amount of funds under management, prior investment experience in the education sector and an ability to consummate a transaction. The strategic parties were identified based on the operations and industries in which such parties participate. The special committee's representatives provided 57 parties with marketing materials, which consisted of a description of the key terms of the Original Merger, key investment considerations for a potential acquiror and extensive publicly available information on the Company and the for-profit education industry, including the Company's filings with the Securities and Exchange Commission (the "SEC"), equity research reports and the Original Merger Agreement. Over the following weeks, four parties expressed interest in obtaining additional information on the Company and exploring a potential transaction. The Company entered into confidentiality agreements with two private equity firms, each of which was granted access to confidential legal and financial information regarding the Company. Neither of the two private equity firms submitted an indication of interest during the "go shop" period and, to the knowledge of the special committee and its advisors, both firms have ceased further review of a potential acquisition of the Company. During the "go shop" period, Morgan Stanley and Merrill Lynch continued to encourage other parties to explore a transaction and updated the special committee on a regular basis regarding the status of the solicitation. The "go shop" period concluded on March 14, 2007 without the submission of a proposal to the special committee. The reasons cited by the potential acquirors approached by the special committee's representatives for declining to pursue or explore an acquisition of the Company included, among others, the high multiple of EBITDA and high share price being paid by Parent in the merger, the size of the equity funding required to pay more than $60.50 per share, process considerations and potential acquirors' own differing strategic focus.

        On March 16, 2007, the Company filed a preliminary proxy statement with the SEC relating to the Original Merger. The Company filed revised preliminary proxy statements on April 17, 2007 and April 26, 2007.

        Over a period of several weeks beginning on March 28, 2007, Messrs. Wilson, McGuire and Becker met with approximately 13 institutional stockholders to review the transaction and gauge the likely support for the transaction among such institutions.

        Following the April 26, 2007 announcement of the acquisition of Harman International Industries, Incorporated by GS Capital Partners and KKR, in which a transaction structure that enabled minority stockholders of the target to receive interests in the entity that will own the target's common stock was utilized, representatives of Morgan Stanley made inquiries with Goldman Sachs as to whether Parent would be willing to restructure the transaction to include aspects of the Harman structure. Goldman Sachs responded that Parent would not be willing to restructure the transaction in this manner.

        In early May 2007, representatives of Goldman Sachs contacted representatives of Morgan Stanley to propose a revised transaction structure under which L Curve would make a tender offer for any and all of the Company's outstanding shares, with such an offer conditioned on the receipt by L Curve of at least a majority of the Company's outstanding shares. Morgan Stanley responded that the special committee would only be interested in entertaining such a proposal if there were an increase in the price per share to be offered to the Company's stockholders. Goldman Sachs affirmed that if Parent determined to propose a restructuring, it would provide for an unspecified price increase but also stated that any proposal that would be submitted would be conditioned upon all of the disinterested directors agreeing to enter into tender agreements under which they would be obligated to tender all of their shares of Company common stock into the Offer. The special committee discussed these developments with its legal and financial advisors at telephonic meetings held on May 10 and 11, 2007 and the special committee's legal and financial advisors kept the members of the special committee informed of the progress of negotiations in the following weeks.

        On May 12, 2007, Simpson Thacher provided to Pillsbury a draft merger agreement that would be used in the event a proposal to revise the transaction structure were made by Parent, which draft merger agreement did not include a specific price term. During the ensuing three weeks, legal counsel negotiated the terms of the agreement. During the week of May 12, 2007, representatives of the Company and DLA Piper entered into discussions with the Company's lenders and their counsel regarding an amendment to the Company's credit agreement necessary to accommodate the revised structure.

        On June 1, 2007, Parent submitted a proposal to amend and restate the Original Merger Agreement and conduct a cash tender offer for any and all of the Company's outstanding shares at a price of $62.00 per share. On June 2, 2007, the special committee held a telephonic meeting to discuss the proposal. Representatives of Pillsbury, Morgan Stanley and Merrill Lynch also attended, as did Mr. Pollock's personal attorney. A representative of Pillsbury provided an update on the status of Parent's offer and provided a summary of the Merger Agreement and the related tender agreements, including a detailed summary of the terms of the Merger Agreement that differ from those of the Original Merger Agreement. Pillsbury representatives responded to questions from members of the special committee relating to the terms of the Merger Agreement.

        Shortly thereafter, at the invitation of the special committee, Ms. Aguilera and Messrs. Hengst, Miller and Riley joined the meeting. In addition, representatives of DLA Piper and Mr. Zentz joined the meeting at the invitation of the special committee.

        Morgan Stanley and Merrill Lynch then discussed with the special committee and the other independent directors participating in the meeting their respective financial analyses and presentations, copies of which had been provided to the members of the special committee and the other directors participating in the meeting in advance of the meeting. Morgan Stanley and Merrill Lynch then orally delivered their respective opinions to the special committee to the effect that, based upon and subject to the assumptions, qualifications and limitations set forth in their respective written opinions described under "—Opinions of the Special Committee's Financial Advisors" as of June 2, 2007, the consideration of $62.00 in cash per share to be received by holders of shares of the Company's common stock pursuant to the Offer and the Merger was fair from a financial point of view to such holders other than Parent, the Investor Group and their respective affiliates. Each financial advisor delivered its written opinion after the conclusion of the meeting.

        Morgan Stanley and Merrill Lynch responded to questions from members of the special committee and the other independent directors participating in the meeting. For the benefit of the other independent directors present at the meeting, a representative of Pillsbury provided a summary of the Merger Agreement and responded to the questions of the members of the special committee and the other independent directors participating in the meeting.

        Following a discussion of the matters presented by the special committee's legal and financial advisors, the special committee unanimously adopted resolutions recommending that the board of directors approve and declare advisable the Offer, the Merger, the Merger Agreement and the transactions contemplated thereby.

        At that point, the meeting reconvened as a meeting of the board of directors with all of the independent directors present, other than Ms. Aguilera, who was unable to participate in that portion of the meeting. The board of directors, by unanimous action of the directors present (other than Mr. Miller, who abstained on the grounds that he is a limited partner in the general partner of SCP II) voted to adopt resolutions approving and declaring advisable the Offer, the Merger, the Merger Agreement and the transactions contemplated thereby. Each independent director (again, other than Mr. Miller) agreed to enter into an agreement obligating him or her to tender his or her shares of the Company's common stock into the tender offer. Mr. Miller agreed to enter into a voting agreement under which he would agree to vote his shares in favor of the Merger if a stockholder vote is required. Mr. Becker did not participate in the meeting or the vote. Mr. Hoehn-Saric also did not participate in the meeting or the vote because he is affiliated with Sterling Partners.

        On June 3, 2007, the Company, Parent and Merger Sub executed the Merger Agreement, the Company executed the amendment to the Company's credit agreement to accommodate the tender offer structure, each of Ms. Aguilera and Messrs. Hengst, McGuire, Pollock, Riley and Wilson delivered a signed tender agreement and Mr. Miller delivered a signed voting agreement. On June 4, 2007, the Company issued a press release announcing the intention of Purchasers to make the Offer and the execution of the Merger Agreement.

        On June 8, 2007, L Curve and M Curve commenced the Offer. On July 9, 2007, L Curve and M Curve announced that they had accepted for payment and would promptly pay for all 30,696,335 shares tendered pursuant to the Offer and pursuant to the Merger Agreement announced a subsequent offering period.

        On July 12, 2007 and pursuant to the Merger Agreement, upon the purchase by the Purchasers of Shares pursuant to the Offer, the existing members of the Company's board of directors, other than Messrs. Becker and Hoehn-Saric, resigned and individuals designated by Parent were appointed to fill all of the vacancies on the board of directors.

Reasons for the Merger; Recommendation of the Special Committee and of Our Board of Directors; Fairness of the Merger

The Special Committee

        Immediately after receiving notice that on September 8, 2006 Mr. Becker intended to submit a proposal, the independent members of the board of directors established a special committee composed of three members, Messrs. Wilson (Chair), McGuire and Pollock, to consider the proposal and any alternate proposals that developed. Our board of directors determined that each person appointed to the special committee was a disinterested director with regard to the proposed transaction, as such term is used under Maryland law, and an independent director, as such term is defined in the rules of the Nasdaq Global Select Market. See "—Background of the Merger" for more information about the formation and authority of the special committee. The special committee retained Morgan Stanley and Merrill Lynch as its financial advisors, and Pillsbury as its legal advisor. The special committee met with members of the senior management team (including meetings without Mr. Becker present) and reviewed the overall outlook of the business, including upside opportunities and risks facing the Company's business for the next several years, oversaw financial and legal due diligence performed by its advisors, conducted an extensive review and evaluation of the proposal and conducted arms'-length negotiations with Mr. Becker and other representatives of the Investor Group with respect to both the Original Merger Agreement and various other agreements relating to the Original Merger, on one hand, and the Merger Agreement and various other agreements relating to the Offer and the Merger, on the other hand. On January 28, 2007, the special committee, acting with the assistance of its financial and legal advisors, among other things, unanimously determined that the Original Merger Agreement, the Original Merger and the other transactions contemplated thereby were fair to and in the best interests of the unaffiliated stockholders of the Company. The special committee also unanimously recommended to the board of directors that the board of directors approve and declare advisable the Merger, the Original Merger Agreement and the transactions contemplated thereby. On June 2, 2007, the special committee, acting with the assistance of its financial and legal advisors, among other things, unanimously determined that the Merger Agreement, the Offer, the Merger and the other transactions contemplated thereby were fair to and in the best interests of the unaffiliated stockholders of the Company. The special committee also unanimously recommended to the board of directors that the board of directors approve and declare advisable the Offer, the Merger, the Merger Agreement and the transactions contemplated thereby.

        In the course of reaching the determinations and decisions, and making the recommendations, described above, the special committee based its determination and favorable recommendations on a number of reasons that affirmatively supported such determination and favorable recommendation, including, but not limited to, the following:

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  that the special committee viewed the Original Merger consideration of $60.50 per share as more favorable to the Company's unaffiliated stockholders than the potential value that might result from other alternatives reasonably available to the Company, including continuing with the Company's current business plan;

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  that the proposed Original Merger consideration was all cash, so that the transaction allowed the Company's unaffiliated stockholders to immediately realize a fair value, in cash, for their investment and provide such stockholders certainty of value for their shares, especially when viewed against the risks inherent in the Company's business plan, including the following, which risks the special committee viewed as supporting its decision to agree to the Original Merger and its determination that the Original Merger consideration was fair:

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  the fact that the projections of the Company's management underlying the Company's business plan are predicated on continued acquisitions, which acquisitions may become more difficult to find, may not be of the same caliber as acquisitions to date and may become more complex, increasingly costly and more difficult to execute in future years;

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    the fact that in order to meet the earnings per share guidance given by the Company's management in its "Vision for 2010" presentation and in other management projections reviewed by the special committee, the Company would have to achieve an earnings-per-share growth rate in excess of the Company's recent historical earnings-per-share growth rate;

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    the likelihood that the Company will encounter increased competition in the key market segments in Latin America;

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    the chance that the Company's plans to enter new and emerging markets, such as China, may be delayed, may be unprofitable over the short-term and may result in lower than anticipated revenue per student and operating margins and may result in meaningful tax inefficiencies;

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    the trend in the for-profit education industry toward slower growth and, in particular, slower growth in online education, which may negatively affect the price of the Company's common stock;

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    the possible decline in revenue growth rates in Europe and Latin America as the markets become saturated;

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    the possible decline in the rate of growth of new student enrollments;

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    the likelihood that the Company's overall tax rate will increase over time as it tries to repatriate to the U.S. funds generated by its foreign operations;

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    the fact that the Company's business model is more capital-intensive than that of its for-profit education peers, which may place the Company at a competitive disadvantage;

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    the fact that the Company's Latin American operations represent a significant portion and the fastest growing segment of the Company's business, which makes the Company's financial results highly dependent on economic and political circumstances in that region;

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    the Company's recent management changes and senior management additions in Latin America have given the Company a management team that is highly experienced but unproven in successfully running the Company's Latin American operations, which may, among other things, make it more difficult for the Company to make and integrate profitable acquisitions in the region in the short term; and

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    the fact that, although the Company's results have historically been consistent with Company forecasts on a quarterly basis, the above listed factors increase the risk that the Company's results will not be consistent with Company forecasts in one or more future quarters, which could have a downward impact on the earnings multiple of the Company's stock price going forward;

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  that the special committee viewed the Original Merger consideration as fair in light of the Company's business, operations, financial condition, strategy and prospects, as well as the Company's historical and projected financial performance;

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  the current and historical market prices of the Company's common stock, including the market price of the Company's common stock relative to those of other participants in the Company's industries and general market indices, and the fact that the Original Merger consideration of $60.50 per share represented a premium of 23% over the closing price of the Company's common stock on January 4, 2007, the day before the special committee authorized its advisors to begin negotiation of a definitive agreement at a price of $60.50 per share, all of which the special committee believed supported its conclusion that the Original Merger consideration was fair. In addition, the special committee noted that the $60.50 per share Original Merger consideration represented a premium of almost 20% over the 30-day average closing prices of the Company's common stock over the period preceding the announcement of the transaction on January 28, 2007, which premium the special committee also believed supported its fairness determination and recommendation to the board of directors;

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  the opinion (described under "—Opinions of the Special Committee's Financial Advisors") received by the special committee from its financial advisor, Morgan Stanley, delivered orally at the special committee meeting on January 28, 2007, and subsequently confirmed in writing, that, based upon and subject to the assumptions, qualifications and limitations set forth therein, as of that date, the merger consideration to be received by the holders of shares of the Company's common stock pursuant to the Original Merger Agreement (other than Parent and its subsidiaries and the Rollover Investors, as described under "—Financing of the Merger") was fair from a financial point of view to such holders, as described in the written opinion of Morgan Stanley;

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  the opinion (described under "—Opinions of the Special Committee's Financial Advisors") received by the special committee from its financial advisor, Merrill Lynch, delivered orally at the special committee meeting on January 28, 2007, and subsequently confirmed in writing, that, based upon and subject to the assumptions, qualifications and limitations set forth therein, as of that date, the merger consideration to be received by the holders of shares of the Company's common stock pursuant to the Original Merger Agreement (other than Parent, the Investor Group and their respective affiliates) was fair from a financial point of view to such holders, as described in the written opinion of Merrill Lynch, which the special committee believed supported its conclusion that the Original Merger consideration was fair;

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  the presentations of Morgan Stanley and Merrill Lynch on January 28, 2007 in connection with the foregoing opinions;

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  the special committee's belief at that time that $60.50 per share was the highest consideration that could be obtained, subject to confirmation in the "go shop" period;

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  the efforts made by the special committee and its advisors to negotiate and execute a merger agreement favorable to the unaffiliated stockholders under the circumstances and the fact that the negotiations regarding the Original Merger Agreement were held on an arms'-length basis;

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  the terms and conditions of the Original Merger Agreement, which the special committee, after consultation with legal counsel, considered to be favorable to the stockholders and supported its determination, including:

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  the 45-day "go shop" period provision in the Original Merger Agreement that permitted the Company to solicit alternative acquisition proposals and, in the event the Company received any such proposal during that period that the special committee believed in good faith was or could have become superior to the $60.50 per share cash offer, to terminate the Original Merger Agreement and pay a reduced termination fee of $55 million;

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  the provision of the Original Merger Agreement allowing the board of directors or the special committee to withdraw or change its recommendation of the Original Merger Agreement, and to terminate the Original Merger Agreement, in certain circumstances relating to the presence of a superior proposal, subject, in certain cases, to a payment by the Company to Parent of a $110 million termination fee (or $55 million if the superior proposal was made by a party that submitted an acquisition proposal during the "go shop" period, with certain conditions);

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    the provision of the Original Merger Agreement denying Parent and L Curve the right to match any superior proposal submitted during the 45-day "go shop" period or, in certain circumstances, within 15 calendar days following the end of the "go shop" period; and

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    although the Original Merger Agreement was conditioned on the availability of debt and equity financing to Parent, the debt and equity financing commitment letters contained limited conditions, Parent and L Curve were obligated to use their reasonable best efforts to obtain the debt and equity financing, including by drawing on committed bridge financing after having had an opportunity to market their high-yield debt, and the Company had certain third-party enforcement rights with respect to the equity financing commitment letters; and

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  the special committee's belief that it was adequately informed about the extent to which the interests of certain directors and members of management in the Original Merger differed from those of the Company's other stockholders.

        In the course of reaching the determinations and decisions, and making the recommendations, described above, the special committee considered the following risks and potentially negative factors relating to the Original Merger Agreement, the Original Merger and the other transactions contemplated thereby:

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  that, to the knowledge of the special committee, the Company's stockholders, including the Company's employees, other than the Rollover Investors and members of the Investor Group who hold the Company's common stock, would have no ongoing equity participation in the Company following the Original Merger, and that such stockholders would cease to participate in the Company's future earnings or growth, if any, or to benefit from increases, if any, in the value of the Company's common stock, and would not participate in any potential future sale of the Company to a third party;

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  that, on a historical basis, the Company's management has excelled in creating stockholder value, has executed its business plan and is held in high regard by the special committee;

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  the possible conflicts of interest of certain of the current directors and executive officers of the Company who will be or may have the opportunity to become equity owners in Parent and/or the surviving corporation following the Original Merger;

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  the risk that the proposed Original Merger might not be consummated in a timely manner or at all, including the risk that the proposed Original Merger would not occur if the financing contemplated by the acquisition financing commitments were not obtained, as Parent does not on its own possess sufficient funds to consummate the transaction;

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  the fact that the approval of the Original Merger and the Original Merger Agreement did not require the vote of at least a majority of the shares held by the Company's unaffiliated stockholders and that the representatives of the Investor Group were unwilling to agree to such a requirement;

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  the possibility that Parent could, at a later date, engage in transactions that create value, including restructuring efforts or the sale of some or all of Parent or the surviving corporation or their respective assets to one or more purchasers at a valuation higher than that available in the Original Merger;

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  that the special committee did not conduct a formal auction for the acquisition of the Company;

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  the Original Merger Agreement restrictions on the conduct of the Company's business prior to the consummation of the Original Merger, generally requiring the Company to conduct its business only in the ordinary course, subject to specific limitations, which may delay or prevent the Company from undertaking business opportunities that may arise pending consummation of the Original Merger;

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  the risks and costs to the Company if the Original Merger were not consummated including the diversion of management and employee attention, potential employee attrition and the potential effect on business and customer relationships;

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  that the receipt of cash in exchange for shares of the Company common stock pursuant to the Original Merger would be a taxable transaction for U.S. federal income tax purposes;

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  the Original Merger Agreement's limitations, following the expiration of the "go shop" period, on the Company's ability to solicit other offers;

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  the possibility that, under the Original Merger Agreement, the Company could have been required to pay a termination fee of $110 million (which could have been $55 million under certain circumstances) or reimburse up to $15 million of Parent's expenses, which would be credited against the termination fee to the extent it became due; and

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  that Parent's obligation to consummate the Original Merger was subject to certain conditions outside of the Company's control, including Parent obtaining debt financing and the receipt of certain responses from the U.S. Department of Education (the "DOE") to the pre-acquisition review filed with that department with respect to the participation by Walden University in the DOE's Title IV student financial assistance programs.

        In the course of reaching the determinations and decisions, and making the recommendations, described above, the special committee also considered the following factors relating to the procedural safeguards that the special committee believed were present to ensure the fairness of the Original Merger and to permit the special committee to represent the Company's unaffiliated stockholders without retaining an unaffiliated representative to act solely on behalf of the unaffiliated stockholders, each of which the special committee believed supported such determination and favorable recommendation and provided assurance of the fairness of the Original Merger to the Company's unaffiliated stockholders:

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  that the special committee consisted solely of directors who are not officers or controlling stockholders of the Company, or affiliated with Mr. Becker, any other member of the Investor Group or any of their affiliates;

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  that the members of the special committee were adequately compensated for their services and that their compensation was in no way contingent on their approving the Original Merger Agreement;

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  that the members of the special committee will not personally benefit from the consummation of the merger in a manner different from the Company's stockholders (other than Parent and members of the Investor Group who hold the Company's common stock);

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  that the special committee retained and was advised by Pillsbury, its legal counsel;

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  that the special committee retained and was advised by Morgan Stanley and Merrill Lynch, its financial advisors;

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  in making its decision to retain Pillsbury, the special committee considered the fact that Pillsbury had represented another special committee of the Company's board of directors in connection with the Company's disposition of its K-12 assets in 2003 and determined that this prior assignment would not impede the ability of Pillsbury to render independent legal advice;

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  in making its decision to retain Morgan Stanley and Merrill Lynch, the special committee took into account potential conflicts that Morgan Stanley and Merrill Lynch might have, and the fact that neither Morgan Stanley nor Merrill Lynch has provided investment banking or other services to the Company in the last two years and determined that both Morgan Stanley and Merrill Lynch would be able to render independent financial advice;

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  that the special committee received the opinion of Morgan Stanley made as of January 28, 2007, that, as of that date, and based upon and subject to certain assumptions, qualifications and limitations set forth in the written opinion as of January 28, 2007, the merger consideration to be received by the holders of the Company's common stock pursuant to the Original Merger Agreement (other than the Rollover Investors, Parent and its subsidiaries) was fair from a financial point of view to such holders, as described in the written opinion of Morgan Stanley;

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  that the special committee received the opinion of Merrill Lynch made as of January 28, 2007, that, as of that date, and based upon and subject to certain assumptions, qualifications and limitations set forth in the written opinion as of January 28, 2007 the merger consideration to be received by the holders of the Company's common stock pursuant to the Original Merger Agreement (other than Parent, the Investor Group and their respective affiliates) was fair from a financial point of view to such holders, as described in the written opinion of Merrill Lynch;

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  that the special committee was involved in extensive deliberations over a period of approximately five months regarding the proposal, and was provided with access to the Company's management, both directly and in connection with the due diligence conducted by its advisors;

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  that the special committee, with the assistance of its legal and financial advisors, negotiated on an arms'-length basis with Mr. Becker and other representatives of the Investor Group, which, among other things, resulted in an increase in the offer price from Mr. Becker's original proposal of $55.00 per share to $60.50 per share;

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  that the special committee had ultimate authority to decide whether or not to proceed with a transaction or any alternative thereto, subject to the board of directors' approval of the Original Merger and the Original Merger Agreement, as required by Maryland law;

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  that the special committee was aware that it had no obligation to recommend any transaction, including the proposal put forth by Mr. Becker;

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  that the terms and conditions of the Original Merger Agreement and related agreements were designed to encourage a superior proposal, including:

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  a 45-day "go shop" period to solicit alternative acquisition proposals and, under certain circumstances after the expiration of the "go shop" period, to respond to inquiries regarding acquisition proposals and, upon payment of a termination fee, to terminate the Original Merger Agreement in order to enter into any agreement for a superior proposal;

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  an agreement from Mr. Becker to cooperate in the "go shop" process;

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  an agreement from Mr. Becker to work with third-party acquirors during a transitional period and that he reaffirms his obligations under his employment agreement not to compete with them in the event an alternative transaction was consummated;

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  provisions, during the "go shop" period, denying Parent and L Curve the right to match any superior proposal;

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  restrictions, during the "go shop" period, on the ability, subject to exceptions, of Parent, L Curve and the members of the Investor Group to retain additional financial advisors and exclusive debt financing sources;

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  restrictions, during the "go shop" period, on the ability, subject to exceptions, of Parent, L Curve and the members of the Investor Group to seek or obtain any additional equity commitments or financing in respect to the proposed merger and the related transactions; and

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    restrictions on the ability of Parent, L Curve or their affiliates, including members of the Investor Group, to enter into any arrangements with any member of the Company's management or any other Company employee on terms that prohibited or restricted such person from discussing or entering into any arrangements with any third party in connection with a transaction relating to the Company; and

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  that the board of directors made its evaluation of the Original Merger Agreement and the Original Merger based upon the factors discussed in this Information Statement, independent of Mr. Becker, who is a Rollover Investor, and with general knowledge of Mr. Becker's interests in the Original Merger, and independent of Mr. Hoehn-Saric, who is a partner in Sterling Partners.

        The special committee believed that these procedural safeguards were adequate to ensure procedural fairness of the Original Merger to the Company's unaffiliated stockholders and to enable it to represent the Company's unaffiliated stockholders, notwithstanding (i) the absence of a requirement that a majority of the Company's unaffiliated stockholders approve the Original Merger and the Original Merger Agreement and (ii) the determination of the special committee not to retain an unaffiliated representative to act on behalf of the Company's unaffiliated stockholders. In making these determinations, the special committee noted the advice of its counsel that Maryland law does not require that a merger be approved by a majority of a corporation's unaffiliated stockholders and noted that shares held by unaffiliated stockholders represented more than 90% of the shares outstanding on the date that the Original Merger Agreement was approved by the board of directors, meaning that approval of the Original Merger and the Original Merger Agreement by the stockholders of the Company would necessitate approval by at least a substantial minority of the Company's unaffiliated stockholders. The special committee further noted that less than 3% of the shares outstanding on such date were obligated, pursuant to the voting agreement, to vote in favor of the Original Merger.

        In the course of reaching its decision to recommend to the Company's board of directors that it approve the Original Merger and the Original Merger Agreement, the special committee did not consider the liquidation value of the Company because it considered the Company to be a viable, going concern and therefore did not consider liquidation value to be a relevant methodology. Further, the special committee did not consider net book value, which is an accounting concept, as a factor because it believed that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs. The Company's net book value per share as of September 30, 2006 (the latest date available to the special committee on January 5, 2007, the date it determined to negotiate with Mr. Becker on the basis of a $60.50 per share offer) was approximately $20.67, or approximately 66% lower than the $60.50 per share cash Original Merger consideration. The special committee considered the going concern value of the Company in making its determination regarding fairness. To measure the Company's going concern value, the special committee considered the analyses of discounted cash flow with respect to the Company (based on the projected financial information provided to Morgan Stanley and Merrill Lynch by the management of the Company) as well as a comparison of certain stock market data for selected publicly traded companies to similar information for the Company, each contained in the presentations provided by Morgan Stanley and Merrill Lynch. While the special committee considered current and historical trading prices of the Company's common stock, it did not review the recent purchase prices paid by officers, directors and affiliates of the Company, as substantially all of such purchases were made pursuant to existing stock option agreements. Other than the offers made by Mr. Becker and described under "—Background of the Merger", the special committee did not consider any other firm offers made for the Company during the last two years as there were no such offers of which the special committee or the Company was aware. The special committee adopted the analyses and the opinion of each of Morgan Stanley and Merrill Lynch, among other factors considered, in the course of reaching its decision to recommend to the Company's board of directors that the board of directors approve the Original Merger Agreement, the Original Merger, the Offer, the Merger and the Merger Agreement.

        In making its determinations and recommendation with respect to the Offer, the Merger, the Merger Agreement and the transactions contemplated thereby, the special committee considered the information, reasons, factors and safeguards listed above, both positive and negative, other than those, such as contractual terms not present in the Merger Agreement (such as provisions relating to the "go shop" period), that were no longer relevant to the special committee's decision. In addition, the special committee based its determination and favorable recommendation on the following additional reasons that it believed affirmatively supported such determination and favorable recommendation:

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  the fact that the cash consideration of $62.00 per share to be paid under the Merger Agreement exceeds the consideration of $60.50 per share payable under the Original Merger Agreement and represents a premium of 26% over the closing price of the Company's common stock on January 4, 2007, the day before the special committee authorized its advisors to begin negotiation of a definitive agreement at a price of $60.50 per share, all of which the special committee believed supported its conclusion that the cash consideration to be paid under the Merger Agreement is fair;

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  the fact that the cash consideration of $62.00 per share and the other terms of the Merger Agreement resulted from arms'-length negotiations between the special committee and Mr. Becker and representatives of the Investor Group, and the special committee's belief that as of that date $62.00 per share in cash for each share of the Company's common stock represented the highest per share consideration that could be obtained;

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  the timing contemplated by the revised transaction structure, in which those stockholders of the Company who choose to tender their shares will receive cash consideration for their shares more rapidly than they would in a merger, which supported the special committee's fairness determination because in the special committee's view it increased the certainty of value and the time value of the consideration offered to the stockholders in the Offer and the Merger;

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  the absence of any regulatory (including DOE) condition to closing of the Offer or the Merger in the Merger Agreement, which supported the special committee's fairness determination because in the special committee's view it increased the certainty of value and the time value of the consideration offered to the stockholders in the Offer and the Merger;

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  the "minimum condition" of the offer, which conditioned the offer upon tender of a majority of the Company's outstanding shares on a fully diluted basis (other than any shares held by Parent and its subsidiaries), subject to amendment to a lower number permitted by the Merger Agreement, which meant that the Offer would not have been consummated unless stockholders chose to tender such minimum number of shares into the Offer;

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  the "top-up option" provisions in the Merger Agreement which, if exercised following the acceptance of the Offer such that as a result Parent would control 90% of the Company's outstanding shares of common stock, would have resulted in quicker payment for shares held by stockholders who did not tender, as the Company would then have been able to approve the Merger without a stockholder vote under Maryland law, which supported the special committee's fairness determination because in the special committee's view it increased the certainty of value and the time value of the consideration offered to the stockholders in the Offer and the Merger;

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  the opinions received by the special committee from its financial advisors, Morgan Stanley and Merrill Lynch, delivered orally at the special committee meeting on June 2, 2007, and subsequently confirmed in writing, that, based upon and subject to the assumptions, qualifications and limitations set forth in their respective written opinions described in "—Opinions of the Special Committee's Financial Advisors", as of June 2, 2007, the consideration of $62.00 in cash per share to be received by the holders of shares of the

    Company's common stock pursuant to the Offer and the Merger was fair from a financial point of view to such holders (other than Parent, the Investor Group and their respective affiliates), as described in the respective written opinions of Morgan Stanley and Merrill Lynch, which opinions the special committee believed supported its conclusion that the consideration to be offered to the stockholders in the Offer and the Merger was fair;

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  the presentations of Morgan Stanley and Merrill Lynch on June 2, 2007 in connection with their respective opinions, which are described under "—Opinions of the Special Committee's Financial Advisors," which the special committee believed supported its conclusion as to fairness; and

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  the experience of the special committee with the "go shop" process set forth in the Original Merger Agreement, in which the special committee, after soliciting the interest of 67 potential acquirors, could not locate any potential acquiror willing to make an offer superior to the $60.50 Original Merger consideration in the Original Merger Agreement, which experience the special committee believed supported its conclusion that the consideration to be offered to stockholders in the Offer and the Merger was fair.

        In addition to the negative factors considered with respect to the Original Merger Agreement, the special committee considered the following negative factors in connection with its evaluation of the Merger Agreement:

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  the Company's remaining stockholders not affiliated with Parent do not have a meaningful opportunity to vote, as Parent controls a majority of the Company's shares of common stock outstanding, meaning Parent controls the votes required to approve the Merger;

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  if the minimum number of shares of the Company's common stock had not been tendered, Purchasers could have reduced the minimum condition to a number of shares of the Company's common stock that, when added to the number of shares of the Company's common stock beneficially owned by Parent, any of its partners or any of their respective affiliates and any person that is a party to the voting agreement described in the offer to purchase and filed as an exhibit to this Information Statement, would have represented a majority of the outstanding shares of the Company's common stock; and

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  the provisions in the Merger Agreement that empower Parent to appoint the Company's entire board of directors, meaning the independent directors on the board prior to the acceptance of the Offer are not able to protect the interests of remaining unaffiliated stockholders.

        The foregoing discussion of the information, reasons and factors considered by the special committee includes the material reasons and factors considered by the special committee. In view of the variety of reasons and factors considered in connection with its evaluation of the Original Merger, the Offer and the Merger, the special committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific reasons considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different reasons. The special committee approved and recommends the Merger Agreement, the Offer and the Merger based upon the totality of the information presented to and considered by it.

  Our Board of Directors

        The Company's board of directors prior to the acceptance of the Offer consisted of nine directors, one of whom, Mr. Becker, will be a Rollover Investor, another of whom, Mr. Hoehn-Saric, along with Mr. Becker and Mr. Taslitz, is a founding member of Sterling Partners and another of whom, Mr. Miller, is a limited partner in the general partner of SCP II and Sterling Capital Partners III, L.P., which we refer to as SCP III. The board of directors concluded that Messrs. Becker and Hoehn-Saric have interests in the Offer and the Merger different from the interests of the Company's unaffiliated stockholders. The board of directors established the special committee of independent directors and empowered it to study, review, evaluate, negotiate and, if appropriate, make a recommendation to the board of directors regarding the proposal from Mr. Becker. Periodically, the special committee and its advisors apprised the other independent directors of the special committee's work. On June 2, 2007, the Company's board of directors (without the participation of Messrs. Becker and Hoehn-Saric) met to consider the report and recommendation of the special committee. On the basis of the special committee's recommendation and the other factors described below, the Company's board of directors unanimously (without the participation of Messrs. Becker and Hoehn-Saric and with Mr. Miller abstaining and Ms. Aguilera unable to participate in the vote due to absence from the portion of the meeting at which the vote was taken):

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  determined that the Merger Agreement, the Offer, the Merger and the other transactions contemplated thereby, are advisable, fair to and in the best interests of, the unaffiliated stockholders of the Company;

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  exempted the Offer, the Merger and the other transactions contemplated by the Merger Agreement from the Maryland business combination statute and any acquisition of shares of the Company's common stock pursuant to the Offer, the Merger and transactions contemplated by the Merger Agreement from the Maryland control share acquisition act;

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  approved various related agreements; and

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  recommended that the stockholders tender their shares into the Offer and directed that, if required by applicable Maryland law, the approval of the Merger be submitted to a vote of the Company's stockholders and recommended, in that event, that the stockholders approve the Merger and the Merger Agreement and the transactions and matters contemplated thereby.

        A majority of the directors who were not employees of the Company approved the Offer, the Merger and the Merger Agreement and the other transactions contemplated thereby. Messrs. Becker and Hoehn-Saric did not participate in the board of directors' deliberations or the vote. Mr. Miller was present for the meeting, but abstained from voting on the grounds that he is a limited partner in the general partner of SCP II. Ms. Aguilera was present for most of the meeting, but was unable to participate in the vote due to absence from the portion of the meeting at which the vote was taken. The Company has been advised that Mr. Miller has arranged with Sterling Partners so that he will not participate in SCP II's and SCP III's investment in Parent and will not receive any economic benefit from the Merger realized by Sterling Partners, any of the Sterling Founders or any of their affiliates.

        In determining that the Merger Agreement is substantively and procedurally fair to, and is advisable to and in the best interests of, the Company's unaffiliated stockholders, and approving the Merger Agreement, the Offer, the Merger and the other transactions contemplated thereby, and recommending that the Company's stockholders tender their shares into the Offer, if required by applicable Maryland law, vote for the approval of the Offer, the Merger and the Merger Agreement, the board of directors based its determination and recommendation on a number of reasons that affirmatively supported such determination and recommendation, including the following reasons:

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  the unanimous determination and recommendation of the special committee;

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  that the special committee received the opinions of Morgan Stanley and Merrill Lynch made as of June 2, 2007, that, as of that date, and based upon and subject to the assumptions, qualifications and limitations set forth in their respective written opinions described under "—Opinions of the Special Committee's Financial Advisors", as of June 2, 2007, the consideration of $62.00 cash per share to be received by the holders of the Company's common stock pursuant to the Offer and the Merger was fair from a financial point of view to such holders (other than Parent, the Investor Group and their respective affiliates), as described in the respective written opinions of Morgan Stanley and Merrill Lynch. which opinions the board of directors believed supported its conclusion that the consideration to be offered to the stockholders in the Offer and the Merger was fair;

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  the financial presentations of Morgan Stanley and Merrill Lynch in connection with the foregoing opinions that were delivered to the board of directors at the request of the special committee, which the board of directors believed supported its conclusion as to fairness;

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  the fact that the Offer price and the other terms of the Merger Agreement resulted from arms'-length negotiations between the special committee and Mr. Becker and representatives of the Investor Group, and the board of directors' belief that as of that date $62.00 per share in cash for each share of the Company's common stock represented the highest per share consideration that could be obtained; and

  •
  the factors considered by the special committee, including the special committee's reasons for recommending approval of the Offer, the Merger and the Merger Agreement, the risks and potentially negative factors relating to the Merger Agreement, and the factors relating to procedural safeguards, which the board of directors believed supported its conclusion as to fairness.

In doing so, the board of directors adopted the analysis of the special committee with respect to the Original Merger, the Original Merger Agreement, the Offer, the Merger and the Merger Agreement, which is discussed above.

        The foregoing discussion of the information, reasons and factors considered by the Company's board of directors includes the material reasons and factors considered by the board of directors. In view of the variety of reasons and factors considered in connection with its evaluation of the Original Merger, the Offer and the Merger, the Company's board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific reasons considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different reasons. The board of directors approved and recommended the Merger Agreement, the Offer and the Merger based upon the totality of the information presented to and considered by it.

Purposes and Reasons of the Sterling Founders and Certain Related Persons

        We refer to Douglas L. Becker, Eric D. Becker and Messrs. Taslitz and Hoehn-Saric, who are founding members of Sterling Partners, a private equity firm, as the Sterling Founders. Sterling Capital Partners II, L.P. and Sterling Capital Partners III, L.P., private equity funds affiliated with Sterling Partners that we refer to as SCP II and SCP III, respectively, are among the consortium of investors that owns Parent. We refer to SCP II, SCP III and three newly formed partnerships affiliated with the Sterling Founders as the Sterling Investors. We refer to Messrs. Becker and Taslitz, and certain trusts and a partnership affiliated with each of them, who have committed to contribute to Parent a portion of their shares of the Company's common stock in connection with the Merger in exchange for a portion of the equity securities of Parent, as the Rollover Investors.

        Under the rules governing "going private" transactions, the Merger is a "going private" transaction and any open market purchases effected by Parent or Purchasers may be considered steps in a "going private" transaction. Messrs. Becker and Hoehn-Saric are deemed to be engaged in a "going private" transaction and are required to express their reasons for the Merger and any of the other described transactions to the Company's unaffiliated stockholders (meaning the Company's stockholders other than Parent, the Investor Group, Mr. Hoehn-Saric and Eric D. Becker and their respective affiliates). In addition, by virtue of their relationship to Messrs. Douglas L. Becker, Steven M. Taslitz and Eric D. Becker, the Sterling Investors and certain trusts affiliated with each of Messrs. Douglas L. Becker and Steven M. Taslitz could be deemed to be engaged in a "going private" transaction. In such case, Mr. Taslitz and Eric D. Becker, such trusts and the Sterling Investors also would be required to express their reasons for the Merger and any of the other described transactions to the Company's unaffiliated stockholders. The Sterling Founders, the affiliated trusts and the Sterling Investors are making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

        For the Sterling Founders, the affiliated trusts and the Sterling Investors, the purpose of the Merger is to enable them, through the rollover equity commitments of Messrs. Becker and Taslitz, certain trusts affiliated with each of them and Sterling Laureate Rollover, LP, and the Sterling Founders' equity interest in Parent and in entities through which several of the members of the Investor Group will be investing in Parent, to benefit, following the Merger, from any future earnings and growth of Laureate after its stock ceases to be publicly traded, while allowing the unaffiliated stockholders, through receipt of the per share offer price and merger consideration, to immediately realize in cash the value of their investment in Laureate. From the perspective of Mr. Becker, the purpose of the Merger also is to create greater operating flexibility, allowing management to concentrate on long-term growth rather than the short-term expectations of the financial markets. In satisfaction of their respective rollover equity commitments as of the effective time of the Merger, Mr. Becker and Mr. Taslitz and their respective trusts anticipate rolling over all of their currently owned shares of the Company's common stock. We expect that any shares of the Company's common stock held by Messrs. Becker and Hoehn-Saric in their respective accounts in the Laureate Education, Inc. 401(k) Retirement Savings Plan (the "401(k) Plan") will be converted into the right to receive the merger consideration in the Merger. Mr. Hoehn-Saric and Eric D. Becker will sell their shares of the Company's common stock to Parent immediately prior to the effective time of the Merger for $60.50 (below the offer price of $62.00) per share in cash. Performance share units and options to purchase shares of the Company's common stock held by Douglas L. Becker and Mr. Hoehn-Saric will be canceled in exchange for L Curve or the surviving corporation establishing a new deferred compensation plan for each of them, under which plans these two individuals will have rights to receive cash payments in the future, which plans will have an aggregate initial value of approximately $126.7 million.

        For the Sterling Investors, the purpose of the Merger is to benefit from any future earnings and growth of Laureate after the Merger. The Sterling Investors believe that it is best for Laureate to operate as a privately held entity. As a privately held entity, Laureate will have the flexibility to focus on continuing improvements to its business without the constraints and distractions caused by the public equity market's valuation of Laureate and the focus on the quarter-to-quarter performance often emphasized by the public markets. Moreover, the Sterling Investors believe that Laureate's future business prospects can be improved through their active participation in the strategic direction and operations of Laureate. Although the Sterling Investors believe that there will be significant opportunities associated with their investments in Laureate, the Sterling Investors realize that there are also substantial risks (including the risks and uncertainties relating to Laureate's prospects, including the prospects described in management's projections summarized in the "Important Information about Laureate—Financial Projection Information").

Purpose and Reasons for the Merger of Parent, Purchasers and the Sponsors

        The proposed Merger is a "going private" transaction and any open market purchases effected by Parent or Purchasers prior to completion of the Merger may be considered steps in a "going-private" transaction. If the Merger is completed, Laureate will become a subsidiary of Parent. For Parent and L Curve, the purpose of the Merger is to effectuate the transactions contemplated by the Merger Agreement. For the Sponsors, the purpose of the Merger is to benefit from any future earnings and growth of Laureate after the Merger. We refer to KKR 2006 Limited, S.A.C. Capital Management, LLC, Bregal Europe Co-Investment L.P., Citigroup Private Equity LP and Snow, Phipps & Guggenheim, LLC as the "Sponsors."

        The Sponsors believe that it is best for Laureate to operate as a privately held entity. As a privately held entity, Laureate will have the flexibility to focus on continuing improvements to its business without the constraints and distractions caused by the public equity market's valuation of Laureate and the focus on the quarter-to-quarter performance often emphasized by the public markets. Management will benefit from eliminating the duties required in managing a publicly traded company, enabling them to devote more of their time and energy to core business operations. Moreover, the Sponsors believe that Laureate's future business prospects can be improved through their active participation in the strategic direction and operations of Laureate. Although the Sponsors believe that there will be significant opportunities associated with their investment in Laureate, they realize that there are also substantial risks (including the risks and uncertainties relating to Laureate's prospects, including the prospects described in management's projections summarized in the "Important Information about Laureate—Projected Financial Information").

        The Sponsors believe that structuring the transaction as a "going private" merger transaction is preferable to other transaction structures because (i) it will enable Parent to acquire all of the outstanding shares of Laureate at one time, (ii) it represents an opportunity for Laureate's unaffiliated stockholders to receive fair value for their shares and (iii) it also allows Mr. Becker to maintain a significant portion of his investment in Laureate.

        The purpose of any open market purchase effected by Parent or Purchasers would be to acquire additional shares to vote in favor of the Merger at the meeting of the Company's stockholders.

Opinions of Laureate's Financial Advisors

  Opinion of Morgan Stanley & Co. Incorporated

        The special committee retained Morgan Stanley to provide it with financial advisory services in connection with a possible sale, merger or other strategic business combination or a potential recapitalization or restructuring plan for Laureate. The special committee selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise and reputation as an advisor to special committees in affiliate transactions. At the meeting of the Laureate board of directors on June 2, 2007, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of June 2, 2007, and based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, the consideration to be received by holders of shares of the Company's common stock pursuant to the Merger Agreement (other than Parent, the Investor Group and their respective affiliates) was fair from a financial point of view to such holders. At the meeting of the Laureate board of directors on January 28, 2007, Morgan Stanley had previously rendered its oral opinion, subsequently confirmed in writing, that as of January 28, 2007, and based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, the consideration to be received by holders of shares of the Company's common stock pursuant to the Merger Agreement (other than the Rollover Investors and Parent and its subsidiaries) was fair from a financial point of view to such holders.

        The full text of the written opinion of Morgan Stanley, dated January 28, 2007, is available as an exhibit to the Schedule 13E-3 filed with the SEC. The full text of the written opinion of Morgan Stanley, dated as of June 2, 2007, is attached as Annex D to this Information Statement. Morgan Stanley's opinions set forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinions. Stockholders are encouraged to read the opinions carefully and in their entirety. Morgan Stanley's opinions are directed to the special committee of Laureate's board of directors and address only the fairness from a financial point of view of the consideration to be received by holders of shares of the Company's common stock, other than, in the case of the June 2 opinion, Parent, the Investor Group and their respective affiliates or, in the case of the January 28 opinion, the Rollover Investors and Parent and its subsidiaries, pursuant to the applicable merger agreement as of the date of the applicable opinion. Neither opinion addresses any other aspects of the transactions, including the Offer to Purchase and the merger. The opinions, and the other views and analysis of Morgan Stanley referenced throughout this statement, do not constitute a recommendation to any holder of the Company's common stock as to whether to tender their shares of Laureate common stock into the Offer or how to vote at any stockholders' meeting to be held in connection with this transaction. The summary of the opinions of Morgan Stanley set forth in this statement is qualified in its entirety by reference to the full text of the opinions, which are incorporated herein by reference.

        In connection with rendering its opinions, Morgan Stanley, among other things:

  •
  reviewed certain publicly available financial statements and other business and financial information of Laureate;

  •
  reviewed certain internal financial statements and other financial and operating data concerning Laureate prepared by the management of Laureate;

  •
  reviewed certain financial projections prepared by the management of Laureate;

  •
  discussed the past and current operations and financial condition and the prospects of Laureate with senior executives of Laureate;

  •
  reviewed the reported prices and trading activity for the Company's common stock;

  •
  compared the financial performance of Laureate and the prices and trading activity of the Company's common stock with that of certain other comparable publicly-traded companies and their securities;

  •
  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  •
  participated in discussions and negotiations among representatives of Laureate, Parent and their financial and legal advisors;

  •
  reviewed the Original Merger Agreement, the Merger Agreement, the tender agreements, the equity rollover commitments, the voting agreement between Parent, Messrs. Becker and Taslitz and the Becker Trusts, the financing commitments of Parent and L Curve, substantially in the form of the drafts dated June 1, 2007, in the case of the June 2 opinion, and January 28, 2007, in the case of the January 28 opinion, and certain related documents; and

  •
  performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

        In arriving at its opinions, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to Morgan Stanley for the purposes of its opinions. With respect to the financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of Laureate management regarding the future financial performance of Laureate. Morgan Stanley also assumed that the tender offer and the merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions including, among other things, that Parent will obtain financing for the tender offer and the merger in accordance with the terms set forth in the financing commitments and that the transactions contemplated by the equity rollover commitments will be consummated in accordance with their terms. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the tender offer and the merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the tender offer and the merger. Morgan Stanley is not a legal, tax or regulatory advisor and relied upon, without independent verification, the assessment of Laureate and its legal, tax or regulatory advisors with respect to such matters.

        Morgan Stanley's opinions did not address the fairness of any consideration to be received by, in the case of the June 2 opinion, Parent, the Investor Group or their respective affiliates or, in the case of the January 28 opinion, the Rollover Investors or Parent and its subsidiaries pursuant to the applicable merger agreement or the equity rollover commitments, the relative merits of the tender offer and the merger as compared to the alternative transactions or strategies that might be available to Laureate, or the underlying business decision of Laureate to enter into the tender offer and the merger. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Laureate, nor had they been furnished with any such appraisals. Morgan Stanley's opinions were necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its applicable opinion. Events occurring after such date may affect Morgan Stanley's opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinions.

        In arriving at its January 28 opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving Laureate, nor did Morgan Stanley negotiate with any parties other than Parent, which expressed interest to Morgan Stanley with respect to a possible acquisition of Laureate or certain of its constituent businesses. Following execution of the Original Merger Agreement, subject to the terms, conditions and procedures set forth therein, Morgan Stanley was authorized for a period of time to solicit, and did solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction involving Laureate.

        Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or for the account of customers in the equity and other securities of Laureate, its affiliates, affiliates of Parent or any other parties, commodities or currencies involved in the transactions. In the past two years, Morgan Stanley and its affiliates have provided financial advisory and financing services for certain members of the buyout group and their affiliates, and have received approximately $131 million in fees for rendering of these services. In addition, Morgan Stanley and its affiliates, directors, or officers, including individuals working with Laureate in connection with this transaction, may have committed and may commit in the future to invest in funds managed by investment funds and other investors affiliated with or managed by Kohlberg Kravis Roberts & Co., S.A.C. Capital Management, LLC, Moore Capital Management, LLC, Citi Private Equity, Makena Capital Management LLC, Torreal Sociedad de Capital Riesgo de Régimen Simplificado S.A., SPG Partners, LLC, Vulcan Capital Education Holdings LLC, Brenthurst Funds, Sterling Partners, Demeter Holdings Corporation, Stockwell Fund, L.P., and Morgan Creek Partners II, LP, as well as Bregal Europe Co-Investment L.P., Caisse de dépôt et placement du Québec and Citigroup Global Markets. Certain investment funds and other investors affiliated with or managed by Kohlberg Kravis Roberts & Co., S.A.C. Capital Management, LLC, Moore Capital Management, LLC, Citi Private Equity, Makena Capital Management LLC, Torreal Sociedad de Capital Riesgo de Régimen Simplificado S.A., SPG Partners, LLC, Vulcan Capital Education Holdings LLC, Brenthurst Funds, Sterling Partners, Demeter Holdings Corporation, Stockwell Fund, L.P., and Morgan Creek Partners II, LP, as well as Bregal Europe Co-Investment L.P., Caisse de dépôt et placement du Québec, and Citigroup Global Markets from time to time have and may co-invest with certain funds affiliated with Morgan Stanley.

        Under the terms of its engagement letter, Morgan Stanley agreed to provide the special committee of the board of directors with financial advisory services and a financial opinion in connection with a transaction, and Laureate agreed to pay Morgan Stanley a fee of $5 million, $1.5 million of which was paid at the beginning of the assignment and $3.5 million of which was paid upon delivery of Morgan Stanley's January 28 opinion. The fee was not contingent upon the outcome of Morgan Stanley's financial opinion. In addition, Morgan Stanley was entitled to earn an additional fee of up to $7.5 million, payable at the sole discretion of the special committee the full amount of which was payable upon completion of the Offer. Laureate has also agreed to reimburse Morgan Stanley for certain of its expenses, including attorneys' fees, incurred in connection with its engagement. In addition, Laureate has agreed to indemnify Morgan Stanley and any of its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to or arising out of its engagement and any related transactions. No additional fee was payable or paid in connection with the delivery of Morgan Stanley's opinion on June 2, 2007.

        The following is a brief summary of the material analyses performed by Morgan Stanley in connection with its oral opinions and the preparation of its written opinion letters dated January 28, 2007 and June 2, 2007. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

        No company or transaction utilized in the analyses is identical to Laureate or the Offer or the Merger. In evaluating the companies and transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Laureate, such as the impact of competition on the businesses of Laureate or the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Laureate or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using peer group data.

        The estimates contained in Morgan Stanley's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. The analyses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

        Projected Financial Performance Cases.    Morgan Stanley reviewed Laureate's projected financial performance based on publicly available equity research estimates through calendar year 2011, which is referred to in this section as the "Research Case." In addition, Morgan Stanley reviewed management estimates of Laureate's projected financial performance through calendar year 2012 assuming no future acquisitions (referred to in this section as the "Management Base Case") and assuming several unidentified acquisitions from 2007 through 2010 (referred to in this section as the "Management Case with Acquisitions"). Morgan Stanley also noted that the Management Base Case and the Management Case with Acquisitions are both based on Company management projections and subject to uncertainties, all of which are difficult to predict, and, as a result, the Company may not be able to execute its business plan and/or achieve its projections and there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. See "Important Information about Laureate—Projected Financial Information."

        Historical Share Price Analysis.    Morgan Stanley performed a historical share price analysis to provide background and perspective with respect to the historical share prices of the Company's common stock. Morgan Stanley reviewed the historical price performance and average closing price of the Company's common stock for various periods ending on January 28, 2007, the day the Original Merger Agreement involving a price of $60.50 per share was publicly announced, and compared them to the Original Merger consideration of $60.50, in the case of the January 28 opinion, and the Offer price of $62.00, in the case of the June 2 opinion. Morgan Stanley observed the following:

	Average Closing Price	Offer Price as Compared to Laureate's Common Stock Prices, Implied Premium Based on $62.00 Offer Price
Since 1/25/07	$53.92	15%
Since 1/5/07 (the date the special committee authorized negotiations on the basis of $60.50)	$49.45	25%
Last 30-Days Trading Average (prior to 1/28/07, the date the Original Merger consideration of $60.50 per share was publicly announced)	$50.82	22%
Since 30 Days Prior to 1/28/07 (the date the Original Merger consideration of $60.50 per share was publicly announced)	$48.63	27%
Since 9/8/06 (last close before initial confidential offer)	$46.97	32%
Last 12 Months—High (prior to 1/28/07, the date the Original Merger consideration of $60.50 per share was publicly announced)	$55.22	12%
Last 12 Months—Low (prior to 1/28/07, the date the Original Merger consideration of $60.50 per share was publicly announced)	$40.52	53%

        Morgan Stanley also analyzed the historical share price performance of Laureate's common stock over various periods of time ending on January 25, 2007. Morgan Stanley noted the performance of the Nasdaq 100 index and similar companies (as described below under the caption "Comparable Company Analysis") over the same time periods:

Company	Since 9/8/06	Last 12 Months	Last Two Years
Laureate	15%	1%	25%
DeVry	33%	47%	80%
ITT Educational Services	14%	33%	66%
Strayer Education	3%	25%	5%
Corinthian Colleges	11%	13%	-29%
Nasdaq 100 Index	13%	6%	19%
Career Education	45%	-10%	-30%
Apollo Group	-14%	-24%	-47%

        Equity Research Analysts' Price Targets.    Morgan Stanley reviewed and analyzed future public market trading price targets for the Company's common stock prepared and published by equity research analysts. These targets reflect each analyst's estimate of the future public market trading price of the Company's common stock. The range of undiscounted analyst price targets for Laureate was $53.00 to $62.00 with an average price target of $58.00. Morgan Stanley discounted only those future price targets identified by the equity research analysts to be 12-month price targets using a 14% equity discount rate, resulting in a discounted analyst price target range of $48.00 to $56.00. Morgan Stanley compared this range to the Original Merger consideration price of $60.50, in the case of the January 28 opinion, and Offer price of $62.00, in the case of the June 2 opinion.

        The public market trading price targets published by the equity research analysts do not necessarily reflect current market trading prices for the Company's common stock and these estimates are subject to uncertainties, including the future financial performance of Laureate and future financial market conditions.

        Comparable Company Analysis.    Morgan Stanley performed a comparable company analysis, which attempts to provide an implied value of a company by comparing it to similar companies. Morgan Stanley compared certain financial information of Laureate with publicly available consensus equity research estimates for other companies that shared similar business characteristics of Laureate. Although none of the selected companies is directly comparable to Laureate, the companies included were chosen because they are publicly traded companies with operations that for purposes of this analysis may be considered similar to certain operations of Laureate. Morgan Stanley also considered the amount of each company's revenue and the size of their market capitalization in determining the comparable companies. The companies used in this comparison included the following for profit post-secondary companies:

  •
  Apollo Group

  •
  Career Education

  •
  Corinthian Colleges

  •
  DeVry

  •
  ITT Educational Services

  •
  Strayer Education

        For purposes of this analysis, Morgan Stanley analyzed the following statistics of each of these companies for comparison purposes:

  •
  the ratio of price to earnings per share, defined as net income divided by fully diluted shares outstanding, for the last twelve reported months prior to June 2, 2007 (based on publicly filed company earnings) and estimates for calendar years 2007 and 2008 (or, in the case of the January 28 opinion, the ratio of price to estimated earnings per share for the calendar years 2006, 2007 and 2008) (based on publicly available equity research estimates);

  •
  in the case of the January 28 opinion, the ratio of price to estimated calendar year 2007 earnings per share (based on publicly available equity research estimates) divided by the long-term earnings per share growth rate (based on the publicly available I/B/E/S mean estimate);

  •
  the ratio of aggregate value, defined as market capitalization plus total debt (including minority interests) less cash and cash equivalents, to the last twelve reported months' EBITDA (based on publicly filed company earnings) and estimated calendar years 2007 and 2008 EBITDA, defined as earnings before interest, taxes, depreciation and amortization (or, in the case of the January 28 opinion, to estimated calendar years 2006, 2007 and 2008 EBITDA), reflecting 100% consolidation, including minority interests (based on publicly available equity research estimates); and

  •
  in the case of the January 28 opinion, the ratio of aggregate value to estimated calendar year 2007 EBITDA (based on publicly available equity research estimates) divided by the compounded annual growth rate of calendar years 2006-2008 EBITDA.

        Based on the analysis of the relevant metrics for each of the comparable companies, Morgan Stanley selected representative ranges of the aggregate value to 2007 estimated EBITDA multiple for the comparable companies and applied this range of multiples to the relevant Laureate financial statistic. For purposes of calculating the implied value per share based on a range of aggregate value to EBITDA ratios, Morgan Stanley multiplied expected calendar year 2007 estimated EBITDA by the representative ranges of aggregate value to EBITDA ratios, added Laureate's net cash balance, and divided by Laureate's fully diluted shares outstanding. Based on Laureate's outstanding shares and options as of June 2, 2007 (or, in the case of the January 28 opinion, January 25, 2007), Morgan Stanley estimated the implied value per Laureate common share as of June 2, 2007 (or, in the case of the January 28 opinion, January 25, 2007) as follows for the Research Case, the Management Base Case and the Management Case with Acquisitions:

        June 2 Opinion:

Aggregate Value to 2007E EBITDA	Laureate Financial Statistic	Comparable Company Multiple Range	Implied Value Share of Per Laureate	Implied Transaction Multiple
	($ in millions)
Research Case	$253	10.0x–15.0x	$39–$62	15.1x
Management Base Case	$270	10.0x–15.0x	$40–$65	14.5x
Management Case with Acquisitions	$292	10.0x–15.0x	$44–$70	13.5x

        January 28 Opinion:

Aggregate Value to 2007E EBITDA	Laureate Financial Statistic	Comparable Company Multiple Range	Implied Value Share of Per Laureate	Implied Transaction Multiple
	($ in millions)
Research Case	$253	8.0x–13.0x	$29–$53	14.7x
Management Base Case	$273	8.0x–13.0x	$32–$57	13.6x
Management Case with Acquisitions	$310	8.0x–13.0x	$38–$66	12.0x

        Morgan Stanley compared these ranges to the Original Merger consideration of $60.50, in the case of the January 28 opinion, and the Offer price of $62.00, in the case of the June 2 opinion.

        Premia Paid Analysis.    Morgan Stanley performed a premia paid analysis based upon the premia paid in precedent merger and acquisition transactions identified that were announced since 2004. Morgan Stanley considered several hundred precedent transactions which were composed of two sub-sets:

  •
  all U.S. cash transactions with aggregate values greater than $100 million, and

  •
  all U.S. leveraged buyout transactions with an aggregate value greater than $100 million.

        Morgan Stanley analyzed the transactions to determine the premium paid for the target as determined using the stock price on the date that was four weeks prior to the earliest of the deal announcement, announcement of a competing bid, or market rumors. Based on this analysis, Morgan Stanley selected a representative premia range and applied this range to the stock price 30 days prior to January 28, 2007, the day the Original Merger consideration of $60.50 per share was publicly announced, to derive the implied value per Laureate common share:

	Premia Range	Implied Value Per Share of Laureate
Precedent Premia Paid	20%–30%	$58–$63

        Morgan Stanley compared this range to the Original Merger consideration of $60.50, in the case of the January 28 opinion, and the Offer price of $62.00, in the case of the June 2 opinion.

        Analysis of Precedent Transactions.    Morgan Stanley performed a precedent transaction analysis, which is designed to imply a value of a company based on publicly available financial terms and premiums of selected transactions that share certain characteristics with the merger. In connection with its analysis, Morgan Stanley compared publicly available statistics for eight selected for-profit education transactions between March 2003 and May 2007 (in the case of the June 2 opinion) or January 2007 (in the case of the January 28 opinion). These transactions (listed by target / acquirer and month and year of announcement) included:

  •
  Educate / Sterling Partners (September 2006)

  •
  Concorde Career Colleges / Liberty Partners (June 2006)

  •
  Education Management Corp. / Providence and Goldman Sachs (March 2006)

  •
  American Education Centers, Inc. / Education Management Corp. (June 2003)

  •
  CDI Education Corporation / Corinthian Colleges (June 2003)

  •
  Career Choices and East Coast Aero Tech. / Corinthian Colleges (June 2003)

  •
  Whitman Education Group, Inc. / Career Education (March 2003)

  •
  Dominica Management, Inc. (Ross University) / DeVry University (March 2003)

        For each transaction listed above, Morgan Stanley noted the aggregate value to last twelve months EBITDA, defined as earnings before interest, taxes, depreciation and amortization. For purposes of calculating the implied value per share based on a range of precedent aggregate value to last twelve months EBITDA ratios, Morgan Stanley multiplied Laureate's 2006 EBITDA by the representative ranges of precedent aggregate value to last twelve months EBITDA ratios, added the net cash balance (including minority interests) as of March 31, 2007 (in the case of the June 2 opinion) or December 31, 2006 (in the case of the January 28 opinion), and divided by Laureate's fully diluted shares outstanding. For purposes of the January 28 opinion, Morgan Stanley utilized publicly available equity research projections as of January 25, 2007 for Laureate's calendar year 2006 EBITDA. Laureate's EBITDA estimates reflect 100% consolidation, including minority interests. The following tables summarize Morgan Stanley's analysis:

        June 2 Opinion:

	Reference Range	Implied Value Per Share of Laureate	Laureate Merger Statistic
Aggregate Value to Trailing EBITDA	11.0x–12.0x	$35–$41	18.1x

        January 28 Opinion:

	Reference Range	Implied Value Per Share of Laureate	Laureate Merger Statistic
Aggregate Value to Trailing EBITDA	11.0x–118.1x	$34–$41	12.0x

        Morgan Stanley compared these ranges to the Original Merger consideration of $60.50, in the case of the January 28 opinion, and the Offer price of $62.00, in the case of the June 2 opinion.

        Discounted Future Stock Price Analysis.    Morgan Stanley performed a discounted future stock price analysis, which is designed to provide insight into the future value of a company's common equity as a function of the company's future EBITDA, net debt, and fully diluted shares and its current forward aggregate value to EBITDA multiples. The resulting value is subsequently discounted to arrive at a present value for the company's stock price. In connection with this analysis, Morgan Stanley calculated a range of present equity values per share for Laureate's common stock on a standalone basis. To calculate the discounted future stock price, Morgan Stanley first derived implied per share future values for the common shares at year-end 2008, 2009 and 2010 by calculating Laureate's aggregate value (based on applying forward EBITDA multiples ranging from 10.0x to 12.0x to Research Case projections for EBITDA, and multiples ranging from 9.0x to 11.0x to the Management Base Case and the Management Case with Acquisitions projections) less the projected book value of debt at 2008, 2009 and 2010 year-end, respectively, plus projected cash at year-end, divided by a projected number of fully diluted common shares provided by Laureate's management. Morgan Stanley then discounted this range of future values per share by a discount rate of 14.0% to derive a range of present values per share.

        The following tables summarize Morgan Stanley's analysis:

        June 2 Opinion:

				Forward Aggregate Value to EBITDA Multiple Range
	Laureate Financial Statistic				Implied Present Value Per Share of Laureate
Calendar Year 2009E-2011E EBITDA
	2009E	2010E	2011E
Research Case	$398	$465	$538	10.0x–12.0x	$54–$70
Management Base Case	$425	$517	$612	9.0x–11.0x	$48–$68
Management Case with Acquisitions	$543	$679	$816	9.0x–11.0x	$59–$86

        January 28 Opinion:

				Forward Aggregate Value to EBITDA Multiple Range
	Laureate Financial Statistic				Implied Present Value Per Share of Laureate
Calendar Year 2009E-2011E EBITDA
	2009E	2010E	2011E
Research Case	$391	$457	$511	10.0x–12.0x	$50–$63
Management Base Case	$424	$515	$587	9.0x–11.0x	$45–$60
Management Case with Acquisitions	$542	$677	$790	9.0x–11.0x	$55–$77

Morgan Stanley compared these ranges to the Original Merger consideration of $60.50, in the case of the January 28 opinion, and the Offer price $62.00, in the case of the June 2 opinion.

        Discounted Cash Flow Analysis.    Morgan Stanley performed an illustrative discounted cash flow analysis using equity research projections and estimates provided by Laureate's management of Laureate's free cash flow, defined for the purpose of this analysis as EBITDA minus cash taxes, minus capital expenditures, minus change in net working capital, minus acquisitions. Morgan Stanley derived illustrative indications of net present value per common share by applying discount rates ranging from 11.0% to 13.0% to the projected free cash flows for the second half of fiscal year 2007 and fiscal years 2008 through 2011 (in the case of the June 2 opinion) and for fiscal years 2007 through 2011 (in the case of the January 28 opinion) and a terminal EBITDA multiple of 8.5x, which implied perpetual growth rates of 5%–8%. This analysis resulted in a range of implied present values per share that are detailed below:

        June 2 Opinion:

Discounted Cash Flow Analysis Forecast Case	Implied Perpetual Growth Rate	Implied Value Per Share of Laureate
Research Case	6%–8%	$49–$53
Management Base Case	5%–7%	$56–$61
Management Case with Acquisitions	5%–7%	$69–$75

        January 28 Opinion:

Discounted Cash Flow Analysis Forecast Case	Implied Perpetual Growth Rate	Implied Value Per Share of Laureate
Research Case	7%–9%	$42–$46
Management Base Case	5%–7%	$52–$57
Management Case with Acquisitions	6%–7%	$64–$70

        Morgan Stanley sensitized the discounted cash flow analysis for the Management Case with Acquisitions by varying the annual tax rate from 10.0% to 35.0%. Morgan Stanley calculated illustrative net present values per common share by applying discount rates ranging from 11.0% to 13.0% to the projected free cash flows for the second half of fiscal year 2007 and fiscal years 2008 through 2011 (in the case of the June 2 opinion) and for fiscal years 2007 through 2011 (in the case of the January 28 opinion) and a terminal EBITDA multiple ranging from 8.0x to 9.0x. This analysis produced the following range of present values per share:

        June 2 Opinion:

Tax Rate	Implied Value Per Share of Laureate
10%	$65–$81
20%	$63–$78
30%	$60–$76
35%	$59–$75

        January 28 Opinion:

Tax Rate	Implied Value Per Share of Laureate
10%	$61–$75
20%	$58–$73
30%	$56–$70
35%	$54–$69

        For purposes of the January 28 opinion, Morgan Stanley also sensitized the discounted cash flow analysis for the Management Case with Acquisitions by assuming annual shortfalls in key operational statistics between 5.0% to 20.0%. Morgan Stanley calculated net present values per common share by applying a 12.0% discount rate to the projected free cash flows for fiscal years 2007 through 2011 based on a terminal EBITDA multiple of 8.5x. This analysis resulted in the following present values per share:

	Implied Present Value Per Share of Laureate
Yearly Shortfall in Operating Metric	Average Enrollment	Revenue/ Student	Revenue from Acquisitions	EBITDA Margin
5%	$64	$64	$66	$63
10%	$60	$60	$65	$58
15%	$57	$57	$64	$54
20%	$53	$53	$63	$50

Morgan Stanley compared this range to the Original Merger consideration of $60.50, in the case of the January 28 opinion, and the Offer price of $62.00, in the case of the June 2 opinion.

        Leveraged Buyout Analysis.    Morgan Stanley also analyzed Laureate from the perspective of a potential purchaser that was primarily a financial buyer that would effect a leveraged buyout of Laureate using a debt capital structure consistent with the transaction. Morgan Stanley extrapolated Laureate's EBITDA, cash balance and debt outstanding through calendar year 2011 from the Research Case, the Management Base Case and the Management Case with Acquisitions. Morgan Stanley assumed that a financial sponsor would exit its Laureate investment at calendar year-end 2011 at an aggregate value range that represented a multiple of 8.5x-9.5x forecasted calendar year 2012 estimated EBITDA. Morgan Stanley added Laureate's forecasted calendar year-end 2011 cash balance and subtracted Laureate's forecasted calendar year-end 2011 debt outstanding to calculate Laureate's calendar year-end 2011 equity value range. Based on Laureate's assumed calendar year-end 2011 equity value range and Morgan Stanley's assumption that financial sponsors would likely target 5-year internal rates of return of 20% to 25%, Morgan Stanley derived a range of implied values per share that a financial sponsor might be willing to pay to acquire Laureate. These ranges are detailed below:

        June 2 Opinion:

Leveraged Buyout Analysis Forecast Case	Internal Rate of Return Range	Implied Value Per Share of Laureate
Research Case	20%–25%	$40–$48
Management Base Case	20%–25%	$46–$56
Management Case with Acquisitions	20%–25%	$57–$71

        January 28 Opinion:

Leveraged Buyout Analysis Forecast Case	Internal Rate of Return Range	Implied Value Per Share of Laureate
Research Case	20%–25%	$38–$45
Management Base Case	20%–25%	$45–$55
Management Case with Acquisitions	20%–25%	$55–$69

Morgan Stanley compared this range to the offer price of $60.50, in the case of the January 28 opinion, and $62.00, in the case of the June 2 opinion.

        In connection with the review of the Offer and the Merger by the special committee of Laureate's board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinions. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinions, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinions. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Laureate.

        Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness of the consideration pursuant to the applicable merger agreement from a financial point of view to holders of shares of the Company's common stock other than, in the case of the June 2 opinion, Parent, the Investor Group and their respective affiliates or, in the case of the January 28 opinion, the Rollover Investors and Parent and its subsidiaries, and in connection with the delivery of its opinions dated June 2, 2007 and January 28, 2007 to the special committee of Laureate's board of directors. These analyses do not purport to be appraisals or to reflect the prices at which shares of common stock of Laureate might actually trade.

        The consideration pursuant to the applicable merger agreement was determined through negotiations between the special committee of the board of directors of Laureate and Parent and was recommended by the special committee for approval by Laureate's board of directors and approved by Laureate's board of directors (interested directors did not vote). Morgan Stanley provided advice to the special committee of Laureate's board of directors during these negotiations. Morgan Stanley did not, however, recommend any specific consideration to Laureate, the special committee of its board of directors or its board of directors or that any specific consideration constituted the only appropriate consideration for the offer or the merger.

        In addition, Morgan Stanley's opinions and its presentations to the special committee of Laureate's board of directors were one of many factors taken into consideration by the special committee of Laureate's board of directors in deciding to approve the Original Merger, the Original Merger Agreement, the Offer, the Merger and the Merger Agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the special committee of Laureate's board of directors or of Laureate's board of directors with respect to the consideration or of whether the special committee of Laureate's board of directors or Laureate's board of directors would have been willing to agree to different consideration. The foregoing summary describes the material analyses performed by Morgan Stanley but does not purport to be a complete description of the analyses performed by Morgan Stanley.

        A copy of Morgan Stanley's written presentations to the special committee of Laureate's board of directors have been attached as exhibits to the Schedule 13E-3 filed with the SEC on June 11, 2007. The opinions and written presentations will be available for any interested Laureate stockholder (or any representative of the stockholder who has been so designated in writing) to inspect and copy at our principal executive offices during regular business hours. Alternatively, you may inspect and copy the opinions and presentations at the office of, or obtain them by mail from, the SEC.

Opinion of Merrill Lynch, Pierce, Fenner and Smith Incorporated

        The special committee retained Merrill Lynch to act as its financial advisor in connection with the proposed Original Merger. On January 28, 2007, Merrill Lynch delivered its oral opinion to the special committee, which was subsequently confirmed in writing, that, as of that date, and based upon and subject to the assumptions, qualifications and limitations set forth in its written opinion (which are described below), the consideration of $60.50 in cash per share, or the per share merger consideration, to be received by holders of the Company's common stock pursuant to the Original Merger Agreement was fair, from a financial point of view, to those holders, other than Parent, the Investor Group and their respective affiliates. In connection with the amendment and restatement of the Original Merger Agreement, the special committee requested that Merrill Lynch deliver an opinion with respect to the consideration to be received pursuant to the Offer and the proposed Merger. On June 2, 2007 Merrill Lynch delivered its oral opinion, which was subsequently confirmed in writing, that, as of that date, and based upon and subject to the assumptions, qualifications and limitations set forth in its written opinion (which are described below), the Offer price of $62.00 in cash per share, or the per share consideration, to be received by holders of the Company's common stock pursuant to the Offer and the proposed Merger was fair, from a financial point of view, to those holders, other than Parent, the Investor Group and their respective affiliates.

        The full text of Merrill Lynch's written opinion dated January 28, 2007, which sets forth the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Merrill Lynch, is available as an exhibit to the Schedule 13E-3 filed with the SEC. The full text of Merrill Lynch's written opinion dated June 2, 2007, which sets forth the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Merrill Lynch, is attached, with Merrill Lynch's consent, as Annex E to this Information Statement. The following summary of Merrill Lynch's opinions is qualified in its entirety by reference to the full text of the opinions.

        The Merrill Lynch opinions were addressed to the special committee for its use and benefit and only address the fairness, from a financial point of view, as of the date of the opinion, of the per share consideration to be received by holders of the Company's common stock pursuant to the Offer and the proposed Merger (other than the Parent, the Investor Group and their respective affiliates). Merrill Lynch's opinions do not address the merits of the underlying decision by the Company to engage in the transaction, and neither opinion constitutes, nor should it be construed as, a recommendation to any holder of the Company's common stock as to whether the holder should tender its shares of common stock pursuant to the Offer or how such stockholder should vote with respect to the proposed Merger or any other matter. In addition, Merrill Lynch was not asked to address nor do its opinions address the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of the Company's common stock.

        In arriving at its January 28, 2007 and June 2, 2007 opinions, Merrill Lynch, among other things:

  •
  reviewed certain publicly available business and financial information relating to the Company that Merrill Lynch deemed to be relevant;

  •
  reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to Merrill Lynch by the Company;

  •
  conducted discussions with members of senior management of the Company concerning the matters described in the preceding two bullet points;

  •
  reviewed the market prices and valuation multiples for the Company's common stock and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

  •
  reviewed the results of operations of the Company and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

  •
  compared the proposed financial terms of the Original Merger, in the case of the January 28, 2007 opinion, or the Offer and the Merger, in the case of the June 2, 2007 opinion, in each case with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant;

  •
  participated in certain discussions and negotiations among representatives of the special committee and Parent and their financial and legal advisors;

  •
  in the case of the June 2, 2007 opinion, reviewed drafts as of June 2, 2007 of the Merger Agreement, the tender agreements to be entered into between certain stockholders of the Company and Parent, a cooperation agreement between the Company and Mr. Becker, a voting agreement by and among Parent, Messrs. Becker and Taslitz and certain other stockholders of the Company and related trusts, the Offer to Purchase and other ancillary offer documents and instruments, the equity rollover commitment letters provided by Messrs. Becker and Taslitz and certain trusts affiliated with them to Parent, the equity financing commitments provided by certain members of the Investor Group to Parent and certain related documents and a debt financing commitment letter, to be dated June 3, 2007, to L Curve executed by certain lenders;

  •
  in the case of the January 28, 2007 opinion, reviewed drafts as of January 28, 2007 of the Original Merger Agreement, the cooperation agreement between the Company and Mr. Becker, the voting agreement between Parent, Messrs. Becker and Taslitz and certain trusts affiliated with Mr. Becker, the equity rollover commitment letters provided by Messrs. Becker and Taslitz and certain trusts affiliated with them to Parent, the equity financing commitments provided by certain members of the Investor Group to Parent and certain related documents and a debt financing commitment letter, dated January 28, 2007, to L Curve executed by certain lenders; and

  •
  reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including its assessment of general economic, market and monetary conditions.

        In preparing its opinions, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or that was publicly available. Merrill Lynch did not assume any responsibility for independently verifying such information and did not undertake any independent evaluation or appraisal of any of the assets or liabilities of the Company and it was not furnished with any such evaluation or appraisal, nor did it evaluate the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of the Company. With respect to the financial forecast information furnished to or discussed with Merrill Lynch by the Company, Merrill Lynch assumed that this information had been reasonably prepared and reflected the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company. Merrill Lynch expresses no opinion as to such financial forecast information or the assumptions on which it was based. Merrill Lynch assumed that the final form of the Merger Agreement and related transaction documents would be substantially similar to the last drafts reviewed by it.

        The Merrill Lynch opinions are necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Merrill Lynch as of the respective dates of its written opinions. Merrill Lynch has no obligation to update its opinions to take into account events occurring after the date that its opinions were delivered to the special committee. Circumstances could develop prior to consummation of the proposed transaction that, if known at the time Merrill Lynch rendered its opinion, would have altered its opinion.

        At the January 28, 2007 and the June 2, 2007 meetings of the special committee, Merrill Lynch presented financial analyses accompanied by written materials in connection with the delivery of its opinion on such respective dates. The following is a summary of the material financial analyses performed by Merrill Lynch in arriving at its opinions. Some of the summaries of financial analyses include information presented in tabular format. In order to understand fully the financial analyses performed by Merrill Lynch, the tables must be read together with the accompanying text of each summary. The tables alone do not constitute a complete description of the financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Merrill Lynch.

        The estimates of future performance of the Company in or underlying Merrill Lynch's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the Company's control. Estimates of the financial values of companies do not purport to be appraisals or reflect the prices at which such companies actually may be sold.

        The management base case projections and the management acquisitions case projections referenced below are estimates of the Company's future over the fiscal years 2007 through 2011 prepared by the Company's management. The management base case projections reflect management's estimates as to the future performance of the Company assuming the Company completes only limited unidentified acquisitions. The management acquisitions case projections reflect management's estimates of the future performance of the Company assuming significant unidentified acquisitions by the Company. These projections were not prepared with a view toward compliance with SEC published guidelines or under generally accepted accounting principles in the United States. Merrill Lynch also noted that the management base case projections and the management acquisitions case projections are both based on Company management projections and subject to uncertainties, all of which are difficult to predict, and, as a result, the Company may not be able to execute its business plan and/or achieve its projections and there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. See "Important Information about Laureate—Projected Financial Information."

  Consideration to be Received by Holders of the Company's Common Stock

        Implied Premium Analysis.    Merrill Lynch reviewed the average trading price of the Company's common stock for the one-month, three-month, six-month and one-year periods ended January 4, 2007, the last trading day before the special committee authorized negotiations on the basis of the $60.50 cash offer submitted by Mr. Becker. The following table reflects the implied percentage premium that the $62.00 per share consideration, in the case of the June 2, 2007 opinion, and the $60.50 per share merger consideration, in the case of the January 28, 2007 opinion, represents to these various average closing prices and to the $49.15 closing price for Company's shares on January 4, 2007:

	Price	Implied Premium (Jan. 28 opinion)	Implied Premium (June 2 opinion)
Closing Price on January 4, 2007	$49.15	23.1%	26.1%
1 Month Average	$50.38	20.1%	23.1%
3 Month Average	$50.86	19.0%	21.9%
6 Month Average	$48.45	24.9%	28.0%
1 Year Average	$48.13	25.7%	28.8%

        Implied Multiple Analysis.    Based on the $62.00 per share consideration or, in the case of the January 28, 2007 opinion, the $60.50 per share merger consideration, and the number of outstanding shares and options of the Company as of such dates as provided by the Company's management, Merrill Lynch calculated an equity value of the Company of $3,404 million as of June 2, 007 and of $3,336 as of January 28, 2007. Merrill Lynch also calculated a transaction or enterprise value of $3,907 million, in the case of the June 2, 2007 opinion and of $3,741 million, in the case of the January 28, 2007 opinion, by adding to the calculated equity value of the Company the amount of the Company's net debt (debt less cash) and minority interests as of June 30, 2007 (or, in the case of the January 28, 2007 opinion, as of December 31, 2006), as provided by the Company's management. Using management base case projections, Merrill Lynch calculated the following implied multiples for the transaction:

  •
  the transaction or enterprise value as a multiple of both 2006 actual (or, in the case of the January 28, 2007 opinion, 2006 estimated) and 2007 estimated earnings before interest, taxes, depreciation and amortization, or EBITDA, for the Company, which we refer to as EBITDA Multiples;

  •
  the transaction or enterprise value as a multiple of both 2006 actual (or, in the case of the January 28, 2007 opinion, 2006 estimated) and 2007 estimated earnings before interest and taxes, or EBIT, for the Company, which we refer to as EBIT Multiples; and

  •
  the $62.00 per share consideration, in the case of the January 28, 2007 opinion, and the $60.50 per share merger consideration, in the case of the January 28, 2007 opinion, as a multiple of both 2007 and 2008 estimated earnings per share, or EPS, and as a multiple of 2007 estimated EPS assuming a tax rate for the Company of 20%, rather than the 10% rate reflected in the other EPS Estimates. We refer to these multiples as P/E Multiples.

        Merrill Lynch also calculated similar implied multiples using an enterprise value and a share price for the Company based on the Company's closing share price of $49.15 as of January 4, 2007, the last trading day before the special committee authorized negotiations on the basis of the $60.50 cash offer submitted by Mr. Becker.

        In addition, Merrill Lynch calculated similar multiples for DeVry Inc., ITT Educational Services, Inc. and Strayer Education, Inc., three publicly-traded for-profit education companies that engage in businesses and have operating profiles reasonably similar to those of the Company, using their respective share prices as of January 4, 2007, enterprise values calculated based on these share prices and each company's net debt as reflected in its most recent publicly available balance sheet, and estimates of EBITDA, EBIT and EPS for these companies derived from estimates published by selected Wall Street research analysts.

        Merrill Lynch also calculated similar implied transaction multiples for Education Management Corporation, or EDMC, a for-profit education company that agreed in March 2006 to be acquired by financial investors, based on the per share merger consideration paid in that transaction, a transaction value for EDMC calculated using the merger consideration and EDMC's net debt as reflected in its most recent publicly available balance sheet at the time of the announcement of that transaction, and estimates of EDMC's EBITDA, EBIT and EPS as derived from estimates published by selected Wall Street research analysts.

        As part of its analysis, Merrill Lynch compared the implied transaction multiples it calculated for the Company based on the $62.00 per share consideration, in the case of the June 2, 2007 opinion, or the $60.50 per share merger consideration, in the case of the January 28, 2007 opinion, the Company's $49.15 closing share price on January 4, 2007, the average of implied multiples it calculated for DeVry Inc., ITT Educational Services, Inc. and Strayer Education, Inc., and the transaction multiples it calculated for the EDMC transaction. The results of Merrill Lynch's comparison are reflected in the following table:

        June 2, 2007 Opinion:

Financial Measure	Implied Multiples Based on January 4 Share Price	Implied Multiples Based on $62.00 Consideration	Implied Multiples for Three Public Comparables	Implied Multiples of EDMC Transaction
2006A EBITDA Multiple	15.1x	18.5x	—	11.6x
2007E EBITDA Multiple	11.8x	14.5x	16.5x	—
2006A EBIT Multiple	21.4x	26.3x	—	15.3x
2007E EBIT Multiple	16.5x	20.3x	20.9x	—
2007E P/E Multiple	20.1x	25.4x	30.6x	27.6x
2008E P/E Multiple	15.4x	19.4x	25.7x	—
2007E P/E Multiple (Tax Adjusted)	23.4x	29.5x	30.6x	27.6x

        January 28, 2007 Opinion:

Financial Measure	Implied Multiples Based on January 4 Share Price	Implied Multiples Based on $60.50 Consideration	Implied Multiples for Three Public Comparables	Implied Multiples of EDMC Transaction
2006E EBITDA Multiple	14.6x	17.7x	—	11.6x
2007E EBITDA Multiple	11.4x	13.7x	13.4x	—
2006E EBIT Multiple	20.7x	25.0x	—	15.3x
2007E EBIT Multiple	15.8x	19.1x	16.4x	—
2007E P/E Multiple	20.0x	24.6x	26.1x	27.6x
2008E P/E Multiple	15.5x	19.0x	—	—
2007E P/E Multiple (Tax Adjusted)	23.3x	28.6x	—	—

Company Valuation Analyses

        Historical Stock Trading Analysis.    In connection with the January 28, 2007 opinion, Merrill Lynch reviewed the historical trading performance of the Company common stock. Merrill Lynch observed that the low and high trading prices for shares of Company common stock over the 52-week period before January 4, 2007, the last trading day before the special committee authorized negotiations on the basis of the $60.50 cash offer submitted by Mr. Becker, were $40.52 and $55.22, respectively. Merrill Lynch observed that the $60.50 per share merger consideration was in excess of the highest trading price of the Company's shares during the 52-week period before January 4, 2007.

        Research Analyst Stock Price Targets.    Merrill Lynch reviewed price targets for the Company's shares as of January 25, 2007 published by Wall Street research analysts and observed that these price targets ranged from $53.00 to $62.00. Merrill Lynch discounted these price targets to present value using a discount rate of 14.0% based on Merrill Lynch's estimate of the equity cost of capital of the Company and observed that the discounted price targets ranged from $46.49 to $54.39. Merrill Lynch observed that the $62.00 per share consideration, in the case of the June 2, 2007 opinion, and the $60.50 per share merger consideration, in the case of the January 28, 2007 opinion, were above this range of discounted price targets for the Company's shares, and the $49.15 closing price for Company's shares on January 4, 2007 was below this range.

        Analysis of Selected Comparable Publicly Traded Companies.    Using publicly available information, Merrill Lynch compared financial and operating information and ratios for the Company with the corresponding information for a selected group of publicly traded companies. Merrill Lynch selected these companies because they engage in businesses and have operating profiles reasonably similar to those of the Company. The selected companies were:

  •
  Apollo Group, Inc.;

  •
  Anhanguera Educacional;

  •
  Career Education Corporation;

  •
  Corinthian Colleges, Inc.;

  •
  DeVry Inc.;

  •
  ITT Educational Services, Inc.;

  •
  Lincoln Educational Services Corporation;

  •
  Strayer Education, Inc.; and

  •
  Universal Technical Institute, Inc.

        Merrill Lynch calculated an equity value for each of these companies based on their respective closing share prices as of May 31, 2007, in the case of the June 2, 2007 opinion, and as of January 25, 2007, in the case of the January 28, 2007 opinion, and the number of shares, options and convertible securities outstanding as of such dates, respectively, as reflected in publicly available information. Using these equity values, Merrill Lynch calculated an enterprise value for each company by adding to these equity values the amount of each company's net debt as reflected in its most recent publicly available balance sheet.

        Using estimates of EBITDA, EPS and the EPS growth rate for each of these companies derived from estimates published by selected Wall Street research analysts, Merrill Lynch calculated the following multiples for each company:

        In the case of the June 2, 2007 opinion:

  •
  EBITDA Multiples based on 2007 and 2008 estimated EBITDA and enterprise values calculated as described above;

  •
  P/E Multiples based on 2007 and 2008 estimated EPS and the closing share price as of May 31, 2007; and

  •
  2007 and 2008 P/E Multiples as multiples of estimated EPS growth;

and, in the case of the January 28, 2007 opinion:

  •
  EBITDA Multiples based on 2006 and 2007 estimated EBITDA and enterprise values calculated as described above;

  •
  P/E Multiples based on 2006 and 2007 estimated EPS and the closing share price as of January 25, 2007; and

  •
  2006 and 2007 P/E Multiples as multiples of estimated EPS growth.

        Merrill Lynch also calculated similar implied multiples for the Company using an enterprise value and a share price for the Company based on the Company's closing share price of $49.15 as of January 4, 2007, the last trading day before the special committee authorized negotiations on the basis of the $60.50 cash offer submitted by Mr. Becker, and estimates of EBITDA, EPS and EPS growth rates reflected in Wall Street research.

        Merrill Lynch compared the maximum, mean, median and minimum implied multiples it calculated for the comparable companies to the implied multiples it calculated for the Company. The results of Merrill Lynch's comparison are reflected in the following tables:

        June 2, 2007 Opinion:

	2007 EBITDA Multiple	2008 EBITDA Multiple	2007 P/E Multiple	2008 P/E Multiple	2007 P/E Multiple to EPS Growth	2007 P/E Multiple to EPS Growth
Maximum	18.2x	14.9x	33.5x	26.7x	2.14x	1.69x
Mean	13.0x	10.9x	28.2x	23.3x	1.75x	1.44x
Median	12.4x	10.2x	29.7x	24.9x	1.65x	1.37x
Minimum	8.4x	7.5x	18.6x	15.8x	1.46x	1.24x
Company	12.2x	10.6x	19.7x	15.8x	0.87x	0.69x

        January 28, 2007 Opinion:

	2006 EBITDA Multiple	2007 EBITDA Multiple	2006 P/E Multiple	2007 P/E Multiple	2006 P/E Multiple to EPS Growth	2007 P/E Multiple to EPS Growth
Maximum	16.4x	13.9x	38.6x	31.4x	2.1x	2.3x
Mean	11.4x	10.2x	25.8x	24.1x	1.6x	1.5x
Median	10.1x	9.1x	26.3x	25.0x	1.6x	1.5x
Minimum	7.2x	6.9x	16.7x	16.7x	1.1x	1.1x
Company	15.0x	12.2x	24.5x	19.7x	1.07x	0.87x

        Based on the foregoing and Merrill Lynch's analyses of the various comparable companies and on qualitative judgments involving non-mathematical considerations, Merrill Lynch applied multiples ranging from 23.0x to 25.0x, in the case of the June 2, 2007 opinion, and from 19.0x to 21.0x, in the case of the January 28, 2007 opinion, to the Company management's estimates of the Company's 2007 EPS. In the case of the June 2, 2007 opinion, Merrill Lynch calculated implied per share values for the Company ranging from $56.22 to $61.11 based on the 2007 EPS estimate derived from the management base case projections and ranging from $56.91 to $61.86 based on the 2007 EPS estimate derived from the management acquisition case projections. Merrill Lynch observed that the $62.00 per share consideration was in excess of these ranges of implied per share values and that the $49.15 closing price for the Company's shares on January 4, 2007 was below these ranges of implied per share values. In the case of the January 28, 2007 opinion, Merrill Lynch calculated implied per share values for the Company ranging from $46.67 to $51.59 based on the 2007 EPS estimate derived from the management base case projections and ranging from $49.44 to $54.64 based on the 2007 EPS estimate derived from the management acquisition case projections. Merrill Lynch observed that the $60.50 per share merger consideration was in excess of these ranges of implied per share values and that the $49.15 closing price for the Company's shares on January 4, 2007 was within the range of implied share values derived based on the management base case projections and below the range of implied share values derived based on the management acquisition case projections.

        None of the selected comparable companies, including the companies referred to above under "Consideration to be Received by Holders of the Company's Common Stock—Implied Multiple Analysis", is identical to the Company. Accordingly, a complete analysis of the results of the foregoing calculations and the calculations described under "Consideration to be Received by Holders of the Company's Common Stock—Implied Multiple Analysis" cannot be limited to a quantitative review of the results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the selected comparable companies and other factors that could affect the public trading dynamics of the selected comparable companies, as well as those of the Company.

        Analysis of Selected Comparable Acquisitions.    Using publicly available information, Merrill Lynch calculated the multiple of estimated EBITDA reflected by the transaction value of each of the transactions listed below.

Date Announced	Acquiror	Target
March 2003	Kaplan, Inc.	Financial Training Company
March 2003	Career Education Corporation	Whitman Education Group, Inc.
April 2003	Education Management Corporation	South University, Inc.
May 2003	DeVry Inc.	Dominica Management, Inc. (Ross University)
June 2003	Corinthian Colleges, Inc.	East Coast Aero Tech, LLC and Career Choices, Inc.
June 2003	Education Management Corporation	American Education Centers
March 2006	Providence Equity Partners and Goldman Sachs Capital	Education Management Corporation Partners
June 2006	Liberty Partners	Concorde Career Colleges
September 2006	Sterling Capital Partners	Educate Inc.

        Merrill Lynch calculated the transaction value for each transaction by multiplying the amount of the announced per share consideration paid or payable in each transaction by the number of fully-diluted outstanding shares of the target company based upon publicly available information and adding to the result the amount of the Company's net debt as of the date of the target company's most recent balance sheet prior to announcement of the transaction.

        For each of the transactions, Merrill Lynch calculated the transaction value as a multiple of EBITDA for the most recently reported 12 months prior to the date of announcement of the transaction, which we refer to as the LTM EBITDA Multiple. The average LTM EBITDA Multiple for all the transactions was 11.3x.

        Based on the foregoing and Merrill Lynch's analyses of the various transactions and on qualitative judgments involving non-mathematical considerations, Merrill Lynch applied multiples ranging from 11.5x to 13.5x to the Company managements' estimates of the Company's last twelve months EBITDA, in the case of the June 2, 2008 opinion, and the Company's 2006 EBITDA, in the case of the January 28, 2007 opinion, to derive a range of implied enterprise values for the Company. Merrill Lynch derived ranges of implied equity values for the Company by deducting from the implied enterprise values the amount of the Company's net debt (debt less cash) and minority interests as of June 30, 2007 (in the case of the June 2, 2007 opinion) or December 31, 2006 (in the case of the January 28, 2007 opinion), in each case as provided by the Company's management. Using the implied equity values and numbers of outstanding shares and options of the Company provided by the Company's management, Merrill Lynch calculated implied per share values for the Company ranging from $42.17 to $50.65, in the case of the June 2, 2007 opinion, and from $38.63 to $46.46, in the case of the January 28, 2007 opinion. In the case of the June 2, 2007 opinion, Merrill Lynch observed that the $62.00 per share consideration was in excess of the range of implied per share values calculated and the Company's closing share price of $49.15 as of January 4, 2007 was within the range of implied per share values calculated. In the case of the January 28, 2007 opinion, Merrill Lynch observed that the $60.50 per share merger consideration and the Company's closing share price of $49.15 as of January 4, 2007 were both in excess of the range of implied per share values calculated.

        None of the transactions analyzed by Merrill Lynch is identical to the proposed transaction. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of the results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies party to those transactions as well as the transactions and other factors that could affect the transactions and the Offer and proposed Merger.

        Analysis of Discounted Future Share Price.    Merrill Lynch calculated ranges of implied share prices for the Company in 2010 by applying hypothetical forward price-to-earnings multiples ranging from 18.0x to 20.0x, in the case of the June 2, 2007 opinion, or 17.0x to 19.0x, in the case of the January 28, 2007 opinion, to management's estimates of the Company's 2010 EPS as reflected in or derived from: (a) the management base case projections, (b) the management acquisitions case projections, and (c) the public guidance given by management as part of its "Vision for 2010" presentation. Merrill Lynch discounted the 2010 implied per share values to present value using a discount rate of 14.0%. The following table reflects the ranges of implied present values for a share of the Company derived by Merrill Lynch based on these analyses:

        June 2, 2007 Opinion:

2010 EPS Estimates	Range of Implied Present Values Per Share
Management Base Case	$61.58–$68.42
Management Acquisitions Case	$68.84–$76.49
"Vision for 2010"	$60.75–$67.50

        January 28, 2007 Opinion:

2010 EPS Estimates	Range of Implied Present Values Per Share
Management Base Case	$58.30–$65.16
Management Acquisitions Case	$65.39–$73.08
"Vision for 2010"	$57.37–$64.12

        In the case of the June 2, 2007 opinion, Merrill Lynch observed that the $62.00 per share consideration was within the range of implied present values per share derived based on the management base case projections and the "Vision for 2010" presentation and below the range of implied present values per share derived based on the management acquisition case projections. In the case of the January 28, 2007 opinion, Merrill Lynch observed that the $60.50 per share merger consideration was within the range of implied present values per share derived based on the management base case projections and the "Vision for 2010" presentation and below the range of implied present values per share derived based on the management acquisition case projections. In each case, Merrill Lynch also observed the Company's closing share price of $49.15 as of January 4, 2007 was below all of the ranges of implied present values per share derived under this analysis. Merrill Lynch further noted that the underlying 2010 EPS on which the above analyses was predicated was the result of significant expected EPS growth in projected years beyond 2007, specifically 2008 and 2009 in the management base case, and in 2008 and 2010 in the management acquisitions case. Had the Analysis of Discounted Future Share Price been conducted on an earlier year than 2010 in either case the Range of Implied Values Per Share would have been lower than those presented above.

        The estimates of the Company's 2010 EPS reflected in both the management base case projections and the management acquisitions case projections assumed that the Company would be subject to a 10% tax rate in 2010. Merrill Lynch noted that Company management had indicated that the Company's tax rate of approximately 10% could be continued indefinitely, so long as cash was not withdrawn from the countries in which the Company currently has operations, for example to finance significant acquisitions, to repay indebtedness or to finance cash distributions to shareholders. To the extent that the Company was to pursue a significant acquisition, was required to repay indebtedness or was to return cash to shareholders, according to Company management the Company's effective tax rate could go up to a more normalized tax rate. Merrill Lynch performed a sensitivity analysis to assess the impact of the assumed tax rate on its analysis and derived the ranges of implied present values per share of the Company using estimates of the Company's 2010 EPS derived from the management base case projections and the management acquisitions case projections assuming tax rates in 2010 of 20% and 30%. The following table reflects the implied ranges of present values for a share of the Company derived by Merrill Lynch based on these analyses:

        June 2, 2007 Opinion:

	Range of Implied Present Values Per Share
Tax Rate
	20%	30%
Management Base Case	$54.09–$60.09	$46.60–$51.77
Management Acquisitions Case	$63.97–$71.07	$54.74–$60.82

        January 28, 2007 Opinion:

	Range of Implied Present Values Per Share
Tax Rate
	20%	30%
Management Base Case	$51.21–$57.24	$44.12–$49.31
Management Acquisitions Case	$60.27–$67.36	$51.57–$57.64

        Discounted Cash Flow Analysis.    Merrill Lynch performed discounted cash flow analyses of the estimated free cash flows of the Company reflected in both the management acquisition case projections and the management base case projections.

        In performing its discounted cash flow analyses, Merrill Lynch calculated ranges of the present value as of June 30, 2007 (as of December 31, 2006 in the case of the January 28, 2007 opinion) of the estimated free cash flows of the Company over the period of the second half of 2007 and fiscal years 2008 through 2011 (for fiscal years 2007 through 2011 in the case of the January 28, 2007 opinion) by applying discount rates ranging from 12.0%—14.0% to those estimates. Merrill Lynch also calculated ranges of terminal value amounts for the Company as of the end of 2011 by applying multiples ranging from 10.5x to 12.5x (in the case of the June 2, 2007 opinion) or 10.0x to 12.0x (in the case of the January 28, 2007 opinion) to the estimated 2011 EBITDA of the Company. Merrill Lynch calculated the present value as of June 30, 2007, in the case of the June 2, 2007 opinion, and as of December 31, 2006, in the case of the January 28, 2007 opinion, of these terminal amounts by applying discount rates ranging from 12.0%—14.0%. In the case of the June 2, 2007 opinion, Merrill Lynch added together the ranges of June 30, 2007 values it derived for the Company's estimated free cash flows over the period of the second half of 2007 through 2011 and for the Company's 2011 terminal value amounts to derive a range of implied enterprise values for the Company as of June 30, 2007. In the case of the January 28, 2007 opinion, Merrill Lynch added together the ranges of December 31, 2006 values it derived for the Company's 2007-2011 estimated free cash flows and for the Company's 2011 terminal value amounts to derive a range of implied enterprise values for the Company as of December 31, 2006.

        Merrill Lynch subtracted the amount of the Company's net debt (debt less cash) and minority interests as of June 30, 2007 (in the case of the June 2, 2007 opinion) or December 31, 2007 (in the case of the January 28, 2007 opinion) provided by the Company's management from the enterprise values it derived to derive a range of implied equity values for the Company. Merrill Lynch derived ranges of implied equity values per share of the Company by dividing these equity values by the number of fully diluted outstanding shares of the Company provided by management. The ranges of implied equity values per share derived by Merrill Lynch based on the management base case projections and the management acquisition case projections are reflected below.

        June 2, 2007 Opinion:

	Implied Equity Value per Share
	Low	High
Management Base Case	$66.35	$85.05
Management Acquisitions Case	$80.64	$105.24

        January 28, 2007 Opinion:

	Implied Equity Value per Share
	Low	High
Management Base Case	$57.52	$74.69
Management Acquisitions Case	$69.43	$92.17

        In the case of the June 2, 2007 opinion, Merrill Lynch observed that the $62.00 per share consideration was below the range of implied equity values per share derived based on the management base case projections and based on the management acquisition case projections. In the case of the January 28, 2007 opinion, Merrill Lynch observed that the $60.50 per share merger consideration was within the range of implied equity values per share derived based on the management base case projections and below the range the range of implied equity values per share derived based on the management acquisition case projections. Merrill Lynch also observed the Company's closing share price of $49.15 as of January 4, 2007 was below both of the ranges of implied equity values per share derived under this analysis.

        As noted above, the estimates reflected in the management base case projections and the management acquisitions case projections assumed that the Company would be subject to a 10% tax rate. Merrill Lynch noted that Company management had indicated that the Company's tax rate of approximately 10% could be continued indefinitely, so long as cash was not withdrawn from the countries in which the Company currently has operations, for example to finance significant acquisitions, to repay indebtedness or to finance cash distributions to shareholders. To the extent that the Company was to pursue a significant acquisition, was required to repay indebtedness or was to return cash to shareholders, according to Company management the Company's effective tax rate could go up to a more normalized tax rate. Merrill Lynch performed a sensitivity analysis to assess the impact of the assumed tax rate on its analysis and derived ranges of implied equity values per share from the management base case projections and the management acquisitions case projections assuming tax rates in perpetuity of 20% and 30%. The following table reflects the implied ranges of equity values per share derived by Merrill Lynch based on these analyses:

        June 2, 2007 Opinion:

	Implied Equity Value per Share
Tax Rate
	20%	30%
Management Base Case	$61.87–$80.57	$57.39–$76.08
Management Acquisitions Case	$74.81–$99.41	$68.98–$93.58

        January 28, 2007 Opinion:

	Implied Equity Value per Share
Tax Rate
	20%	30%
Management Base Case	$53.02–$70.18	$48.51–$65.68
Management Acquisitions Case	$63.59–$86.32	$57.74–$80.48

        The discount rates utilized in these analyses were based on Merrill Lynch's estimate of the weighted average cost of capital of the Company and the terminal multiples used were based upon Merrill Lynch's judgment and expertise, as well as its review of publicly available business and financial information and the respective financial and business characteristics of the Company and the comparable companies.

        Leveraged Buyout Analysis.    Merrill Lynch performed an analysis of the theoretical maximum consideration that would be paid in an acquisition of the Company by a financial buyer using both the management base case projections and the management acquisitions case projections In each case, Merrill Lynch assumed that a financial buyer would be subject to the following debt financing constraints, equity return requirements and exit valuation assumptions:

        June 2, 2007 Opinion:

  •
  a targeted five-year equity return of 25%; and

  •
  a 2011 exit valuation ranging from 10.5x to 12.5x LTM EBITDA.

        Based on these assumptions, Merrill Lynch derived an estimate of the theoretical maximum consideration that could be paid in an acquisition of the Company by a financial buyer ranging from $53.00 to $61.00 per share using the management base case projections and $63.00 to $74.00 per share using the management acquisition case projections. Merrill Lynch observed that the $62.00 per share consideration was above the range of maximum theoretical per share consideration derived based on the management base case projections and below the range of maximum theoretical per share consideration derived based on the management acquisition case projections. Merrill Lynch also observed the Company's closing share price of $49.15 as of January 4, 2007 was below the range of maximum theoretical per share consideration derived based on both the management base case projections and the management acquisition case projections.

        January 28, 2007 Opinion:

  •
  a maximum ratio of total debt to estimated 2006 EBITDA of 7.0x;

  •
  a targeted five-year equity return of 25%; and

  •
  a 2011 exit valuation ranging from 10.0x to 12.0x LTM EBITDA.

        Based on these assumptions, Merrill Lynch derived an estimate of the theoretical maximum consideration that could be paid in an acquisition of the Company by a financial buyer ranging from $44.00 to $51.00 per share using the management base case projections and $52.00 to $62.00 per share using the management acquisition case projections. Merrill Lynch observed that the $60.50 per share merger consideration was above the range of maximum theoretical per share consideration derived based on the management base case projections and within the range of maximum theoretical per share consideration derived based on the management acquisition case projections. Merrill Lynch also observed the Company's closing share price of $49.15 as of January 4, 2007 was within the range of maximum theoretical per share consideration derived based on the management base case projections and below the range of maximum theoretical per share consideration derived based on the management acquisition case.

        General.    The summary set forth above does not purport to be a complete description of the analyses performed by Merrill Lynch. The preparation of a fairness opinion is a complex and analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and is not necessarily susceptible to partial analysis or summary description. Merrill Lynch believes that selecting any portion of its analyses or of the summary set forth above, without considering the analyses as a whole, would create an incomplete view of the process underlying Merrill Lynch's opinion. Merrill Lynch used the methodologies summarized above because it deemed those valuation methodologies to be the most relevant and appropriate in connection with the preparation of its opinions. In arriving at its opinions, Merrill Lynch considered the results of all its analyses and did not attribute any particular weight to any analysis or factor considered by it. Merrill Lynch made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses. The analyses performed by Merrill Lynch include analyses based upon forecasts of future results, which results may be significantly more or less favorable than those suggested by Merrill Lynch's analyses. The analyses do not purport to be appraisals or to reflect the prices at which the Company's common stock may trade at any time after announcement of the proposed transaction. The analyses were prepared for purposes of Merrill Lynch providing its opinions to the special committee. Because the analyses are inherently subject to uncertainty, being based upon numerous factors and events, including, without limitation, factors relating to general economic and competitive conditions beyond the control of the parties or their respective advisors, neither Merrill Lynch nor any other person assumes responsibility if future results or actual values are materially different from those forecasted. In addition, as described above, Merrill Lynch's opinions were among several factors taken into consideration by the special committee in making its determination to approve the Original Merger, the Original Merger Agreement, the Offer, the proposed Merger and the Merger Agreement and the transactions contemplated thereby. Consequently, Merrill Lynch's analyses should not be viewed as determinative of the decision of the special committee and management with respect to the fairness of the consideration in the Original Merger, the Offer or the proposed Merger.

        Merrill Lynch is an internationally recognized investment banking and advisory firm. As part of its investment banking business, Merrill Lynch is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The special committee selected Merrill Lynch as its financial adviser because of Merrill Lynch's qualifications, expertise and reputation. Under the terms of its engagement, the Company has agreed to pay Merrill Lynch a fee of $6 million for its services, two-thirds of which was payable upon completion of its due diligence and its rendering of an opinion, and the remaining portion of which is contingent upon the consummation of the merger. Merrill Lynch was entitled to receive an additional fee from the Company of up to $3.5 million, payable at the sole discretion of the special committee, the full amount of which was paid upon completion of the Offer. In addition, the Company has agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses incurred in connection with providing its services and to indemnify Merrill Lynch, its affiliates and related parties against certain liabilities arising out of Merrill Lynch's engagement. No additional fee was payable in connection with the delivery of Merrill Lynch's opinion on June 2, 2007. Merrill Lynch may in the future provide financial advisory and financing services to the Company and/or its affiliates and Merrill Lynch may in the future receive fees for the rendering of any such services. Merrill Lynch has not received any fees from the Company for financial advisory, financing or other services during the last two years. In the past two years, Merrill Lynch and its affiliates have provided financial advisory and financing services to certain of the private investment firms whose affiliates are members of the Investor Group and have received approximately $46.3 million in fees for the rendering of such services. Merrill Lynch may continue to provide financial advisory and financing services to certain members of the Investor Group and/or their affiliates and may in the future receive fees for the rendering of any such services. In addition, in the ordinary course of its business, Merrill Lynch may actively trade shares of the Company's common stock and the debt and equity securities of certain affiliates of the private investment firms whose affiliates are members of the Investor Group (or related derivative securities and limited partnership interests), for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

        The consideration pursuant to the Offer and the proposed Merger was determined through negotiations between the special committee of the board of directors of Laureate and Parent and was recommended by the special committee for approval by Laureate's board of directors and was approved by Laureate's board of directors (interested directors did not vote). Merrill Lynch provided advice to the special committee of Laureate's board of directors during these negotiations. Merrill Lynch did not, however, recommend any specific consideration to Laureate, the special committee of its board of directors or its board of directors or that any specific consideration constituted the only appropriate consideration for the Offer or the proposed Merger.

        A copy of Merrill Lynch's June 2, 2007 and January 28, 2007 written presentations to the special committee of Laureate's board of directors have been attached as exhibits to the Schedule 13E-3 filed with the SEC. The written presentations will be available for any interested Laureate stockholder (or any representative of the stockholder who has been so designated in writing) to inspect and copy at our principal executive offices during regular business hours. Alternatively, you may inspect and copy the presentations at the office of, or obtain them by mail from, the SEC.

Position of the Sterling Founders and Certain Related Persons as to Fairness

        Under the rules governing "going private" transactions, Messrs. Becker and Hoehn-Saric are deemed to be engaged in a "going private" transaction and are required to express their beliefs as to the fairness of the Merger to the Company's unaffiliated stockholders. In addition, by virtue of their relationship to Douglas L. Becker, Messrs. Steven M. Taslitz and Eric D. Becker, the Sterling Investors and certain trusts affiliated with each of Messrs. Douglas L. Becker and Steven M. Taslitz and the Sterling Investors could be deemed to be engaged in a "going private" transaction. In such case, Messrs. Taslitz and Eric D. Becker, such trusts and the Sterling Investors also would be required to express their beliefs as to the fairness of the Merger to the Company's unaffiliated stockholders. The Sterling Founders, certain affiliated trusts and the Sterling Investors are making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

        The views of the Sterling Founders, certain affiliated trusts and the Sterling Investors as to the fairness of the Merger should not be construed as a recommendation to any stockholder as to how that stockholder should vote on the approval of the Merger and the Merger Agreement. The Sterling Founders, certain affiliated trusts and the Sterling Investors have interests in the Merger different from, and in addition to, those of the other stockholders of Laureate. These interests are described below under "—Interests of the Company's Directors and Executive Officers in the Merger." The unaffiliated stockholders were represented by the Company's special committee that negotiated the terms and conditions of the Merger Agreement on their behalf, with the assistance of independent financial and legal advisors.

        While Messrs. Becker and Hoehn-Saric are directors of Laureate, because of their differing interests in the Offer and the Merger, they did not serve on the special committee nor did they participate in the special committee's evaluation or the conclusions of the special committee or the board of directors of Laureate that the Offer and the Merger were fair to the unaffiliated stockholders of Laureate. For these reasons, Messrs. Becker and Hoehn-Saric do not believe that their interests in the Offer and the Merger influenced the decision of the special committee or the Company's board of directors with respect to the Merger Agreement or the Merger.

        Messrs. Taslitz and Eric D. Becker, the Sterling Investors and the trusts affiliated with each of Messrs. Douglas L. Becker and Taslitz and the Sterling Investors did not participate in the evaluation or in the deliberation process of the special committee nor did they participate in the conclusions of the special committee or the board of directors of Laureate that the Offer and the Merger were fair to the Company's unaffiliated stockholders, nor did they undertake any independent evaluation of the fairness of the Offer and the Merger or engage financial advisors for these purposes. None of the Sterling Founders, certain affiliated trusts or the Sterling Investors received advice from Laureate's or the special committee's legal or financial advisors as to the substantive and procedural fairness of the Offer and the Merger. However, the Sterling Founders, certain affiliated trusts and the Sterling Investors believe that the Merger Agreement and the Merger are substantively and procedurally fair to the Company's unaffiliated stockholders based upon the following factors:

  •
  the factors considered by, and the findings of, the special committee and the Company's board of directors with respect to the substantive fairness of the Offer and the Merger to such unaffiliated stockholders as set forth in this Information Statement (including the consideration and analysis by the special committee and the Company's board of directors of the current and historical market prices of the Company's common stock, the going concern value of the Company, each as described in this Information Statement under "—Reasons for the Merger; Recommendation of the Special Committee and of Our Board of Directors; Fairness of the Merger"), and the discussion set forth in this Information Statement under "—Opinions of the Special Committee's Financial Advisors", which findings and related analyses the Sterling Founders, certain affiliated trusts and the Sterling Investors adopt;

  •
  the factors considered by, and the findings of, the special committee and the Company's board of directors with respect to the procedural fairness of the Offer and the Merger to such unaffiliated stockholders, including the approval of the Offer and the Merger by the special committee, the absence of a requirement that a majority of the Company's unaffiliated stockholders tender their shares of the Company's common stock into the Offer and the determination of the special committee not to retain an unaffiliated representative to act on behalf of the Company's unaffiliated stockholders, each as set forth in this Information Statement under "—Reasons for the Merger; Recommendation of the Special Committee and of Our Board of Directors; Fairness of the Merger," which findings and related analyses, the Sterling Founders, certain affiliated trusts and the Sterling Investors adopt;

  •
  the original $60.50 per share merger consideration contemplated by the original merger agreement, and the other terms and conditions of the original merger agreement, resulted from extensive negotiations between the special committee and its advisors and Mr. Becker, certain other members of the Investor Group, Parent and Purchasers and their respective advisors, and the revised $62.00 offer price and merger consideration, which represents an increase of $1.50 per share over the original $60.50 merger consideration, also resulted from arms'-length negotiations between the special committee and Mr. Becker and representatives of the Investor Group;

  •
  the special committee consisted solely of directors who are not officers or controlling stockholders of Laureate, or affiliated with any of the Sterling Founders or the other members of the Investor Group, or any of their affiliates;

  •
  the fact that the special committee received opinions from its financial advisors, Morgan Stanley and Merrill Lynch, that, based upon and subject to the assumptions, qualifications and limitations set forth in their respective written opinions described, as of June 2, 2007, the consideration of $62.00 in cash per share to be received by the holders of shares of the Company's common stock pursuant to the Offer and the Merger was fair from a financial point of view to such holders (other than Parent, the Investor Group and their respective affiliates), as described in the respective written opinions of Morgan Stanley and Merrill Lynch (see "—Opinions of the Special Committee's Financial Advisors");

  •
  the fact that none of the Sterling Founders, their affiliated trusts or the Sterling Investors participated in or had any influence on the deliberative process of, or the conclusions reached by, the special committee or the negotiating positions of the special committee; and

  •
  the Merger will provide consideration to the unaffiliated stockholders entirely in cash, which provides certainty of value.

        The Sterling Founders, certain affiliated trusts and the Sterling Investors noted that the special committee and the Company's board of directors did not consider the net book value or liquidation value of the Company, the recent purchase prices paid by officers, directors and affiliates of the Company for shares of the Company's common stock or any firm offers made for the Company during the last two years, for the reasons described in this Information Statement under "—Reasons for the Merger; Recommendation of the Special Committee and of Our Board of Directors; Fairness of the Merger," and, accordingly, the Sterling Founders, certain affiliated trusts and the Sterling Investors did not consider these factors.

        In addition, under a potential interpretation of the applicability of Rule 13e-3 under the Exchange Act, any open market purchases effected by Parent or Purchasers could be deemed to be steps in a going-private transaction.

        The Sterling Founders, certain affiliated trusts and the Sterling Investors believe that any open market purchases effected by Purchasers would be substantively and procedurally fair to the Company's unaffiliated stockholders based upon:

  •
  the fact that these purchases would be made with the goal of facilitating the earlier payment of the merger consideration to holders of the Company's common stock that did not tender their shares into the Offer;

  •
  these purchases would be made in accordance with applicable law;

  •
  the purchases would be made at prevailing market prices and would be fully disclosed in accordance with applicable law; and

  •
  the possibility of such purchases being fully disclosed in the documents relating to the Offer and in this Information Statement.

        The foregoing discussion of the information and factors considered and given weight by the Sterling Founders, certain affiliated trusts and the Sterling Investors in connection with the fairness of the Offer and the Merger and, if applicable, any open market purchases effected by Parent or Purchasers, is not intended to be exhaustive but is believed to include all material factors considered by the Sterling Founders, certain affiliated trusts and the Sterling Investors. The Sterling Founders, certain affiliated trusts and the Sterling Investors did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the fairness of these transactions. The Sterling Founders, certain affiliated trusts and the Sterling Investors believe that these factors provide a reasonable basis for their belief that these transactions are fair to the unaffiliated stockholders.

Position of Parent, Purchasers and the Sponsors as to Fairness

        Under a potential interpretation of the rules governing "going private" transactions, Parent, Purchasers and the Sponsors may be required to express their beliefs as to the fairness of the Merger to Laureate's unaffiliated stockholders. Parent, Purchasers and the Sponsors are making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of Parent, Purchasers and the Sponsors should not be construed as a recommendation to any stockholder as to how that stockholder should vote on the approval of the Merger and the Merger Agreement.

        Parent, Purchasers and the Sponsors attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the stockholders of Laureate, and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were fair to such stockholders. None of Parent, Purchasers or the Sponsors believes that it has or had any fiduciary duty to Laureate or its stockholders, including with respect to the Merger and its terms. The unaffiliated stockholders of Laureate were, as described elsewhere in this Information Statement, represented by the special committee that negotiated with the Sponsors on their behalf, with the assistance of independent legal and financial advisors.

        None of Parent, Purchasers or the Sponsors participated in the deliberation process of the special committee and none of them participated in the conclusions of the special committee or the board of directors of Laureate that the Offer and the Merger were fair to the unaffiliated stockholders of Laureate, nor did they undertake any independent evaluation of the fairness of the Merger or engage a financial advisor for these purposes. None of Parent, Purchasers or the Sponsors received advice from Laureate's or the special committee's legal or financial advisors as to the substantive and procedural fairness of the Offer and the Merger. However, Parent, Purchasers and the Sponsors believe that the

Merger Agreement and the Merger are substantively and procedurally fair to the unaffiliated stockholders based upon the following factors:

  •
  the factors considered by, and the findings of, the special committee and the Company's board of directors with respect to the substantive fairness of the Offer and the Merger to such unaffiliated stockholders as set forth in this Information Statement including the consideration and analysis by the special committee and the Company's board of directors of the current and historical market prices of the Company's common stock, the going concern value of the Company, each as described in this Information Statement under "—Reasons for the Merger; Recommendation of the Special Committee and of Our Board of Directors; Fairness of the Merger", and the discussion set forth in this Information Statement under "—Opinions of the Special Committee's Financial Advisors", which findings and related analyses Parent, Purchasers and Sponsors adopt;

  •
  the factors considered by, and the findings of, the special committee and the Company's board of directors with respect to the procedural fairness of the Offer and the Merger to such unaffiliated stockholders, including the approval of the Offer and the Merger by the special committee, the absence of a requirement that a majority of the Company's unaffiliated stockholders tender their shares of the Company's common stock into the Offer and the determination of the special committee not to retain an unaffiliated representative to act on behalf of the Company's unaffiliated stockholders, each as set forth in this Information Statement under "—Reasons for the Merger; Recommendation of the Special Committee and of Our Board of Directors; Fairness of the Merger," which findings and related analyses, Parent, Purchasers and the Sponsors adopt;

  •
  the original $60.50 per share merger consideration contemplated by the original merger agreement, and the other terms and conditions of the original merger agreement, resulted from extensive negotiations between the special committee and its advisors and Mr. Becker, certain other members of the Investor Group, Parent and Purchasers and their respective advisors, and the revised $62.00 offer price and merger consideration, which represents an increase of $1.50 per share over the original $60.50 merger consideration, also resulted from arms'-length negotiations between the special committee and Mr. Becker and representatives of the Investor Group;

  •
  the special committee consisted solely of directors who are not officers or controlling stockholders of Laureate, or affiliated with any of the Sterling Founders or the other members of the Investor Group, or any of their affiliates;

  •
  the fact that the special committee received opinions from its financial advisors, Morgan Stanley and Merrill Lynch, that, based upon and subject to the assumptions, qualifications and limitations set forth in their respective written opinions described, as of June 2, 2007, the consideration of $62.00 in cash per share to be received by the holders of shares of the Company's common stock pursuant to the Offer and the Merger was fair from a financial point of view to such holders (other than Parent, the Investor Group and their respective affiliates), as described in the respective written opinions of Morgan Stanley and Merrill Lynch (see "—Opinions of the Special Committee's Financial Advisors");

  •
  the fact that Parent, Purchasers and the Sponsors did not participate in or have any influence on the deliberative process of, or the conclusions reached by, the special committee or the negotiating positions of the special committee; and

  •
  the Merger will provide consideration to the Company's unaffiliated stockholders entirely in cash, which provides certainty of value.

        Parent, Purchasers and the Sponsors noted that the special committee and the Company's board of directors did not consider the net book value or liquidation value of the Company, the recent purchase prices paid by officers, directors and affiliates of the Company for shares of the Company's common stock or any firm offers made for the Company during the last two years, for the reasons described in this Information Statement under "—Reasons for the Merger; Recommendation of the Special Committee and of Our Board of Directors; Fairness of the Merger," and, accordingly, Parent, Purchasers and the Sponsors did not consider these factors.

        In addition, under a potential interpretation of the applicability of Rule 13e-3 under the Exchange Act, any open market purchases effected by Parent or Purchasers following completion of the Merger could be deemed to be steps in a going-private transaction. If any such open market purchases effected by Parent or Purchasers following completion of the Offer were deemed to be steps in a going-private transaction, Parent, Purchasers and the Sponsors believe that these purchases would be substantively and procedurally fair to the Company's unaffiliated stockholders based upon the factors described above under "—Position of the Sterling Founders and Certain Related Persons as to Fairness."

        The foregoing discussion of the information and factors considered and given weight by Parent, Purchasers and the Sponsors in connection with the fairness of the Merger Agreement and the Merger is not intended to be exhaustive but is believed to include all material factors considered by Parent, Purchasers and the Sponsors. Parent, Purchasers and the Sponsors did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the fairness of the Merger Agreement and the Merger. Parent, Purchasers and the Sponsors believe that these factors provide a reasonable basis for their position that they believe that the Merger is fair to the Company's unaffiliated stockholders.

Purposes, Reasons and Plans for Laureate after the Merger

        Parent and Purchasers expect that, upon consummation of the Merger (and excluding the transactions contemplated in connection with the Merger as described in this offer to purchase), the operations of Laureate will be conducted substantially as they currently are being conducted. Parent and Purchasers do not have any current intentions, plans or proposals to cause L Curve or M Curve to engage in any of the following:

  •
  an extraordinary corporate transaction following consummation of the Merger involving Laureate's corporate structure, business or management, such as a merger, reorganization or liquidation,

  •
  the relocation of any material operations or sale or transfer of a material amount of assets, or

  •
  any other material changes in the Company's business.

        Nevertheless, following consummation of the Merger, Parent and the management and/or Company's board of directors of the surviving corporation may initiate a review of the surviving corporation and its assets, corporate and capital structure, capitalization, operations, business, properties and personnel to determine what changes, if any, would be desirable following the Merger to enhance the business and operations of the surviving corporation and may cause the surviving corporation to engage in the types of transactions set forth above if the management and/or board of directors of the surviving corporation decides that such transactions are in the best interest of the surviving corporation upon such review. Parent, Purchasers, the Rollover Investors, the Sponsors and the surviving corporation expressly reserve the right to make any changes they deem appropriate in light of such evaluation and review or in light of future developments.

Certain Effects of the Merger

        The shares of the Company's common stock are currently registered under the Exchange Act. Such registration may be terminated upon application of the Company to the SEC if the shares of the Company's common stock are not listed on a national securities exchange and there are fewer than 300 record holders of the shares of the Company's common stock. Parent and Purchasers do not currently intend to take any action to terminate the registration of the Company's common stock under the Exchange Act prior to the Merger but such registration will be terminated following completion of the Merger. The termination of registration of the shares of the Company's common stock under the Exchange Act would substantially reduce the information required to be furnished by the Company to holders of shares of the Company's common stock and to the SEC and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, the requirement to furnish a proxy statement in connection with stockholders' meetings pursuant to Section 14(a) of the Exchange Act, and the requirements of Rule 13e-3 under the Exchange Act with respect to "going-private" transactions, no longer applicable to the Company. In addition, "affiliates" of the Company and persons holding "restricted securities" of the Company may be deprived of the ability to dispose of such securities under Rule 144 under the Securities Act of 1933, as amended. If registration of the shares of the Company's common stock under the Exchange Act were terminated, the shares of the Company's common stock would no longer be "margin securities" or be eligible for listing on the Nasdaq.

        In addition, if the registration of the shares of the Company's common stock is terminated, Laureate will no longer be subject to certain provisions of the Sarbanes-Oxley Act of 2002 ("Sarbanes Oxley") or the liability provisions of the Exchange Act with respect to Laureate's common stock. By virtue of Laureate no longer operating as a company with publicly listed equity securities, Laureate expects to save approximately $510,000 per year, such cost savings consisting of annual Nasdaq fees, costs incurred in connection with Laureate's annual meeting and premiums for the Company's directors' and officers' insurance. The Investor Group will become the beneficiary of these cost savings.

        At the effective time of the Merger, unless otherwise agreed between a holder and Parent or as provided below with respect to certain unvested restricted shares, for each share of the Company's common stock issued and outstanding immediately prior to the effective time of the Merger not tendered into the Offer (other than shares owned by Parent immediately prior to the effective time of the Merger, including shares acquired by Parent from the Rollover Investors) will be converted into the right to receive $62.00 in cash, without interest and less any applicable withholding taxes. Except as otherwise agreed by Parent and a holder of options to acquire the Company's common stock or of unvested restricted shares, or as otherwise provided in the Merger Agreement, to the extent applicable, outstanding options, unvested restricted shares and performance share units will, as of the effective time of the Merger, be treated as follows:

  •
  all outstanding options to acquire the Company's common stock will be canceled and, in exchange for such cancellation, each holder will be entitled to receive from the surviving corporation promptly following the effective time of the Merger a cash payment equal to the number of shares of the Company's common stock underlying the holder's option or options multiplied by the amount by which $62.00 exceeds the exercise price for each share of the Company's common stock underlying the option or options, without interest and less any applicable withholding taxes;

  •
  each unvested Company restricted share outstanding immediately prior to the effective time of the Merger will vest and become free of restrictions and will be canceled and converted into the right to receive $62.00, without interest and less any applicable withholding taxes, in the Merger; and

  •
  the performance share units and, to the extent not previously exercised, options to purchase shares of the Company's common stock held by Mr. Becker, and, to the extent not previously exercised, the options to purchase the Company's common stock held by Mr. Hoehn-Saric, are expected to be cancelled in exchange for L Curve or the surviving corporation establishing a new deferred compensation plan for each of them, under which plans these two individuals will have rights to receive cash payments in the future, which plans will have an aggregate initial value of approximately $126.7 million, assuming Messrs. Becker and Hoehn-Saric do not exercise any options to purchase shares of the Company's common stock prior to the consummation of the Merger.

        The Merger Agreement provides that, in connection with the consummation of the Merger, specified unvested options to purchase the Company's common stock and specified unvested Company restricted shares will be canceled without payment therefor and, in lieu of making the payments described above, the surviving corporation will establish a retention bonus award plan, pursuant to which each holder of such a canceled option or restricted share will be entitled to receive a cash payment, without interest and less any applicable withholding taxes, equivalent to the amount the holder otherwise would have received for such award promptly following the consummation of the Merger in respect of such canceled options and restricted shares, provided that the holder remains employed by the surviving corporation through the first (or second, for certain employees) anniversary of the consummation of the Merger.

        In addition, Purchasers have agreed that the payment in respect of options described above will be paid to directors of the Company serving as of the date on which Purchasers purchased shares of the Company's common stock in the Offer in respect of the options held by them as of such date even if those options expire prior to the effective time of the Merger as a result of the director's subsequent resignation.

        Immediately following the effective time of the Merger, the entire equity in the surviving corporation, other than options to purchase shares of the surviving corporation's common stock that may be granted to, or other equity that may be held following a rollover of shares by members of the Company's management will ultimately be owned through Parent by members of the Investor Group and any additional investors that the members of the Investor Group permit to invest in Parent. Following completion of the Merger, the members of the Investor Group and any additional investors permitted to invest in Parent will be the sole beneficiaries of the Company's future earnings and growth, if any, and will be entitled to vote on corporate matters affecting the surviving corporation following the Merger. Similarly, the members of the Investor Group, and any investors permitted to invest in Parent will also bear the risks of ongoing operations, including the risks of any decrease in the Company's value after the Merger and the operational and other risks related to the incurrence by the surviving corporation of significant additional debt as described below under "—Financing of the Merger."

        If the Merger is consummated, Laureate's unaffiliated stockholders will have no interest in Laureate's net book value or net earnings. The table below sets forth the interests in Laureate's net book value and net earnings of each of the Sterling Founders and certain related trusts, of the Sterling Investors and of the Sponsors prior to commencement of the Offer and immediately after the Merger, based upon the net book value of Laureate at March 31, 2007 and net earnings of Laureate for the twelve months ended March 31, 2007. Immediately following the Merger, the entire interest in

Laureate's net book value and net earnings will be held through Parent by the members of the Investor Group.

	Ownership Prior to the Offer(1)				Ownership After the Merger(2)
	Net Book Value		Net Earnings		Net Book Value		Net Earnings
Name	$ in thousands	%	$ in thousands	%	$ in thousands	%	$ in thousands	%
Investor Group	$24,175	2.23%	$2,358	2.23%	$1,082,921	100.00%	$105,615	100.00%
Douglas L. Becker(3)	8,617	0.80	840	0.80	4,961	0.46	484	0.46
Steven M. Taslitz(4)	5,641	0.52	550	0.52	7,865	0.73	767	0.73
SCP II	—	—	—	—	13,061	1.21	1,274	1.21
SCP III	—	—	—	—	20,897	1.93	2,038	1.93
Sterling Laureate, LP	—	—	—	—	11,206	1.03	1,093	1.03
Sterling Laureate Executives Fund, LP	—	—	—	—	2,207	0.20	215	0.20
Sterling Laureate Rollover, LP(5)	1,419	0.13	138	0.13	2,223	0.21	217	0.21
KKR	—	—	—	—	208,969	19.30	20,380	19.30
S.A.C. Capital Management, LLC(6)	898	0.08	88	0.08	182,848	16.88	17,833	16.88
Bregal Europe Co-Investment L.P.	—	—	—	—	104,485	9.65	10,190	9.65
SPG Partners, LLC	—	—	—	—	26,121	2.41	2,548	2.41
Citi Private Equity	—	—	—	—	91,424	8.44	8,916	8.44
Eric D. Becker(7)	5,798	0.54	565	0.54	—	—	—	—
R. Christopher Hoehn-Saric	6,779	0.63	661	0.63	—	—	—	—

(1)
Based upon beneficial ownership as of March 31, 2007, excluding any options (whether or not exercisable), and Laureate's net book value at March 31, 2007 and net income for the twelve months ended March 31, 2007.

(2)
Based upon the current equity commitments (see "—Financing of the Merger") and Laureate's net book value at March 31, 2007 and net income for the twelve months ended March 31, 2007, and without giving effect to any additional indebtedness to be incurred in connection with the Offer and the Merger. These amounts do not include any value with respect to any interest in the net book value or net earnings of Laureate, immediately following the Merger, that may be represented by the incentive profits interests, deal profits interests or carried interests to be received by certain of the Sterling Founders and their affiliates (as described under "—Interests of the Company's Directors and Executive Officers in the Merger") because these interests merely represent a right to participate in the future profits of Laureate and, as such, have no readily ascertainable value as of the date hereof. They also do not reflect any post-merger ownership of options or other equity in the surviving corporation that may be held by other members of the Company's management.

(3)
Includes ownership by The Irrevocable BBHT II IDGT, Irrevocable Grantor Annuity Trust No. 11 and Mr. Becker's IRA.

(4)
Includes ownership by KJT Gift Trust.

(5)
Includes 36,654 shares held by Bruce Goldman, 14,929 shares held by the Goldman Family Gift Trust, 5,957 shares held by the Merrick Elfman Gift Trust, 5,304 shares held by LGG Gift Trust and 4,787 shares owned by Therese Wareham.

(6)
Sigma Capital Associates, LLC, an Anguilla limited liability company, owns 40,000 shares of the Company's common stock. Sigma Capital Management, LLC serves as investment adviser to Sigma Capital Associates, LLC. Sigma Capital Management, LLC is an investment manager owned by S.A.C. Capital Management, LLC.

(7)
Includes 7,485 shares owned by Eric D. Becker's spouse.

        The Sterling Founders and certain affiliated trusts have interests in the Merger that are different from the Company's unaffiliated stockholders generally, as described in more detail under "—Interests of the Company's Directors and Executive Officers in the Merger." The incremental benefits include the right and commitment of Mr. Becker and his affiliated trusts to contribute to Parent all of the Company's common stock held by Mr. Becker, and all of the shares of the Company's common stock held by his affiliated trusts, for equity interests in Parent. In addition, Messrs. Becker and Hoehn-Saric have the incremental benefits of their right and commitment to cancel at the effective time of the Merger, to the extent not previously exercised, their options to purchase shares of the Company's common stock and with respect to Mr. Becker, his performance share units, in exchange for L Curve or the surviving corporation establishing a new deferred compensation plan for each of them, under which plans these two individuals will have rights to receive cash payments in the future, which plans will have an aggregate initial value of approximately $126.7 million. These contributions and cancellations will only be made at such time as the conditions to the Merger are satisfied or waived. Mr. Becker will also continue as the Chief Executive Officer and Chairman of the board of directors of the surviving corporation following the Merger. The Sterling Founders also have, or will have prior to the effective time of the Merger, controlling interests in entities that have or will receive profits interests in participants in the transaction, including Parent, the Sterling Investors and investment vehicles to be formed with certain of the equity investors, as described in more detail under "—Interests of the Company's Directors and Executive Officers in the Merger." A detriment to the Sterling Founders and certain affiliated trusts is that their new equity interests in Parent, whether directly or indirectly held, will not initially be and may not be registered under the federal securities laws, and such shares will be relatively illiquid without an active public trading market for such securities. Such equity interests will also be subject to contractual restrictions on the ability of the Sterling Founders and certain affiliated trusts to sell such equity.

        Laureate's common stock is currently registered under the Exchange Act and is listed on the Nasdaq Global Select Market under the symbol "LAUR." As a result of the Merger, Laureate will be a privately held corporation, and there will be no public market for its common stock. After the Merger, the Laureate common stock will cease to be listed on the Nasdaq Global Select Market, and price quotations with respect to sales of shares of common stock in the public market will no longer be available. In addition, registration of the Laureate common stock under the Exchange Act will be terminated.

        At the effective time of the Merger, the directors of L Curve will become the directors of the surviving corporation and the current officers of Laureate will become the officers of the surviving corporation, other than those who Parent determines shall not remain as officers of the surviving corporation. The articles of incorporation of Laureate will be the articles of incorporation of the surviving corporation until thereafter amended in accordance with Maryland law. The bylaws of L Curve in effect immediately prior to the effective time of the Merger will become the bylaws of the surviving corporation.

Delisting and Deregistration of Laureate Common Stock

        If the Merger is completed, the Laureate common stock will be delisted from the Nasdaq Global Select Market and deregistered under the Exchange Act.

Accounting

        For financial reporting purposes, the Merger will be accounted for as a recapitalization, pursuant to which the historical bases of Laureate's assets and liabilities will be preserved following the Merger.

Regulatory Approvals

        Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger cannot be consummated until Laureate and Parent file a notification and report form under the HSR Act and the applicable waiting period has expired or been terminated. Laureate and Parent filed notification and report forms under the HSR Act with the FTC and the Antitrust Division of the DOJ on February 23, 2007. Laureate and Parent were notified by the FTC that early termination of the waiting period had been granted as of March 6, 2007. At any time before or after consummation of the Merger, notwithstanding the early termination of the waiting period under the HSR Act, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Laureate or Parent. At any time before or after the consummation of the Merger, and notwithstanding the early termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Laureate or Parent. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

        While there can be no assurance that the Merger will not be challenged by a governmental authority or private party on antitrust grounds, based on a review of information provided by Parent relating to the businesses in which it and its affiliates are engaged, Laureate believes that the Merger can be effected in compliance with federal and state antitrust laws. The term "antitrust laws" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, all other Federal and state statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

        The Company and Parent have made filings and taken other actions, and will continue to make filings and take actions, necessary to obtain approvals from all appropriate governmental and educational authorities in connection with the Merger.

        Regulatory approvals include approval by a number of the state authorizing agencies and accrediting agencies that currently approve or accredit Laureate's institutions and their educational programs. Laureate is in the process of obtaining approvals, or confirmation that approvals will not be required, from a number of these state authorizing agencies and accrediting agencies and is continuing to take actions to obtain all other required regulatory approvals. Laureate has also notified the U.S. Department of Education that L Curve and M Curve in the aggregate acquired a majority of the Company's shares in the offer, so that the change of control of Walden University has occurred and Walden University will file the necessary materials for DOE review. There are no education regulatory approvals or actions that are conditions to the obligations of Parent and L Curve under the Merger Agreement.

Financing of the Merger

        Purchasers estimate that the total amount of funds necessary to consummate the Offer and Merger and the related transactions is approximately $4.1 billion (which amount includes the value of shares of the Company's common stock to be contributed to Parent by the Rollover Investors and debt on the Company's balance sheet that will remain after consummation of the Merger), consisting of approximately $3.4 billion to be paid to Laureate's stockholders and holders of other equity-based interests in Laureate and $530 million of existing indebtedness, with the remaining funds to be used to act as a reserve to fund capital expenditures and acquisitions and to pay customary fees and expenses in connection with the Offer and the Merger, the financing arrangements and the related transactions.

        Pursuant to the Merger Agreement, Parent and L Curve are obligated to use their reasonable best efforts to obtain the debt financing described below as promptly as practicable. In the event that any portion of the debt financing becomes unavailable on the terms contemplated in the agreements in respect thereof, each of Parent and L Curve is obligated to use its reasonable best efforts to arrange alternative financing from alternative sources on terms no less favorable, taken as whole, to Parent and L Curve (as determined in the reasonable judgment of Parent).

        No alternative financing arrangements or alternative financing plans have been made in the event that the financing arrangements described below are not available as anticipated.

        The following arrangements are intended to provide the necessary financing for the Merger:

  Equity Financing

        Parent has received equity commitment letters from investment funds and other investors affiliated with or managed by Kohlberg Kravis Roberts & Co., S.A.C. Capital Management, LLC, Moore Capital Management, LLC, Citi Private Equity, Makena Capital Management LLC, Torreal Sociedad de Capital Riesgo de Régimen Simplificado S.A., SPG Partners, LLC, Vulcan Capital Education Holdings LLC, Brenthurst Funds, Sterling Partners, Demeter Holdings Corporation, Stockwell Fund, L.P., Soros Fund Management LLC, BV Group Ventures LLC and Morgan Creek Partners II, LP, as well as Bregal Europe Co-Investment L.P. and Caisse de dépôt et placement du Québec pursuant to which these funds and entities have committed to contribute an aggregate of approximately $2.1 billion in cash to Parent, a portion of which was funded in connection with the Offer and the remainder will be provided in connection with the Merger. In exchange for the equity, the investors identified above and their affiliates will receive a direct or indirect percentage ownership interest in Parent that will be calculated on a pro rata basis, based on commitments by the Investor Group and the valuation of any shares of the Company's common stock to be contributed to Parent. The parties to the equity commitment letters have the right to assign all or a portion of their obligations under the equity commitment letters to one or more of their respective affiliates or entities with which they share a common investment advisor that agree to assume the obligations under the equity commitment letters, provided that the assigning parties shall remain obligated to perform their respective obligations to the extent not performed by such assignees. The Company is an express third party beneficiary of each of the equity commitment letters and is entitled to enforce the obligations of the parties to the equity commitment letters directly against such parties in the event of a willful and material breach of such obligations, but only to the extent of such party's cash commitment thereunder. The equity commitment letters terminate 30 days following the valid termination of the Merger Agreement.

        In addition, Messrs. Becker and Taslitz, and certain trusts and a partnership affiliated with each of them (collectively, the "Rollover Investors"), have committed to contribute shares of the Company's common stock which have an aggregate value of approximately $40.9 million in exchange for a percentage ownership interest in Parent that will be calculated on a pro rata basis, based on cash commitments by the Investor Group and the valuation of any shares of the Company's common stock to be contributed to Parent. Each of Messrs. Becker and Hoehn-Saric has agreed, in connection with the Merger, to cancel his options to purchase shares of the Company's common stock and performance share units, as applicable, in exchange for L Curve or the surviving corporation establishing a new deferred compensation plan for each of them, under which plans these two individuals will have rights to receive cash payments in the future, which plans will have an aggregate initial value of approximately $126.7 million. The obligations of the Rollover Investors with respect to the contribution of shares of the Company's common stock and the obligations of Messrs. Becker and Hoehn-Saric with respect to the cancellation of their options and, in the case of Mr. Becker, his performance share units, are subject to the satisfaction or waiver by Parent of the conditions precedent to Parent's obligation to consummate the Merger. The shares contributed to L Curve or M Curve by or on behalf of the Rollover Investors will be canceled and retired in connection with the Merger, and will not be entitled to receive any merger consideration upon consummation of the Merger. The Company is an express third party beneficiary of each of the commitment letters of the Rollover Investors and is entitled to enforce such obligations directly against the applicable party in the event of a willful and material breach of such obligations, but only to the extent of each party's respective commitment. Parent and each of the members of the Investor Group agreed to use commercially reasonable efforts to (a) structure the contribution by Mr. Becker of shares of the Company's common stock to Parent in exchange for equity interests in Parent as a tax-free exchange (other than with respect to any cash received by Mr. Becker in the Merger) to the extent permitted by law, (b) structure the other elements of the equity incentive plan for Mr. Becker in a tax efficient manner and (c) structure such contribution of equity and other elements of such equity incentive plan so as to avoid adverse accounting consequences for Parent, Laureate and any of their respective subsidiaries; provided, however, that under no circumstances shall any member of the Investor Group be required to take any action or agree to any amendment, waiver or modification of the Merger Agreement or any related agreement if such action or amendment, waiver or modification would be adverse to such person or any member of the Investor Group. The commitments of the Rollover Investors terminate 30 days following the valid termination of the Merger Agreement.

  Debt Financing

        L Curve has received a debt commitment letter, dated as of June 3, 2007, from Goldman Sachs Credit Partners L.P. ("GSCP"), Citigroup Global Markets and/or any of its affiliates, Credit Suisse ("CS"), Credit Suisse Securities (USA) LLC ("CS Securities"), JPMorgan Chase Bank, N.A. ("JPMCB") and J.P. Morgan Securities Inc. ("JPMSI" and, together with GSCP, Citigroup Global Markets, CS, CS Securities and JPMCB, the "Debt Financing Sources") pursuant to which, subject to the conditions set forth therein:

        In connection with the Merger:

  •
  each of GSCP, Citigroup Global Markets, CS and JPMCB has severally and not jointly committed to provide to Laureate or L Curve up to an aggregate of $1,335 million of senior secured credit facilities for the purpose of financing the Merger, repaying or refinancing certain existing indebtedness of Laureate and its subsidiaries, refinancing amounts outstanding under the margin loan facility, paying fees and expenses incurred in connection with the Offer and the Merger and providing ongoing working capital and for other general corporate purposes of Laureate and its subsidiaries following consummation of the Merger;

  •
  each of GSCP, Citigroup Global Markets, CS and JPMCB has severally and not jointly committed to provide to Laureate or L Curve up to an aggregate of $725 million of senior unsecured increasing rate loans under a bridge facility for the purpose of financing the Merger, repaying or refinancing certain existing indebtedness of Laureate and its subsidiaries, refinancing amounts outstanding under the margin loan facility and paying fees and expenses incurred in connection with the Offer and the Merger; and

  •
  each of GSCP, Citigroup Global Markets, CS and JPMCB has severally and not jointly committed to provide to Laureate or L Curve up to an aggregate of $325 million of senior subordinated increasing rate loans under a bridge facility for the purpose of financing the Merger, repaying or refinancing certain existing indebtedness of Laureate and its subsidiaries, refinancing amounts outstanding under the margin loan facility and paying fees and expenses incurred in connection with the Offer and the Merger.

        The debt commitments, which, in the aggregate, total approximately $[2,385] million, expire the earlier of (a) 180 days after the initial purchase of shares pursuant to the Offer and (b) December 21, 2007. The documentation governing the senior secured credit facilities and the bridge facilities has not been finalized and, accordingly, the actual terms of such facilities may differ from those described in this offer to purchase.

  Conditions Precedent to the Debt Commitments

        The availability of the senior secured credit facilities and the bridge facilities is subject to the satisfaction or waiver of a number of conditions, including, without limitation:

  •
  consummation of the Merger in accordance with the Merger Agreement and no provision thereof having been waived or amended in a manner materially adverse to the lenders (including without limitation the marketing period condition) without the reasonable consent of the Debt Financing Sources;

  •
  execution and delivery of definitive documentation, closing certificates, solvency certificates and opinions with respect to the senior credit facilities and bridge facilities;

  •
  consummation of the equity contributions, which (to the extent constituting other than common equity interests) must be on terms and conditions and pursuant to documentation reasonably satisfactory to the Debt Financing Sources to the extent material to the interests of the lenders;

  •
  delivery of certain audited, unaudited and pro forma financial statements; provided that this condition is no longer a condition precedent after (x) October 31, 2007 or (y) if the failure to deliver such financial statements is due to Parent's or L Curve's failure to comply with its obligations under the financing cooperation covenant in the Merger Agreement;

  •
  absence of any competing issues of debt securities or commercial bank or other credit facilities being offered, placed or arranged (other than the high-yield notes) prior to and during the syndications of the senior secured credit facilities or bridge facilities;

  •
  delivery of documentation and information mutually agreed to be required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the PATRIOT Act; and

  •
  subject to certain exceptions, guarantees shall have been executed by the guarantors described below, and shall be in full force and effect and, with respect to the senior secured credit facilities, all documents and instruments required to perfect security interests in collateral shall have been executed and delivered and be in proper form for filing and none of the collateral shall be subject to any other pledges, security interest or mortgages, except for certain permitted liens.

Senior Secured Credit Facilities

        General.    The borrower under the senior secured credit facilities will be L Curve or Laureate initially, and Laureate, as the surviving corporation in the Merger, upon consummation of the Merger, and one or more of its subsidiaries. The senior secured credit facilities will comprise a $650 million senior secured term loan facility with a term of seven years, a $100 million senior secured delayed draw term loan facility, which will mature on the seventh anniversary of the consummation of the Merger and a $400 million senior secured multi-currency revolving credit facility with a term of seven years. The senior secured term loan facility may be increased by the amount of accrued and unpaid interest on the margin loan facility on the closing date in an aggregate principal amount not to exceed $110 million. The revolving credit facility will include sublimits for the issuance of letters of credit and swingline loans and will be available in U.S. dollars, Euros and other currencies to be agreed upon. To the extent a letter of credit in an aggregate principal amount of up to $75 million is issued under the Company's existing credit agreement to satisfy the requirements of the U.S. Department of Education in connection with the initial purchase of shares of the Company's common stock pursuant to the Offer, such letter of credit shall be assumed as a letter of credit under a new synthetic letter of credit facility under the senior secured credit facilities.

        GSCP and Citigroup Global Markets have been appointed as joint lead arrangers and joint bookrunners for the senior secured credit facilities. GSCP will act as the sole administrative agent for the senior secured credit facilities. In addition, additional agents or co-agents for the senior secured credit facilities may be appointed prior to consummation of the Merger.

        Interest Rate and Fees.    Loans under the senior secured credit facilities are expected to bear interest, at the borrower's option, at (1) a rate equal to LIBOR (London Interbank Offered Rate) (or in the case of loans denominated in Euros, EURIBOR (Euro Interbank Offered Rate)) plus an applicable margin or (2) a rate equal to the higher of (a) the prime rate of Goldman Sachs Credit Partners L.P. and (b) the federal funds effective rate plus 0.50%, plus (in either case) an applicable margin. After the consummation of the Merger, the applicable margins will be subject to decrease pursuant to a leverage-based pricing grid.

        In addition, Laureate will pay customary commitment fees (subject to a decrease based on leverage), letter of credit fees under the revolving credit facility and fees under the synthetic letter of credit facility, if any. Upon the initial funding of the senior secured credit facilities, L Curve has also agreed to pay an underwriting fee to the Debt Financing Sources.

        Prepayments and Amortization.    The borrower will be permitted to make voluntary prepayments at any time, without premium or penalty (other than LIBOR breakage costs, if applicable), and required to make mandatory prepayments of term loans with (1) net cash proceeds of non-ordinary course asset sales and insurance and condemnation proceeds (subject to reinvestment rights and other exceptions), (2) net proceeds of issuances of debt (other than permitted debt) and (3) a percentage of Laureate's excess cash flow (to be defined). The term loans will also have required interim amortization payments, payable quarterly, with the balance payable at the final maturity date of such term loans.

        Guarantors.    All obligations under the senior secured credit facilities will be guaranteed by each existing and future direct and indirect, wholly owned domestic subsidiary of Laureate (other than certain immaterial subsidiaries to be agreed upon, other subsidiaries treated as unrestricted as to be decided and any subsidiary that owns or operates a school) and, in the case of any obligations of additional borrowers, by the borrower, in each case only to the extent permitted by applicable law, regulation and contract and to the extent such guarantee would not result in adverse tax or accreditation consequences. If any guarantee (other than a domestic guarantee) is not provided at the time of consummation of the Merger despite the use of commercially reasonable efforts to do so, the delivery of the guarantee will not be a condition precedent to the availability of the senior secured credit facilities on the date on which the Merger is consummated, but instead will be required to be delivered following the date on which the Merger is consummated pursuant to arrangements to be agreed upon.

        Security.    The obligations of the borrowers and the guarantors under the senior secured credit facilities will be secured, subject to permitted liens and other agreed upon exceptions, by all the capital stock of the first-tier subsidiaries owned by Laureate and each guarantor of such facilities (limited, in the case of foreign subsidiaries, to 66% of the voting stock of such subsidiaries) and substantially all present and future tangible and intangible assets of Laureate and each other guarantor. If the security (other than any domestic stock pledge and any security interest capable of perfection by the filing of a Uniform Commercial Code financing statement) is not provided on the date on which the Merger is consummated despite the use of commercially reasonable efforts to do so, the delivery of the security will not be a condition precedent to the availability of the senior secured credit facilities on the date on which the Merger is consummated, but instead will be required to be delivered following such date pursuant to arrangements to be agreed upon.

        Other Terms.    The senior secured credit facilities will contain customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, liens, investments and acquisitions, sales of assets, mergers and consolidations, dividends and other distributions on or redemptions of stock and prepayments of certain subordinated indebtedness. The senior secured credit agreement will not contain any financial maintenance covenants, but the availability of certain baskets and other actions will be subject to compliance with an incurrence test. The senior secured facilities will also include customary events of default, including a change of control default.

High-Yield Debt Financing

        Either L Curve or Laureate is expected to issue (i) $725 million in aggregate principal amount of senior unsecured notes and (ii) $325 million in aggregate principal amount of senior subordinated notes. The notes will not be registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be offered in the United States absent registration under, or an applicable exemption from the registration requirements of, the Securities Act. The senior unsecured and senior subordinated notes will be offered to "qualified institutional buyers," as such term is defined in Rule 144A under the Securities Act, and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act.

Bridge Facility

        If the offering of notes by either L Curve or Laureate is not consummated substantially concurrently with the consummation of the Merger, the Debt Financing Sources have committed to provide to L Curve or Laureate: (i) up to $725 million in loans under a senior unsecured bridge facility and (ii) up to $325 million in loans under a senior subordinated bridge facility. After consummation of the Merger, Laureate will be the borrower under the bridge facilities.

        If the bridge loans are not paid in full on or before the first anniversary of the effective time of the Merger, the senior unsecured bridge loans will convert into extended term loans maturing on the eighth anniversary of the effective time of the Merger and the senior subordinated bridge loans will convert into extended term loans maturing on the tenth anniversary of the effective time of the Merger. Holders of any such senior unsecured or senior subordinated extended term loans may choose to exchange such loans for exchange notes maturing on the eighth and tenth anniversary of the effective time of the Merger, respectively, and also may, if necessary for the sale of such exchange notes to an unaffiliated third party, fix the interest rate on any such exchange notes. The borrower would be required to register any exchange notes for public resale under a registration statement in compliance with applicable securities laws.

        The bridge loans will bear interest at a floating rate equal to LIBOR plus a spread that increases over time, and will contain covenants customary for financings of this type, including covenants restricting the ability of the borrower, among other things and subject to exceptions, to incur or repay certain debt, to make dividends, distributions or redemptions and to incur liens. The borrower will be able to pay interest from time to time on up to $450 million of the senior unsecured bridge loans by issuing additional loans or exchange notes in an amount equal to the interest then due.

        The borrower will be required to prepay the bridge loans, to prepay or offer to prepay the extended loans and to redeem or offer to purchase the exchange notes under certain circumstances, including upon certain non-ordinary course asset sales and receipt of insurance and condemnation proceeds or certain incurrences of debt (in each case, with certain exceptions) and upon a change of control of Laureate.

        GSCP and Citigroup Global Markets have been appointed as joint lead arrangers and the Debt Financing Sources shall have been appointed as joint bookrunners for the bridge facilities. GSCP will act as the sole administrative agent for the bridge facilities. In addition, additional agents or co-agents for the bridge facilities may be appointed prior to consummation of the Merger.

        Each of Messrs. Becker and Hoehn-Saric has received a debt commitment letter from Goldman Sachs in an amount of up to $28.9 million and from Citigroup Global Markets in an amount of up to $17.9 million for the purpose of financing the exercise of stock options held by Messrs. Becker and Hoehn-Saric, including related withholding taxes. In each case, the amount of the facility will not exceed 50% of the initial market value of the collateral provided. The commitments to provide these facilities are subject to the satisfaction or waiver of a number of conditions including, without limitation, the execution and delivery of definitive documentation. Loans under the Goldman Sachs facilities will bear interest at an annual rate equal to overnight LIBOR plus 0.50%, while loans under the Citigroup Global Markets facility will bear interest at an annual rate equal to three month LIBOR plus 0.75%. Loans under the Goldman Sachs facility, plus accrued interest thereon, are due immediately upon completion of the Merger (provided that the term of the loan will not exceed six months). Interest on loans under the Citigroup Global Markets facilities is payable quarterly, with no stated maturity date. A fee of 0.125% of the loan amount is payable under each of the Citigroup Global Markets facilities upon repayment of the related loan.

Interests of the Company's Directors and Executive Officers in the Merger

        In considering the Offer and the Merger, Laureate's stockholders should be aware that certain of Laureate's directors and executive officers have interests in the transaction that are different from, and/or in addition to, the interests of Laureate's stockholders generally. The Company has advised Purchasers that the special committee and the Company's board of directors were aware of these potential conflicts of interest and considered them, among other matters, in reaching their decision to approve the Merger and the Merger Agreement and to recommend that the Company's stockholders tender their shares of the Company's common stock into the Offer and vote in favor of approving the Merger and the Merger Agreement.

Interests of Messrs. Becker and Hoehn-Saric

        In addition to their involvement in Laureate, Messrs. Becker and Hoehn-Saric are partners in Sterling Partners, a private equity firm. In connection with the Offer and the Merger, the Sterling Founders have formed, or intend to form, several new entities for the purposes of owning various interests in Parent, or interests in investors in Parent, as described below. The Sterling Founders contemplate that additional partners in and/or employees of Sterling Partners and its affiliates may be offered the opportunity to participate in one or more of the newly formed entities. The newly formed entities are expected to serve the following purposes:

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  SCP II will invest $25.0 million, SCP III will invest $40.0 million, and two of the newly formed entities, Sterling Laureate LP and Sterling Laureate Executive Fund, LP, will invest $25.7 million in Parent in connection with the Offer and the Merger;

  •
  Sterling Laureate Rollover, LP, another of the newly formed entities, will contribute an aggregate of 68,631 shares of the Company's common stock in connection with the Merger in exchange for a portion of the equity securities of Parent;

  •
  another entity to be formed by the Sterling Founders, SRL Founders, LLC, will receive profits interests in Parent, in consideration of and in recognition of the services provided and to be provided by the Sterling Founders and their partners and employees, to or for the benefit of Parent (or in anticipation of the formation of Parent) in sourcing and bringing the transaction to completion, as described in more detail below; and

  •
  one or more additional entities, which we refer to collectively as SP-L III, will receive profits interests in certain newly formed limited liability companies or partnerships through which several of the members of the Investor Group will make their investments in Parent. These profits interests will be issued in consideration of investment and advisory services that SP-L III has or will provide to (or in anticipation of the current capitalization of) each such newly formed limited liability company or partnership, as described in more detail below.

        In addition, the amended and restated interim investors agreement, the Sterling Founders will have the right to designate three directors on Parent's board of directors. The ability of the Sterling Founders and the Sponsors to designate directors will be adjusted to reflect changes in the ownership of Parent by the Sterling Founders and the Sponsors.

Rollover Shares

        In connection with the Merger Agreement, the Rollover Investors entered into amended and restated letter agreements with Parent (the "Amended and Restated Rollover Commitment Letters") pursuant to which the Rollover Investors agreed to contribute, collectively, 675,067 shares of the Company's common stock owned by them to Parent immediately before the consummation of the Merger in exchange for a percentage ownership interest in Parent that is calculated on a pro rata basis, based on cash commitments by the Investor Group and the valuation of the shares of the Company's common stock to be contributed to Parent. For purposes of the Amended and Restated Rollover Commitment Letters the shares contributed by or on behalf of the Rollover Investors, other than Sterling Laureate Rollover, LP will be valued at $60.50 per share, and the shares contributed by or on behalf of Sterling Laureate Rollover, LP, will be valued at the merger consideration of $62.00 per share. The Rollover Investors, other than Sterling Laureate Rollover, LP, agreed with the Investor Group to value their shares of the Company's common stock for these purposes at the lower $60.50 per share price contemplated by the original merger agreement. It is expected that some other members of management of the Company will also be permitted to (but not required to) rollover unrestricted shares of the Company's common stock into equity of the surviving corporation. Any such contributions would only be made at such time as the conditions to the Merger are satisfied or waived.

Cancellation of Options and Performance Share Units and Establishment of Deferred Compensation Account

        Prior to the signing of the Merger Agreement, Mr. Becker had options to purchase shares of the Company's common stock and performance share units in Laureate, and Mr. Hoehn-Saric had options to purchase shares of the Company's common stock, which, based on a value of $60.50 per share, would entitle Mr. Becker to $78,116,588 and Mr. Hoehn-Saric to $48,622,060 if such options and, in Mr. Becker's case, performance share units, were cashed out in connection with the Merger. Pursuant to Mr. Becker's Amended and Restated Rollover Commitment Letter and an Amended and Restated Commitment Letter dated June 3, 2007 among Mr. Hoehn-Saric, Parent and the other parties thereto, Messrs. Becker and Hoehn-Saric have agreed to cancel such options and, in Mr. Becker's case, performance share units, in exchange for L Curve or the surviving corporation establishing a new deferred compensation plan for each of them, under which plans these two individuals will have rights to receive cash payments in the future, which plans will have an aggregate initial value of approximately $126.7 million, assuming Messrs. Becker and Hoehn-Saric do not exercise any options to purchase shares of the Company's common stock prior to the consummation of the Merger. Parent has agreed that, assuming neither Mr. Becker nor Mr. Hoehn-Saric has exercised any options prior to consummation of the Merger, the surviving corporation will establish a deferred compensation account balance plan (each, a "DCP") with an account value of $78,116,588 for the benefit of Mr. Becker and a DCP with an account value of $48,622,060 for the benefit of Mr. Hoehn-Saric. Each DCP will be administered as described below, as agreed upon by Messrs. Becker and Hoehn-Saric and Parent pursuant to agreed upon term sheets (the "Term Sheets"). On the closing date of the Merger, each DCP will be credited with a number of phantom shares of common stock equal to the number of shares that Messrs. Becker and Hoehn-Saric, as the case may be, could have acquired in the Merger if all of the options and performance share units, as applicable, had been cancelled in exchange for a number of shares (the "Phantom Shares"), equal to the quotient of (x) the aggregate cash payment that Messrs. Becker and Hoehn-Saric, as the case may be, would have received (based on a per share value of $60.50) on a pre-tax basis, in respect of such canceled options and performance share units, as applicable, on the closing date of the Merger divided by (y) the value of one share of common stock of the surviving corporation as it exists immediately after giving effect to the consummation of the Merger (the "Deal Price"). Messrs. Becker and Hoehn-Saric agreed with the Investor Group to value their shares of the Company's common stock (including shares underlying their options) for these purposes at the lower $60.50 per share price contemplated by the original merger agreement.

        Each of Messrs. Becker and Hoehn-Saric will be fully vested at all times in his respective DCP. In general, upon the earliest to occur of (a) a Change of Control (as defined below), (b) in the case of Mr. Becker, any termination of his employment by the surviving corporation or by him, (c) in the case of Mr. Hoehn-Saric, any termination of his membership on the board of directors of the surviving corporation or the general partner of Parent or (d) the seventh anniversary of the date on which Purchasers purchase shares of the Company's common stock pursuant to the Offer, Messrs. Becker or Hoehn-Saric, as the case may be, will be entitled to receive, or commence receiving, payment, in cash, less any applicable tax withholding, of his DCP Account Balance (as defined below) as follows: (i) if the event giving rise to payment under the DCP is either a termination of Messrs. Becker's or Hoehn-Saric's employment or board membership, as applicable, or the seventh anniversary of the date on which Purchasers purchase shares of the Company's common stock pursuant to the Offer (A) if the DCP Account Balance is less than (x) in the case of Mr. Becker, $50 million, and (y) in the case of Mr. Hoehn-Saric, $31 million, it will be paid in a lump sum; (B) if the DCP Account Balance is equal to or greater than (x) in the case of Mr. Becker, $50 million but less than $100 million, and (y) in the case of Mr. Hoehn-Saric, $31 million but less than $62 million, then (i) $50 million (in the case of Mr. Becker) or (ii) $31 million (in the case of Mr. Hoehn-Saric) of such balance will be paid on the date of such event and the remainder will be paid on the first anniversary of such date; and (C) if the DCP Account Balance is greater than (x) in the case of Mr. Becker, $100 million, and (y) in the case of Mr. Hoehn-Saric, $62 million, then (i) $50 million (in the case of Mr. Becker) or (ii) $31 million (in the case of Mr. Hoehn-Saric) of such balance will be paid on each of such event date and the first anniversary thereof, and the remainder of such balance will be paid on the second anniversary of the event date; and (ii) if the event giving rise to such payment is a Change of Control, a lump sum payment shall be made on the date of the Change of Control.

        In addition to the foregoing, in the event that Mr. Becker and/or Mr. Hoehn-Saric is required to pay certain taxes on the amounts contained in his respective DCP Account Balance prior to the date on which he would otherwise be entitled to receive payment of his DCP Account Balance as described above, he will be entitled to receive a cash distribution from his DCP in an amount necessary to pay a specified portion (determined based on a formula) of such taxes.

        The term "Change of Control" shall mean, for purposes of the applicable DCP and the Incentive Profits Interests (as discussed below), the first to occur of either of the following:

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  the sale of all or substantially all of the assets of Parent or the surviving corporation, as applicable, to a person (or group of persons acting in concert); or

  •
  the sale by Parent, any member of the Investor Group or any of their respective affiliates to a person (or group of persons acting in concert) that results in more than 50% of the equity interests of Parent or of the surviving corporation, as applicable, being held by a person (or group of persons acting in concert), which may include any member of the Investor Group or any of their respective affiliates; provided, however that in no event will any relationship among any member of the Investor Group created by the occurrence of the transactions contemplated by the Merger Agreement be deemed to create a group for this purpose;

which also results in any person or group of persons acting in concert that acquired more than 50% of the equity interests of Parent, or the surviving corporation, as applicable, having the ability to appoint a majority of the applicable entity's board of directors.

        In general, the term "DCP Account Balance" shall mean the amount equal to the sum of:

  •
  the product of the number of Phantom Shares credited to the DCP and the lesser of:

  •
  the Deal Price; and

  •
  the Fair Market Value (as defined in the Term Sheets) per share on the date on which the event giving rise to the payment being made occurs; plus

  •
  if the Fair Market Value is greater than the Deal Price, an amount of interest equal to 5% per annum, as if such interest had accrued on the amount in the applicable DCP from the closing date of the Merger through the applicable payment date(s).

Grant of Incentive Profits Interests

        In respect of services that Mr. Becker is to perform to, or for the benefit of, Parent and the surviving corporation and its affiliates, Mr. Becker will be granted a profits interest ("Incentive Profits Interests") in Parent that will provide for the right to receive a percentage of the profits of Parent after the members of the Investor Group have received a return of their equity investment in Parent. The Incentive Profits Interests are anticipated to represent approximately 2.0% to 2.5% of the fully diluted equity of the surviving corporation immediately after consummation of the Merger.

        One half of the Incentive Profits Interests will be vested based on time ("Time Profits Interests") and the remaining half will be vested based on performance ("Performance Profits Interests"). Of the Time Profits Interests, one third of such Time Profits Interests will be fully vested on the date of grant. Subject to Mr. Becker's continued employment with the surviving corporation and its affiliates after the Merger, the remaining two thirds of such Time Profits Interests will vest 20% on each of the first five anniversaries of the consummation of the Offer.

        Subject to Mr. Becker's continued employment with the surviving corporation and its affiliates after the Merger, the Performance Profits Interests will vest 20% beginning on March 31, 2008 and thereafter 20% on each of the next four anniversaries of March 31, 2008, provided that the surviving corporation achieves 100% of the annual pro-rata EBITDA target set forth in the business plan of the surviving corporation as presented by management for each of fiscal years 2007 through 2011 (each such target as set forth in Mr. Becker's Term Sheet, an "Annual Pro Rata EBITDA Target").

        In any given year, if Laureate does not meet 100% of the Annual Pro Rata EBITDA Target, the Performance Profits Interests may still become vested as follows:

  •
  if at least 95% of the Annual Pro Rata EBITDA Target is achieved, 75% of the applicable portion of the Performance Profits Interests that would have then vested will become vested; and

  •
  if at least 90% of the Annual Pro Rata EBITDA Target is achieved, 50% of the applicable portion of the Performance Profits Interests that would have then vested.

        Performance Profits Interests also may vest on a "catch-up" basis. If in any subsequent fiscal year 100% of the applicable Annual Pro Rata EBITDA Target for such subsequent fiscal year is achieved, all Performance Profits Interests which did not previously vest will become vested.

        Any unvested Incentive Profits Interests will be forfeited upon a termination of Mr. Becker's employment with the surviving corporation for any reason. All unvested Incentive Profits Interests shall become vested upon a Change of Control.

Grant of Deal Profits Interest

        In consideration of and in recognition of the services provided and to be provided by the Sterling Founders and their partners and employees, to the Investor Group in sourcing and bringing the Merger to completion, SP-L Founders, LLC is being granted a fully vested approximately 5.5% profits interest in Parent ("Deal Profits Interest"), based upon the total equity investment in Parent as of the effective time of the Merger. SP-L Founders, LLC will be entitled to its share of the profits of Parent for such Deal Profits Interests only after the members of the Investor Group have received distributions sufficient to return their total equity invested in Parent and an internal rate of return of 5% on their equity invested in Parent.

Carried Interests

        Each of the members of the Investor Group, other than Citigroup Global Markets, Sterling Laureate Executive Fund, Sterling Laureate Rollover, and the funds affiliated or managed by KKR 2006 Limited, Citi Private Equity and SPG Partners, LLC, has agreed to grant SP-L III an additional profits interest in connection with the transaction. We refer to these investors as Carry Investors. Each Carry Investor made its investment in Parent through a newly formed limited liability company or partnership. SP-L III has or will provide investment and advisory services to (or in anticipation of the formation of) the applicable investment vehicle in connection with the purchase, holding and disposition by the applicable investment vehicle of its interests in Parent. In consideration of these services, SP-L III shall generally receive a 10% profits interest in the applicable investment vehicle, which will be payable after the Carry Investor has received distributions representing a return of such Carry Investor's capital investment in Parent. However, with respect to Bregal Europe Co-Investment L.P. and any other Carry Investor who so elects, SP-L III will receive profits distributions in Bregal Europe Co-Investment L.P.'s Carry Entity based on the following formula:

  •
  first, 100% of the distribution will be paid to Bregal Europe Co-Investment L.P. until Bregal Europe Co-Investment L.P. has received aggregate distributions equal to its capital contribution plus an internal rate of return of 8% on its investment;

  •
  second, 100% of the distribution will be paid to SP-L III until SP-L III has received an amount equal to 10% of the sum of the cumulative amount distributed to Bregal Europe Co-Investment, L.P. in step 1 above plus the amount distributable to SP-L III pursuant to this second step;

  •
  third, 90% of the distribution will be paid to Bregal Europe Co-Investment L.P. and 10% of the distribution will be paid to SP-L III until Bregal Europe Co-Investment L.P. has received aggregate distributions plus redemption payments equal to an internal rate of return of 20% on its investment;

  •
  fourth, 100% of the distribution will be paid to SP-L III until SP-L III has received an amount equal to 12.5% of the sum of the cumulative amount distributed to Bregal Europe Co-Investment, L.P. in steps 1 and 3 above and from any redemption payments plus the cumulative amount distributable to SP-L III pursuant to step 2 above and this fourth step; and

  •
  thereafter, 87.5% of the distribution will be paid to the Carry Investor and 12.5% of the distribution will be paid to SP-L III.

        In addition, pursuant to a partnership agreement, the general partner of SCP II is entitled to receive 20% of SCP II's cumulative net profits, provided that investors in SCP II earn a return on their investment of at least 8% and the general partner of SCP III is entitled to receive 20% of SCP III's cumulative net profits, provided that investors in SCP III earn a return on their investment of at least 8%. The timing of distributions by SCP II and SCP III to their respective general partners in respect of this 20% "carried interest" depends on a number of circumstances. The Sterling Founders, together with other partners of the general partner of SCP II and SCP III, will share in any distribution of such carry interest.

Laureate Equity Compensation and Bonus Plans

        Except as otherwise agreed by Parent and a holder of options to acquire the Company's common stock or of unvested restricted shares, or as otherwise provided in the Merger Agreement, to the extent applicable, outstanding options, unvested restricted shares and performance share units will, as of the effective time of the Merger, be treated as described under "—Certain Effects of the Offer and the Merger."

        The table below sets forth, as of June 5, 2007 (for each of the Company's "named executive officers" and the Company's other executive officers): (a) the number of stock options held by such person, including unvested stock options that will vest (or, in Mr. Becker's case, be cancelled) upon the consummation of the Merger, (b) the cash payment that may be (or, in Mr. Becker's case, would have been) made in respect of the foregoing stock options upon the consummation of the Merger, (c) the aggregate number of restricted shares that will vest upon consummation of the Merger, (d) the aggregate cash payment that will be (or, in Mr. Becker's case, would have been) made in respect of the foregoing restricted shares upon the consummation of the Merger, (e) the cash payment that will be (or, in Mr. Becker's case, would have been) made in respect of all other shares owned by such person (including shares of the Company's common stock owned through employee benefit plans, but excluding stock options and restricted shares) upon consummation of the Merger, and (f) the total cash payment such person will receive in respect of all payments described in this table if the Merger is consummated (in all cases before applicable withholding taxes, or in Mr. Becker's case, would have received had he not entered into the rollover commitment).

	Vested and Unvested Stock Options
			Restricted Shares		Cash Payment for Other Beneficially Owned Shares
Name						Total Cash Payment
	Number	Cash Payment	Number	Cash Payment
Douglas L. Becker(1)	1,638,010	$68,073,588	166,000	$10,043,000	$102,967,919	$181,084,507
Raph Appadoo	588,491	28,251,129	22,500	1,395,000	2,423,766	32,069,895
William C. Dennis, Jr.	180,001	4,399,106	22,500	1,395,000	—	5,794,106
Paula R. Singer	73,000	2,410,070	21,000	1,302,000	647,652	4,359,722
Daniel M. Nickel	60,000	940,000	18,000	1,116,000	806,000	2,862,000
Rosemarie Mecca	85,000	1,328,550	55,500	3,441,000	789,012	5,558,562
Robert W. Zentz	104,000	3,195,990	7,500	465,000	—	3,660,990

(1)
Restricted Shares amount reflects 166,000 performance share units. Reflects the payments that would be received if Mr. Becker were to receive the merger consideration for all equity interests he holds. Mr. Becker has donated to charitable organizations 50,000 shares of the Company's common stock and will not receive any cash compensation in connection with the cancellation of those shares. Mr. Becker has agreed to reinvest and/or roll over, at a value of $60.50 per share, his remaining shares of the Company's common stock pursuant to the equity rollover commitments described under "—Rollover Shares", with the exception of the shares of the Company's common stock attributable to Mr. Becker in the 401(k) Plan, which will be canceled and converted in the Merger into the right to receive the merger consideration.

        It is expected that some other members of management of the Company may also be permitted to (but not required to) rollover shares of the Company's common stock into equity of the surviving corporation. Any such contributions would only be made at such time as the conditions to the Merger are satisfied or waived and would not be made in connection with the Offer.

New Stock Option Plan

        In connection with the consummation of the Merger, L Curve or the surviving corporation will adopt a new stock option plan under which it is contemplated that approximately 75 to 100 employees (including the executive officers) will be eligible to receive options to acquire the stock of the surviving corporation. We expect that the new option plan will permit the grant of options covering up to approximately 7.5% to 8.0% of the fully diluted equity of the surviving corporation immediately after consummation of the Merger. It is expected that a majority of all of the options under the new option plan will be granted on or shortly after the consummation of the Merger. A portion of the options will vest solely based upon continued employment over a specific period of time and a portion of the options will vest based both upon continued employment over a specific period of time and upon the achievement of predetermined performance targets over time. Options granted under the plan will have an exercise price equal to the fair market value of the stock of the surviving corporation on the date of grant. The aggregate size of the option grants to certain Rollover Investors and to the other executive officers have not yet been determined.

Retention Agreements

        In connection with signing the Original Merger Agreement, Laureate entered into executive retention agreements on February 1, 2007 (each an "Executive Retention Agreement," and collectively, the "Executive Retention Agreements") with each of Raph Appadoo, William Dennis, Paula R. Singer, Robert W. Zentz, Rosemarie Mecca, Daniel M. Nickel, Ricardo Berckemeyer and Luis Lopez (each an "Executive"). The Executive Retention Agreements provide certain severance payments and benefits, including payments and benefits in connection with a "change of control" (as defined below), and supersede any prior agreements the Executive entered into with the Company with respect to the subject matter of the Executive Retention Agreements. Each Executive Retention Agreement has a three-year term which automatically renews for additional one-year terms under certain circumstances. For purposes of the Executive Retention Agreements, "change of control" means any of the following events:

  •
  a merger or consolidation to which Laureate is a party if the individuals and entities who were stockholders of Laureate immediately prior to the effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of less than 50% of the total combined voting power for election of directors of the surviving corporation immediately following the effective date of such merger or consolidation;

  •
  the direct or indirect "beneficial ownership" in the aggregate of Laureate's securities representing 40% or more of the total combined voting power of Laureate's then issued and outstanding securities by any person or entity, or group of associated persons or entities acting in concert; provided, however, that for purposes hereof, any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Laureate or any corporation controlled by Laureate shall not constitute a "change of control";

  •
  the sale of the properties and assets of Laureate, substantially as an entirety, to any person or entity which is not a wholly owned subsidiary of Laureate;

  •
  the stockholders of Laureate approve any plan or proposal for the liquidation of the Company; or

  •
  a change in the composition of Laureate's board of directors at any time during any consecutive 24-month period such that the "Continuity Directors" cease for any reason to constitute at least 51% of Laureate's board of directors. "Continuity Directors" means those members of Laureate's board of directors who either (a) were directors at the beginning of such consecutive 24-month period, or (b) were elected by, or on the nomination or recommendation of, at least a two-thirds majority of the then-existing board of directors.

        The terms of each Executive Retention Agreement provide that if the Executive's employment is terminated by Laureate during the term of the Executive Retention Agreement other than due to "Disability" or for "Cause" (each as defined below), then the Executive is entitled to receive, in addition to certain accrued amounts and subject to the execution of a release and restrictive covenants agreement, (i) a lump sum severance payment in an amount equal to one and one-half times the sum of the Executive's annual salary and annual target bonus under Laureate's annual incentive compensation plan, (ii) continued health care coverage for 18 months, (iii) outplacement assistance and (iv) a lump sum payment under each of Laureate's annual incentive plan and long-term incentive plan assuming the applicable target had been attained, which payments shall be pro-rated for the number of months of the performance period that have elapsed.

        For purposes of the Executive Retention Agreements, "Disability" generally means the Executive's inability to perform all of the Executive's duties by reason of illness, physical or mental disability or other similar incapacity, as determined by the Chief Executive Officer of Laureate in his or her sole discretion, which inability shall continue for more than three consecutive months.

        For purposes of the Executive Retention Agreements, "Cause" means (i) fraud; (ii) misrepresentation; (iii) theft or embezzlement of Laureate's assets; (iv) intentional violations of law involving moral turpitude; (v) failure to follow Laureate's business conduct and ethics policy; and/or (vi) the continued failure by the Executive to attempt in good faith to perform his or her duties as reasonably assigned by Laureate's Chief Executive Officer to the Executive for a period of 60 days after a written demand for such performance which specifically identifies the manner in which it is alleged the Executive has not attempted in good faith to perform such duties.

        In addition, the terms of each Executive Retention Agreement provide that if, during the period commencing six months prior to the execution of an agreement, the consummation of which would result in a "change of control" and ending upon the earlier of (i) the expiration of the 18-month period which commenced on the date of the "change of control" or (ii) the abandonment of the "change of control" by the parties, the Executive voluntarily terminates his or her employment with Laureate due to a "material alteration" of his or her employment (as described below), then the Executive is also entitled to receive the aforementioned severance payments and benefits.

        For purposes of the Executive Retention Agreements, an Executive's employment shall be "materially altered" following a "change of control" if (i) there is a material reduction in duties or adverse change in conditions of employment; (ii) a relocation of Executive's office in excess of 30 miles is required; (iii) there is a change in reporting relationship; or (iv) the Executive's targeted total compensation is decreased; and upon written notice by the Executive, Laureate fails to cure such alteration within 30 days.

        In addition to the aforementioned payments and benefits, each Executive Retention Agreement provides that the Executive will be provided with an additional payment in the event that the aggregate present value of payments made to the Executive in connection with a change of control exceed, by more than 10%, the Executive's safe harbor amount under Section 280G of the Internal Revenue Code; otherwise payments made to the Executive would be capped to prevent any excise tax from being assessed against the Executive.

        The terms of each Executive Retention Agreement also provide that each Executive's outstanding stock option and restricted share awards vest immediately and fully upon the consummation of the change of control.

        In connection with the approval by the Company's board of directors of the Offer, the Merger and the Merger Agreement, on June 2, 2007, the Compensation Committee of the Company's board of directors (composed solely of "independent directors" in accordance with the requirements of Rule 14d-10(d)(2) under the Exchange Act and the instructions thereto) approved, in accordance with the non-exclusive safe harbor provisions contained in Rule 14d-10 under the Exchange Act, among other things, each of foregoing arrangements as an "employment compensation, severance or other employee benefit arrangement" within the meaning of Rule 14d-10(d)(2) under the Exchange Act.

Laureate Director Compensation Arrangements and Other Interests

        As of June 5, 2007, the Company's directors, other than Messrs. Becker and Hoehn-Saric, held options to purchase an aggregate of 177,834 shares of the Company's common stock at a weighted average exercise price of $38.00 per share. As of June 5, 2007, Messrs. Becker and Hoehn-Saric held options to acquire 1,638,010 shares and 1,036,011 shares, respectively, of the Company's common stock at weighted average exercise prices of $18.94 and $13.57, respectively. As with the Company's employees generally, outstanding options (whether exercisable or not exercisable) to purchase the Company's common stock held by the Company's directors (other than Messrs. Becker and Hoehn-Saric) will be canceled and, in exchange for such cancellation, the holder will be entitled to receive for each share of the Company's common stock underlying an option $62.00 less the exercise price (without interest and less any applicable withholding taxes). Purchasers have agreed that the payments in respect of options described above will be paid to directors of the Company serving as of the date on which Purchasers purchase shares of the Company's common stock in the Offer in respect of the options held by them as of such date even if those options expire prior to the effective time of the Merger as a result of the director's subsequent resignation. Based on the number of options and other beneficially owned shares of the Company's common stock held by the Company's directors (other than Messrs. Becker and Hoehn-Saric) as of June 5, 2007, the aggregate cash payment that will be made to such directors in connection with the Offer and the Merger is anticipated to be $193,440,198, based on the merger consideration of $62.00 per share.

        Mr. Wilson, the chairman of the special committee, will receive remuneration at a monthly rate of $40,000 for months in which time spent on special committee duties exceeds 100 hours, $30,000 for months in which time spent on special committee duties is between 50 and 100 hours and $20,000 for months in which time spent on special committee duties is less than 50 hours, plus expenses, in consideration of his acting in such capacity, and Mr. McGuire will receive remuneration at a monthly rate of $30,000 for months in which time spent on special committee duties exceeds 100 hours, $22,500 for months in which time spent on special committee duties is between 50 and 100 hours and $15,000 for months in which time spent on special committee duties is less than 50 hours, plus expenses, in consideration of his acting in such capacity. At the request of Mr. Pollock, Mr. Pollock will not receive remuneration for his services as a member of the special committee but will be reimbursed for any expenses incurred while acting in such capacity, including his reasonable legal expenses. The members of the Company's board of directors (excluding Messrs. Becker and Hoehn-Saric) are independent of and have no economic interest or expectancy of an economic interest in Parent or its affiliates, and will not retain an economic interest in the surviving corporation or Parent following the Merger. Mr. Miller advised the Company that he has arranged with Sterling Partners so that he will not participate in SCP II's or SCP III's investment in Parent and Mr. Miller will not receive any economic benefit from the Merger realized by Sterling Partners, any of the Sterling Founders or any of their affiliates.

Indemnification and Insurance

        Parent and/or the Company have made certain commitments in respect of indemnification and insurance that benefit the directors and officers of the Company, as described under "The Merger Agreement—Indemnification and Insurance."

Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders

        The following is a summary of the material U.S. federal income tax consequences of the Merger to holders of Laureate common stock whose shares of Laureate common stock are converted into the right to receive cash in the Merger. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our stockholders. For purposes of this discussion, we use the term "U.S. holder" to mean a beneficial owner of shares of Laureate common stock that is, for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

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  a corporation (or other business entity treated as a corporation under U.S. federal tax law) created or organized under the laws of the United States or any of its political subdivisions;

  •
  a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

  •
  an estate that is subject to U.S. federal income tax on its income regardless of its source.

        A "non-U.S. holder" is a person (other than a partnership) that is not a U.S. holder.

        If a partnership (or other business entity treated as a partnership under U.S. federal tax law) holds Laureate common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner of a partnership holding Laureate common stock should consult its tax advisor.

        This discussion is based on current law, which is subject to change, possibly with retroactive effect. It applies only to beneficial owners who hold shares of Laureate common stock as capital assets, and may not apply to shares of Laureate common stock received in connection with the exercise of employee stock options or otherwise as compensation, stockholders who hold an equity interest, directly or indirectly, in Parent or the surviving corporation after the Merger, or certain types of beneficial owners who may be subject to special rules (such as insurance companies, banks, tax-exempt organizations, financial institutions, broker-dealers, partnerships, S corporations or other pass-through entities, mutual funds, traders in securities who elect the mark-to-market method of accounting, stockholders subject to the alternative minimum tax, stockholders that have a functional currency other than the U.S. dollar, or stockholders who hold Laureate common stock as part of a hedge, straddle or a constructive sale or conversion transaction). This discussion does not address the receipt of cash in connection with the cancellation of shares of restricted stock or options to purchase shares of Laureate common stock, or any other matters relating to equity compensation or benefit plans. This discussion also does not address any aspect of state, local or foreign tax laws.

  U.S. Holders

        The exchange of shares of Laureate common stock for cash in the Merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Laureate common stock are converted into the right to receive cash in the Merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes) and the stockholder's adjusted tax basis in such shares. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss provided that a stockholder's holding period for such shares is more than one year at the time of the consummation of the Merger. Long-term capital gains of individuals are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.

        Unless an exemption applies and is established in the proper manner, backup withholding of tax may apply to cash payments received by a non-corporate stockholder in the Merger, unless the stockholder or other payee provides a taxpayer identification number (social security number, in the case of individuals, or employer identification number, in the case of other stockholders), certifies that such number is correct, and otherwise complies with the backup withholding rules. The letter of transmittal that will be sent to each Laureate stockholder and optionholder following completion of the Merger will include a Substitute Form W-9 which should be completed, signed and returned to the disbursing agent to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the disbursing agent.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowable as a refund or a credit against a U.S. holder's federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

  Non-U.S. Holders

        Any gain realized on the receipt of cash in the Merger by a non-U.S. holder generally will not be subject to United States federal income tax unless:

  •
  the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

  •
  Laureate is or has been a "United States real property holding corporation" for U.S. federal income tax purposes and the non-U.S. holder owned more than 5% of Laureate's common stock at any time during the five years preceding the Merger.

        An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the Merger under regular graduated U.S. federal income tax rates. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a U.S. person as defined under the Internal Revenue Code of 1986, as amended (the "Code") and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the Merger, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States.

        Laureate believes that it is not and has not been a "United States real property holding corporation" for U.S. federal income tax purposes.

        The U.S. federal income tax consequences set forth above are not intended to constitute a complete description of all tax consequences relating to the Merger. Because individual circumstances may differ, each stockholder should consult the stockholder's tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the Merger in light of such stockholder's particular circumstances, the application of state, local and foreign tax laws, and, if applicable, the tax consequences of the receipt of cash in connection with the cancellation of restricted shares or options to purchase shares of Laureate common stock, including the transactions described in this Information Statement relating to our other equity compensation and benefit plans.

Certain Relationships Between Parent and Laureate

        There are no material relationships between Parent and L Curve or any of their respective affiliates, on the one hand, and Laureate or any of its affiliates, on the other hand, other than in respect of the Merger Agreement and those arrangements described above under "—Background of the Merger" and "—Interests of the Company's Directors and Executive Officers in the Merger."

Fees and Expenses of the Merger

        We estimate that we will incur, and will be responsible for paying, transaction-related fees and expenses, consisting primarily of financial, legal, accounting and tax advisory fees, SEC filing fees and other related charges, totaling approximately $25,631,438. This amount includes the following estimated fees and expenses:

Description	Amount to be Paid
SEC filing fee	$106,438
Printing and mailing expenses	$275,000
Financial advisor fees and expenses	$22,500,000
Legal Fees and Expenses	$2,300,000
Accounting and tax advisory fees and expenses	$200,000
Miscellaneous expenses	$250,000

Total	$25,631,438

THE MERGER AGREEMENT

        This section of the Information Statement describes the material terms of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A to this Information Statement and is incorporated into this Information Statement by reference. We urge you to read the full text of the Merger Agreement because it is the legal document that governs the Merger. We have included this description of the Merger Agreement to provide you with information regarding its terms. We have not provided this description to provide you with any other factual information about us. You can find such factual information elsewhere in this Information Statement and in the public filings we make with the SEC, as described in the section entitled "Where You Can Find More Information" below.

The Merger

        The Merger Agreement provides that, as soon as reasonably practicable (but in no event later than the second business day) after the day on which the conditions to the Merger are satisfied or waived, L Curve will merge with and into Laureate, with Laureate continuing as the surviving corporation. As a result of the Merger, the Company will cease to be a publicly traded company and will become a direct subsidiary of Parent. Following the satisfaction or waiver of the conditions to the Merger, Laureate and Purchasers will file articles of merger with the State Department of Assessments and Taxation of Maryland. The Merger will become effective at the time the articles of merger are filed with and accepted of record by the State Department of Assessments and Taxation of Maryland (or at a later time, if agreed upon by Laureate and Purchasers and specified in the articles of merger) (the "effective time"). We expect that, immediately prior to the Merger, M Curve will merge with and into L Curve, with L Curve surviving that Merger.

        We expect that the Merger will be consummated as promptly as practicable after all conditions to the Merger, including, the vote of the Company's stockholders in favor of the Merger and the Merger Agreement, have been satisfied or waived.

Merger Consideration

        At the effective time of the Merger, unless otherwise agreed between a holder and Parent, each share of the Company's common stock (including any restricted shares) issued and outstanding immediately prior to the effective time of the Merger, including shares of the Company's common stock held in the respective 401(k) accounts of each of Messrs. Becker and Hoehn-Saric (other than the shares of the Company's common stock owned by Parent, L Curve or M Curve immediately prior to the effective time of the Merger, including shares acquired by Parent from the Rollover Investors) will automatically be canceled and will cease to exist and will be converted into the right to receive the offer price in cash, without interest and less any applicable withholding taxes (the "merger consideration").

        There are no dissenters' or appraisal rights available with respect to the Merger. The MGCL does not provide for appraisal rights or other similar rights to stockholders of a corporation in connection with a merger if the shares of the corporation are listed on a national securities exchange on the record date for determining stockholders entitled to vote on the Merger. As of the record date for the special meeting, the shares of the Company's common stock are listed on Nasdaq, which is a national securities exchange.

Treatment of Options, Restricted Stock and Performance Shares

        Outstanding options, unvested restricted shares and performance share units will, as of the effective time of the Merger, be treated as described above under "Special Factors—Certain Effects of the Offer and the Merger."

        The effect of the Merger on the Company's other employee benefit plans is described below under "—Employee Benefits."

Payment for the Shares

        Before the Merger, Parent will designate a bank or trust company reasonably satisfactory to us to make payment of the merger consideration and the payments for company options and performance shares as described above. Promptly after the effective time, Parent shall cause to be deposited, in trust with the paying agent, the funds appropriate to pay the merger consideration to the stockholders and the payments to holders of company options and performance shares.

        Upon the consummation of the Merger and the settlement of transfers that occurred prior to the effective time, we will close our stock ledger. After that time, there will be no further transfer of shares of Laureate common stock.

        As promptly as practicable after the effective time, the surviving corporation will send, or cause the paying agent to send, you a letter of transmittal and instructions advising you how to surrender your certificates in exchange for the merger consideration. The paying agent will pay you your merger consideration after you have (1) surrendered your certificates to the paying agent and (2) provided to the paying agent your signed letter of transmittal and any other items specified by the letter of transmittal. Interest will not be paid or accrue in respect of the merger consideration. The surviving corporation will reduce the amount of any merger consideration paid to you by any applicable withholding taxes. YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL.

        If any cash deposited with the paying agent is not claimed within 12 months following the effective time, such cash will be returned to Parent or, the surviving corporation upon demand subject to any applicable unclaimed property laws. Any unclaimed amounts remaining immediately prior to when such amounts would escheat to or become property of any governmental authority will be returned to the surviving corporation free and clear of any prior claims or interest thereto.

        If the paying agent is to pay some or all of your merger consideration to a person other than you, as the registered owner of a stock certificate, the recipient must have your certificates properly endorsed or otherwise in proper form for transfer, and you must pay any transfer or other taxes payable by reason of the transfer or establish to the paying agent's reasonable satisfaction that the taxes have been paid or are not required to be paid.

        The transmittal instructions will tell you what to do if you have lost your certificate, or if it has been stolen or destroyed. You will have to provide an affidavit to that fact and, if required by the paying agent or surviving corporation, post a bond in an amount that the surviving corporation or the paying agent reasonably directs as indemnity against any claim that may be made against it in respect of the certificate.

Articles of Incorporation; Bylaws; Directors and Officers of the Surviving Corporation

        At the effective time of the Merger, Laureate's Articles of Incorporation, as amended, as in effect immediately prior to the effective time of the Merger will be the charter of the surviving corporation, until thereafter amended in accordance with their terms and applicable law. The Bylaws of L Curve, as in effect immediately prior to the effective time of the Merger, will be the Bylaws of the surviving corporation until thereafter amended in accordance with their terms and applicable law. In addition, the directors of Laureate immediately prior to the effective time of the Merger will become the directors of the surviving corporation and the officers of Laureate (other than those who Parent determines shall not remain as officers of the surviving corporation) will remain the officers of the surviving corporation.

Representations and Warranties

        The Merger Agreement contains representations and warranties made by Laureate, Parent and Purchasers to each other as of specific dates. The statements embodied in those representations and warranties were made for purposes of the Merger and the Merger Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger and Merger Agreement. In addition, some of those representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from that generally applicable to stockholders or may have been used for the purpose of allocating risk between the parties to the Merger Agreement rather than establishing matters of fact. For these reasons, you should not rely on the representations and warranties contained in the Merger Agreement as statements of factual information.

        The representations and warranties made by Laureate to Parent and L Curve include representations and warranties relating to, among other things:

  •
  due organization, power and standing and other corporate matters;

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  authorization, execution, delivery and enforceability of the Merger Agreement and related matters;

  •
  the consents Laureate is required to obtain and the regulatory filings Laureate is required to make in connection with entry into the Merger Agreement and consummating the Offer, the Merger and related transactions;

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  absence of conflicts with, violations of or default under organizational documents, contracts, judgments, orders, laws or regulations as a result of execution, delivery and performance of the Merger Agreement and consummating the Offer, the Merger and related transactions;

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  capitalization;

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  subsidiaries and joint ventures;

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  the accuracy and completeness of the information contained in the reports and financial statements that Laureate has filed with the SEC, and the compliance of the Company's SEC filings with applicable requirements of Federal securities laws;

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  compliance with Sarbanes-Oxley and establishment and maintenance of internal financial controls;

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  undisclosed liabilities;

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  the accuracy and compliance of the Schedule 14D-9 and related SEC filings with applicable legal requirements;

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  the absence of certain changes or events since September 30, 2006;

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  the absence of litigation;

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  tax matters, employee benefit plans and ERISA compliance;

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  the approval of all "employment compensation, severance, and other employee benefit arrangements" within the meaning of Rule 14d-10(d)(1) under the Exchange Act by the Compensation Committee of the Company's board of directors as being paid or granted as compensation for past services or future services to be performed or future services to be refrained from performing and not being calculated based on the number of shares of the Company's common stock tendered into the Offer;

  •
  compliance with applicable laws;

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  the absence of undisclosed finder's fees;

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  the receipt of opinions from the Company's financial advisors; and

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  anti-takeover provisions.

        The representations and warranties made by Parent and L Curve to Laureate include representations and warranties relating to, among other things:

  •
  due organization, power and standing and other corporate matters;

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  authorization, execution, delivery and enforceability of the Merger Agreement and related matters;

  •
  the consents Parent and Purchasers are required to obtain and the filings they are required to make in connection with entering into the Merger Agreement and consummating the Offer, the Merger and related transactions;

  •
  the absence of any conflict with, violation of, or default under, organizational documents, contracts, judgments, orders, laws or regulations as a result of execution, delivery and performance of the Merger Agreement and consummating the Offer, the Merger and related transactions;

  •
  the accuracy of the information supplied for this offer to purchase;

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  the absence of undisclosed finder's fees;

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  sufficiency and effectiveness of, and no default under, the financing commitments, including the equity rollover commitments, and absence of undisclosed conditions with respect thereto;

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  conduct of business of Purchasers;

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  absence of undisclosed voting arrangements among investors in Parent in respect of company acquisition proposals and superior proposals; and

  •
  compliance with applicable laws.

        Many of Laureate's representations and warranties are qualified by a material adverse effect standard. For purposes of the Merger Agreement, "material adverse effect" for Laureate means a material adverse effect on the assets, liabilities, business, financial condition or results of operations of Laureate and Laureate's subsidiaries, taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, a material adverse effect on Laureate: (A) any fact, change, development, circumstance, event, effect or occurrence (an "Effect") in general economic or political conditions or in the financial or securities markets, (B) any Effect generally affecting, or resulting from general changes or developments in, the industries in which Laureate and its subsidiaries operate, (C) any failure to meet internal or published projections, forecasts or revenue or earnings predictions for any period (provided that the underlying causes of such failures shall not be excluded), (D) any change in the price or trading volume of Laureate's common stock in and of itself (provided that the underlying causes of such changes shall not be excluded), (E) any Effect that is demonstrated to have resulted from the announcement of the Offer, the Merger, or the identity of Parent or any of its affiliates as the acquiror of Laureate, (F) compliance with the terms of, or the taking of any action required by, the Merger Agreement consented to in writing by Parent, (G) any acts of terrorism or war (other than any such acts that causes any damage or destruction to or renders unusable any facility or property of Laureate or any of Laureate's subsidiaries or that renders any of the foregoing facilities or properties inaccessible for a period of more than 20 calendar days), (H) changes in generally accepted accounting principles or their interpretation, or (I) any weather-related event (other than any such event that causes any damage or destruction to or renders unusable any facility or property of Laureate or any of its subsidiaries or that renders any of the foregoing facilities or properties inaccessible for a period of more than 20 calendar days), except, in the case of clauses (A) and (B), to the extent such Effects would be reasonably likely to have a materially disproportionate impact on the assets or liabilities, business, financial condition or results of operations of Laureate and Laureate's subsidiaries, taken as a whole, relative to other for-profit industry participants. In addition, matters expressly disclosed in specified periodic filings filed with the SEC since the date of the original merger agreement will not be taken into account in determining whether there has been a material adverse effect, but changes, developments or other events with respect to those matters since the date of the relevant disclosure may be so taken into account.

Efforts to Complete the Merger

        Subject to the terms and conditions set forth in the Merger Agreement, each of the parties to the Merger Agreement has agreed to use its reasonable best efforts to take, or cause to be taken, all actions, to file, or cause to be filed, all documents and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement, including:

  •
  preparing and filing as promptly as practicable all documentation to effect all necessary filings, consents, waivers, approvals, authorizations, permits or orders from all governmental authorities, including federal and state education authorities and accrediting bodies, or other persons; and

  •
  in the case of Parent, enforcing any remedies available to Parent in the interim investors agreement between Parent and the members of the Investor Group.

        In no event, however, shall any member or other holder of interests in Parent or any affiliate of any member of or other holder of interests in Parent be required to take any action with respect to any portfolio company or agree to undertake any divestiture or restrict its conduct with regard to any business other than the business of Laureate and Laureate's subsidiaries.

        Parent and Purchasers have agreed to use their reasonable best efforts to arrange the debt financing to fund the Merger and related transactions contemplated by the debt financing commitments executed in connection with the Merger Agreement and to cause its financing sources to fund the financing required to consummate the Merger. Laureate has agreed to cooperate in connection with the financing. See "Special Factors—Financing of the Merger" for a description of the financing arranged by Parent and Purchasers to fund the Merger and related transactions.

        Parent and Purchasers have also agreed to use their reasonable best efforts to arrange alternative debt financing on terms not less favorable, taken as a whole, to Parent and Purchasers (as determined in Parent's reasonable judgment) than those contemplated by the financing commitments in the event any portion of such debt financing becomes unavailable.

        Parent has agreed to cause all shares of the Company's common stock held of record by Parent or Purchasers as of the applicable record date and entitled to vote thereon in favor of approval of the Merger and the Merger Agreement.

Conditions to the Merger

        Conditions to Each Party's Obligations.    Each party's obligation to consummate the Merger is subject to the satisfaction or waiver of the following conditions:

  •
  the Merger and the Merger Agreement must have been approved by the affirmative vote of the holders of a majority of all outstanding shares of Laureate's common stock; and

  •
  no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court or agency of competent jurisdiction or other statute, law, rule, legal restraint or prohibition shall be in effect preventing the Merger (provided, that prior to asserting this condition, the party asserting the condition shall have used its reasonable best efforts (in the manner contemplated by the Merger Agreement) to prevent the entry of any such restraint and to appeal as promptly as possible any judgment that may be entered).

        Conditions to the Obligations of Parent and Purchasers.    The obligation of Parent and Purchasers to consummate the Merger is also subject to the satisfaction or waiver of the following conditions:

  •
  a specified "marketing period" of 20 calendar days shall have been completed, except that Parent and Purchasers may not rely on such condition (i) after October 31, 2007 or (ii) if the failure of the marketing period to have been completed is due to Parent's or Purchasers' failure to use its reasonable best efforts, from and after the date on which Purchasers purchase Shares of the Company's common stock pursuant to the Offer, to furnish Parent's financing sources with specified financial and other information regarding the Company. The purpose of the marketing period is to provide Parent and Purchasers a reasonable and appropriate period of time during which they can market and place the permanent debt financing contemplated by the debt financing commitments for the purposes of financing the Merger. For purposes of the Merger Agreement, "marketing period" means the period of 20 consecutive calendar days after the date when and throughout which:

  •
  the Information Statement relating to the approval of the Merger and the Merger Agreement by the Company's stockholders, prepared in accordance with applicable law, has been mailed to the stockholders of the Company;

  •
  the condition to the closing of the Merger described in the second bullet point above under "—Condition to Each Party's Obligations" are satisfied; and

  •
  Parent has certain financial information required to be provided by the Company under the Merger Agreement in connection with the financing of the Merger.

        If the marketing period would not end on or prior to August 17, 2007, the marketing period will begin no earlier than September 2, 2007.

Restrictions on Solicitations of Other Offers

        The Company has agreed not to:

  •
  initiate, solicit or encourage (including by way of providing information) the submission of any inquiries, proposals or offers that constitute, or may reasonably be expected to lead to, any acquisition proposal for the Company or engage in any discussions or negotiations with respect thereto or otherwise knowingly cooperate with or knowingly assist or participate in, or knowingly facilitate any such inquiries, proposals, discussions or negotiations (including by exempting any person from any applicable state takeover statute); or

  •
  approve or recommend, or propose to approve or recommend, any acquisition proposal for the Company or enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement providing for or relating to any acquisition proposal for the Company or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement or breach the Company's obligations under the Merger Agreement or propose or agree to do any of the foregoing.

        An "acquisition proposal" means any inquiry, proposal or offer from any person or group of persons other than Parent, Purchasers or their respective affiliates relating to any direct or indirect acquisition or purchase (whether in a single transaction or series of transactions) of a business or businesses that constitutes 30% or more of the net revenues, net income or assets of the Company and the Company's subsidiaries, taken as a whole, or 30% or more of any class or series of the Company's or any of the Company's subsidiaries' securities, any tender offer or exchange offer that if consummated would result in any person or group of persons beneficially owning 30% or more of any class or series of the Company's or any of the Company's subsidiaries' securities, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any of the Company's subsidiaries whose business constitutes 30% or more of the Company's and the Company's subsidiaries' net revenues, net income or assets, taken as a whole).

Termination of the Merger Agreement

        The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the consummation of the Merger by either Laureate or Parent if a final and unappealable restraining order, injunction or judgment prevents the consummation of the Merger, unless a breach by the party seeking to terminate the Merger Agreement is the principal cause of or resulted in the final and unappealable restraining order, injunction or judgment.

Employee Benefits

        Parent has agreed to cause the Company, following July 12, 2007, to maintain, through July 12, 2008, for each employee employed by Laureate or any of its subsidiaries on such purchase date, compensation and employee benefits that, in the aggregate, are no less favorable than those provided immediately prior to such purchase date. Parent has agreed to recognize the service of such employees with Laureate and Laureate's subsidiaries prior to that purchase date for purposes of eligibility to participate and vesting with respect to any benefit plan, program or arrangement maintained by Parent or the surviving corporation, with the exception of benefit accruals (except for vacation and severance, if applicable) except to the extent such credit would result in an unintended duplication of benefits, and to waive all limitations as to pre-existing conditions or eligibility limitations to the extent waived under any such plan maintained by Laureate and give effect, for the applicable plan year in which the closing of the Merger occurs, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, employees under similar plans maintained by the Company and the Company's subsidiaries (to the extent credited under such plan) immediately prior to such purchase date.

        Parent also has agreed to cause the Company or the surviving corporation and each of its subsidiaries to assume and honor, in accordance with their respective terms, each employment, change in control, severance and termination plan, policy or agreement between the Company or any of the Company's subsidiaries and any of the Company's officers, directors or employees, and each deferred compensation and bonus plan, program or agreement, with appropriate adjustments to reflect the effects of the Merger.

Indemnification and Insurance

        The Company shall to the greatest extent permitted by law indemnify and hold harmless (and comply with all of the Company's and its subsidiaries' existing obligations to indemnify and hold harmless and to advance funds for expenses) (i) the present and former officers and directors of the Company and its subsidiaries against any and all costs or expenses (including reasonable attorneys' fees and expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative ("Damages"), arising out of, relating to or in connection with any acts or omissions occurring or alleged to occur prior to or at that share purchase date, including, without limitation, the approval of the original merger agreement, the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement or arising out of or pertaining to the transactions contemplated by the Merger Agreement; and (ii) such persons against any and all Damages arising out of acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company or any of the Company's subsidiaries.

        For a period of six years beginning on July [12], 2007, the Company shall cause to be maintained in effect the current policies of officers' and directors' liability insurance maintained on the date of the original merger agreement by the Company and the Company's subsidiaries. Alternatively, the Company may substitute policies with reputable and financially sound carriers providing at least the same coverage and amount and containing terms and conditions that are no less favorable to the covered person in respect of claims arising from facts or events that existed or occurred before that purchase date; provided, however, that in no event shall the Company be required to expend annually in excess of 300% of the annual premium currently paid by the Company under the current policies (the "Insurance Amount"); provided, however, that if the premium of such insurance coverage exceeds the Insurance Amount, the Company shall be obligated to obtain, and the surviving corporation shall be obligated to maintain, a policy with the greatest coverage available for a cost not exceeding the Insurance Amount. In lieu of the foregoing coverage, Parent may direct the surviving corporation to purchase "tail" insurance coverage that provides coverage no less favorable than the coverage described above.

Other Covenants

        The merger agreement contains other covenants, including covenants relating to calling of the stockholders meeting to approve the Merger and the Merger Agreement, this Information Statement, access to information and public announcements.

Amendment, Extension, Waiver and Enforcement

        The parties may amend the Merger Agreement at any time; provided, however, that, prior to approval of the Merger Agreement by the Company stockholders, the Merger Agreement may not be amended in a manner that would adversely affect the right of the Company's stockholders to receive the merger consideration; and, provided, further, that after the Company has obtained the Company's stockholders' approval of the Merger, there shall be no amendment that by law requires further approval by the Company's stockholders without such approval having been obtained. All amendments to the Merger Agreement must be in writing signed by the Company, Parent and Purchasers.

        At any time before the effective time of the Merger, each of the parties to the Merger Agreement may, by written instrument:

  •
  extend the time for the performance of any of the obligations or other acts of the other parties;

  •
  waive any inaccuracies in the representations and warranties of the other parties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; or

  •
  subject to the requirements of applicable law, waive compliance with any of the agreements or conditions contained in the Merger Agreement.

        Generally, the Merger Agreement does not provide for any rights or remedies relating to the Merger Agreement to any person other than the Company, Parent and Purchasers. However, the provisions described above under "—Indemnification and Insurance" are enforceable by the beneficiaries thereof. In addition, the provisions of the Merger Agreement relating to the payment of the merger consideration and the treatment of options, restricted shares and performance share units (i) will be enforceable by stockholders or holders of options, restricted shares and performance share units following the effective time of the Merger and (ii) will be enforceable by stockholders or holders of options, restricted shares and performance share units holding, in the aggregate, at least 10% of the aggregate shares of the Company's common stock then held by all holders other than Parent and its affiliates (assuming, for purposes of this calculation, the exercise of all then-outstanding options to acquire shares of the Company's common stock) from and after November 7, 2007 if the effective time of the Merger has not occurred by that date.

No Dissenters' Rights

        Holders of the Company's common stock are not entitled to dissenting stockholders' appraisal rights or other similar rights in connection with the Merger. The MGCL does not provide for appraisal rights or other similar rights to stockholders of a corporation in connection with a merger if the shares of the corporation are listed on a national securities exchange or are designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. on the record date for determining stockholders entitled to vote on a merger. Laureate's common stock is listed on the Nasdaq Global Select Market, which is a national securities exchange, and Purchasers expect to maintain this listing until the effective time of the Merger.

THE VOTING AGREEMENT

        This section of the Information Statement describes the material terms of the voting agreement but does not purport to describe all of the terms of the voting agreement. The following summary is qualified in its entirety by reference to the complete text of the voting agreement as amended which is attached as Annexes B and C to this Information Statement and is incorporated into this Information Statement by reference.

        Concurrently with entering into the Merger Agreement, Parent entered into an agreement with Messrs. Becker, Taslitz, Hoehn-Saric, and Miller, Eric D. Becker, Merrick Elfman, Bruce Goldman, Jill Becker, Therese Wareham, and certain affiliated trusts, which we refer to as the voting agreement.

        Pursuant to the voting agreement, the stockholders subject to the voting agreement have agreed, among other things, to vote or deliver a written consent covering all shares subject to the voting agreement (i) in favor of the adoption of the Merger Agreement, (ii) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Laureate contained in the Merger Agreement, or of any of the stockholders subject to the voting agreement contained in the voting agreement, and (iii) against any competing proposals for the acquisition of Laureate or (except as otherwise approved in writing by Parent) any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement or the voting agreement or the performance by any of the stockholders subject to the voting agreement of their respective obligations under the voting agreement, including: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Laureate or our subsidiaries (other than the Offer and the Merger); (B) a sale, lease or transfer of a material amount of assets of Laureate or any of its subsidiaries or a reorganization, recapitalization or liquidation of Laureate or any of our subsidiaries; (C) an election of new members to the board of directors of Laureate, other than nominees to the board of directors of Laureate who are serving as directors on the date of the voting agreement or as otherwise provided in the Merger Agreement; (D) any material change in the present capitalization or dividend policy of Laureate or any amendment or other change to its articles of incorporation or bylaws, except if approved by Parent or (E) any other material change in the corporate structure or business of Laureate. The voting agreement shall terminate upon the earlier to occur of (i) the consummation of the Merger and (ii) the date of termination of the Merger Agreement in accordance with its terms.

        Each of the stockholders subject to the voting agreement has agreed, except as provided for in such stockholder's equity rollover commitment letter (if applicable), not to transfer any of the shares subject to the voting agreement or any interest in those shares.

        As of the date of this Information Statement and based on information provided by the stockholders subject to the voting agreement, the shares owned by the stockholders subject to the voting agreement represent approximately 2.6% of the Company's outstanding common stock, or 7.2% assuming the exercise by Messrs. Becker and Hoehn-Saric of all of their options to acquire shares of the Company's common stock.

IMPORTANT INFORMATION ABOUT LAUREATE

        Laureate is a Maryland corporation headquartered in Baltimore, Maryland. Laureate provides higher education programs and services to over 262,000 students through the leading global network of licensed campus-based and online higher education institutions. Laureate's educational services are offered through three separate reportable segments: Campus Based—Latin America ("Latin America"), Campus Based—Europe ("Europe") and Laureate Online Education. Latin America and Europe own or maintain controlling interests in eleven and ten separately licensed higher education institutions, respectively. The Latin America segment has locations in Mexico, Chile, Brazil, Peru, Ecuador, Honduras, Panama, and Costa Rica. The Europe segment has locations in Spain, Switzerland, France, Cyprus and Turkey. The Laureate Online Education segment provides career-oriented degree programs through Walden University, Laureate Education Online BV and Canter and Associates, LLC.

        For more information about Laureate, please visit our website at www.laurate-inc.com. Laureate's website is provided as an inactive textual reference only. Information contained on our website is not incorporated by reference into, and does not constitute any part of, this Information Statement. Laureate is listed on the Nasdaq Global Select Market under the symbol "LAUR."

Historical Selected Consolidated Financial Data

        The selected consolidated financial data for the years ended December 31, 2006, 2005, 2004, 2003, and 2002 and for the quarters ended March 31, 2007 and 2006 have been derived from the Company's consolidated financial statements. The financial data should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2006 filed with the SEC on March 1, 2007 and with the Company's Quarterly Report for the period ended March 31, 2007 on Form 10-Q filed with the SEC on May 7, 2007.

        The Company consummated several significant purchase business combinations in the five-year period ended December 31, 2006. These business combinations affect the comparability of the amounts presented. The Company also restated its 2005 through 2002 financial statements due to a voluntary change in revenue recognition. Refer to Note 2 to the Company's consolidated financial statements contained in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2006 filed with the SEC on March 1, 2007 for further discussion. Additionally, the accompanying financial data presents the continuing operations of the Company, and excludes the results of operations of several businesses that were sold during the periods presented. Note 4 to the Company's consolidated financial statements contained in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2006 filed with the SEC on March 1, 2007 describes the operations that were discontinued.

LAUREATE EDUCATION, INC. AND SUBSIDIARIES
(Dollar amounts in thousands, except per share data)

	Three Months Ended March 31,		Year Ended December 31,
	2007 (Unaudited)	2006 (Unaudited) As restated	2006	2005 As restated	2004 As restated	2003 As restated	2002 As restated
		(2)(5)	(1)(2)(5)	(1)(2)(4)	(1)(2)(4)	(1)(2)(3)(4)	(1)(2)(3)(4)
Revenues
Total revenues	$283,524	$235,110	$1,145,761	$875,824	644,821	473,652	336,875
Costs and Expenses
Direct costs:
Core operating segments	272,931	225,360	951,283	715,958	529,234	400,885	292,665
Ventures	—	—	—	—	—	2,122	2,592
General and administrative expenses:
Core operating segments	11,036	9,851	46,079	28,996	26,170	32,989	21,318
Ventures	—	—	—	—	—	1,756	4,804
Transaction costs	9,303	—	—	—	—	—

Total costs and expenses	293,270	235,211	997,362	744,954	555,404	437,752	321,379

Operating (loss) income	(9,746)	(101)	148,399	130,870	89,417	35,900	15,496
Other income (expense)
Interest and other income	6,095	3,722	28,336	11,789	28,179	7,003	6,905
Interest expense	(7,598)	(4,121)	(37,064)	(10,440)	(7,670)	(8,844)	(8,256)
Ventures investment losses	—	—	—	—	—	(8,394)	(2,308)
Loss on investments	—	—	—	—	—	—	(8,253)
Foreign currency exchange (loss) gain	(332)	(111)	4,823	(1,503)	(957)	257	641

	(1,835)	(510)	(3,905)	(154)	19,552	(9,978)	(11,271)

(Loss) Income from continuing operations before income taxes, minority interest, and equity in net income (loss) of affiliates	(11,581)	(611)	144,494	130,716	108,969	25,922	4,225
Income tax benefit (expense)	1,646	(232)	(24,108)	(19,667)	(6,798)	2,930	13,171
Minority interest in income of consolidated subsidiaries, net of tax:
Ventures	—	—	—	—	—	487	2,058
Other	(1,492)	(2,318)	(11,420)	(24,154)	(20,746)	(15,125)	(7,074)

	(1,492)	(2,318)	(11,420)	(24,154)	(20,746)	(14,638)	(5,016)
Equity in net (loss) income of affiliates, net of tax:
Ventures						(4,055)	(4,029)
Other	(189)	(109)	(555)	(535)	(323)	194	309

	(189)	(109)	(555)	(535)	(323)	(3,861)	(3,720)
(Loss) Income from continuing operations	$(11,616)	$(3,270)	$108,411	$86,360	81,372	$10,353	$8,660

Earnings available to common shareholders:
(Loss) Income from continuing operations	$(11,616)	$(3,270)	$108,411	$86,360	81,372	$10,353	$8,660
Effect of minority put arrangements	(14,761)	—	(4,214)	—	—	—	—

(Loss) Income from continuing operations available to common shareholders	$(26,377)	$(3,270)	$104,197	$86,360	$81,372	$10,353	$8,660
Net (loss) income	$(11,185)	$(3,178)	$105,623	$75,797	$61,582

Net (loss) income available to common shareholders	$(25,946)	$(3,178)	$101,409	$75,797	$61,582
(Loss) Income from continuing operations per common share—basic	$(0.23)	$(0.06)	$2.12	$1.74	$1.76	$0.25	$0.22
(Loss) Income from continuing operations per common share—diluted	$(0.23)	$(0.06)	$2.04	$1.66	$1.66	$0.24	$0.22
Net (loss) income per common share—basic	$(0.22)	$(0.06)	$2.06	$1.53	$1.33
Net (loss) income per common share—diluted	$(0.22)	$(0.06)	$1.99	$1.46	$1.26
(Loss) Income from continuing operations available to common shareholders per common share—basic	$(0.51)	$(0.06)	$2.03	$1.74	$1.76
(Loss) Income from continuing operations available to common shareholders per common share—diluted	$(0.51)	$(0.06)	$1.96	$1.66	$1.66
Net (loss) income available to common shareholders per common share—basic	$(0.50)	$(0.06)	$1.98	$1.53	$1.33
Net (loss) income available to common shareholders per common share—diluted	$(0.50)	$(0.06)	$1.91	$1.46	$1.26
Consolidated Balance Sheet Data:
Cash and cash equivalents and restricted cash	$116,290	$147,702	$140,488	$106,014	$108,840	$94,087	$94,453
Net working deficit	(136,204)	(148,992)	(173,967)	(141,518)	(77,979)	(42,221)	74,089
Current assets	494,254	450,836	435,387	413,636
Non-current assets	1,845,900	1,417,034	1,767,626	1,362,492
Intangible assets and deferred costs, net	900,450	684,188	871,957	656,426	566,945	334,054	219,247
Net assets of discontinued operations	—	—	—	—	50,199	71,914	198,281
Total assets	2,340,154	1,867,870	2,203,013	1,776,128	1,535,395	1,154,254	973,193
Long-term debt and due to shareholders of acquired companies, including current portion, and other long-term liabilities	608,466	256,550	534,989	251,923	232,314	148,412	200,175
Current liabilities	630,458	599,828	609,354	555,154
Non-current liabilities	565,582	186,813	417,540	170,142
Minority interest	61,193	83,748	45,424	72,354
Stockholders' equity	1,082,921	997,481	1,130,695	978,478	882,182	674,162	491,076

(1)
During 2006, 2005, and 2004, the Company completed significant acquisitions as discussed further in Note 5 to the consolidated financial statements in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2006 filed with the SEC on March 1, 2007.

The
following acquisitions were completed during 2003 and 2002 and the Company's results of continuing operations include the results of the acquired companies beginning on the effective date of the acquisition.

  •
  Effective May 30, 2003, the Company acquired an 80% interest in UNAB, a comprehensive university located in Chile, and AIEP a technical/vocational institute located in Chile, from local Chilean investors for a cash purchase price of approximately $37.8 million.

  •
  On March 1, 2002, the Company acquired for cash of $6.7 million all of the outstanding common stock of Hedleton, B.V., which owns all of the capital stock of Escuela Superior De Alta Gestion De Hotel, S.A., a private for-profit university located in Marbella, Spain.

    •
    Effective May 1, 2002, the Company acquired an additional 20% ownership interest in Desarrollo del Conocimiento S.A., a holding company that controls and operates UDLA, for an initial cash purchase price of approximately $6.7 million.

    •
    Effective August 1, 2002, the Company acquired for cash all of the outstanding common stock of the Glion Group, S.A., the parent company of Glion, a leading hotel management school in Switzerland. The initial purchase price totaled approximately $16.9 million.

    •
    In November 2002, the Company completed its acquisition of substantially all the assets and certain liabilities of the National Technological University ("NTU") and Stratys Learning Solutions, Inc. (the holding company of NTU) for consideration of $15.4 million.

(2)
Effective January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standard No. 123 (revised 2004) ("FAS 123R") using the modified prospective transition method and therefore has not restated results for prior periods. During 2006 and 2005, the Company recorded non-cash stock compensation expense related to the modification of stock options. During 2004, the Company recorded a non-cash stock compensation expense related to the replenishment plan implementation change. These events are discussed further in Note 3 to the consolidated financial statements in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2006 filed with the SEC on March 1, 2007. During 2003, the Company recorded a stock option modification charge of $21.9 million due to the sale of the K-12 Disposal Group. As a FAS 123R required disclosure in 2006, non-cash compensation expense is included in the segment margins for 2006, 2005, 2004, 2003 and 2002.

(3)
During 2003, the Company recorded losses on investments of $8.4 million related to the Ventures businesses.

The
Company realized investment losses of $10.6 million in 2002. The most significant transaction giving rise to the loss was a $7.4 million write-off of the Company's investment in and advances to the Frontline Group.

(4)
Effective January 1, 2006, the Company made a voluntary preferential change in its revenue recognition policies regarding semester-based tuition for its campus-based universities, as further described in Note 2 to the consolidated financial statements in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2006 filed with the SEC on March 1, 2007.

(5)
In the fourth quarter of 2006, the Company reevaluated the accounting for and the financial statement presentation of new and pre-existing put and call option agreements entered into in connection with certain acquisitions. The first quarter of 2006 has been restated to reflect the proper accounting for these pre-existing put and call agreements. This restatement is further described in Notes 2 and 17 to the consolidated financial statements in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2006 filed with the SEC on March 1, 2007 and April 30, 2007.

Ratio of Earnings to Fixed Charges

        The following presents our ratio of earnings to fixed charges for the years ended December 31, 2006 and 2005, which should be read in conjunction with our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, which are incorporated herein by reference.

Computation of Ratio of Earnings to Fixed Charges
(in millions of dollars)

	Years Ended December 31,
	2006		2005
	(Unaudited)
Earnings:
Income from continuing operations before income taxes, minority interest, and equity in net (loss) income of affiliates	$144.5		$130.7
Add (deduct):
Fixed charges as below	38.0		11.1
Amortization of capitalized interest	0.1		0.1
Distributed income of equity investees	—		—
Company's share of pre-tax losses of equity investees for which charges arising from guarantees included in fixed charges	—		—
Interest capitalized	(0.3)		(0.3)
Minority interest in pre-tax income of subsidiaries that have not incurred fixed charges	(11.4)		(24.2)
Total earnings	$170.9		$117.4
Fixed Charges:
Interest expensed and capitalized	37.4		10.7
Amortized premiums, discounts and capitalized expenses related to indebtedness	0.5		0.4
Interest within rental expense	—		—
Total fixed charges	$37.9		$11.1
Ratio of earnings to fixed charges	4.51	x	10.58	x

Book Value Per Share

        Our net book value per share as of March 31, 2007 was $20.98, which is substantially below the $62.00 per share cash merger consideration.

Projected Financial Information

        Laureate's senior management does not as a matter of course make detailed public projections as to future performance or earnings beyond the current fiscal year and is especially wary of making projections for extended earnings periods due to the unpredictability of the underlying assumptions and estimates. However, Laureate's senior management provided internal financial forecasts to the special committee, the board of directors, Morgan Stanley and Merrill Lynch in connection with their consideration of a possible transaction involving the Company. We have included a subset of these forecasts and resultant projections to give our stockholders access to certain nonpublic information deemed material by the special committee and board of directors for purposes of considering and evaluating the Offer and the Merger. The inclusion of this information should not be regarded as an indication that the special committee, our board of directors, Morgan Stanley, Merrill Lynch, the Investor Group or any other recipient of this information considered, or now considers, it to be a reliable prediction of future results. The projections set forth below include both the base operations of the Company on a standalone basis and upon giving effect to unidentified acquisitions. The assumptions used in the acquisition model are set forth at the bottom of the table below.

        Laureate advised the recipients that its internal financial forecasts, upon which the projections were based, are subjective in many respects. The projections reflect numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and beyond Laureate's control. The projections also reflect numerous estimates and assumptions related to the business of Laureate that are inherently subject to significant economic, political, and competitive uncertainties, all of which are difficult to predict and many of which are beyond Laureate's control. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected.

        The internal financial forecasts were prepared for internal use and to assist the financial advisors to the special committee and the Investor Group with their respective due diligence investigations of Laureate and not with a view toward public disclosure or toward complying with U.S. generally accepted accounting principles, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Laureate's independent registered public accounting firm has not examined or compiled any of the financial projections, expressed any conclusion or provided any form of assurance with respect to the financial projections and, accordingly, assumes no responsibility for them. The financial projections do not take into account any circumstances or events occurring after the date they were prepared. Projections of this type are based on estimates and assumptions that are inherently subject to factors such as industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operation of Laureate, including the factors described under "Special Note Regarding Forward-Looking Statements", which factors may cause the financial projections or the underlying assumptions to be inaccurate. Since the projections cover multiple years, such information by its nature becomes less reliable with each successive year.

        Laureate has made publicly available its actual results of operations for the fiscal year ended December 31, 2006. You should review the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2006 to obtain this information. Readers of this Information Statement are cautioned not to place undue reliance on the specific portions of the financial projections set forth below. No one has made or makes any representation to any stockholder regarding the information included in these projections. Laureate does not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

        For the foregoing reasons, as well as the bases and assumptions on which the financial projections were compiled, the inclusion of specific portions of the internal financial forecasts and resultant projections in this Information Statement should not be regarded as an indication that such projections will be an accurate prediction of future events, and they should not be relied on as such. Except as required by applicable securities laws, Laureate does not intend to update, or otherwise revise the financial projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error.

        The following projections were provided to each of Morgan Stanley and Merrill Lynch and substantially similar projections were provided to certain members of the Investor Group and their financial advisors, in each case in connection with the Offer and the Merger:

	2006	07/01/07– 12/31/07	2007	2008	2009	2010	2011	2012	CAGR '06–'10	CAGR '06–'12
SUMMARY OF KEY ITEMS:
BASE VS. ACQ REVENUE
Base Operations	1,146	695	1,307	1,494	1,768	2,060	2,365	2,688	15.8%	15.3%
Unidentified Acquisitions	—	96	96	300	489	653	786	930	nm	nm

Total	1,146	791	1,403	1,794	2,257	2,713	3,151	3,618	24.0%	21.1%
EBITDA, 100%, Pre-FAS 123(1)(2)
Base Operations	220	180	277	341	430	522	617	718	24.4%	22.0%
Unidentified Acquisitions	—	22	22	67	118	162	204	250	nm	nm

Total	220	202	299	408	548	684	821	968	33.1%	28.2%
EBITDA 100% Margin
Base Operations	19.2%	25.9%	21.2%	22.8%	24.3%	25.3%	26.1%	26.7%
Unidentified Acquisitions	nm	22.9%	23.0%	22.3%	24.1%	24.8%	26.0%	26.9%

Total	19.2%	25.5%	21.3%	22.7%	24.3%	25.2%	26.1%	26.8%
EBIT, Pre-FAS 123 100%(2)
Base Operations	155	140	200	247	317	386	462	540	25.6%	23.1%
Unidentified Acquisitions	—	15	16	45	80	109	137	169	nm	nm

Total	155	155	216	292	397	495	599	709	33.7%	28.8%
EBIT Margin
Base Operations	13.5%	20.1%	15.3%	16.5%	17.9%	18.7%	19.5%	20.1%
Unidentified Acquisitions	nm	15.6%	16.7%	15.0%	16.3%	16.7%	17.4%	18.2%

Total	13.5%	19.6%	15.4%	16.3%	17.6%	18.2%	19.0%	19.6%
EPS, Post-FAS 123(2)(3)(4)
Base Operations	2.08	1.78	2.44	3.20	4.22	5.07	5.98	6.85	24.8%	21.9%
Total, including Unidentified Acquisitions	2.08	1.81	2.47	3.50	4.22	5.67	7.22	8.43	28.3%	26.2%
EPS Growth
Base Operations	nm	nm	16.7%	31.1%	31.9%	20.1%	17.9%	14.5%
Total, including Unidentified Acquisitions	nm	nm	18.2%	41.7%	20.6%	34.4%	27.3%	16.8%
									Total
									'07–'10	'07–'12
CAPEX
Base Operations	175	100	199	213	204	223	251	264	839	1,354
Unidentified Acquisitions	—	19	30	53	82	101	109	114	266	489

Total	175	119	229	266	286	324	360	378	1,105	1,843
CASH PAID FOR ACQUISITIONS(5)		0
Base Operations	239	0	0	0	0	0	0	0	0	0
Unidentified Acquisitions	—	100	125	100	100	50	0	0	375	375

Total	239	100	125	100	100	50	0	0	375	375
PAYMENT OF DEFERRED CONSIDERATION(5)
Base Operations	0	2	3	21	23	0	8	0	47	55
Unidentified Acquisitions	—	10	10	10	—	—	—	—	20	20

Total	0	12	14	31	23	0	8	0	67	75

(1)
"EBITDA, 100%" refers to the consolidated EBITDA of Laureate's operations.

(2)
In 2006, the Company changed its method of accounting for stock-based compensation upon the adoption of Statement of Financial Accounting Standards No. 123(R), "Shared-Based Payment." "Pre-FAS 123" EBITDA and EBIT projections exclude the financial impact of expensing stock options under SFAS No. 123R. "Post-FAS 123" EPS projections include the financial impact of expensing stock options under SFAS No. 123R.

(3)
In 2007, The Company formally implemented Accounting Series Release 268 ("ASR 268") and EITF Issue No. 00-4 ("EITF 00-4"). The Company has revised its projections for 2007 but has not revised its projections for 2008 and beyond given the uncertainty and timing of the calls for the minority ownership put call rights. The Company has estimated an EPS impact of ($0.51) for 2007.

(4)
The EPS calculations presented by the Company's senior management reflect a number of assumptions regarding the financial impact of repatriating to the U.S. funds generated from its foreign operations. The Company has not previously executed such a repatriation strategy, so the actual financial impact could vary significantly from the assumptions underlying the forecast.

(5)
Cash paid for acquisitions in 2006 includes payment of deferred consideration.

Market Price and Dividend Data

        Laureate's common stock trades on the Nasdaq Global Select Market under the ticker symbol "LAUR". The high and low trade prices for the periods indicated for the Company's common stock are set out in the following table. These prices are as reported by Nasdaq, and reflect inter-day price quotations, without retail mark-up, mark down or commission, and may not necessarily represent actual transactions.

	High	Low	Cash Dividend Declared
FISCAL YEAR ENDED DECEMBER 31, 2005
First Quarter	$48.20	$41.83	$—
Second Quarter	48.55	40.56	—
Third Quarter	50.51	41.39	—
Fourth Quarter	54.95	46.69	—
FISCAL YEAR ENDED DECEMBER 31, 2006
First Quarter	$55.22	$50.00	$—
Second Quarter	54.64	42.51	—
Third Quarter	49.40	40.52	—
Fourth Quarter	53.59	47.48	—
FISCAL YEAR ENDING DECEMBER 31, 2007
First Quarter	$62.15	$48.25	$—
Second Quarter	62.33	58.64	—
Third Quarter (through July 12, 2007)	61.95	61.56	—

        The closing sale price of the Company's common stock on the Nasdaq Global Select Market on December 26, 2006, the last trading day prior to the submission by Mr. Becker of his final offer for all of Laureate's common stock of $60.50 per share, was $49.56 per share. The closing sale price of the Company's common stock on the Nasdaq Global Select Market on May 31, 2007, the last trading day prior to the decision by the special committee to negotiate with Mr. Becker based on his original offer of $62.00 per share, was $49.15 per share. The $62.00 per share to be paid for each share of Company common stock in the merger represents a premium of approximately 26% to the closing price on January 4, 2007. The closing sale price of the Company's common stock on the Nasdaq Global Select Market on January 26, 2007, the last trading day prior to the execution of the Merger Agreement and the public announcement of the Original Merger, was $54.41 per share. The $62.00 per share to be paid for each share of the Company's common stock in the merger represents a premium of approximately 14% to the closing price on January 26, 2007, a premium of approximately 1% to the average closing price for the 30 trading days ended July 12, 2007, a premium of approximately 3% to the average closing price for the 90 trading days ended July 12, 2007, and a premium of approximately 51% to the 52-week low closing price for the 12-month period ended July 12, 2007. On [    ], 2007, the most recent practicable date before this Information Statement was printed, the closing price for the Company's common stock on the Nasdaq Global Select Market was $[        ] per share.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information regarding the beneficial ownership of our common stock as of June 30, 2007 (unless otherwise noted), by:

  •
  each person or entity that Laureate knows to beneficially own more than 5% of the Company's common stock;

  •
  each of our current directors and executive officers;

  •
  all of our directors and executive officers as a group;

  •
  Mr. Taslitz; and

  •
  each of the sponsors who beneficially owned outstanding shares of the Company's common stock as of June 30, 2008 and each person controlling such entities, together with each associate and majority owned subsidiary thereof, in each case who beneficially owns outstanding shares of the Company's common stock.

        The percentages of shares outstanding provided in the tables are based on 51,881,859 shares of the Company's common stock outstanding as of June 30, 2007. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right. Shares issuable upon the exercise of options that are exercisable within 60 days of June 30, 2007 are considered outstanding for the purpose of calculating the percentage of outstanding shares of the Company's common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual. The address of each of our directors and executive officers listed below is c/o Laureate Education, Inc., 1001 Fleet Street, Baltimore, Maryland 21202. The beneficial ownership of securities as of June 30, 2007 as provided in the following table, does not yet reflect shares tendered pursuant to the Offer.

Name of Beneficial Owner	Number of Shares		Percent
Select Equity Group	5,051,076	(1)	9.74%
William Blair & Company, LLC	3,602,046	(2)	6.94%
T. Rowe Price Mutual Funds	4,233,402	(3)	8.16%
Douglas L. Becker	1,964,324	(4)	3.79%
R. Christopher Hoehn-Saric	1,356,388	(5)	2.61%
Steven M. Taslitz	268,845	(6)	0.52%
Raph Appadoo	559,146	(7)	1.07%
William C. Dennis, Jr.	103,751	(8)	0.20%
Paula R. Singer	84,758	(9)	0.16%
Rosemarie Mecca	89,476	(10)	0.17%
Daniel M. Nickel	59,000	(11)	0.11%
Brian F. Carroll	*		*
Jonathan D. Smidt	*		*
Todd E. Benson	*		*
Craig W. Thomas	*		*
Yves de Balmann	1,740		*
Ian K. Snow	*		*
All Directors and Executive Officers as a Group (14 persons)	4,487,428		8.65%
Sigma Capital Associates, LLC	42,800	(12)	0.08%
Citigroup Private Equity LP	29,085	(13)	0.06%

(1)
According to its Schedule 13D/A joint filing, as of April 12, 2007, Select Equity Group, Inc., Select Offshore Advisors, LLC and George S. Loening have sole investment and sole voting power with respect to 5,051,076 shares. As the President and controlling stockholder of Select and the Manager of Select Offshore, Mr. Loening has the power to vote and to direct the voting of and the power to dispose and direct the disposition of the shares of the Company's common stock owned by Select and Select Offshore. Accordingly, Mr. Loening may be deemed to be the beneficial owner of 5,051,076 shares of the Company's common stock, or 9.74% of the outstanding shares of the Company's common stock.

(2)
According to its Schedule 13F filing made with the SEC on May 15, 2007, as of April 30, 2007, William Blair & Company, L.L.C. had sole investment power to 3,602,046 shares and shared voting power to 2,189,498 shares.

(3)
According to its Schedule 13D filing as of March 2, 2007, T. Rowe Price Associates, Inc. ("Price Associates") had sole investment power to 4,233,402 shares and sole voting power with respect to 844,000 shares. These securities are owned by various individual and institutional investors including T. Rowe Price Mutual Funds (which owns 4,233,402 shares, representing 8.16% of the shares outstanding), for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)
Includes options to purchase 1,553,635 shares of the Company's common stock, 3,098 shares allocated to Mr. Becker's Laureate 401(k) Plan account and 200,625 shares held by the Becker Trusts.

(5)
Includes options to purchase 1,033,302 shares of the Company's common stock and 2,378 shares allocated to Mr. Hoehn-Saric's Educate, Inc. 401(k) plan account.

(6)
Includes 68,845 shares held by the KJT Trust.

(7)
Includes options to purchase 497,553 shares of the Company's common stock and 9,429 shares allocated to Mr. Appadoo's Laureate 401(k) Plan account.

(8)
Includes options to purchase 81,251 shares of the Company's common stock.

(9)
Includes options to purchase 53,312 shares of the Company's common stock and 1,020 shares allocated to Ms. Singer's Laureate 401(k) Plan account.

(10)
Includes options to purchase 21,250 shares of the Company's common stock.

(11)
Includes options to purchase 28,000 shares of the Company's common stock.

(12)
Sigma Capital Associates, LLC, an Anguilla limited liability company, owns 40,000 shares of the Company's common stock. Sigma Capital Management, LLC serves as investment advisor to Sigma Capital Associates, LLC. Sigma Capital Management, LLC is an investment manager owned by S.A.C. Capital Management, LLC and Steven A. Cohen directly and indirectly owns all of the equity interests of S.A.C. Capital Management, LLC. A portfolio manager of Sigma Capital Management, LLC owns 2,400 shares of the Company's common stock for his personal account and an additional 100 shares of the Company's common stock are held in his IRA account. Further, this portfolio manager also has investment discretion over an account that holds an additional 300 shares of the Company's common stock. Sigma Capital Management, LLC, S.A.C. Capital Management, LLC and Steven A. Cohen each disclaims beneficial ownership of any of these securities except for the 40,000 shares of common stock owned directly by Sigma Capital Associates, LLC.

(13)
Citigroup Inc., through its subsidiaries, affiliates and managed accounts, beneficially owned 29,085 shares of the Company's common stock as of June 5, 2007. Citigroup Inc. disclaims beneficial ownership of the securities reported herein except to the extent of their pecuniary interests therein.

Prior Stock Purchases and Sales

        The following table sets forth information as of July 13, 2007 regarding purchases and sales of shares of the Company's common stock by Douglas L. Becker and R. Christopher Hoehn-Saric during the past two years.

Date	Name	Shares Acquired by Exercise of Stock Option	Shares Beneficially Owned	Strike Price	Sale Price
3/2/2006	Chris Hoehn-Saric	30,253	—	$13.55	$52.01
3/2/2006	Douglas Becker	44,747	—	13.55	52.01
3/3/2006	Chris Hoehn-Saric	11,577	—	13.55	52.07
3/3/2006	Douglas Becker	17,123	—	13.55	52.07
3/6/2006	Chris Hoehn-Saric	55,409	—	13.55	52.90
3/6/2006	Douglas Becker	82,105	—	13.55	52.90
3/7/2006	Chris Hoehn-Saric	28,951	—	13.55	52.08
3/7/2006	Douglas Becker	42,821	—	13.55	52.08
3/8/2006	Chris Hoehn-Saric	1,552	—	13.55	52.23
3/8/2006	Douglas Becker	2,149	—	13.55	52.23
3/8/2006	Douglas Becker	477,305	—	13.55	N/A	(1)
3/8/2006	Chris Hoehn-Saric	322,695	—	13.55	N/A	(2)
6/8/2007	Douglas Becker		50,000	N/A	N/A	(3)

(1)
Mr. Becker transferred ownership of 200,000, 77,305 and 34 of these shares to Eric D. Becker, Mr. Taslitz and Eric D. Becker's son, respectively; and Mr. Becker retained ownership of the remaining 199,966 shares.

(2)
Mr. Hoehn-Saric retained ownership of 200,000 of these shares. He transferred the remaining 122,695 shares to Mr. Taslitz.

(3)
Mr. Becker transferred ownership of 8,110 and 41,890 shares by means of a charitable donation to the Baltimore Children's Museum Inc. and the Baltimore Community Foundation respectively.

        In accordance with its compensation policy for non-employee directors and as previously disclosed by the Company in its Annual Report of Form 10-K/A filed with the SEC on April 30, 2007, on January 3, 2007, each Mr. Hoehn-Saric was granted options to purchase 6,500 shares of the Company's common stock with an exercise price of $48.78 per share, the closing price of the Company's common stock on the grant date. The options vest ratably over the 12 month period following grant.

        Except as described below, during the past 60 days, no transactions with respect to the Company's common stock have been effected by the Company or, to the Company's best knowledge, by any of its executive officers, directors, affiliates or subsidiaries.

        The following table sets forth information regarding purchases of the Company's common stock by the Company's directors, officers, affiliates and subsidiaries of the Company (other than Messrs. Becker and Hoehn-Saric), showing the date of the transaction, the name of the director or executive officer, the number of shares of the Company's common stock purchased by such officer or director, the price paid for those shares and the sale price per share during the past 60 days. Mr. Miller's purchases were pursuant to option exercises under the Company's stock incentive plans. Ms. Singer's purchases were pursuant to option exercises under the Company's stock incentive plans and corresponding sales of all option shares acquired were consummated through previously-arranged Rule 10b5-1 plans. Mr. Miller retained ownership of the shares acquired through the exercise of these options.

Date	Name	Shares Acquired by Exercise of Stock Option	Strike Price	Sale Price
6/5/2007	John A. Miller	6,500	44.18	N/A
6/5/2007	John A. Miller	6,500	50.61	N/A
6/5/2007	John A. Miller	2,166	48.78	N/A
6/11/2007	Paula Singer	1,000	12.31	61.63
6/11/2007	Paula Singer	1,000	13.11	61.63
7/10/2007	Paula Singer	1,000	12.31	61.89
7/10/2007	Paula Singer	1,000	13.11	61.89

Independent Registered Public Accounting Firm

        The consolidated financial statements of the Company and Company management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report on Form 10-K, as amended, for the year ended December 31, 2006, incorporated by reference in this Information Statement, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their reports appearing in such Annual Report on Form 10-K, as amended.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov. You also may obtain free copies of the documents Laureate files with the SEC by going to the "Investors Relations" section of our website at www.laureate-inc.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this Information Statement, and therefore is not incorporated by reference.

        Statements contained in this Information Statement, or in any document incorporated in this Information Statement by reference regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to "incorporate by reference," into this Information Statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Information Statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and before the date of the special meeting:

Laureate Filings:	Periods
Annual Report on Form 10-K	Year ended December 31, 2006
Quarterly Report on Form 10-Q	Quarter ended March 31, 2007
Current Reports on Form 8-K	Filed July 3, 2007, June 28, 2007, June 26, 2007, June 4, 2007, March 19, 2007, March 1, 2007, February 6, 2007, January 29, 2007 and January 8, 2007.

        Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Information Statement.

        You may request a copy of the documents incorporated by reference into this Information Statement, excluding certain exhibits, by writing to or telephoning us. Requests for documents should be directed to the Investor Relations, Laureate Education, Inc., 1001 Fleet Street, Baltimore, Maryland 21202; (410) 843-6394. If you would like to request documents from us, please do so at least five business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting.

        You should rely only on the information contained or incorporated by reference in this Information Statement to vote your shares at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Information Statement. This Information Statement is dated [    •    ], 2007. You should not assume that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement to stockholders does not create any implication to the contrary.

Annex A

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

        This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of this 3rd day of June, 2007 by and among Laureate Education, Inc., a Maryland corporation (the "Company"), Wengen Alberta, Limited Partnership, an Alberta limited partnership ("Parent"), and L Curve Sub Inc., a Maryland corporation and a direct subsidiary of Parent ("Merger Sub").

RECITALS

        WHEREAS, the parties to this Agreement wish to amend and restate the Agreement and Plan of Merger, dated as of January 28, 2007 (the "Original Merger Agreement"), by and among the Company, Parent and Merger Sub, as provided herein.

        WHEREAS, on the terms and subject to the conditions set forth herein, including Annex A hereto, Merger Sub has agreed to commence (within the meaning of Rule 14d-2 under the Exchange Act) an offer (the "Offer") to purchase for cash all of the issued and outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"), at a price of $62.00 per share (such price, or any higher price per share of Common Stock paid by Merger Sub pursuant to the terms of the Offer for shares of Common Stock tendered pursuant to the Offer, the "Offer Price").

        WHEREAS, following the consummation of the Offer, the parties intend that Merger Sub be merged with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the "Surviving Corporation"). The name of the Surviving Corporation shall be Laureate Education, Inc.

        WHEREAS, as a condition and inducement to Parent's and Merger Sub's entry into this Agreement, certain stockholders of the Company have agreed to tender their shares of Common Stock pursuant to the Offer on the terms and subject to the conditions set forth in certain Tender Agreements, dated as of the date hereof (the "Tender Agreements"), a form of which is attached as Exhibit A to this Agreement, and certain other stockholders of the Company have agreed to vote their shares of Common Stock in favor of (among other things) the Merger, on the terms and subject to the conditions set forth in that certain Voting Agreement, dated as of the date hereof, a form of which is attached as Exhibit B to this Agreement (the "Voting Agreement").

        WHEREAS, the Board of Directors of the Company, acting upon the unanimous recommendation of the Special Committee, has (i) determined that the Offer, the Merger, this Agreement and the other transactions contemplated hereby are advisable and fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement, the Tender Agreements and the Voting Agreement and (iii) resolved to recommend that stockholders of the Company accept the Offer and, to the extent required by applicable Law, approve the Merger and this Agreement.

        WHEREAS, the Board of Directors of Merger Sub has unanimously approved this Agreement.

        WHEREAS, certain existing stockholders of the Company desire to contribute shares of Common Stock to Parent immediately prior to the Effective Time in exchange for interests in Parent.

        WHEREAS, The Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe certain conditions to the Offer and on the Merger, as set forth herein.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

        Section 1.1    Definitions.    For purposes of this Agreement, the following terms have the respective meanings set forth below:

        "Acceptable Confidentiality Agreement" has the meaning set forth in Section 7.4(h)(i).

        "Acceptance Date" has the meaning set forth in Section 1A.1(e).

        "Accrediting Body" means any entity or organization, whether private or quasi-private, whether foreign or domestic, which engages in the granting or withholding of accreditation of post-secondary institutions or their educational programs in accordance with standards and requirements relating to the performance, operations, financial condition and/or academic standards of such institutions.

        "Act" means the Maryland General Corporation Law.

        "Adjusted Minimum Number" has the meaning set forth in Section 1A.1(b).

        "Affiliate" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term "control" (including the correlative terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "Agreement" has the meaning set forth in the Preamble.

        "Articles of Merger" has the meaning set forth in Section 2.1(b).

        "Board Actions" has the meaning set forth in Section 1A.2(a).

        "Business Day" has the meaning ascribed to such term in Rule 14d-1 under the Exchange Act.

        "Certificate" has the meaning set forth in Section 2.2(c).

        "Closing" has the meaning set forth in Section 2.1(d).

        "Closing Date" has the meaning set forth in Section 2.1(d).

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Stock" has the meaning set forth in the recitals.

        "Company" has the meaning set forth in the Preamble.

        "Company Acquisition Proposal" has the meaning set forth in Section 7.4(h)(ii).

        "Company Benefit Plans" means the Employee Benefit Plans (other than any multiemployer plan within the meaning of ERISA Section 3(37)) and stock purchase, stock option, severance, retention, employee loan, collective bargaining, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and all other material employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, whether formal or informal, oral or written, legally binding or not, under which any Company Employee has any present or future right to benefits and which is maintained or contributed to by the Company or any of its Material Subsidiaries or under which the Company or any of its Material Subsidiaries has any present or future liability.

        "Company Disclosure Letter" has the meaning set forth in the preamble to Article IV.

        "Company Employee" means any current, former or retired employee, officer, consultant, independent contractor or director of the Company or any of its Subsidiaries.

        "Company Equity Awards" means Company Options, Company Restricted Shares, and Company Performance Shares.

        "Company Joint Venture" means, with respect to the Company, any corporation or other entity (including partnerships, limited liability companies and other business associations and joint ventures) in which the Company, directly or indirectly, owns an equity interest that does not have voting power under ordinary circumstances to elect a majority of the board of directors or other person performing similar functions but in which the Company has rights with respect to the management of such Person.

        "Company Options" means outstanding options to acquire Common Stock from the Company granted to Company Employees under the Company Stock Plans and, to the extent set forth in Section 1.1 of the Company Disclosure Letter, the other options to acquire Common Stock from the Company set forth therein.

        "Company Performance Shares" means performance shares granted to Company Employees under the Company Stock Plans that vest and become issuable upon the attainment of certain performance criteria pursuant to the Company Stock Plans or any applicable award agreement and, to the extent set forth in Section 1.1 of the Company Disclosure Letter, the other performance shares granted to Company Employees that vest and become issuable upon the attainment of certain performance criteria pursuant to any applicable award agreement set forth therein.

        "Company Proxy/Information Statement" means the proxy statement or information statement, as applicable, relating to the approval of the Merger and this Agreement by the Company's stockholders prepared, if required, in accordance with applicable Law and including any information required to be included therein by Schedule 13E-3.

        "Company Restricted Shares" means, as of a particular date, Common Stock granted to Company Employees under the Company Stock Plans that are then outstanding but at such time are subject to forfeiture conditions or other lapse restrictions pursuant to the Company Stock Plans or any applicable restricted stock award agreements and, to the extent set forth in Section 1.1 of the Company Disclosure Letter, the other Common Stock granted to Company Employees that are then outstanding but at such time are subject to forfeiture conditions or other lapse restrictions pursuant to any applicable restricted stock award agreements set forth therein.

        "Company Schedule 13E-3" has the meaning set forth in Section 1A.2

        "Company SEC Reports" has the meaning set forth in Section 4.7(a).

        "Company Securities" has the meaning set forth in Section 4.5(b).

        "Company Stockholder Meeting" has the meaning set forth in Section 7.1(a).

        "Company Stock Plans" means the 1993 Employee Stock Option Plan, the 1993 Management Stock Option Plan, the Senior Management Option Plan dated March 29, 1996, the 1998 Stock Incentive Plan, the 2003 Stock Incentive Plan and the 2005 Stock Incentive Plan.

        "Compensation" has the meaning set forth in Section 7.8(a).

        "Compensation Arrangements" means any Company Benefit Plan (provided, that, solely for purposes of this definition, the references to "Material Subsidiaries" in the definition of Company Benefit Plan shall be deemed to be references to "Subsidiaries"), Company Stock Plan, other equity-based plan sponsored or maintained by the Company or any of its Subsidiaries or other plans, agreements, programs, policies or other arrangements of the Company or any of its Subsidiaries pursuant to which any holder of Common Stock or other securities of the Company could become entitled to (i) any additional compensation, enhanced severance or other benefits or any acceleration of the time of payment or vesting of any compensation, severance or other benefits or any funding of any compensation or benefits by the Company or any of its Subsidiaries, in each case as a result of the Offer, the Merger or any of the other transactions contemplated by this Agreement (alone or in combination with any other event) or (ii) any other compensation or benefits from the Company or any of its Subsidiaries related to or contingent upon or the value of which would be calculated on the basis of the Offer, the Merger or any of the other transactions contemplated by this Agreement (alone or in combination win any other event).

        "Confidentiality Agreements" means the several confidentiality agreements listed in Section 1.1 of the Parent Disclosure Letter.

        "Contract" has the meaning set forth in Section 4.4.

        "Cooperation Agreement" means the Cooperation Agreement dated as of the Original Date between the Company and Douglas L. Becker.

        "Current Employee" has the meaning set forth in Section 7.8(a).

        "Current Policies" has the meaning set forth in Section 7.5(a).

        "Damages" has the meaning set forth in Section 7.5(a).

        "Debt Financing" has the meaning set forth in Section 5.7.

        "Debt Financing Commitments" has the meaning set forth in Section 5.7.

        "Disbursing Agent" has the meaning set forth in Section 2.3(a).

        "Disinterested Director" means a member of the Board of Directors of the Company who (i) has no direct or indirect interest in Parent, whether as an investor or otherwise, (ii) is not a representative of any Person who has any such interest in Parent and (iii) is not otherwise affiliated with Parent.

        "DOE" means the United States Department of Education.

        "DOJ" has the meaning set forth in Section 7.2(b).

        "Domestic Institution" means the post-secondary institution comprising a main campus and its additional locations or branches, identified by a single Office of Post-secondary Education Identification Number by DOE, and owned and operated by the Company or any of its Subsidiaries.

        "Education Department" means any nation or government or any agency, public or regulatory authority, instrumentality, department, commission, court, arbitrator, ministry, tribunal or board of any nation or government or political subdivision thereof, in each case, whether foreign or domestic and whether national, supranational, federal, tribal, provincial, state, regional, local or municipal, having specific jurisdiction over the operation of or provision of Student Financial Assistance Programs funds to or on behalf of the students of post-secondary educational or training institutions or guaranteeing student loans to students at such institutions.

        "Effective Time" has the meaning set forth in Section 2.1(b).

        "Employee Benefit Plan" means an employee benefit plan within the meaning of Section 3(3) of ERISA.

        "Employment Agreement" means any employment, severance, retention, termination, indemnification, change in control or similar agreement between the Company or any of its Subsidiaries, on the one hand, and any current or former employee of the Company or any of its Subsidiaries, on the other hand.

        "End Date" has the meaning set forth in Section 9.1(b)(i).

        "Equity Financing" has the meaning set forth in Section 5.7.

        "Equity Financing Commitments" has the meaning set forth in Section 5.7.

        "Equity Rollover Commitments" has the meaning set forth in Section 5.8.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Execution Date" means the date on which this Agreement is executed and delivered by each of the parties hereto.

        "Expiration Date" has the meaning set forth in Section 1A.1(d).

        "Financing" has the meaning set forth in Section 5.7.

        "Financing Commitments" has the meaning set forth in Section 5.7.

        "Five-Year Credit Agreement" means the Five-Year Credit Agreement dated as of August 16, 2006 among the Company and a Subsidiary of the Company, as Borrowers, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Facility Agent, J.P. Morgan Europe Limited, as London Agent, and others, as amended by the First Amendment dated as of October 24, 2006.

        "Foreign Institution" means any post-secondary institution owned and operated by the Company or any of its Subsidiaries that is not a Domestic Institution.

        "FTC" has the meaning set forth in Section 7.2(b).

        "GAAP" means United States generally accepted accounting principles.

        "Governmental Authority" means any nation or government or any agency, public or regulatory authority, instrumentality, department, commission, court, arbitrator, ministry, tribunal or board of any nation or government or political subdivision thereof, in each case, whether foreign or domestic and whether national, supranational, federal, tribal, provincial, state, regional, local or municipal, and any Education Department or Accrediting Body.

        "HEA" means the Higher Education Act of 1965, as amended, 20 U.S.C.A. §1070 et seq., and any amendments or successor statutes thereto.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Insurance Amount" has the meaning set forth in Section 7.5(a).

        "Investors Agreement" shall have the meaning set forth in Section 6.2.

        "Knowledge of the Company" means the actual knowledge of the Persons set forth in Section 1.1 (ii) of the Company Disclosure Letter.

        "Law" means applicable statutes, common laws, rules, ordinances, regulations, codes, licensing requirements, orders, judgments, injunctions, writs, decrees, licenses, governmental guidelines, standards or interpretations having the force of law, permits, rules and bylaws, in each case, of or administered by a Governmental Authority.

        "Liens" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

        "Marketing Period" shall mean the period of 20 consecutive calendar days (i) after the date on which (x) the first to occur of (A) the condition set forth in Section 8.1(a)(ii) has been satisfied or (B) the Company Proxy/Information Statement has been mailed to the stockholders of the Company and (y) all the conditions set forth in Sections 8.1(b) and 8.1(c) have been satisfied and (ii) during which period (x) such conditions remain satisfied and (y) all of the information described in clause (iv) of the first sentence of Section 7.9(a) is and remains available; provided, that if the Marketing Period has not ended on or prior to August 17, 2007, the Marketing Period shall commence no earlier than September 2, 2007.

        "Material Adverse Effect on the Company" means a material adverse effect on the assets, liabilities, business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, a Material Adverse Effect on the Company: (A) any fact, change, development, circumstance, event, effect or occurrence (an "Effect") in general economic or political conditions or in the financial or securities markets, (B) any Effect generally affecting, or resulting from general changes or developments in, the industries in which the Company and its Subsidiaries operate, (C) any failure to meet internal or published projections, forecasts or revenue or earnings predictions for any period (provided that the underlying causes of such failures shall not be excluded), (D) any change in the price or trading volume of the Common Stock in and of itself (provided that the underlying causes of such changes shall not be excluded), (E) any Effect that is demonstrated to have resulted from the announcement of the Offer or Merger, or the identity of Parent or any of its Affiliates as the acquiror of the Company, (F) compliance with the terms of, or the taking of any action required by, this Agreement consented to in writing by Parent, (G) any acts of terrorism or war (other than any of the foregoing that causes any damage or destruction to or renders unusable any facility or property of the Company or any of its Subsidiaries or that renders any of the foregoing facilities or properties inaccessible for a period of more than 20 calendar days), (H) changes in generally accepted accounting principles or the interpretation thereof, or (I) any weather-related event (other than any of the foregoing that causes any damage or destruction to or renders unusable any facility or property of the Company or any of its Subsidiaries or that renders any of the foregoing facilities or properties inaccessible for a period of more than 20 calendar days) except, in the case of clauses (A) and (B), to the extent such Effects referred to therein would be reasonably likely to have a materially disproportionate impact on the assets or liabilities, business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, relative to other for profit industry participants. In addition, the parties agree that to the extent any matter is expressly disclosed in the Company's Annual Report on Form 10-K filed on March 1, 2007, as amended by Amendment No. 1 thereto filed on April 30, 2007, or in the Company's Quarterly Report on Form 10-Q filed on May 7, 2007 (other than any such disclosures made in the exhibits and schedules thereto or the documents incorporated by reference therein), such matter shall not be considered in determining whether there has been a Material Adverse Effect on the Company; provided, however, that any development, change or other event with respect to such matter occurring subsequent to the date of the information contained in such report may be considered in determining whether there has been a Material Adverse Effect on the Company.

        "Material Subsidiary" means any Subsidiary (a) the consolidated assets of which equal 2% or more of the consolidated assets of the Company and the Subsidiaries as of September 30, 2006, or (b) the consolidated revenues of which equal 2% or more of the consolidated revenues of the Company and the Subsidiaries for the four consecutive fiscal quarters ended September 30, 2006.

        "Merger" has the meaning set forth in the Recitals.

        "Merger Consideration" has the meaning set forth in Section 2.2(c).

        "Merger Shares" has the meaning set forth in Section 2.2(c).

        "Merger Sub" has the meaning set forth in the Preamble.

        "Merger Sub Shares" means the common stock of Merger Sub, par value $.01 per share.

        "Minimum Condition" has the meaning set forth in Annex A hereto.

        "New Financing Commitments" has the meaning set forth in Section 7.9(c).

        "Notice Period" has the meaning set forth in Section 7.4(e).

        "Offer" has the meaning set forth in the Recitals.

        "Offer Conditions" has the meaning set forth in Section 1A.1.

        "Offer Documents" has the meaning set forth in Section 1A.1(c).

        "Offer Financing" has the meaning set forth in Section 5.7.

        "Offer Price" has the meaning set forth in the Recitals.

        "Original Date" means January 28, 2007.

        "Original Merger Agreement" has the meaning set forth in the Recitals.

        "Other Antitrust Laws" means any Law enacted by any Governmental Authority relating to antitrust matters or regulating competition, other than the HSR Act.

        "Parent" has the meaning set forth in the Preamble.

        "Parent Disclosure Letter" has the meaning set forth in the preamble to Article V.

        "Parent Expenses" has the meaning set forth in Section 9.2(d).

        "Parent Plan" has the meaning set forth in Section 7.8(b).

        "Permits" means any licenses, franchises, permits, accreditations, certificates, consents, approvals, registrations, qualifications or other similar authorizations of, from or by a Governmental Authority possessed by or granted to or necessary for the ownership of the material assets or conduct of the business of the Company or its Subsidiaries.

        "Permitted Liens" means (i) Liens for Taxes, assessments and governmental charges or levies not yet due and payable or that are being contested in good faith and by appropriate proceedings; (ii) mechanics', carriers', workmen's, repairmen's, materialmen's or other Liens or security interests that secure a liquidated amount that are being contested in good faith and by appropriate proceedings; (iii) leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions); (iv) Liens imposed by applicable Law; (v) pledges or deposits to secure obligations under workers' compensation Laws or similar legislation or to secure public or statutory obligations; (vi) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vii) easements, covenants and rights of way (unrecorded and of record) and other similar restrictions of record, and zoning, building and other similar restrictions, in each case that do not adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; (viii) Liens the existence of which are specifically disclosed in the notes to the consolidated financial statements of the Company included in any Company SEC Report filed prior to the date of this Agreement; (ix) any other Liens that do not secure a liquidated amount, that have been incurred or suffered in the ordinary course of business and that would not, individually or in the aggregate, have a material effect on the Company or the ability of Parent to obtain the Debt Financing; and (x) any other Liens set forth on Section 1.1 of the Company Disclosure Letter.

        "Person" means any individual, corporation, company, limited liability company, partnership, association, trust, joint venture or any other entity or organization, including any government or political subdivision or any agency or instrumentality thereof.

        "Post-Acquisition Education Consents" has the meaning set forth Section 7.2(e).

        "Pre-Acquisition Education Consents" has the meaning set forth in Section 7.2(e).

        "Preferred Stock" has the meaning set forth in Section 4.5(a).

        "Proceeding" has the meaning set forth in Section 4.12.

        "Recommendation" has the meaning set forth in Section 1A.2.

        "Recommendation Withdrawal" has the meaning set forth in Section 7.4(e).

        "Replacement Policies" has the meaning set forth in Section 7.5(a).

        "Representatives" has the meaning set forth in Section 7.4(a).

        "Restraint" has the meaning set forth in Section 8.1(b).

        "Rollover Entities" has the meaning set forth in Section 5.8.

        "Schedule 13E-3" means a Rule 13e-3 Transaction Statement on Schedule 13E-3 relating to the Offer, the Merger and the other transactions contemplated hereby.

        "Schedule 14D-9" has the meaning set forth in Section 1A.2(a).

        "Schedule TO" has the meaning set forth in Section 1A.1(c).

        "SDAT" means the Maryland State Department of Assessments and Taxation.

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Share Purchase Date" has the meaning set forth in Section 1A.3.

        "Short Form Merger" means a merger of a parent with its subsidiary effected without a meeting or vote of the stockholders of the subsidiary pursuant to Maryland General Corporation Law Section 3-106.

        "Special Committee" means a committee of the Company's Board of Directors, the members of which are not affiliated with Parent or Merger Sub and are not members of the Company's management, formed on September 8, 2006 for the reasons set forth in the resolution establishing such committee.

        "Specified SEC Reports" means the Company's (i) Annual Report on Form 10-K, as amended, filed on March 23, 2006, (ii) Proxy Statement on Schedule 14A, filed on May 1, 2006. (iii) Quarterly Reports on Form 10-Q, filed on May 10, 2006, August 4, 2006 and November 3, 2006, and (iv) Current Reports on Form 8-K filed after March 23, 2006 and prior to the Original Date.

        "Sterling" means Fund Management Services, LLC.

        "Sterling Confidentiality Agreement" has the meaning set forth in Section 7.10.

        "Stockholder Vote" has the meaning set forth in Section 4.2(a).

        "Student Financial Assistance Programs" means the Title IV Programs and any other program authorized by the HEA and administered by the DOE, as well as any other student assistance grant or loan programs or other government-sponsored student assistance programs.

        "Subsidiary", with respect to any Person, means any other Person of which the first Person owns, directly or indirectly, securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions (or, if there are no such voting interests, 50% or more of the equity interests of the second Person).

        "Subsidiary Securities" has the meaning set forth in Section 4.6(b).

        "Substantial Control" has the meaning set forth in Section 4.15(e).

        "Superior Proposal" has the meaning set forth in Section 7.4(h)(iii).

        "Surviving Corporation" has the meaning set forth in the Recitals.

        "Takeover Statute" has the meaning set forth in Section 4.18.

        "Tax" means (i) all U.S. Federal, state, local, foreign and other taxes (including withholding taxes), fees and other governmental charges of any kind or nature whatsoever, together with any interest, penalties or additions imposed with respect thereto, (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability or joint and several liability for being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of amounts described in clause (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to pay or indemnify any other Person.

        "Tax Return" means any return, declaration, report, statement, information statement or other document filed or required to be filed with respect to Taxes, including any amendments or supplements to any of the foregoing.

        "Tender Agreements" has the meaning set forth in the Recitals.

        "Termination Fee" means $110,000,000.

        "Top-Up Option" has the meaning set forth in Section 1A.4.

        "Top-Up Option Shares" has the meaning set forth in Section 1A.4.

        "Title IV Programs" means the programs of student financial assistance authorized by Title IV of the HEA.

        "Voting Agreement" has the meaning set forth in the Recitals.

        Section 1.2    Terms Generally.    The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", unless the context expressly provides otherwise. All references herein to Sections, paragraphs, subparagraphs, clauses, Exhibits or Schedules shall be deemed references to Sections, paragraphs, subparagraphs or clauses of, or Exhibits or Schedules to this Agreement, unless the context requires otherwise. Unless otherwise expressly defined, terms defined in this Agreement have the same meanings when used in any Exhibit or Schedule hereto, including the Company Disclosure Letter. Unless otherwise specified, the words "herein", "hereof", "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole (including the Schedules and Exhibits) and not to any particular provision of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The phrase "date hereof" or "date of this Agreement" shall be deemed to refer to June 3, 2007. Any Contract, instrument or Law defined or referred to herein or in any Contract or instrument that is referred to herein means such Contract, instrument or Law as from time to time amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of Laws) by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

        Section 1.3    Representations and Warranties; Disclosure Schedules.    This Agreement amends and restates the Original Merger Agreement and as such the parties have agreed that unless otherwise expressly provided by this Agreement, the representations and warranties of the parties in Articles IV and V, and the related Company Disclosure Letter and Parent Disclosure Letter, are provided herein as of the Original Date and as of any Expiration Date. Accordingly, all representations and warranties are made as of that date other than the following, which are made as of the date of this Agreement and as of any Expiration Date: Sections 4.2, 4.3, 4.4, 4.5(a) and (b), 4.7, 4.10, 4.11, 4.14(d), 4.16, 4.17, 4.18 and Article V (with the exception of Section 5.11).

ARTICLE IA
THE TENDER OFFER

        Section 1A.1    The Offer.

          (a)   Provided that this Agreement shall not have been terminated in accordance with Section 9.1 and no event shall have occurred and no circumstance shall exist which would result in a failure to satisfy the conditions set forth in clauses (a), (b), (c) (assuming performance is theretofore required), (e), (f) or (h) of Annex A hereto, Merger Sub shall commence (within the meaning of Rule 14d-2 under the Exchange Act) the Offer as promptly as practicable after the date hereof, and in any event within 5 Business Days following the date hereof. The Offer Price shall be net to the seller of shares of Common Stock in the Offer in cash, subject to reduction for applicable amounts withheld pursuant to paragraph (f) below. The Company agrees that no shares of Common Stock held by the Company or any of its Subsidiaries will be tendered pursuant to the Offer. The obligation of Merger Sub to accept for payment and to pay for any shares of Common Stock tendered pursuant to the Offer shall be subject only to those conditions set forth in Annex A hereto (as they may be amended in accordance with this Agreement, the "Offer Conditions").

          (b)   Parent on behalf of Merger Sub expressly reserves the right, in its sole discretion, to waive any of the Offer Conditions and make any other changes in the terms and conditions of the Offer, provided that, without the prior written consent of the Company, Parent shall not, and shall cause Merger Sub not to, (i) decrease the Offer Price or change the form of consideration payable in the Offer, (ii) decrease the number of shares of Common Stock sought to be purchased in the Offer, (iii) amend or waive satisfaction of the Minimum Condition except to decrease the Minimum Condition to a number of shares of Common Stock which is not less than the number of such shares (the "Adjusted Minimum Number") that, when added to the number of shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by Parent, any of its partners or any of their respective Affiliates, and any Person that is party to the Voting Agreement, represents a majority of the outstanding shares of Common Stock, (iv) impose additional conditions on the Offer or (v) amend any other term of the Offer in any manner adverse to the holders of shares of Common Stock.

          (c)   On the date of commencement of the Offer, Parent and Merger Sub shall (i) file or cause to be filed with the SEC a combined Schedule 13E-3 and Tender Offer Statement on Schedule TO filed under cover of Schedule TO (together with all amendments and supplements thereto, the "Schedule TO") and related offer to purchase, letter of transmittal and summary advertisement and other ancillary Offer documents and instruments pursuant to which the Offer will be made (collectively, and including any supplements or amendments thereto, the "Offer Documents") and (ii) cause the Offer Documents to be disseminated to the holders of Common Stock as and to the extent required by applicable Law. The Company agrees to furnish to Parent and Merger Sub all information concerning the Company required by applicable Law to be set forth in the Offer Documents. Parent, Merger Sub and the Company each agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and Merger Sub shall, and Parent further agrees to cause Merger Sub to, take all steps necessary to cause the Schedule TO, as so corrected or supplemented, to be filed with the SEC and the Offer Documents, as so corrected or supplemented, to be disseminated to holders of Common Stock, in each case as and to the extent required by applicable Federal securities laws. Parent will provide the Company a reasonable opportunity to review and comment on the Offer Documents, and any amendments thereto, before they are filed with the SEC or disseminated to the holders of Common Stock. Parent and Merger Sub shall respond as promptly as reasonably practicable to any comments received from the SEC with respect to the Offer Documents and provide copies of such comments to the Company promptly upon receipt and copies of proposed responses to the Company a reasonable time prior to filing or disseminating to allow meaningful comment.

          (d)   The Offer shall remain open until that date that is 20 Business Days following (and including the day of) the commencement of the Offer (such date, or such subsequent date to which the expiration of the Offer is extended pursuant to and in accordance with the terms of this Agreement, the "Expiration Date"). Unless this Agreement has been terminated in accordance with Section 9.1, if at any scheduled Expiration Date, any of the Offer Conditions shall not have been satisfied or earlier waived by Merger Sub (or Parent on its behalf), Merger Sub (or Parent on its behalf) may, in its sole discretion, extend the Offer and the Expiration Date for one or more periods. In addition, Merger Sub shall (and Parent agrees to cause it to), if requested by the Company, so extend the Offer and the Expiration Date from time to time in increments of up to 5 Business Days if, as of such scheduled Expiration Date, (1) the only Offer Condition that has not been so satisfied or waived is the Minimum Condition (provided, however, that in no event shall Parent or Merger Sub be required pursuant to this clause (1) to extend the Offer or the Expiration Date beyond the 60th day following the date of commencement of the Offer) or (2) if any event described in paragraph (a) of Annex A shall have occurred and be continuing, unless the applicable Restraint shall have become final and non-appealable; provided, further, however, that in no event shall Merger Sub be required to extend the Offer or the Expiration Date beyond the End Date. Merger Sub (or Parent on its behalf) may, in its sole discretion, elect to provide a subsequent offering period for the Offer in accordance with Rule 14d-11 promulgated under the Exchange Act. Nothing contained in this Section 1A.1(d) shall be construed to affect any termination rights set forth in Article IX hereof.

          (e)   Subject to the terms of the Offer and this Agreement and the satisfaction or waiver by Parent, on behalf of Merger Sub, of the Offer Conditions as of the Expiration Date, Merger Sub shall, and Parent shall cause Merger Sub to, accept for payment and pay for shares of Common Stock validly tendered and not validly withdrawn pursuant to the Offer promptly after the Expiration Date (the time and date of such acceptance for payment, the "Acceptance Date").

          (f)    Merger Sub shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Offer to any holder of shares of Common Stock such amounts as Merger Sub is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate Taxing authority by Merger Sub, such withheld amounts shall be treated for all purposes of the Agreement as having been paid to the holder of the shares of Common Stock in respect of which such deduction and withholding were made by Merger Sub.

        Section 1A.2    Company Action.

          (a)   The Company shall, after affording Parent a reasonable opportunity to review and comment thereon, file with the SEC, as promptly as practicable on the date of the filing by Parent and Merger Sub of the Offer Documents, a Schedule 13E-3 (the "Company Schedule 13E-3") and a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, and including the exhibits thereto, the "Schedule 14D-9") reflecting the recommendation of the Board of Directors of the Company that holders of shares of Common Stock tender their shares of Common Stock pursuant to the Offer, and shall disseminate the Schedule 14D-9 to holders of the Common Stock, in each case as and to the extent required by applicable Law. The Schedule 14D-9 will set forth, and the Company hereby represents, that the Board of Directors of the Company, acting upon the unanimous recommendation of the Special Committee, at a duly held meeting has (i) determined that the Offer, the Merger, this Agreement and the other transactions contemplated hereby are advisable and fair to and in the best interests of the Company and its stockholders (other than Parent and its Affiliates), (ii) approved the Offer, the Merger, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with applicable Law, (iii) resolved to recommend that the holders of Common Stock accept the Offer, tender their shares of Common Stock into the Offer, and approve the Merger and this Agreement (to the extent such approval is required by applicable Law for the consummation of the Merger) (such recommendations, together with the determinations set forth in clause (i), the "Recommendation"), (iv) directed that the approval of the Merger and this Agreement be submitted for consideration of the stockholders of the Company at the Company Stockholder Meeting (to the extent required by applicable Law) and (v) taken all other action necessary to render any Takeover Statute inapplicable to each of the Offer, the Merger, this Agreement, the Tender Agreements and the Voting Agreement and the other transactions contemplated hereby and thereby (such actions by the Board of Directors of the Company described in the preceding clauses (i) through (v), collectively, the "Board Actions"). The Company hereby consents to the inclusion in the Offer Documents of the Board Actions. The Company agrees promptly to correct the Company Schedule 13E-3 and the Schedule 14D-9 if and to the extent that it shall become false or misleading in any material respect (and each of Parent and Merger Sub, with respect to written information supplied by it specifically for use in the Company Schedule 13E-3 or the Schedule 14D-9, shall promptly notify the Company of any required corrections of such information and cooperate with the Company with respect to correcting such information) and to supplement the information contained in the Company Schedule 13E-3 or the Schedule 14D-9 to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall use reasonable best efforts to cause the Company Schedule 13E-3 or the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to the Company's stockholders to the extent required by applicable Federal securities laws. Parent, Merger Sub and their counsel shall be given a reasonable opportunity to review and comment on the Company Schedule 13E-3 and the Schedule 14D-9 and any amendments thereto before they are filed with the SEC or disseminated to the holders of Common Stock. The Company shall respond as promptly as reasonably practicable to any comments received from the SEC with respect to the Company Schedule 13E-3 or the Schedule 14D-9 and provide copies of such comments to Parent and Merger Sub promptly upon receipt and copies of proposed responses to Parent and Merger Sub a reasonable time prior to filing or disseminating to allow meaningful comment.

          (b)   In connection with the Offer, the Company will promptly furnish to Parent and Merger Sub mailing labels, security position listings, non-objecting beneficial owner lists and any available listing or computer list containing the names and addresses of the record holders of the shares of Common Stock as of the most recent practicable date and shall furnish Parent and Merger Sub with such additional available information (including, without limitation, updated lists of holders of shares of Common Stock and their addresses, mailing labels and lists of security positions and non-objecting beneficial owner lists as they become available) and such other assistance as Parent and Merger Sub and their agents may reasonably request in communicating the Offer to the record and beneficial holders of the Common Stock.

        Section 1A.3    Directors of the Company.

          (a)   Subject to compliance with applicable Law and this Section 1A.3, promptly upon the payment for shares of Common Stock by Parent or any of its Affiliates representing at least the Adjusted Minimum Number pursuant to the Offer (the "Share Purchase Date"), Parent shall be entitled to designate all of the members of the Board of Directors of the Company. The Company shall, upon request of Parent, promptly take all actions necessary to cause Parent's designees to be so elected or appointed (including, if necessary or requested by Parent, seeking the resignations of one or more existing directors or increasing the size of the Board of Directors of the Company) in compliance with applicable Law.

          (b)   The Company's obligations to appoint Parent's designees to the Board of Directors of the Company shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. The Company shall promptly take all actions required pursuant to such Section and Rule in order to fulfill its obligations under this Section 1A.3, including the mailing to the holders of Common Stock of an information statement containing the information required by such Section and Rule, as promptly as practicable following the mailing of the Schedule 14D-9 (or together with the Schedule 14D-9 if Parent has then provided the required information) and shall include in such information statement all information with respect to the Company and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this Section 1A.3. Parent will supply to the Company any information with respect to itself and its officers, directors and Affiliates required by such Section and Rule.

        Section 1A.4    Top-Up Option.

          (a)   The Company hereby grants to Merger Sub an irrevocable option (the "Top-Up Option") to purchase, at a price per share equal to the Offer Price, a number of newly issued shares of Common Stock (the "Top-Up Option Shares") that, when added to the number of shares of Common Stock owned, directly or indirectly, by Parent or Merger Sub at the time of exercise of the Top-Up Option, constitutes one share of Common Stock more than 90% of the number of shares of Common Stock that will be outstanding immediately after the issuance of the Top-Up Option Shares. The Top-Up Option may be exercised, in whole or in part, at any time on or after any Expiration Date hereunder and on or prior to the fifth Business Day after the Expiration Date or the expiration date of any subsequent offering period; provided, however, that the obligation of the Company to deliver Top-Up Option Shares upon the exercise of the Top-Up Option is subject to the conditions that (A) no provision of any applicable Law and no Restraint shall prohibit the exercise of the Top-Up Option or the delivery of the Top-Up Option Shares in respect of such exercise, (B) the issuance of Top-Up Option Shares pursuant to the Top-Up Option would not require approval of the Company's stockholders under applicable law or regulation (including Nasdaq Global Select Market rules and regulations), (C) upon exercise of the Top-Up Option, the number of shares of Common Stock owned, directly or indirectly, by Parent or Merger Sub constitutes one share of Common Stock more than 90% of the number of shares of Common Stock that will be outstanding immediately after the issuance of the Top-Up Option Shares, (D) the number of Top-Up Option Shares issued pursuant to the Top-Up Option shall in no event exceed the number of authorized and unissued shares of Common Stock not otherwise reserved for issuance for outstanding Company Options or other obligations of the Company and (E) Merger Sub has accepted for payment and paid for all shares of Common Stock validly tendered in the Offer and not withdrawn. The parties shall cooperate to ensure that the issuance of the Top-Up Option Shares is accomplished consistent with all applicable Laws, including compliance with an applicable exemption from registration of the Top-Up Option Shares under the Securities Act.

          (b)   Upon the exercise of the Top-Up Option in accordance with Section 1A.4(a), Merger Sub shall so notify the Company and shall set forth in such notice (i) the number of shares of Common Stock that will be owned, directly or indirectly, by Parent or Merger Sub immediately preceding the purchase of the Top-Up Option Shares and (ii) a place and time for the closing of the purchase of the Top-Up Option Shares. The Company shall, as soon as practicable following receipt of such notice, notify Merger Sub of the number of shares of Common Stock then outstanding and the number of Top-Up Option Shares. At the closing of the purchase of the Top-Up Option Shares, Merger Sub shall pay the Company the aggregate price required to be paid for the Top-Up Option Shares pursuant to this Section 1A.4, and the Company shall cause to be issued to Merger Sub a certificate representing the Top-Up Option Shares. The aggregate purchase price payable for the Top-Up Shares may be paid by Merger Sub by executing and delivering to the Company a promissory note having a principal amount equal to the balance of the aggregate purchase price for the Top-Up Shares. Any such promissory note shall bear interest at the rate of 3% per annum, shall mature on the first anniversary of the date of execution and delivery of such promissory note and may be prepaid without premium or penalty. In the event that this Agreement is terminated after the Top-Up Option is exercised and prior to the Effective Time, all amounts then owing pursuant to the promissory note (including all interest) shall thereupon become immediately due and payable.

ARTICLE II
THE MERGER

        Section 2.1    The Merger.

          (a)   At the Effective Time, in accordance with the Act, and upon the terms and subject to the conditions set forth in this Agreement, Merger Sub shall be merged with and into the Company, at which time the separate existence of Merger Sub shall cease and the Company shall survive the Merger as a subsidiary of Parent.

          (b)   Subject to the provisions of this Agreement, on the Closing Date, the Company and Merger Sub shall file articles of merger (the "Articles of Merger") meeting the requirements of the Act for acceptance of record by the SDAT. The Merger shall become effective at such time as the Articles of Merger are filed with and accepted of record by the SDAT, or at such later time as the Company and Merger Sub may agree and specify in the Articles of Merger (such time as the Merger becomes effective, the "Effective Time").

          (c)   The Merger shall have the effects set forth in this Agreement and the applicable provisions of the Act. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

          (d)   The closing of the Merger (the "Closing") shall take place (i) at the offices of Simpson Thacher & Bartlett LLP located in New York, New York, as soon as reasonably practicable (but in any event, no later than the second Business Day) after the day on which the last condition to the Merger set forth in Article VIII is satisfied or validly waived (other than those conditions that by their nature cannot be satisfied until the Closing Date, but subject to the satisfaction or valid waiver of such conditions); provided, that if all the conditions set forth in Article VIII shall not have been satisfied or validly waived on such day, then the Closing shall take place on the first Business Day on which all such conditions shall have been or can be satisfied or shall have been validly waived or (ii) at such other place and time or on such other date as the Company and Parent may agree in writing (the actual date of the Closing, the "Closing Date").

        Section 2.2    Conversion of Securities.    At the Effective Time, pursuant to this Agreement and by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of Common Stock:

          (a)   Each share of Common Stock owned by Parent or Merger Sub or any other wholly owned Subsidiary of Parent to which Merger Sub's rights and obligations are assigned pursuant to Section 10.6 immediately prior to the Effective Time (including Common Stock acquired by Parent or Merger Sub or any other wholly owned Subsidiary of Parent to which Merger Sub's rights and obligations are assigned pursuant to Section 10.6 immediately prior to the Effective Time pursuant to the Equity Rollover Commitments or other agreements with holders of shares of Common Stock), if any, shall be canceled and retired and shall cease to exist, and no payment or distribution shall be made or delivered with respect thereto. Each share of Common Stock held by any wholly owned Subsidiary of Parent (other than Merger Sub or any other wholly owned Subsidiary of Parent to which Merger Sub's rights and obligations are assigned pursuant to Section 10.6) or of the Company immediately prior to the Effective Time shall remain outstanding following the Effective Time.

          (b)   Each Merger Sub Share issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation.

          (c)   Each share of Common Stock (including any Company Restricted Shares) issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock to be canceled or remain outstanding pursuant to Section 2.2(a)), automatically shall be canceled and converted into the right to receive the Offer Price in cash, without interest (the "Merger Consideration"), payable to the holder thereof upon surrender of the certificate formerly representing such share of Common Stock (a "Certificate") in the manner provided in Section 2.3. Such shares of Common Stock (including any Company Restricted Shares), other than those canceled or remaining outstanding pursuant to Section 2.2(a), sometimes are referred to herein as the "Merger Shares."

          (d)   No dissenters' or appraisal rights shall be available with respect to the Offer, the Merger or the other transactions contemplated hereby.

          (e)   If between the date of this Agreement and the Effective Time the number of shares of outstanding Common Stock is changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination, exchange of shares or the like, other than pursuant to the Merger, the Offer Price (with respect to any such event that becomes effective prior to the Expiration Date) and the Merger Consideration payable per share of Common Stock shall be correspondingly adjusted.

          (f)    For the avoidance of doubt, the parties acknowledge and agree that the contribution of shares of Common Stock (including Company Restricted Shares, if any) to Parent pursuant to the Equity Rollover Commitments shall be deemed to occur immediately prior to the Effective Time and prior to any other above-described event in this Article II.

          (g)   The Company Equity Awards outstanding immediately prior to the Effective Time shall be treated as provided in Section 2.4.

        Section 2.3    Payment of Cash for Merger Shares.

          (a)   Prior to the Closing Date, Parent shall designate a bank or trust company that is reasonably satisfactory to the Company to serve as the disbursing agent for the Merger Consideration and payments in respect of the Company Options, unless another agent is designated as provided in Section 2.4(a) (the "Disbursing Agent"). Promptly after the Effective Time, Parent will cause to be deposited with the Disbursing Agent cash in the aggregate amount sufficient to pay the Merger Consideration in respect of all Merger Shares outstanding immediately prior to the Effective Time plus any cash necessary to pay for Company Options and Company Performance Shares outstanding immediately prior to the Effective Time pursuant to Section 2.4. Pending distribution of the cash deposited with the Disbursing Agent, such cash shall be held in trust for the benefit of the holders of Merger Shares, Company Options and Company Performance Shares outstanding immediately prior to the Effective Time and shall not be used for any other purposes; provided, however, that Parent may direct the Disbursing Agent to invest such cash in (i) obligations of or guaranteed by the United States of America or any agency or instrumentality thereof, (ii) money market accounts, certificates of deposit, bank repurchase agreement or banker's acceptances of, or demand deposits with, commercial banks having a combined capital and surplus of at least $500,000,000, or (iii) commercial paper obligations rated P-1 or A-1 or better by Standard & Poor's Corporation or Moody's Investor Services, Inc. Any profit or loss resulting from, or interest and other income produced by, such investments shall be for the account of Parent.

          (b)   As promptly as practicable after the Effective Time, the Surviving Corporation shall send, or cause the Disbursing Agent to send, to each record holder of Merger Shares as of immediately prior to the Effective Time a letter of transmittal and instructions for exchanging their Merger Shares for the Merger Consideration payable therefor. The letter of transmittal will be in customary form and will specify that delivery of Certificates will be effected, and risk of loss and title will pass, only upon delivery of the Certificates to the Disbursing Agent. Upon surrender of such Certificate or Certificates to the Disbursing Agent together with a properly completed and duly executed letter of transmittal and any other documentation that the Disbursing Agent may reasonably require, the record holder thereof shall be entitled to receive the Merger Consideration payable in exchange therefor, without interest. Until so surrendered and exchanged, each such Certificate shall, after the Effective Time, be deemed to represent only the right to receive the Merger Consideration, and until such surrender and exchange, no cash shall be paid to the holder of such outstanding Certificate in respect thereof.

          (c)   If payment is to be made to a Person other than the registered holder of the Merger Shares formerly represented by the Certificate or Certificates surrendered in exchange therefor, it shall be a condition to such payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Disbursing Agent any applicable stock transfer taxes required as a result of such payment to a Person other than the registered holder of such Merger Shares or establish to the satisfaction of the Disbursing Agent that such stock transfer taxes have been paid or are not payable.

          (d)   After the Effective Time, there shall be no further transfers on the stock transfer books of the Company of the shares of Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, Parent or the Disbursing Agent, such shares shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

          (e)   If any cash deposited with the Disbursing Agent remains unclaimed twelve months after the Effective Time, such cash shall be returned to Parent or the Surviving Corporation upon demand, and any holder who has not surrendered such holder's Certificates for the Merger Consideration payable in respect thereof prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration. Notwithstanding the foregoing, none of Parent, Merger Sub, the Company, the Surviving Corporation or the Disbursing Agent shall be liable to any holder of Certificates for an amount paid to a public official pursuant to any applicable unclaimed property laws. Any amounts remaining unclaimed by holders of Certificates as of a date immediately prior to such time that such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation on such date, free and clear of any claims or interest of any Person previously entitled thereto.

          (f)    No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate.

          (g)   Except as provided in Section 2.2(a), from and after the Effective Time, the holders of shares of Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Common Stock, other than the right to receive the Merger Consideration as provided in this Agreement.

          (h)   In the event that any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, in addition to the posting by such holder of any bond in such reasonable amount as the Surviving Corporation or the Disbursing Agent may direct as indemnity against any claim that may be made against the Surviving Corporation or the Disbursing Agent with respect to such Certificate, the Disbursing Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration in respect thereof entitled to be received pursuant to this Agreement.

          (i)    Parent, Surviving Corporation and the Disbursing Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable hereunder any amounts required to be deducted and withheld under any applicable Tax Law. To the extent any amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder from whose Merger Consideration the amounts were so deducted and withheld.

        Section 2.4    Treatment of Company Equity Awards.

          (a)   As of the Effective Time, except as otherwise agreed by Parent and a holder of Company Options with respect to such holder's Company Options or as otherwise provided in this Agreement, each Company Option which is outstanding immediately prior to the Effective Time (whether vested or unvested, exercisable or not exercisable) will be canceled and extinguished by the Company, and the holder thereof will be entitled to receive from the Surviving Corporation in consideration for such cancellation promptly following the Effective Time an amount in cash equal to the product of (i) the number of shares of Common Stock subject to such Company Option multiplied by (ii) the excess, if any, of (x) the Merger Consideration over (y) the exercise price per share of such Company Option, without interest and less any amounts required to be deducted and withheld under any applicable Law. In the event that the per share exercise price of any Company Option is equal to or greater than the Merger Consideration, such Company Option shall be canceled without payment therefor and have no further force or effect. To the extent that Company Options (whether vested or unvested, exercisable or not exercisable) held by directors of the Company as of the Share Purchase Date expire pursuant to their terms prior to the Effective Time, the Surviving Corporation shall pay to such persons (whether or not then serving as directors of the Company) the amounts that would be payable pursuant to this Section 2.4(a) (and otherwise in accordance with the terms of this Section 2.4(a)) had such options not so expired. All payments with respect to canceled Company Options shall be made by the Disbursing Agent (or such other agent reasonably acceptable to Parent as the Company shall designate prior to the Effective Time) as promptly as reasonably practicable after the Effective Time from funds deposited by or at the direction of the Surviving Corporation to pay such amounts in accordance with Section 2.3.

          (b)   As of the Effective Time, except as otherwise agreed by Parent and a holder of unvested Company Restricted Shares or as otherwise provided in this Agreement, with respect to such holder's unvested Company Restricted Shares, each unvested Company Restricted Share outstanding immediately prior to the Effective Time shall vest and become free of restrictions as of the Effective Time and shall, as of the Effective Time, be canceled and converted into the right to receive the Merger Consideration in accordance with Section 2.2, without interest and less any amounts required to be deducted and withheld under any applicable Law.

          (c)   At the Effective Time, except as otherwise agreed by Parent and a holder of Company Performance Shares with respect to such holder's Company Performance Shares, each Company

  Performance Share which, in each case, is outstanding immediately prior to the Effective Time (whether vested or unvested) shall be canceled by the Company and the holder thereof shall be entitled to receive promptly following the Effective Time from the Surviving Corporation, in consideration for such cancellation, an amount equal to the product of (i) the Merger Consideration, multiplied by (ii) the total number of shares of Common Stock subject to such Company Performance Share, without interest and less any amounts required to be deducted and withheld under any applicable Law.

          (d)   Those certain unvested Company Options and Company Restricted Shares set forth in Section 2.4(d) of the Company Disclosure Letter shall, in lieu of becoming vested and canceled in exchange for the applicable payments described in Sections 2.4(a) and 2.4(b) above, respectively, be canceled in exchange for the payment in cash of a retention bonus, subject to certain vesting requirements, all as described in Section 2.4(d) of the Company Disclosure Letter.

          (e)   Prior to the Effective Time, the Company will adopt such resolutions and will take such other actions as may be reasonably required to effectuate the actions contemplated by this Section 2.4, without paying any consideration or incurring any debts or obligations on behalf of the Company or the Surviving Corporation.

          (f)    Parent, the Surviving Corporation and the Disbursing Agent (or such other agent reasonably acceptable to the Company as Parent shall designate prior to the Effective Time) shall be entitled to deduct and withhold from any amounts to be paid under this Section 2.4 in respect of Company Options and Company Performance Shares amounts required to be deducted and withheld under any applicable Tax Law. To the extent any amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of Company Options and Company Performance Shares from whose payments in respect of Company Options and Company Performance Shares the amounts were so deducted and withheld.

        Section 2.5    Merger Without Meeting or Vote of Stockholders.    Notwithstanding anything in this Agreement to the contrary, if, following the Offer and any subsequent offering period and the exercise, if any, of the Top-Up Option, the requirements for a Short Form Merger are satisfied such that the Merger may be effected without a meeting or vote of the stockholders of the Company, the parties hereto shall take all necessary and appropriate action to consummate the Merger as a Short Form Merger as soon as practicable after the satisfaction or waiver of the conditions to Closing set forth in Article VIII hereof.

ARTICLE III
THE SURVIVING CORPORATION

        Section 3.1    Articles of Incorporation.    The Articles of Incorporation, as amended, of the Company shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof and as provided by applicable Law.

        Section 3.2    Bylaws.    The Bylaws, as in effect immediately prior to the Effective Time, of Merger Sub, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the terms thereof and as provided by applicable Law.

        Section 3.3    Directors and Officers.    From and after the Effective Time, (i) the directors of the Company at the Effective Time shall remain the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time (other than those who Parent determines shall not remain as officers of the Surviving Corporation) shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified in accordance with applicable Law.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (x) as set forth in the corresponding sections or subsections of the disclosure letter delivered to Parent and Merger Sub by the Company on the Original Date, as supplemented by the disclosure letter delivered to Parent and Merger Sub by the Company on the date hereof (the "Company Disclosure Letter") (it being understood that any information set forth in a particular section or subsection of the Company Disclosure Letter shall be deemed to be disclosed in each other section or subsection thereof to which the relevance of such information is reasonably apparent) or (y) as may be disclosed in the Specified SEC Reports, the Company hereby represents and warrants to Parent and Merger Sub that:

        Section 4.1    Corporate Existence and Power.    Each of the Company and its Material Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction (with respect to jurisdictions that recognize the concept of good standing). Each of the Company, its Subsidiaries and, to the Knowledge of the Company, the Company Joint Ventures has all corporate or similar powers and authority required to own, lease and operate its respective properties and to carry on its business as now conducted. Each of the Company, its Material Subsidiaries and, to the Knowledge of the Company, the Company Joint Ventures, is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such qualification necessary, except where the failure to be so licensed or qualified has not had, and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. Neither the Company nor any Material Subsidiary nor, to the Knowledge of the Company, any Company Joint Venture, is in violation of its organizational or governing documents in any material respect.

        Section 4.2    Corporate Authorization.

          (a)   The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the Offer, the Merger and the other transactions contemplated hereby and to perform each of its obligations hereunder. The execution, delivery and performance by the Company of this Agreement, the Offer, and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company. Except for the approval, if required by applicable Law, at a meeting of Company stockholders called for such purpose, of the Merger and this Agreement by the affirmative vote of the holders (present at such meeting in person or by proxy) of a majority of the shares of Company Common Stock outstanding (the "Stockholder Vote"), no other corporate proceedings on the part of the Company are necessary to approve this Agreement or the Offer or to consummate the Merger or the other transactions contemplated hereby. The Board of Directors of the Company, acting upon the unanimous recommendation of the Special Committee, at a duly held meeting has taken the Board Actions.

          (b)   This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid execution and delivery of this Agreement by Parent and Merger Sub, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally and general equitable principles.

        Section 4.3    Governmental Authorization.    The execution, delivery and performance by the Company of this Agreement, the consummation of the Offer and the consummation of the Merger by the Company do not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Authority, other than (i) the filing and acceptance for record of the Articles of Merger with the SDAT; (ii) compliance with the applicable requirements of the HSR Act or the applicable Other Antitrust Laws of jurisdictions other than the United States specified in Section 4.3(ii) of the Company Disclosure Letter; (iii) compliance with the applicable requirements of the Exchange Act including the filing of the Company Proxy/Information Statement, the Company Schedule 13E-3 and the Schedule 14D-9; (iv) compliance with the rules and regulations of the Nasdaq Global Select Market; (v) compliance with any applicable foreign or state securities or Blue Sky laws; (vi) any such consent, approval, authorization, permit, action, filing or notification required from or to any Education Department, Accrediting Body or DOE (as specified in Section 4.3(vi) of the Company Disclosure Letter); and (vii) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not (A) be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or (B) prevent or materially delay the consummation of the Merger or the Company's ability to observe and perform its material obligations hereunder.

        Section 4.4    Non-Contravention.    The execution, delivery and performance by the Company of this Agreement, the consummation of the Offer and the consummation by the Company of the Merger and the other transactions contemplated hereby and by the Tender Agreements and Voting Agreement and thereby do not and will not (i) contravene or conflict with the organizational or governing documents of the Company or any of its Material Subsidiaries or Company Joint Ventures; (ii) assuming compliance with the matters referenced in Section 4.3 and the receipt of the Stockholder Vote, if required, contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to the Company or any of its Subsidiaries or Company Joint Ventures or any of their respective properties or assets; (iii) require the consent, approval or authorization of, or notice to or filing with any third party with respect to, result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company or any of its Subsidiaries, or result in the creation of any Lien on any of the properties or assets of the Company or its Subsidiaries under any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, Permit or other instrument or obligation (each, a "Contract") to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties or assets are bound, except in the case of clauses (ii) and (iii) above, which would not (A) be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or (B) prevent or materially delay the consummation of the Merger or the Company's ability to observe and perform its material obligations hereunder. The Company has provided to Parent a true and correct copy of the Second Amendment, dated as of June 3, 2007, to the Five-Year Credit Agreement which, among other things, amends the definition of "Change of Control" thereunder such that the purchase of shares of Common Stock by Merger Sub pursuant to the Offer will not constitute a "Change of Control".

        Section 4.5    Capitalization.

          (a)   The authorized share capital of the Company is 100,000,000 shares, divided into 90,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.01per share (the "Preferred Stock"). As of the Execution Date, there were (i) 51,956,902 shares of Common Stock issued and outstanding (including 291,125 outstanding Company Restricted Shares) and no shares of Preferred Stock issued and outstanding, (ii) outstanding Company Options to purchase an aggregate of 5,066,136 shares of Common Stock, with a weighted average exercise price of $24.25 per share, and (iii) 166,000 shares of Common Stock subject to outstanding Company Performance Shares. The supplement to Section 4.5 of the Company Disclosure Letter provided by the Company to Parent on the Execution Date sets forth, as of the Execution Date, the number of shares of (i) Common Stock issuable upon exercise of outstanding Company Options, (ii) outstanding Company Performance Shares and (iii) outstanding Company Restricted Shares, in each case granted under each Company Stock Plan or otherwise, including, as applicable, the per share exercise price, the date of grant, and the remaining vesting schedule thereof. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right.

          (b)   Except as set forth in Section 4.5(a), there are no outstanding (i) shares of capital stock or other voting securities of the Company; (ii) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company; (iii) Company Options, Company Performance Shares or other rights or options to acquire from the Company, or obligations of the Company to issue, any shares of capital stock, voting securities or securities convertible into or exchangeable for shares of capital stock or voting securities of the Company; or (iv) equity equivalent interests in the ownership or earnings of the Company or other similar rights in respect of the Company (the items in clauses (i) through (iv) collectively, "Company Securities"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities. There are no preemptive rights of any kind which obligate the Company or any of its Subsidiaries to issue or deliver any Company Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company or preemptive rights with respect thereto. None of the Subsidiaries of the Company own any Common Stock.

          (c)   Other than the issuance of Common Stock upon exercise of Company Options or the settlement of Company Performance Shares from September 30, 2006 to the Original Date, the Company has not declared or paid any dividend or distribution in respect of any Company Securities, and neither the Company nor any Subsidiary of the Company has issued, sold or repurchased any Company Securities, and their respective Boards of Directors have not authorized any of the foregoing.

          (d)   Neither the Company nor any of the Subsidiaries has entered into any commitment, arrangement or agreement, or are otherwise obligated, to contribute capital, loan money or otherwise provide funds or make additional investments in any Subsidiary of the Company, Company Joint Venture or any other Person, other than intercompany debt.

          (e)   No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which Company stockholders may vote are outstanding.

        Section 4.6    Company Subsidiaries and Joint Ventures.    (a) Section 4.6(a) of the Company Disclosure Letter sets forth all Material Subsidiaries of the Company and Company Joint Ventures. All equity interests of any Material Subsidiary of the Company held by the Company or any other Subsidiary of the Company are validly issued, fully paid and non-assessable (to the extent such concepts are applicable) and were not issued in violation of any preemptive or similar rights, purchase option, call, or right of first refusal or similar rights. All such equity interests in Material Subsidiaries held by the Company or any Subsidiary of the Company are free and clear of any Liens or any other limitations or restrictions on such equity interests (including any limitation or restriction on the right to vote, pledge or sell or otherwise dispose of such equity interests) other than Permitted Liens. All equity interests of the Company Joint Ventures held by the Company or any Subsidiary of the Company are free and clear of any Liens other than Permitted Liens.

          (b)   There have not been reserved for issuance, and there are no outstanding (i) securities of the Company or any of its Material Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of any Material Subsidiary of the Company; (ii) rights or options to acquire from the Company or its Material Subsidiaries, or obligations of the Company or its Material Subsidiaries to issue, any shares of capital stock, voting securities or securities convertible into or exchangeable for shares of capital stock or voting securities of any Material Subsidiary of the Company; or (iii) equity equivalent interests in the ownership or earnings of any Material Subsidiary of the Company or other similar rights in respect of any Material Subsidiary of the Company (the items in clauses (i) through (iii) collectively, "Subsidiary Securities"). There are no outstanding obligations of the Company or any Material Subsidiary to repurchase, redeem or otherwise acquire any Subsidiary Securities. There are no preemptive rights of any kind which obligate the Company or any of its Subsidiaries to issue or deliver any Subsidiary Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which it is bound relating to the voting or registration of any shares of capital stock of any Subsidiary of the Company or preemptive rights with respect thereto.

        Section 4.7    Reports and Financial Statements.

          (a)   The Company has filed all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the SEC since January 1, 2004 (all such forms, reports, statements, certificates and other documents filed with or furnished to the SEC since January 1, 2004, with any amendments thereto, but excluding the preliminary proxy statement relating to the transactions contemplated by the Original Merger Agreement, collectively, the "Company SEC Reports"), each of which, including any financial statements or schedules included therein, as finally amended prior to the Original Date, has complied as to form in all material respects with the applicable requirements of the Securities Act and Exchange Act as of the date filed with the SEC. None of the Company's Subsidiaries is required to file periodic reports with the SEC. None of the Company SEC Reports contained, when filed with the SEC and, if amended prior to the Original Date, as of the date of such amendment, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Original Date and the date hereof, there were no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the Company SEC Reports. To the Knowledge of the Company, none of the Company SEC Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.

          (b)   Each of the consolidated financial statements of the Company and its Subsidiaries included (or incorporated by reference) in the Company SEC Reports (including the related notes and schedules, where applicable) fairly present (subject, in the case of the unaudited statements, to normal year-end auditing adjustments, none of which are expected to be material in nature or amount), in all material respects, the results of the consolidated operations and changes in stockholders' equity and cash flows and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth. Each of such consolidated financial statements (including the related notes and schedules, where applicable) complied, as of the date of filing, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC applicable thereto and each of such financial statements (including the related notes and schedules, where applicable) were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto.

        Section 4.8    Sarbanes-Oxley Compliance; Internal Controls.

        The Company has made all certifications and statements required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, and the related rules and regulations promulgated thereunder with respect to the Company's filings pursuant to the Exchange Act. The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act) designed to ensure that material information relating to the Company, including its Subsidiaries, is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, (a) the Company has established and maintains a system of internal accounting control over financial reporting sufficient to comply with all legal and accounting requirements applicable to the Company, (b) the Company has disclosed, based on its most recent evaluation of internal controls, to the Company's auditors and its audit committee, (i) any significant deficiencies and material weaknesses in the design or operation of its internal accounting controls which are reasonably likely to materially and adversely affect the Company's ability to record, process, summarize, and report financial information, and (ii) any fraud known to the Company that involves management or other employees who have a significant role in internal controls, and (c) the Company has not received any complaint, allegation, assertion, or claim in writing regarding the accounting practices, procedures, methodologies, or methods of the Company or its internal accounting controls over financial reporting, including any such complaint, allegation, assertion, or claim that the Company has engaged in questionable accounting or auditing practices.

        Section 4.9    Undisclosed Liabilities.    Except (i) for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of the Company and its consolidated Subsidiaries included in the most recent consolidated financial statements of the Company included in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2006, (ii) for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2006, which are not material taken as a whole, (iii) for liabilities that have been discharged or paid in full prior to the Original Date in the ordinary course of business consistent with past practice or (iv) for liabilities that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due).

        Section 4.10    Disclosure Documents.    None of (a) the Company Schedule 13E-3, the Schedule 14D-9 and the Company Proxy/Information Statement, at the date each is filed with the SEC (in the case of the Company Schedule 13E-3 and the Schedule 14D-9), at the date each is first mailed to holders of Common Stock (in the case of the Company Proxy/Information Statement) or at the time of the Company Stockholder Meeting (if such meeting is held) (other than as to information supplied in writing by Parent or Merger Sub or any of their Affiliates (other than the Company and its Subsidiaries), expressly for inclusion therein, as to which no representation is made), (b) any information provided by the Company for inclusion in the Schedule TO or Offer Documents at the date each is filed with the SEC or (c) any information incorporated by reference from, or based on information in, the Company SEC Reports, at the date each is filed with the SEC, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company will cause the Company Schedule 13E-3, the Schedule 14D-9, the Company Proxy/Information Statement and all related SEC filings to comply as to form in all material respects with the requirements of the Exchange Act applicable thereto and any other applicable Law as of the date of such filing.

        Section 4.11    Absence of Certain Changes or Events.    Since September 30, 2006, (i) no change, circumstance, event or effect has occurred which has had or would be reasonably likely to have,

individually or in the aggregate, a Material Adverse Effect on the Company and (ii) the Company and its Subsidiaries and, to the Knowledge of the Company, the Company Joint Ventures, have carried on their respective businesses in all material respects in the ordinary course of business.

        Section 4.12    Litigation.    Except as publicly disclosed in the Company SEC Reports filed with or furnished to the SEC prior to the Original Date, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of the Company, threatened, legal, administrative, arbitral or other material proceedings, claims, actions or governmental or regulatory investigations (a "Proceeding") of any nature against the Company or any of its Subsidiaries, except for any Proceeding which has not had or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries or any of their businesses or properties are subject to or bound by any injunction, order, judgment, decree or regulatory restriction of any Governmental Authority specifically imposed upon the Company, any of its Subsidiaries or their respective properties or assets, except for any injunction, order, judgment, decree or regulatory restriction which (i) has not had or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or (ii) would not prevent or materially delay the consummation of the Merger or the Company's ability to observe and perform its obligations hereunder.

        Section 4.13    Taxes.    Except as have not had or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company:

          (a)   all Tax Returns required to be filed by the Company or any of its Subsidiaries have been properly prepared and timely filed, and all such Tax Returns (including information provided therewith or with respect thereto) are true, correct and complete;

          (b)   the Company and its Subsidiaries have fully and timely paid all Taxes (whether or not shown to be due on the Tax Returns referred to in Section 4.13(a)) other than Taxes that are not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the applicable financial statements in accordance with GAAP if such reserves are required under GAAP;

          (c)   no audit or other proceeding by any taxing authority is pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries;

          (d)   there are no Tax sharing agreements (or similar agreements) to which the Company or any of its Subsidiaries is a party to or by which the Company or any of its Subsidiaries is bound (other than agreements exclusively between or among the Company and its Subsidiaries); and

          (e)   neither the Company nor any of its Subsidiaries has engaged in any reportable transaction under Section 6011 of the Code and the regulations thereunder.

        Section 4.14    ERISA; Employee Benefits Matters.

          (a)   Section 4.14(a) of the Company Disclosure Letter contains a true and complete list of each Employee Benefit Plan (other than any multiemployer plan within the meaning of ERISA Section 3(37)) and stock purchase, stock option, severance, retention, employee loan, collective bargaining, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and all other material employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, whether formal or informal, oral or written, legally binding or not, under which any Company Employee has any present or future right to benefits and which is maintained or contributed to by the Company or any of its U.S. Material Subsidiaries or under which the Company or any of its U.S. Material Subsidiaries has any present or future liability. Each Company Benefit Plan has been operated, funded and administered in compliance with its terms, the terms of any applicable collective bargaining agreement and with all applicable requirements of Law, including ERISA and the Code, except as would not subject the Company or any of its Subsidiaries to any liability that has had or would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as has not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, none of the Company, any of its Subsidiaries, any officer of the Company or any of its Subsidiaries or any Company Benefit Plan that is subject to ERISA, or, to the Knowledge of the Company, any trust created thereunder or any trustee or administrator thereof, has engaged in a nonexempt "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975 of the Code). Except as has not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, no "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA and Section 412 of the Code (whether or not waived)) has occurred with respect to any Company Benefit Plan.

          (b)   Except as has not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, no event has occurred and no condition exists that would subject the Company or its Subsidiaries, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations.

          (c)   Except in the ordinary course of business or as required by applicable Law, since September 30, 2006, there has been no amendment to any Company Benefit Plan that would increase materially the expense to the Company or any of its Subsidiaries of maintaining such plan above the level of the expense incurred by the Company or its Subsidiaries therefor for the most recent fiscal year. Except as contemplated by this Agreement, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or together with any other related event) (i) result in any material payment by the Company or any of its Material Subsidiaries to any Company Employee of any money or other property under any Company Benefit Plan or Company Stock Plan or (ii) result in the accelerated vesting or funding through a trust or otherwise of a material amount of compensation or benefits under any Company Benefit Plan or Company Stock Plan or (iii) result in payments under any Company Benefit Plan which would not be deductible under Section 280G of the Code.

          (d)   All amounts payable pursuant to any employment compensation, severance or other Company Benefit Plan (provided, that, solely for purposes of this Section 4.14(d), the references to "Material Subsidiaries" in the definition of Company Benefit Plan shall be deemed to be references to "Subsidiaries") or Company Stock Plan or other equity-based plan sponsored by the Company or any of its Subsidiaries, or payable in respect of Company Equity Awards in accordance with this Agreement to Persons who are holders of Common Stock or other securities of the Company (i) are being paid or granted as compensation for past services performed, future services to be performed, or future services to be refrained from performing, by such Persons (and matters incidental thereto) and (ii) are not calculated based on the number of shares tendered or to be tendered into the Offer by the applicable Person. The Compensation Committee of the Board of Directors of the Company (A) at a meeting duly called and held at which all members of such committee were present, duly adopted resolutions approving as an "employment compensation, severance or other employee benefit arrangement" within the meaning of Rule 14d-10(d)(1) under the Exchange Act the Compensation Arrangements and the treatment of the Company Equity Awards in accordance with the terms set forth in this Agreement, which resolutions have not been rescinded, modified or withdrawn in any way and (B) has taken all other actions necessary to satisfy the requirements of the non-exclusive safe harbor under

  Rule 14d-10(d)(2) under the Exchange Act with respect to the foregoing arrangements. Immediately prior to the Expiration Date, there will be no Compensation Arrangements between the Company or any of its Subsidiaries, on the one hand, and any stockholder of the Company that has tendered shares of Common Stock into the Offer, on the other hand, other than those Compensation Arrangements that have been approved by the such Compensation Committee, prior to the Expiration Date, in accordance with the preceding sentence or Section 7.8(f) and with respect to which such committee has taken all other actions, prior to the Expiration Date, necessary to satisfy the requirements of the non-exclusive safe harbor under Rule 14d-10(d)(2) under the Exchange Act.

        Section 4.15    Compliance With Laws.

          (a)   The Company and each of its Subsidiaries is, and at all times has been, in compliance with all Laws applicable to the Company, its Subsidiaries and their respective businesses and activities, except for such noncompliance that has not had, and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

          (b)   The Company and each Subsidiary of the Company has and maintains in full force and effect, and is in compliance with, all Permits and all orders from Governmental Authorities necessary for the Company and each Subsidiary to carry on their respective businesses as currently conducted and currently proposed to be conducted, except as has not had, and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

          (c)   The Domestic Institution is and, since July 1, 2003, has been, duly qualified as, and in material compliance with the DOE definition of, a "proprietary institution of higher education."

          (d)   The Domestic Institution has not derived more than ninety percent (90%) of its revenues from Title IV Program funds, as determined in accordance with DOE's "90/10 Rule" as codified at 34 C.F.R. §600.5(a)(8), for any fiscal year reporting period required by the DOE ended on or after July 1, 2003.

          (e)   Neither the Company, nor any person or entity that exercises Substantial Control over the Company, any of its Subsidiaries or the Domestic Institution (as the term "Substantial Control" is used in 34 C.F.R. §668.174(b) and (c)) ("Substantial Control"), or member of such person's family (as the term "family" is defined in 34 C.F.R. §600.21(f)), alone or together, (A) exercises or exercised Substantial Control over an institution other than the Domestic Institution or over a third-party servicer (as that term is defined in 34 C.F.R. §668.2) that owes a liability for a violation of a Title IV Program or other HEA program requirement, or (B) owes a liability for a Title IV Program or other HEA program violation. At no time has the Company, any of its Subsidiaries, or the Domestic Institution, nor any person or entity that exercises Substantial Control over any of them, filed for relief in bankruptcy or had entered against it an order for relief in bankruptcy. None of the Company, any of its Subsidiaries, or the Domestic Institution, nor any person or entity that exercises Substantial Control over any of them, has pled guilty to, has pled nolo contendere to, or has been found guilty of a crime involving the acquisition, use, or expenditure of funds under the Title IV Programs or has been judicially determined to have committed fraud involving funds under the Title IV Programs. To the Knowledge of the Company, neither the Company, nor any of its Subsidiaries, or the Domestic Institution currently employs any individual or entity in a capacity that involves the administration or receipt of funds under the Title IV Programs, or contracted with any institution or third-party servicer, which has been terminated under the Title IV Programs for a reason involving the acquisition, use, or expenditure of federal, state or local government funds, or has been convicted of, or has pled nolo contendere or guilty to, a crime involving the acquisition, use or expenditure of federal, state, or local government funds, or has been administratively or judicially determined to have committed fraud or any other material violation of law involving federal, state, or local government funds.

        Section 4.16    Finders' Fees.    No agent, broker, investment banker, financial advisor or other firm or person except Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement. The Company has provided to Parent a complete and correct copy of any Contract between the Company and Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated, relating to any such fees.

        Section 4.17    Opinion of Financial Advisors.    Each of Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated has delivered to the Special Committee an opinion to the effect that, as of the Execution Date, the consideration to be received by holders of Common Stock (other than Parent, its Subsidiaries or any holder who will contribute Common Stock to Parent) pursuant to the Offer and the Merger, taken together, is fair, from a financial point of view, to such holders.

        Section 4.18    Anti-Takeover Provisions.    The Board of Directors of the Company has taken all necessary action so that any takeover, anti-takeover, moratorium, "fair price", "control share" or other similar Law enacted under any Law applicable to the Company (each, a "Takeover Statute") do not, and will not, apply to this Agreement, the Offer, the Merger or the other transactions contemplated hereby. The Company does not have any stockholder rights plan in effect.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent and Merger Sub on the Original Date (the "Parent Disclosure Letter") (it being understood that any information set forth in a particular section or subsection of the Parent Disclosure Letter shall be deemed to be disclosed in each other section or subsection thereof to which the relevance of such information is reasonably apparent), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

        Section 5.1    Corporate Existence and Power.    Parent is a limited partnership duly organized, validly existing and in good standing under the laws of the Province of Alberta and has all requisite power and authority to execute and deliver this Agreement and to consummate the Offer and the Merger and the other transactions contemplated hereby and to perform each of its obligations hereunder. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all corporate power and authority required to execute and deliver this Agreement and to consummate the Offer and the Merger and the other transactions contemplated hereby and to perform each of its obligations hereunder.

        Section 5.2    Corporate Authorization.    The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the Offer, the Merger and the other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Merger Sub. Except for the approval of the Merger and this Agreement by Parent, as the sole stockholder of Merger Sub (which shall have occurred prior to the Effective Time), no other corporate proceedings other than those previously taken or conducted on the part of Parent or Merger Sub are necessary to approve this Agreement or to consummate the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due and valid execution and delivery of the Agreement by the Company, constitutes a legal, valid and binding agreement of Parent and Merger Sub, respectively, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally and general equitable principles.

        Section 5.3    Governmental Authorization.    The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Offer, the Merger and the other transactions contemplated by this Agreement do not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Authority on the part of Parent or Merger Sub, other than (i) the filing and acceptance for record of the Articles of Merger with the SDAT; (ii) compliance with the applicable requirements of the HSR Act or the applicable Other Antitrust Laws of jurisdictions other than the United States; (iii) compliance with the applicable requirements of the Exchange Act including the filing and dissemination of the Offer Documents, including filing of the Schedule TO; (iv) compliance with any applicable foreign or state securities or Blue Sky laws; (v) filings required as a result of facts or circumstances solely attributable to the Company, its Subsidiaries, a direct or indirect change of control thereof or the operation of their businesses; (vi) any such consent, approval, authorization, permit, action, filing or notification required from or to any Education Department, Accrediting Body or DOE (as specified in Section 5.3(vi) of the Parent Disclosure Letter) and (vii) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not be reasonably likely to adversely effect in any material respect, or prevent or materially delay, the consummation of the Merger or Parent's or Merger Sub's ability to observe and perform its material obligations hereunder.

        Section 5.4    Non-Contravention.    The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Offer, the Merger and the other transactions contemplated hereby do not and will not (i) contravene or conflict with the organizational or governing documents of Parent or Merger Sub, (ii) assuming compliance with the items specified in Section 5.3, contravene, conflict with or constitute a violation of any provision of any Law binding upon or applicable to Parent or Merger Sub or any of their respective properties or assets, or (iii) require the consent, approval or authorization of, or notice to or filing with any third party with respect to, result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default), or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of Parent or Merger Sub or to a loss of any material benefit to which Parent or Merger Sub is entitled under any Contract.

        Section 5.5    Disclosure Documents.    None of (a) the Schedule TO or the Offer Documents, at the date each is filed with the SEC (other than as to information supplied in writing by the Company and its Subsidiaries expressly for inclusion therein or based upon or incorporated by reference from the Company SEC Reports, as to which no representation is made) or (b) the information supplied or to be supplied by Parent or Merger Sub or any of their Affiliates (other than the Company and its Subsidiaries) specifically for inclusion in the Company Proxy/Information Statement, the Company Schedule 13E-3 or Schedule 14D-9 will, at the date each is filed with the SEC (in the case of the Company Schedule 13E-3 or the Schedule 14D-9), on the date each is first mailed to stockholders of the Company (in the case of the Company Proxy/Information Statement), or at the time of the Company Stockholder Meeting (if such meeting is held), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        Section 5.6    Finders' Fees.    No agent, broker, investment banker, financial advisor or other firm or Person except Goldman, Sachs & Co. and Citigroup is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement in the event the Offer is not consummated.

        Section 5.7    Financing.    Parent has delivered to the Company true and complete copies of (i) the debt commitment letters dated as of the Execution Date from Goldman Sachs Credit Partners L.P., Citigroup Global Markets Inc., Credit Suisse, Credit Suisse Securities (USA) LLC, JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc. (collectively (but excluding the commitments contained therein with respect to the New Incremental Facilities (as defined therein)), the "Debt Financing Commitments"), pursuant to which the lenders party thereto committed, subject to the terms thereof, to lend the amounts set forth therein, including a margin loan credit facility with respect to the purchase of shares of Common Stock pursuant to the Offer (such margin loan credit facility, the "Offer Financing" and collectively with the other amounts reflected in such debt commitment letters, other than the New Incremental Facilities, the "Debt Financing"), and (ii) the equity commitment letters, dated as of the Execution Date, from each of the Persons listed in Section 5.7 of the Parent Disclosure Letter (the "Equity Financing Commitments" and together with the Debt Financing Commitments, the "Financing Commitments"), pursuant to which such parties have committed, subject to the terms thereof, to invest the cash amounts set forth therein (the "Equity Financing" and together with the Debt Financing, the "Financing"). Prior to the Execution Date, (i) none of the Financing Commitments has been amended or modified, and (ii) the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded in any respect. As of the Execution Date, the Financing Commitments are in full force and effect and are legal, valid and binding obligations of Parent or Merger Sub, as applicable, and to the knowledge of Parent, the other parties thereto. As of the Execution Date, assuming the accuracy of the Company's representations and warranties contained herein, neither Parent, Merger Sub nor any direct investor in Parent has any knowledge that any event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent, Merger Sub or any direct investor in Parent under any term or condition of the Financing Commitments or otherwise be reasonably likely to result in any portion of the Financing contemplated thereby to be unavailable. The only conditions precedent to the obligations of the lenders and other Persons committing pursuant to the Financing Commitments to make the Financing available to Parent or its Affiliates are those contemplated by the terms of the Financing Commitments. As of the Execution Date, assuming the accuracy of the Company's representations and warranties contained herein, neither Parent, Merger Sub nor any of the direct investors in Parent has any reason to believe that it will be unable to satisfy on a timely basis any term or condition to be satisfied by it and contained in the Financing Commitments. Parent, Merger Sub and their respective Affiliates have fully paid any and all commitment fees or other fees required by the terms of the Financing Commitments to be paid on or before the Execution Date. Subject to the terms and conditions of the Financing Commitments and this Agreement and assuming the accuracy of the Company's representations and warranties contained herein, the proceeds from the Financing constitute all of the financing required to be provided by Parent for the consummation of the Offer and of the Merger upon the terms set forth in this Agreement and other transactions contemplated by this Agreement.

        Section 5.8    Equity Rollover Commitments.    Parent has delivered to the Company true and complete copies of the equity rollover letters (the "Equity Rollover Commitments"), dated as of the Execution Date, from each of the Persons listed in Section 5.8 of the Parent Disclosure Letter (the "Rollover Entities"), pursuant to which such parties have committed to contribute to Parent that number of shares of Common Stock set forth in such letters for shares of membership interests of Parent immediately prior to the Effective Time. As of the Execution Date, the Equity Rollover Commitments are in full force and effect and are legal, valid and binding obligations of Parent and the other parties thereto. The only conditions precedent to the obligations of each of the Rollover Entities under the Equity Rollover Commitments are those contemplated by the terms of the Equity Rollover Commitments. As of the Execution Date, assuming the accuracy of the Company's representations and warranties contained herein, neither Parent, Merger Sub nor any direct investor in Parent has any knowledge that any event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach under any term or condition of the Equity Rollover Commitments or otherwise be reasonably likely to result in any portion of the commitments contemplated thereby to be unavailable. As of the Execution Date, assuming the accuracy of the Company's representations and warranties contained herein, neither Parent, Merger Sub nor any direct investor in Parent has any reason to believe that any of the Rollover Entities will be unable to satisfy on a timely basis any term or condition to be satisfied by it and contained in the Equity Rollover Commitments.

        Section 5.9    Merger Sub.    Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than in connection with the transactions contemplated hereby, including in connection with arranging the Financing. As of the Execution Date, there were 100 shares of common stock of Merger Sub outstanding, representing the only shares of Merger Sub outstanding and entitled to vote on the Merger.

        Section 5.10    Voting Arrangements.    Other than the Tender Agreements and the Voting Agreement and as set forth in Section 5.10 of the Parent Disclosure Letter, no direct or indirect equity investor in Parent or Merger Sub, or any Affiliate thereof (other than the Company or any of its Subsidiaries), is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of any Common Stock it owns beneficially (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) or of record in respect of the Merger or any transaction involving a Company Acquisition Proposal or Superior Proposal or any other transactions contemplated hereby or thereby.

        Section 5.11    Compliance with Laws; Education Consents.    None of Parent or Merger Sub or any person or entity that exercises Substantial Control over Parent or Merger Sub, or member of such person's family (as the term "family" is defined in 34 C.F.R. §600.21(f)), alone or together, (A) exercises or exercised Substantial Control over any institution or over a third-party servicer (as that term is defined in 34 C.F.R. §668.2) that owes a liability for a violation of a Title IV Program or other HEA program requirement, or (B) owes a liability for a Title IV Program or other HEA program violation. At no time has Parent, Merger Sub, or any Affiliate of Parent or Merger Sub, or any person or entity that exercises Substantial Control over any of them (other than portfolio companies or portfolio investments), filed for relief in bankruptcy or had entered against it an order for relief in bankruptcy. None of Parent or Merger Sub, or any person or entity that exercises Substantial Control over any of them, has pled guilty to, has pled nolo contendere to, or has been found guilty of a crime involving the acquisition, use, or expenditure of funds under the Title IV Programs or has been judicially determined to have committed fraud involving funds under the Title IV Programs. To the knowledge of Parent and Merger Sub, neither Parent nor Merger Sub currently employs any individual or entity in a capacity that involves the administration or receipt of funds under the Title IV Programs, or contracted with any institution or third-party servicer, which has been terminated under the Title IV Programs for a reason involving the acquisition, use, or expenditure of federal, state or local government funds, or has been convicted of, or has pled nolo contendere or guilty to, a crime involving the acquisition, use or expenditure of federal, state, or local government funds, or has been administratively or judicially determined to have committed fraud or any other material violation of law involving federal, state, or local government funds.

ARTICLE VI
CONDUCT OF BUSINESS PENDING THE MERGER

        Section 6.1    Conduct of the Company and Subsidiaries.    Except for matters (x) set forth in Section 6.1 of the Company Disclosure Letter or as otherwise contemplated by or specifically provided in this Agreement, or (y) consented to in writing by Parent (which consent shall not be unreasonably withheld), from the date hereof until the Share Purchase Date, the Company shall, and shall cause its Subsidiaries to, conduct their respective businesses in the ordinary and usual course consistent with past practice. Without limiting the generality of the foregoing, and except for matters set forth in Section 6.1 of the Company Disclosure Letter or as otherwise contemplated by or specifically provided in this Agreement, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed), the Company shall not, and shall not permit its Subsidiaries to:

          (a)   propose or adopt any change in its organizational or governing documents;

          (b)   merge or consolidate the Company or any of its Subsidiaries with any Person, other than the Merger and other than such transactions solely among the Company and/or its wholly owned Subsidiaries that would not result in a material increase in the Tax liability of the Company or its Subsidiaries;

          (c)   sell, lease or otherwise dispose of a material amount of assets or securities, including by merger, consolidation, asset sale or other business combination (including formation of a joint venture), other than such transactions solely among the Company and/or its Subsidiaries that would not result in a material increase in the Tax liability of the Company or its Subsidiaries;

          (d)   fail to comply with Section 6.01 (captioned Indebtedness; Certain Equity Securities) of the Five-Year Credit Agreement as in effect on the Original Date;

          (e)   offer, place or arrange any issue of debt securities or commercial bank or other credit facilities that could be reasonably expected to compete with or impede the Debt Financing or cause the breach of any provisions of the Debt Financing Commitments or cause any condition set forth in the Debt Financing Commitments not to be satisfied;

          (f)    make any material loans, advances or capital contributions to, acquisitions or licenses of, or investments in, any other Person, except for (i) transactions solely among the Company and/or wholly owned Subsidiaries of the Company, or (ii) as required by existing contracts or transactions that do not exceed $200 million in the aggregate;

          (g)   authorize any capital expenditures in excess of $10,000,000 per project or related series of projects in excess of $50,000,000 in the aggregate, other than expenditures necessary to maintain existing assets in good repair and expenditures contemplated by the Company's 2007 budget or carried over from the 2006 budget and approved development plans, as delivered to Parent prior to the Original Date;

          (h)   fail to comply with Section 6.02 (captioned Liens) of the Five-Year Credit Agreement as in effect on the Original Date;

          (i)    enter into or amend any Contract with any executive officer (except for the amendments described in Section 6.1 of the Company Disclosure Letter with respect to the change of control agreements listed therein) director or other Affiliate of the Company or any of its Subsidiaries or any Person beneficially owning 5% or more of the Common Stock;

          (j)    split, combine or reclassify any Company Securities or Subsidiary Securities or amend the terms of any Company Securities or Subsidiary Securities, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of Company Securities or Subsidiary Securities other than a dividend or distribution by a Subsidiary of the Company in the ordinary course of business, (iii) grant, issue or offer to grant or issue any Company Securities or Subsidiary Securities, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire, any Company Securities or Subsidiary Securities, other than in connection with (A) the exercise of Company Options, (B) the withholding of Company Securities to satisfy tax obligations with respect to Company Equity Awards, (C) the acquisition by the Company of Company Securities in connection with the forfeiture of Company Equity Awards, (D) the acquisition by the Company of Company Securities in connection with the net exercise of Company Options in accordance with the terms thereof, and (E) the issuance of Company Securities as required to comply with any Company Benefit Plan or Employment Agreement as in effect on the Original Date; provided, however, that clauses (B) through (D) shall only be permitted to the extent the applicable Company Stock Plan or related award agreements provide therefor at the Original Date;

          (k)   except (i) as required pursuant to existing written agreements or any Company Benefit Plan, Employment Agreement or collective bargaining agreement in effect on the Original Date, (ii) as effected in the ordinary course of business or (iii) as required by applicable Law (including Section 409A of the Code), (A) adopt, amend or terminate any Company Benefit Plan or enter into, amend or terminate any collective bargaining agreement or any Employment Agreement with any Company Employee, except for entry into Employment Agreements in the ordinary course of business consistent with past practice with persons who are not executive officers or directors to the extent necessary to replace a departing employee or fill an existing vacancy, (B) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan, (C) increase in any manner the compensation or fringe benefits of any Company Employee by an amount in excess of $1,000,000 in the aggregate outside of the ordinary course of business, or (D) grant any severance or termination pay to any Company Employee;

          (l)    settle or compromise any litigation, or release, dismiss or otherwise dispose of any claim or arbitration, other than settlements or compromises of litigation, claims or arbitration that do not exceed $10,000,000 in the aggregate and do not involve any material injunctive or other non-monetary relief or impose material restrictions on the business or operations of the Company and other than any litigation relating to the transactions contemplated by this Agreement;

          (m)  other than in the ordinary course of business consistent with past practice or except to the extent required by Law, make or change any material Tax election, or settle or compromise any material Tax liability of the Company or any of its Subsidiaries, agree to an extension of the statute of limitations with respect to the assessment or determination of Taxes of the Company or any of its Subsidiaries, file any amended Tax Return with respect to any material Tax, enter into any closing agreement with respect to any Tax or surrender any right to claim a Tax refund;

          (n)   make any change in financial accounting methods or method of Tax accounting, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company and its Subsidiaries, except insofar as may have been required by a change in GAAP or Law;

          (o)   adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger and consolidations, mergers or reorganizations solely among wholly owned Subsidiaries of the Company), or a letter of intent or agreement in principle with respect thereto;

          (p)   (i) approve, adopt or enter into any stockholders' rights plan or other anti-takeover measure unless it excludes Parent, Merger Sub, and any of their respective members, stockholders and Affiliates from its operation in all respects; or (ii) take any action that would cause any Takeover Statute to apply to this Agreement, the Offer, the Merger or the other transactions contemplated hereby;

          (q)   take any action or fail to take any action which would, or would be reasonably likely to, individually or in the aggregate, prevent, materially delay or materially impede the ability of Parent or Merger Sub to consummate the Offer or of the Company to consummate the Merger or the other transactions contemplated by this Agreement; or

          (r)   authorize, agree or commit to do any of the foregoing.

        Section 6.2    Conduct of Parent and Merger Sub.    Each of Parent and Merger Sub agrees that, from the date hereof to the Effective Time, unless otherwise contemplated herein, it shall not (i) take any action (including by way of amendment to the Investors Agreement dated as of the Execution Date among Parent and the investors named therein (the "Investors Agreement")) that is intended to or would result in any of the Offer Conditions or any of the conditions to effecting the Merger set forth in Article VIII becoming incapable of being satisfied; or (ii) take any action or fail to take any action which would, or would be reasonably likely to, individually or in the aggregate, prevent, materially delay or materially impede the ability of Parent and Merger Sub to consummate the Offer, the Merger or the other transactions contemplated by this Agreement. Parent has provided to the Company a true and correct copy of the Investors Agreement.

        Section 6.3    No Control of Other Party's Business.    Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the Company's or its Subsidiaries' operations prior to the Acceptance Date, and nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct Parent's or its Subsidiaries' operations. Prior to the Acceptance Date, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries respective operations.

ARTICLE VII
ADDITIONAL AGREEMENTS

        Section 7.1    Stockholder Meeting; Proxy Material.

          (a)   If the Stockholder Vote is required by Law in order to consummate the Merger, the Company shall take all action necessary to duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholder Meeting") for the purpose of obtaining the approval of the Merger and this Agreement by the Company stockholders in accordance with applicable Law and as provided in this Agreement as promptly as reasonably practicable following the Expiration Date.

          (b)   In connection with the Company Stockholder Meeting, if held, the Company will (i) as promptly as reasonably practicable prepare the Company Proxy/Information Statement and applicable amendments to the Company Schedule 13E-3 and file the Company Proxy/Information Statement and applicable amendments to the Company Schedule 13E-3 with the SEC as promptly as reasonably practicable following the Expiration Date and in any event within 5 Business Days following the Expiration Date, (ii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filings and provide copies of such comments to Parent and Merger Sub promptly upon receipt and copies of proposed responses to Parent and Merger Sub a reasonable time prior to filing to allow meaningful comment, (iii) as promptly as reasonably practicable prepare and file (after Parent and Merger Sub have had a reasonable opportunity to review and comment on) any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, (iv) mail to its stockholders as promptly as reasonably practicable the Company Proxy/Information Statement and all other customary proxy or other materials for meetings such as the Company Stockholder Meeting, (v) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the Company stockholders any supplement or amendment to the Company Proxy/Information Statement and the Company Schedule 13E-3 if any event shall occur which requires such action at any time prior to the Company Stockholder Meeting, and (vi) otherwise use reasonable best efforts to comply with all requirements of Law applicable to any Company Stockholder Meeting and the Merger. Parent and Merger Sub shall cooperate with the Company in connection with the preparation of the Company Proxy/Information Statement and the preparation and filing of the Company Schedule 13E-3, including promptly furnishing the Company upon request with any and all information as may be required to be set forth in the Company Proxy/Information Statement and the Company Schedule 13E-3 under applicable Law. The Company will provide Parent and Merger Sub a reasonable opportunity to review and comment upon the Company Proxy/Information Statement and the Company Schedule 13E-3, or any amendments or supplements thereto, prior to mailing the Company Proxy/Information Statement to its stockholders and filing the Company Schedule 13E-3 with the SEC.

          (c)   If, at any time prior to the Effective Time, any information relating to the Company, Parent or Merger Sub or any of their respective Affiliates should be discovered by the Company, Parent or Merger Sub which should be set forth in an amendment or supplement to the Company Proxy/Information Statement or Company Schedule 13E-3, as applicable, so that the Company Proxy/Information Statement or Company Schedule 13E-3, as applicable, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties and, to the extent required by applicable Law, the Company shall disseminate an appropriate amendment thereof or supplement thereto describing such information to the Company's stockholders.

          (d)   In connection with the filing of the Company Proxy/Information Statement, the Company and Merger Sub will cooperate to (i) concurrently with the preparation and filing of the Company Proxy/Information Statement, prepare and file with the SEC amendments to the Company Schedule 13E-3 relating to the Merger and the other transactions contemplated hereby and furnish to each other all information concerning such party as may be reasonably requested in connection with the preparation of the Company Schedule 13E-3, (ii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filings and will consult with each other prior to providing such response, (iii) as promptly as reasonably practicable after consulting with each other, prepare and file any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, (iv) have cleared by the SEC (if applicable) the Company Schedule 13E-3 and (v) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the stockholders of the Company any supplement or amendment to the Company Schedule 13E-3 if any event shall occur which requires such action at any time prior to the Company Stockholder Meeting. At the Company Stockholder Meeting, Parent will cause all shares of Common Stock held of record by Parent or Merger Sub (or its assignees, if any) as of the applicable record date and entitled to vote thereon in favor of the approval of the Merger and the Merger Agreement.

        Section 7.2    Reasonable Best Efforts.    (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions, to file, or cause to be filed, all documents and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement (including the Offer and the Merger), including preparing and filing as promptly as practicable all documentation to effect all necessary filings, consents, waivers, approvals, authorizations, Permits or orders from all Governmental Authorities or other Persons and, in the case of Parent, using reasonable best efforts to enforce any remedies available to Parent in the Investors Agreement. In furtherance and not in limitation of the foregoing, each party hereto agrees to make, or cause to be made (to the extent not previously made prior to the date of this Agreement), the filings and authorizations required under the Other Antitrust Laws of jurisdictions other than the United States and under applicable Law with respect to the DOE and any other applicable Education Departments and Accrediting Bodies as promptly as reasonably practicable after the date hereof and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the Other Antitrust Laws of jurisdictions other than the United States or other applicable Law with respect to the DOE and any other applicable Education Departments and Accrediting Bodies and use its reasonable best efforts to take or cause to be taken all other actions necessary, proper or advisable consistent with this Section 7.2 to cause the expiration or termination of the applicable waiting periods, or receipt of required authorizations, as applicable, under the Other Antitrust Laws of jurisdictions other than the

United States as soon as practicable; provided that in no event shall any member or other holder of interests in Parent, or any Affiliate of any member of Parent, be required to take any action with respect to any portfolio company or agree to undertake any divestiture or restrict its conduct with regard to any business other than the business of the Company and its Subsidiaries.

          (b)   Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, in connection with the efforts referenced in Section 7.2(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party reasonably informed of any communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ"), the DOE or any other Governmental Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ, the DOE or any other Governmental Authority or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, the DOJ, the DOE or such other applicable Governmental Authority or other person, give the other party the opportunity to attend and participate in such meetings and conferences.

          (c)   In furtherance and not in limitation of the covenants of the parties contained in Sections 7.2(a) and (b), if any objections are asserted with respect to the transactions contemplated hereby under any Law or if any suit is instituted (or threatened to be instituted) by the FTC, the DOJ or any other applicable Governmental Authority or any private party challenging any of the transactions contemplated hereby as violative of any Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby, each of Parent, Merger Sub and the Company shall use its reasonable best efforts to resolve any such objections or suits so as to permit consummation of the transactions contemplated by this Agreement, including in order to resolve such objections or suits which, in any case if not resolved, would reasonably be expected to prevent, materially impede or materially delay the consummation of the Offer or the Merger or the other transactions contemplated hereby, including selling, holding separate or otherwise disposing of or conducting its business in a manner which would resolve such objections or suits or agreeing to sell, hold separate or otherwise dispose of or conduct its business in a manner which would resolve such objections or suits or permitting the sale, holding separate or other disposition of, any of its assets or the assets of its Subsidiaries or the conducting its business in a manner which would resolve such objections or suits, so long as such actions, individually or in the aggregate, do not have, and would not be reasonably likely to have, a Material Adverse Effect on the Company; provided, however, that the Company may expressly condition any such sale, holding separate or other disposal, and any agreement to take any such action or to conduct its business in any manner, upon consummation of the Offer or the Merger and the other transactions contemplated hereby; and provided, further, however, that in no event shall any member or other holder of interests in Parent, or any Affiliate of any member of Parent, be required to take any action with respect to any portfolio company or agree to undertake any divestiture or restrict its conduct with regard to any business other than the business of the Company and its Subsidiaries. Without excluding other possibilities, the transactions contemplated by this Agreement shall be deemed to be materially delayed if unresolved objections or suits delay or would reasonably be expected to delay the consummation of the transactions contemplated hereby beyond the End Date.

          (d)   Subject to the obligations under Section 7.2(c), in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Authority or private party challenging the Offer or the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, each of Parent, Merger Sub and the Company shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

          (e)   The Company and each of its Subsidiaries and Parent will cooperate with each other and will take all commercially reasonable steps, and proceed diligently and in good faith (i) to submit any necessary amendments or revisions of the pre-acquisition review application for the Domestic Institution delivered to the DOE on March 22, 2007, and (ii) promptly to submit and make other applications, notices and submissions (or amendments to any of the foregoing previously submitted) with the DOE and other Education Departments and Accrediting Bodies which must be filed prior to the Share Purchase Date, or Closing Date, as applicable, in order for the Company to obtain (a) all Education Department and Accrediting Body approvals and permits which must be obtained prior to the Share Purchase Date or Closing, as required, in order for the Domestic Institution and Foreign Institutions to operate as they are currently operated and for the Domestic Institution and Foreign Institutions to participate in all of the Student Financial Assistance Programs, including the Title IV Programs, under the ownership of the Surviving Corporation (collectively, the "Pre-Acquisition Education Consents", identified as such in Section 7.2(e)(i) of the Company Disclosure Letter), and (b) all Education Department and Accrediting Body approvals and permits which must be obtained after the Share Purchase Date or Closing, as required, in order for the Domestic Institution and Foreign Institutions to operate as they are currently operated and for the Domestic Institution and Foreign Institutions to participate in all of the Student Financial Assistance Programs, including the Title IV Programs, under the ownership of the Surviving Corporation (collectively, the "Post-Acquisition Education Consents", identified as such in Section 7.2(e)(ii) of the Company Disclosure Letter); provided, however, that the Company (including any of its Subsidiaries) shall not file any application, notice or other submission to the DOE, any Education Department or any Accrediting Body without providing Parent a reasonable opportunity to review such application, notice or other submission and without obtaining the consent of Parent (which consent shall not be unreasonably withheld or delayed); provided, further, however, that the Company shall be solely responsible for the submission of all such applications, notices and submissions, subject only to the right of Parent and Merger Sub to review and consent to such applications, notices and submissions as provided for in this Section 7.2(e).

          (f)    Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person with respect to the Offer, the Merger or any of the other transactions contemplated hereby, (i) without the prior written consent of Parent (which shall not be unreasonably withheld or delayed), none of the Company or any of its Subsidiaries shall pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation due to such Person, other than standard Governmental application, filing or registration fees, and (ii) no party or its Affiliates shall be required to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or to incur any liability or other obligation (provided, however, that such party shall give the other parties hereto the opportunity to make such payments).

          (g)   In furtherance and not in limitation of the covenants of the parties contained in Sections 7.2(a) and (b), at the request of Parent at any time after the date of this Agreement, the Company will establish a record date, as specified by Parent, for providing notice of the Short Form Merger in compliance with applicable Law, take all action necessary or desirable to effect the mailing of such notice as directed by Parent and use its reasonable best efforts to take any related actions reasonably requested by Parent.

        Section 7.3    Access to Information.    (a) Subject to applicable Law, the Company will provide and will cause its Subsidiaries and its and their respective Representatives to provide Parent and Merger Sub and their respective authorized Representatives, during normal business hours and upon reasonable advance notice (i) such access to the offices, properties, books and records of the Company and such Subsidiaries (so long as such access does not unreasonably interfere with the operations of the Company) as Parent or Merger Sub reasonably may request and (ii) all documents that Parent or Merger Sub reasonably may request. Notwithstanding the foregoing, Parent, Merger Sub and their Representatives shall not have access to any books, records, documents and other information (i) to the extent that such books, records, documents or other information are subject to the terms of a confidentiality agreement with a third party (provided that the Company shall use its reasonable best efforts to obtain waivers under such agreements or implement requisite procedures to enable reasonable access without violating such agreement), (ii) to the extent that the disclosure thereof would result in the loss of attorney-client privilege, (iii) to the extent required by applicable Law (provided that the Company shall use its reasonable best efforts to enable the provision of reasonable access without violating such law) or (iv) to the extent relating to pricing or other matters that are highly sensitive if the exchange of such books, records, documents or other information (or portions thereof), as reasonably determined by the Company's counsel, would be reasonably likely to result in antitrust difficulties for the Company (or any of its Affiliates). The parties will make appropriate substitute arrangements under circumstances in which the restrictions of the preceding sentence apply. All information exchanged pursuant to this Section 7.3(a) shall be subject to the Confidentiality Agreements and the Sterling Confidentiality Agreement.

          (b)   No investigation by any of the parties or their respective Representatives shall affect the representations or warranties of the other set forth herein.

        Section 7.4    No Solicitation.

          (a)   [Reserved.]

          (b)   Subject to Section 7.4(c), until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article IX, none of the Company, the Company's Subsidiaries nor any of their respective Representatives shall, directly or indirectly, (A) initiate, solicit or encourage (including by way of providing information) the submission of any inquiries, proposals or offers that constitute or may reasonably be expected to lead to, any Company Acquisition Proposal or engage in any discussions or negotiations with respect thereto or otherwise knowingly cooperate with or knowingly assist or participate in, or knowingly facilitate any such inquiries, proposals, discussions or negotiations (including by exempting any Person from any applicable Takeover Statute), or (B) approve or recommend, or propose to approve or recommend, a Company Acquisition Proposal or enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement providing for or relating to a Company Acquisition Proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder or propose or agree to do any of the foregoing.

          (c)   Notwithstanding anything to the contrary contained in Section 7.4(b), if at any time prior to the Acceptance Date, (i) the Company has received a written Company Acquisition Proposal from a third party that the Board of Directors of the Company (acting through the Special Committee, if such committee still exists, or otherwise by resolution of a majority of its Disinterested Directors) believes in good faith to be bona fide and (ii) the Board of Directors of the Company (acting through the Special Committee, if such committee still exists, or otherwise by resolution of a majority of its Disinterested Directors) determines in good faith, after consultation with its independent financial advisors and outside counsel, that such Company Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal, then the Company may (A) furnish information with respect to the Company and its Subsidiaries to the Person making such Company Acquisition Proposal and (B) participate in discussions or negotiations with the Person making such Company Acquisition Proposal regarding such Company Acquisition Proposal; provided, that the Company (x) will not, and will not allow Company Representatives to, disclose any non-public information to such Person without entering into an Acceptable Confidentiality Agreement, and (y) will promptly provide to Parent and Merger Sub any material non-public information concerning the Company or its Subsidiaries provided to such other Person which was not previously provided to Parent and Merger Sub. The Company shall promptly (within one Business Day) notify Parent and Merger Sub in the event it receives a Company Acquisition Proposal from a Person or group of related Persons, including the material terms and conditions thereof and the identity of the party making such proposal or inquiry, and shall keep Parent and Merger Sub reasonably apprised as to the status and any material developments, discussions and negotiations concerning the same. Without limiting the foregoing, the Company shall promptly (within one Business Day) notify Parent and Merger Sub orally and in writing if it determines to begin providing information or to engage in negotiations concerning a Company Acquisition Proposal.

          (d)   Subject to Section 7.4(e), neither the Board of Directors of the Company nor any committee thereof shall directly or indirectly (i) withdraw or modify in a manner adverse to Parent or Merger Sub, or publicly propose to withdraw or modify in a manner adverse to Parent or Merger Sub, the Recommendation or (ii) take any other action or make any other public statement in connection with the Offer or the Company Stockholder Meeting inconsistent with such Recommendation. None of the Board of Directors of the Company, any committee thereof or the Company itself, shall agree with any Person to limit or not to give prior notice to Parent and Merger Sub of its intention to effect a Recommendation Withdrawal or to terminate this Agreement in light of a Superior Proposal.

          (e)   Notwithstanding anything in this Agreement to the contrary, if, at any time prior to the Acceptance Date, the Company receives a Company Acquisition Proposal which the Board of Directors of the Company (acting through the Special Committee, if such committee still exists, or otherwise by resolution of a majority of its Disinterested Directors) concludes in good faith constitutes a Superior Proposal, the Board of Directors of the Company (acting through the Special Committee, if such committee still exists, or otherwise by resolution of a majority of its Disinterested Directors) may withdraw or modify its Recommendation in a manner adverse to Parent and Merger Sub ("Recommendation Withdrawal"); provided, however, that the Board of Directors of the Company (acting through the Special Committee, if such committee still exists, or otherwise by resolution of a majority of its Disinterested Directors) may not effect a Recommendation Withdrawal pursuant to this Section 7.4(e) unless: (i) the Company has provided prior written notice to Parent and Merger Sub, at least five calendar days in advance (the "Notice Period"), of its intention to effect a Recommendation Withdrawal in response to such Superior Proposal, which notice shall specify the material terms and conditions of any such Superior Proposal (including the identity of the party making such Superior Proposal), and has contemporaneously provided a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and other material documents; and (ii) prior to effecting such Recommendation Withdrawal, the Company has, and has caused its financial and legal advisors to, during the Notice Period, negotiate with Parent and Merger Sub in good faith (to the extent Parent and Merger Sub desire to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Company Acquisition Proposal ceases to constitute a Superior Proposal. In the event of any material revisions to the applicable Superior Proposal, the Company shall be required to deliver a new written notice to Parent and Merger Sub and to comply with the requirements of this Section 7.4(e) with respect to such new written notice (to the extent so required), except that the Notice Period shall be reduced to three Business Days.

          (f)    Nothing contained in this Section 7.4 or elsewhere in this Agreement shall prohibit the Company, prior to the Acceptance Date, from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors (acting through the Special Committee, if such committee still exists, or otherwise by resolution of a majority of its Disinterested Directors), after receipt of advice from its outside legal counsel, failure so to disclose would be inconsistent with disclosure requirements under applicable Law; provided, any such disclosure made pursuant to clause (i) or (ii) (other than a "stop, look and listen" letter or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed to be a Recommendation Withdrawal unless the Board of Directors of the Company (acting through the Special Committee, if such committee still exists) expressly reaffirms in such disclosure the Recommendation.

          (g)   The Company agrees that any violations of the restrictions set forth in this Section 7.4 by any Representative of the Company or any of its Subsidiaries, shall be deemed to be a breach of this Section 7.4 by the Company.

          (h)   As used in this Agreement, the term:

            (i)    "Acceptable Confidentiality Agreement" means a confidentiality and standstill agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the Sterling Confidentiality Agreement, provided, however, that an Acceptable Confidentiality Agreement may include provisions that are less favorable in the aggregate to the Company than those contained in the Sterling Confidentiality Agreement, so long as the Company offers to amend the Confidentiality Agreements and the Sterling Confidentiality Agreement concurrently with execution of such Acceptable Confidentiality Agreement to include substantially similar provisions for the benefit of the parties thereto;

            (ii)   "Company Acquisition Proposal" means any inquiry, proposal or offer from any Person or group of Persons other than Parent, Merger Sub or their respective Affiliates relating to any direct or indirect acquisition or purchase (whether in a single transaction or a series of transactions) of a business or businesses that constitutes 30% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or 30% or more of any class or series of Company Securities or Subsidiary Securities, any tender offer or exchange offer that if consummated would result in any Person or group of Persons beneficially owning 30% or more of any class or series of Company Securities or Subsidiary Securities, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary or Subsidiaries of the Company whose business or businesses constitute(s) 30% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole);

            (iii)  "Superior Proposal" means a Company Acquisition Proposal, which was not obtained in violation of this Section 7.4, and which the Board of Directors of the Company (acting through the Special Committee, if such committee still exists, or otherwise by resolution of a majority of its Disinterested Directors) in good faith determines, would, if consummated, result in a transaction that is more favorable from a financial point of view to the stockholders of the Company (in their capacities as stockholders) than the transactions contemplated hereby (x) after receiving the advice of its financial advisor (who shall be a nationally recognized investment banking firm), (y) after taking into account the likelihood of consummation of such transaction on the terms set forth therein (as compared to the terms herein) and (z) after taking into account all appropriate legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory or other aspects of such proposal; provided that for purposes of the definition of "Superior Proposal", the references to "30% or more" in the definition of Company Acquisition Proposal shall be deemed to be references to "a majority" and the definition of Company Acquisition Proposal shall only refer to a transaction or series of transactions (i) directly involving the Company (and not exclusively its Subsidiaries) or (ii) involving a sale or transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole.

        Section 7.5    Director and Officer Liability.

          (a)   From and after the Share Purchase Date, the Company (and following the Effective Time, the Surviving Corporation) shall to the greatest extent permitted by Law indemnify and hold harmless and comply with all of the Company's and its respective Subsidiaries' obligations to indemnify and hold harmless (including any obligations to advance funds for expenses) (i) the present and former officers and directors thereof against any and all costs or expenses (including reasonable attorneys' fees and expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative ("Damages"), arising out of, relating to or in connection with any acts or omissions occurring or alleged to occur prior to or at the Share Purchase Date to the extent provided under the Company's or such Subsidiaries' respective organizational and governing documents or agreements in effect on the Original Date, including the approval of the Original Merger Agreement, this Agreement, the Merger or the other transactions contemplated by this Agreement or arising out of or pertaining to the transactions contemplated by this Agreement; and (ii) such persons against any and all Damages arising out of acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company or any of its Subsidiaries. For a period of six years after the Share Purchase Date, the Company or Surviving Corporation shall cause to be maintained in effect the current policies of officers' and directors' liability insurance maintained on the Original Date by the Company and its respective Subsidiaries (the "Current Policies"); provided, however, that the Surviving Corporation may, and in the event of the cancellation or termination of such policies shall, substitute therefor policies with reputable and financially sound carriers providing at least the same coverage and amount and containing terms and conditions that are no less favorable to the covered persons (the "Replacement Policies") in respect of claims arising from facts or events that existed or occurred prior to or at the Share Purchase Date under the Current Policies; provided, further, however, that in no event will the Surviving Corporation be required to expend annually in excess of 300% of the annual premium currently paid by the Company under the Current Policies (the "Insurance Amount") (in which event, the Surviving Corporation shall obtain as much comparable insurance as available for the Insurance Amount); provided, further, however, that in lieu of the foregoing insurance coverage, Parent may direct the Company to purchase "tail" insurance coverage that provides coverage no less favorable than the coverage described above, provided that the Company shall not be required to pay any amounts in respect of such coverage prior to the Share Purchase Date.

          (b)   This Section 7.5 shall survive the consummation of the Offer and the Merger and is intended to be for the benefit of, and shall be enforceable by, present or former directors or officers of the Company or its Subsidiaries, their respective heirs and personal representatives and shall be binding on the Surviving Corporation and its successors and assigns. In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any person (including by dissolution), then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume and honor the obligations set forth in this Section 7.5.

          (c)   The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any such present or former director or officer is entitled, whether pursuant to Law, contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries or their respective officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 7.5 is not prior to or in substitution for any such claims under any such policies.

        Section 7.6    Takeover Statutes.    The parties shall use their respective reasonable best efforts (i) to take all action necessary so that no Takeover Statute is or becomes applicable to the Offer, the Merger, the Tender Agreements, the Voting Agreement or any of the other transactions contemplated by this Agreement or such other agreements and (ii) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Offer, the Merger, the Tender Agreements, the Voting Agreement and the other transactions contemplated by this Agreement or such other agreements may be consummated as promptly as practicable on the terms contemplated by this Agreement or such other agreements and otherwise to minimize the effect of such Takeover Statute on the Offer, the Merger, the Tender Agreements, the Voting Agreement and the other transactions contemplated by this Agreement or such other agreements.

        Section 7.7    Public Announcements.    Except with respect to any Recommendation Withdrawal or any action taken by the Company or its Board of Directors pursuant to, and in accordance with, Section 7.4, so long as this Agreement is in effect, the parties will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except for any press release or public statement as may be required by applicable Law, court process or any listing agreement with the Nasdaq Global Select Market, will not issue any such press release or make any such public statement without the consent of the other parties (not to be unreasonably withheld or delayed).

        Section 7.8    Employee Matters.

          (a)   Without limiting any additional rights that any Company Employee employed by the Company or any of its Subsidiaries at the Share Purchase Date ("Current Employee") may have under any Company Benefit Plan, Employment Agreement or collective bargaining agreement, Parent shall cause the Company (and, following the Effective Time, the Surviving Corporation) and each of its Subsidiaries, for the period commencing on the Share Purchase Date and ending on the first anniversary thereof, to maintain for each Current Employee (i) base salary or hourly wage rate, target cash bonus opportunities under annual programs and commissions, but excluding equity and equity equivalents (collectively, "Compensation"), that in the aggregate is no less favorable than, and (ii) severance, pension and welfare benefits that in the aggregate are no less favorable than, in the case of the foregoing clauses (i) and (ii), the Compensation and benefits maintained for and provided to such Current Employee immediately prior to the Share Purchase Date; provided, however, that, subject to the obligations set forth in this Section 7.8, nothing herein shall (A) prevent the amendment or termination of any Company Benefit Plans in accordance with their respective terms, or (B) interfere with the Company's or the Surviving Corporation's right or obligation to make such changes as are necessary to conform with applicable Law. Nothing in this Section 7.8 shall limit the right of Parent, the Company, the Surviving Corporation or any of their Subsidiaries to terminate the employment of any Current Employee at any time in a manner consistent with any applicable contractual obligations and any applicable employee benefit plans. The provisions in this Section 7.8(a) are in addition to any effect Section 7.8(c) may have on Compensation and benefits.

          (b)   As of and after the Share Purchase Date, Parent will, or will cause the Company or the Surviving Corporation to, give each Current Employee full credit for purposes of eligibility to participate and vesting (but not for benefit accrual purposes, except for purposes of vacation and severance) under any Employee Benefit Plans and any other employee compensation and incentive plans, benefit (including vacation) plans, programs, policies and arrangements, in each case maintained for the benefit of Current Employees as of and after the Share Purchase Date by Parent, its Subsidiaries or the Surviving Corporation (each, a "Parent Plan") for such Current Employee's service prior to the Share Purchase Date with the Company and its Subsidiaries and their predecessor entities, to the same extent such service is recognized by the Company or its Subsidiaries immediately prior to the Share Purchase Date except to the extent such credit would result in an unintended duplication of benefits. With respect to each Parent Plan that is a "welfare benefit plan" (as defined in Section 3(1) of ERISA), Parent or its Subsidiaries shall (i) cause there to be waived any pre-existing condition or eligibility limitations or exclusions and actively-at-work requirements with respect to the Current Employees and their eligible dependents to the extent waived under any Company Benefit Plan and (ii) give effect, for the year in which the Closing occurs, for purposes of satisfying any deductible and maximum out-of-pocket limitations, to the extent credited under any Company Benefit Plan, to claims incurred and amounts paid by, and amounts reimbursed to, Current Employees and their eligible dependents under similar plans maintained by the Company and its Subsidiaries in which such Current Employees and their eligible dependents participated immediately prior to the Share Purchase Date.

          (c)   From and after the Share Purchase Date, Parent will cause the Company or the Surviving Corporation and all of their Subsidiaries to assume and honor, in accordance with their respective terms, (i) each employment, change in control, severance and termination plan, policy or agreement of or between the Company or any of its Subsidiaries, on the one hand, and any officer, director or employee of that company, on the other hand and (ii) each deferred compensation and bonus plan, program or agreement in the case of each of the foregoing clauses (i) and (ii), to the extent listed on Section 7.8 of the Company Disclosure Letter and legally binding on the Company or any of its Subsidiaries, with appropriate adjustments to reflect the effects of the Merger.

          (d)   [Reserved.]

          (e)   The provisions of this Section 7.8 are for the sole benefit of the parties to this Agreement and nothing herein, express or implied, is intended or shall be construed to confer upon or give to any person (including for the avoidance of doubt any Company Employees), other than the parties hereto and their respective permitted successors and assigns, any legal or equitable or other rights or remedies (with respect to the matters provided for in this Section 7.8) under or by reason of any provision of this Agreement nor shall any provision of this Section 7.8 constitute an amendment or modification of any of the Company Benefit Plans.

          (f)    If at any time prior to the Acceptance Date the Company or Parent identifies any Compensation Arrangements that were not covered by the resolutions described in Section 4.14(d),

  the Company shall use reasonable best efforts to cause the Compensation Committee of the Board of Directors to adopt resolutions with respect to such identified Compensation Arrangements comparable to the resolutions described in Section 4.14(d).

        Section 7.9    Financing.    (a) At all times on or prior to the Effective Time, the Company shall provide, and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause their respective Representatives, including legal and accounting advisors, to, provide all cooperation reasonably requested by Parent in connection with the Financing and the other transactions contemplated by this Agreement, including (i) participation in a reasonable number of meetings, presentations, road shows, due diligence sessions and sessions with rating agencies, (ii) assisting with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents required in connection with the Financing, (iii) (x) executing and delivering any pledge and security documents or currency or interest hedging arrangements or otherwise reasonably facilitating the pledging of collateral, in each case effective on or after the Effective Time, and (y) executing and delivering any other definitive financing documents or other certificates, legal opinions or documents as may be reasonably requested by Parent (including a certificate of the chief financial officer of the Company or any Subsidiary with respect to solvency matters, customary authorization letters included in such syndication memoranda containing customary representations regarding the information about the Company and its Subsidiaries included in such memoranda, and consents of accountants for use of their reports in any materials relating to the Debt Financing), in each case effective on or after the Acceptance Date, (iv) furnishing Parent and its Financing sources as promptly as practicable with financial and other pertinent information regarding the Company as may be reasonably requested by Parent, including all financial statements and financial data of the type required by Regulation S-X and Regulation S-K under the Securities Act and of type and form customarily included in private placements under Rule 144A of the Securities Act, including audits thereof to the extent so required, to consummate the offering of debt securities contemplated by the Debt Financing Commitments at the time in the Company's fiscal year that such offering will be made, (v) using reasonable best efforts to obtain accountants' comfort letters and legal opinions as reasonably requested by Parent, (vi) using its commercially reasonable efforts to provide monthly financial statements (excluding footnotes) within 25 days of the end of each month prior to the Closing Date, (vii) taking all actions reasonably necessary to (A) permit the prospective lenders involved in the Financing to evaluate the Company's current assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements and (B) effective on or after the Acceptance Date, establish bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing, (viii) taking all other corporate actions reasonably necessary to permit the consummation of the Debt Financing and to permit the proceeds thereof to be made available to Merger Sub or the Company, as applicable, (it being understood that (A) to the greatest extent practicable, the actions contemplated by this Section 7.9(a)(viii) shall not be required to be taken until immediately prior to the Acceptance Date and that prior to the taking of such actions, any current member of the Board of Directors may resign and (B) if such member of the Board of Directors resigns, the failure of any such director to take any such action shall not constitute a failure to satisfy an Offer Condition) and (ix) entering into one or more credit or other agreements on terms satisfactory to Parent in connection with the Debt Financing from time to time on or after the Acceptance Date. Parent shall, promptly upon request by the Company, reimburse, or cause its Affiliates to reimburse, the Company for all reasonable and documented out-of-pocket costs incurred by the Company or its Subsidiaries in connection with such cooperation and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives for and against any and all losses suffered or incurred by them in connection with the arrangement of the Debt Financing and any information utilized in connection therewith (other than information provided by the Company or the Subsidiaries). The Company hereby consents to the use of its and its Subsidiaries' logos in connection with the Debt Financing, provided that such logos are used solely in a manner that is not intended to nor reasonably likely to harm or disparage the Company or the reputation or goodwill of the Company and its marks. All non-public or otherwise confidential information regarding the Company obtained by Parent, Merger Sub or their Representatives pursuant to this Section 7.9(a) shall be kept confidential in accordance with the Confidentiality Agreements, except for such information contained in any offering memoranda referred to above and consented to by the Company (such consent not to be unreasonably withheld or delayed).

          (b)   Each of Parent and Merger Sub shall use its reasonable best efforts to arrange the Debt Financing as promptly as practicable on the terms and conditions described in the Debt Financing Commitments, including using reasonable best efforts to (i) negotiate definitive agreements with respect thereto, (ii) to satisfy on a timely basis all conditions applicable to Parent or Merger Sub in such definitive agreements that are within its control and (iii) from and after the Share Purchase Date, furnish Parent's Financing sources as promptly as practicable with financial and other pertinent information regarding the Company as may be reasonably required pursuant to the Debt Financing Commitments, including all financial statements and financial data of the type required by Regulation S-X and Regulation S-K under the Securities Act and of type and form customarily included in private placements under Rule 144A of the Securities Act, including audits thereof to the extent so required, to consummate the offering of debt securities contemplated by the Debt Financing Commitments at the time in the Company's fiscal year that such offering will be made. Subject to the satisfaction (or waiver by Parent or Merger Sub) of the Offer Conditions, each of Parent and Merger Sub shall use its reasonable best efforts to cause the lenders and the other Persons providing the Offer Financing to fund the Offer Financing as required by the terms thereof prior to the End Date (including by taking enforcement action to cause such lenders and other Persons providing such Offer Financing to fund such Offer Financing). Subject to the satisfaction (or waiver by Parent) of the conditions set forth in Article VIII, each of Parent and Merger Sub shall use its reasonable best efforts to cause the lenders and the other Persons providing the Financing contemplated in connection with the Merger to fund such Financing as required by the terms thereof (including by taking enforcement action to cause such lenders and other Persons providing such Financing to fund such Financing). In the event any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Financing Commitments, each of Parent and Merger Sub shall use its reasonable best efforts to arrange to obtain alternative financing from alternative sources on terms no less favorable, taken as a whole, to Parent and Merger Sub (as determined in the reasonable judgment of Parent) as promptly as practicable following the occurrence of such event. Parent and Merger Sub shall keep the Company reasonably apprised of material developments relating to the Financing.

          (c)   Neither Parent nor Merger Sub shall agree to any amendments or modifications to, or grant any waivers of, any condition or other material provision under the Financing Commitments without the consent of the Company if such amendments, modifications or waivers would impose new or additional conditions or otherwise amend, modify or waive any of the conditions to the receipt of the Financing in a manner that would be reasonably likely to cause any material delay in the satisfaction of the conditions set forth in Annex A or Article VIII. Notwithstanding anything in this Agreement to the contrary, one or more Debt Financing Commitments may be superseded at the option of Parent and Merger Sub after the Execution Date but prior to the Effective Time by new debt financing commitments (the "New Financing Commitments") which replace existing Debt Financing Commitments; provided, that the terms of the New Financing Commitments shall not (A) impose new or additional conditions to the receipt of the Financing as set forth in the Debt Financing Commitments in any material respect or (B) be reasonably likely to cause any material delay in the satisfaction of the conditions set forth in Article VIII. In such event, the term "Financing Commitments" as used herein shall be deemed to include the Financing Commitments that are not so superseded at the time in question and the New Financing Commitments to the extent then in effect. In addition, if from or after the date of this Agreement, the financing contemplated by the New Incremental Facilities and/or the Five-Year Credit Agreement are

  modified to permit borrowings for the purposes contemplated by the New Incremental Facilities, the obligations of the Company pursuant to this Section 7.9 shall also apply to the New Incremental Facilities (or any facilities committed in replacement thereof).

          (d)   Parent or any of its Affiliates may engage any agent, broker, investment banker, financial advisor or other provider of financing and may seek or obtain, or engage in substantive discussions in respect of, any equity commitments or equity financing in respect of the Offer, the Merger or any of the other transactions contemplated hereby.

        Section 7.10    Confidentiality Agreements.    Parent acknowledges on behalf of its Affiliates and each investor in Parent party to any Confidentiality Agreement or the confidentiality agreement dated September 12, 2006, between Sterling and the Company (the "Sterling Confidentiality Agreement") that such Affiliates and investors continue to be bound by such Confidentiality Agreements (including any "standstill" provisions therein), and the parties hereto acknowledge and agree that this Agreement does not in any manner modify or limit the Company's or such Affiliate's rights under such agreements, except that each of the Confidentiality Agreements and the Sterling Confidentiality Agreement shall be deemed to be amended to allow (x) the taking of any action permitted by this Agreement, including the formation of a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with financing sources or other Persons identified in Section 7.9, the acquisition by each member of any such group of beneficial ownership of securities of the Company held by all other group members, and the making of any necessary filings with respect to the formation of, and beneficial ownership of voting securities of the Company by the members of, such a group and (y) to permit Parent, Merger Sub and their respective Affiliates to make "solicitations" of "proxies" to vote (as such terms are used in Regulation 14A promulgated under the Exchange Act) in favor of the approval of the Merger. The Confidentiality Agreements and the Sterling Confidentiality Agreements shall terminate upon the Share Purchase Date.

        Section 7.11    Management.    In no event shall Parent or any of its Affiliates (which for purposes of this Section shall be deemed to include each direct investor in Parent) enter into any arrangements that are effective prior to the Acceptance Date with any member of the Company's management or any other Company Employee on terms that expressly prohibit or restrict such member of management or such Company Employee from discussing, negotiating or entering into any arrangements with any third party in connection with a transaction relating to the Company or its Subsidiaries or seek to do so. Parent shall cause its Affiliates to comply with the foregoing covenant.

        Section 7.12    Resignation of Directors.    Prior to the Share Purchase Date, the Company will cause each member of its Board of Directors (except to the extent agreed by Parent and the applicable member of the Company's Board of Directors) to execute and deliver a letter, which will not be revoked or amended prior to such date, effectuating his or her resignation as a director of the Company effective on the Share Purchase Date and the appointment as members of the Board of Directors of the Company of the individuals designated by Parent pursuant to Section 1A.3(b).

        Section 7.13    Notice of Current Events.    From and after the date of this Agreement until the Share Purchase Date, the Company and Parent shall promptly notify each other orally and in writing of (i) the occurrence, or non-occurrence, of any event that, individually or in the aggregate, would reasonably be expected to cause any condition to the obligations of any party to effect the Offer, the Merger and the other transactions contemplated by this Agreement not to be satisfied or (ii) the failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which, individually or in the aggregate, would reasonably be expected to result in any condition to the obligations of any party to effect the Offer, the Merger and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 7.13 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

        Section 7.14    Section 16 Matters.    Prior to the Expiration Date, the Company shall take all necessary steps to approve in advance in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act and the Skadden, Arps, Slate, Meagher & Flom LLP SEC No-Action Letter (January 12, 1999) any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement (other than pursuant to the Offer) by each officer or director of the Company who is subject to Section 16 of the Exchange Act with respect to equity securities of the Company such that such disposition will be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 7.15    Voting Agreement.    The Company agrees that as promptly as practicable after the date of this Agreement it shall give stop transfer instructions to the transfer agent for the Common Stock as contemplated by Section 5.2 of the Voting Agreement, to the extent Covered Shares (as defined therein) are held of record by the parties to the Voting Agreement and otherwise to the extent practicable in accordance with the procedures of the transfer agent.

ARTICLE VIII
CONDITIONS TO THE MERGER

        Section 8.1    Conditions to the Obligations of Each Party.    The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

          (a)    Stockholder Approval, Short Form Merger.    (i) The Merger and this Agreement shall have been approved by the Stockholder Vote or (ii) all conditions of applicable Law required to be satisfied to effect the Merger as a Short Form Merger shall have been satisfied.

          (b)    No Injunctions or Restraints; Illegality.    No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court or agency of competent jurisdiction or other Law (each, a "Restraint") shall be in effect which prohibits, restrains or renders illegal the consummation of the Merger (provided, that prior to asserting this condition, the party asserting this condition shall have used its reasonable best efforts (in the manner contemplated by Section 7.2) to prevent the entry of any such Restraint and to appeal as promptly as possible any judgment that may be entered).

          (c)    Acceptance of the Offer.    Merger Sub shall have accepted for purchase and paid for the shares of Common Stock tendered pursuant to the Offer in accordance with the terms hereof and thereof.

        Section 8.2    Conditions to the Obligations of Parent and Merger Sub.    The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or valid waiver of the following further condition:

          (a)    Financing.    The Marketing Period shall have been completed; provided, however, that Parent and Merger Sub may not rely on this condition (x) after October 31, 2007 or (y) if the failure of the Marketing Period to have been completed is due to Parent's or Merger Sub's failure to comply with its obligations under Section 7.9(b)(iii).

ARTICLE IX
TERMINATION

        Section 9.1    Termination.    This Agreement may be terminated and the Offer and Merger may be abandoned at any time prior to the Effective Time (except as otherwise provided below and notwithstanding any prior approval of this Agreement by the stockholders of the Company):

          (a)   prior to the Acceptance Date, by mutual written consent of the Company, on the one hand, and Parent and Merger Sub, on the other hand;

          (b)   by either the Company or Parent:

            (i)    if, the Acceptance Date shall not have occurred on or before September 21, 2007 (the "End Date") unless the failure of the Acceptance Date to occur by such date is principally the result of, or caused by, the failure of the party seeking to exercise such termination right to perform or observe any of the covenants or agreements of such party set forth in this Agreement;

            (ii)   if any Restraint having the effect set forth in Section 8.1(b) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to any party whose breach of any provision of this Agreement is the principal cause of or resulted in the application or imposition of such Restraint; or

            (iii)  at any time after the 60th day following the date of commencement of the Offer, if, as of the then most recent Expiration Date occurring on or after such date, all of the Offer Conditions (other than the Minimum Condition) were satisfied by 11:59 pm on the Business Day prior to the Expiration Date, and as of the expiration time on such Expiration Date, the Minimum Condition is not satisfied;

          (c)   by the Company, prior to the Acceptance Date:

            (i)    if a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement shall have occurred which would prevent Parent or Merger Sub from consummating the transactions contemplated by this Agreement, and such breach is incapable of being cured by the End Date; provided, however, that the Company is not then in material breach of this Agreement;

            (ii)   at any time after the date of this Agreement and prior to the Acceptance Date, the Company receives a Company Acquisition Proposal and the Board of Directors (acting through the Special Committee if such committee still exists, or otherwise by resolution of a majority of its Disinterested Directors) shall have concluded in good faith that such Company Acquisition Proposal constitutes a Superior Proposal; provided, however, that the Company shall not terminate this Agreement pursuant to the foregoing clause unless: (A) the Company shall also have complied with the proviso to the first sentence of Section 7.4(e), reading, for purposes of this Section 9.1(c)(ii), the proviso to the first sentence of Section 7.4(e) as if the words "effect a Recommendation Withdrawal" were replaced with the words "terminate this Agreement pursuant to Section 9.1(c)(ii)"and clause (ii) of the proviso to Section 7.4(e) as if the words "effecting such Recommendation Withdrawal" were replaced with the words "terminating this Agreement pursuant to Section 9.1(c)(ii)," (B) the Company concurrently pays the Termination Fee payable pursuant to Section 9.2(a); and (C) the Board of Directors of the Company concurrently approves, and the Company concurrently enters into, a definitive agreement with respect to such Superior Proposal; or

            (iii)  Merger Sub fails to commence the Offer within the time period required by Section 1A.1(a) or terminates or makes any change to the Offer in material violation of the terms of this Agreement.

          (d)   by Parent or Merger Sub, prior to the Acceptance Date:

            (i)    if a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred which would cause any of the conditions set forth in Annex A not to be satisfied, and such breach is incapable of being cured by the End Date; provided, however, that neither Parent nor Merger Sub is then in material breach of this Agreement;

            (ii)   if prior to the Acceptance Date the Board of Directors of the Company or any committee thereof (A) shall have effected a Recommendation Withdrawal, been deemed to have effected a Recommendation Withdrawal pursuant to Section 7.4(f) or publicly proposed to effect a Recommendation Withdrawal, or (B) shall have approved or recommended to the stockholders of the Company a Company Acquisition Proposal other than the Offer and the Merger, or shall have resolved or publicly announced its intent to effect the foregoing; or

            (iii)  the Company shall have willfully and materially breached the first sentence of Section 7.4(d) or the proviso in Section 7.4(f) in any respect adverse to Parent and Merger Sub.

        Section 9.2    Termination Awards.    (a) In the event that this Agreement is terminated by the Company pursuant to Section 9.1(c)(ii) or by Parent or Merger Sub pursuant to Section 9.1(d)(ii)(B) or Section 9.1(d)(iii), then the Company shall pay as directed by Parent in writing the Termination Fee, at or prior to the time of termination in the case of a termination pursuant to Section 9.1.(c)(ii) or as promptly as possible (but in any event within four Business Days) following termination of this Agreement in the case of a termination pursuant to Section 9.1(d)(ii)(B) or Section 9.1(d)(iii).

          (b)   In the event that this Agreement is terminated by Parent or Merger Sub pursuant to Section 9.1(d)(ii)(A) and, at any time after the date of this Agreement and prior to the event giving rise to Parent's or Merger Sub's right to terminate this Agreement under Section 9.1(d)(ii)(A), a Company Acquisition Proposal shall have been publicly announced or otherwise communicated or made known to any executive officer or director of the Company (or any person shall have publicly announced, or communicated or made known a bona fide intention, whether or not conditional, to make a Company Acquisition Proposal), then the Company shall pay as directed by Parent in writing the Termination Fee as promptly as possible (but in any event within four Business Days) following termination of this Agreement.

          (c)   In the event that this Agreement is terminated by Parent or Merger Sub, on one hand, or the Company, on the other hand, pursuant to Section 9.1(b)(iii) (or could have been terminated under such section) and, at any time after the date of this Agreement and prior to the Expiration Date referred to in Section 9.1(b)(iii), a Company Acquisition Proposal shall have been publicly announced or otherwise communicated or made known to any executive officer or director of the Company (or any person shall have publicly announced, or communicated or made known a bona fide intention, whether or not conditional, to make a Company Acquisition Proposal) prior to the Expiration Date referred to in 9.1(b)(iii), and, if within 12 months after such termination, the Company or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates, any Company Acquisition Proposal (whether or not the same as that originally announced or consummated), then the Company shall pay as directed by Parent in writing the Termination Fee, less the amount of any Parent Expenses previously paid to Parent by the Company, on the date of such execution or consummation (provided that solely for purposes of this Section 9.2(c), the term "Company Acquisition Proposal" shall have the meaning set forth in the definition of Company Acquisition Proposal contained in Section 7.4 except that all references to 30% shall be deemed to be references to 50%).

          (d)   In the event that this Agreement is terminated by Parent or Merger Sub, on one hand, or the Company, on the other hand, pursuant to Section 9.1(b)(iii) (or could have been terminated under such section) under circumstances in which the Termination Fee is not then payable pursuant to this Section 9.2, then the Company shall pay as directed by Parent in writing as promptly as possible (but in any event within four Business Days) following receipt of an invoice therefor all of Parent's and Merger Sub's actual and reasonably documented out-of-pocket fees and expenses (including reasonable legal fees and expenses) actually incurred by Parent, Merger Sub and their respective Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement, which amount shall not be greater than $15,000,000 ("Parent Expenses"); provided that the existence of circumstances which could require the Termination Fee subsequently to become payable pursuant to Section 9.2(c) shall not relieve the Company of its obligations to pay the Parent Expenses pursuant to this Section 9.2(d); and provided, further that the payment by the Company of Parent Expenses pursuant to this Section 9.2(d) shall not relieve the Company of any subsequent obligation to pay the Termination Fee pursuant to Section 9.2(c) except to the extent indicated in such Section 9.2(c).

          (e)   Any amount that becomes payable pursuant to Section 9.2(a), 9.2(b), 9.2(c) or 9.2(d) shall be paid by wire transfer of immediately available funds to an account designated by the recipient of such amount.

          (f)    The Company, on one hand, and Parent and Merger Sub, on the other hand, acknowledge that the agreements contained in this Section 9.2 are an integral part of the transactions contemplated by this Agreement, that without these agreements the Company, Parent and Merger Sub would not have entered into this Agreement, and that any amounts payable pursuant to this Section 9.2 do not constitute a penalty. If any amounts due pursuant to this Section 9.2 are not paid within the time periods specified in this Section 9.2, the party that fails to make such payment shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by the recipient party in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

        Section 9.3    Effect of Termination.    If this Agreement is terminated pursuant to Section 9.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of the Company, Parent, Merger Sub or their respective Subsidiaries or Affiliates hereunder, except (i) Sections 7.3(a)(last sentence), 7.10, 7.11, 9.2, 9.3, 10.1, 10.3, 10.6, 10.11 and 10.13 (and, if the Share Purchase Date has occurred prior to such termination, Sections 7.5, 7.8 and 10.2) will survive the termination hereof and (ii) with respect to any liabilities for Damages incurred or suffered as a result of the willful and material breach by any other party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

ARTICLE X
MISCELLANEOUS

        Section 10.1    Notices.    All notices, requests and other communications to any part hereunder shall be in writing (including facsimile or similar writing) and shall be given:

    if to Parent or Merger Sub, to:

    Wengen Alberta, Limited Partnership
    9 West 57th Street, Suite 4200
    New York, New York 10019
    Attention: Brian Carroll
    Fax: (212) 750-0003

    with copies (which shall not constitute notice) to:

    Simpson Thacher & Bartlett LLP
    425 Lexington Avenue

    New York, New York 10017
    Attention: David J. Sorkin
    Fax: (212) 455-2502

    if to the Company, to:

    Laureate Education, Inc.
    1001 Fleet Street
    Baltimore, Maryland 21202-4382
    Attention: General Counsel
    Fax: (410) 843-8544

    with copies (which shall not constitute notice) to:

    DLA Piper US LLP
    6225 Smith Avenue
    Baltimore, Maryland 21209-3600
    Attention: R. W. Smith, Jr.
    Fax: (410) 580-3780

    if to the Special Committee of the Board of Directors of the Company, to:

    Laureate Education, Inc.
    1001 Fleet Street
    Baltimore, Maryland 21202-4382
    Attention: Chairman of the Special Committee
    Fax: (410) 843-8544

    with a copy (which shall not constitute notice) to:

    Pillsbury Winthrop Shaw Pittman LLP
    2300 N Street, NW
    Washington, DC 20037
    Attention:    Robert B. Robbins
    Thomas J. Plotz
    Fax: (202) 663-8007

or such other address or facsimile number as such party may hereafter specify by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the facsimile number specified above and electronic confirmation of transmission is received or (ii) if given by any other means, when delivered at the address specified in this Section 10.1.

        Section 10.2    Survival of Representations and Warranties.    None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Share Purchase Date, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Share Purchase Date and then only to such extent.

        Section 10.3    Expenses.    Except as otherwise expressly provided in Sections 7.9 and 9.2, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

        Section 10.4    Amendment.    This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors (in the case of the Company, acting through the Special Committee, if such committee still exists, or otherwise by resolution of a majority of its Disinterested Directors) at any time prior to the Effective Time, whether before or after approval of this Agreement by the Company stockholders; provided, however, that, after the Acceptance Date but prior to approval of this Agreement by the Company stockholders, this Agreement may not be amended in a manner that would adversely affect the right of the Company's stockholders to receive the Merger Consideration; and, provided, further, that, after approval of this Agreement by the Company stockholders, no amendment may be made which under applicable Maryland Law requires the further approval of the stockholders of the Company without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

        Section 10.5    Waiver.    At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such party contained herein, provided, that prior to the Acceptance Date, for so long as the Special Committee exists, the Company may not take any such action unless previously authorized by the Special Committee, or otherwise such action shall be taken by resolution of a majority of its Disinterested Directors. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

        Section 10.6    Successors and Assigns.    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto (and any purported assignment without such consent shall be void and without effect), except that either Parent or Merger Sub may assign all or any of its rights and obligations hereunder to any direct or indirect wholly owned Subsidiary of Parent; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder. Notwithstanding the foregoing, Parent may assign its rights and obligations to any entity identified by Parent (or cause Parent to be removed as a party to this Agreement, in which case Merger Sub and the Company shall be the only parties to this Agreement and Merger Sub shall assume the obligations of Parent hereunder), subject to Section 10.4, if required to comply with the last sentence of Section 7.2(e); provided (i) any assignee of Parent (or if Parent is removed as a party to this Agreement, Merger Sub) has beneficial equity ownership consistent with that of Parent and (ii) any such assignment does not adversely affect the validity or enforceability of the Financing Commitments; and provided, further, that any such assignment or removal shall relieve Parent of its obligations hereunder. Without limiting the foregoing, the parties acknowledge that it is the current intent of Parent and Merger Sub to have Merger Sub and another wholly owned Subsidiary of Parent serve as purchasers pursuant to the Offer and that partial assignment of Merger Sub's (and, to the extent necessary, Parent's) obligations hereunder shall be permitted to effect such intent. The parties shall cooperate in good faith to modify the terms of this Agreement to reflect such assignment or removal.

        Section 10.7    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

        Section 10.8    Counterparts; Effectiveness; Third Party Beneficiaries.    This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective only when actually signed by each party hereto and each such party has received counterparts hereof signed by all of the other parties hereto. No provision of this

Agreement is intended to or shall confer upon any Person other than the parties hereto any rights or remedies hereunder or with respect hereto, except as otherwise expressly provided in Section 7.5. Notwithstanding the immediately preceding sentence, (i) following the Effective Time, the provisions of Article II shall be enforceable by holders of Common Stock or Company Equity Awards and (ii) if the Effective Time has not occurred by November 7, 2007, then from and after such date the provisions of Article II shall be enforceable by holders of Common Stock or Company Equity Awards holding, in the aggregate, at least 10% of the aggregate shares of Common Stock then held by all holders other than Parent and its affiliates (assuming, for purposes of such calculation, the exercise of all then-outstanding Company Equity Awards).

        Section 10.9    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by virtue of any Law, or due to any public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are fulfilled to the extent possible.

        Section 10.10    Entire Agreement.    This Agreement, together with the Company Disclosure Letter, the Parent Disclosure Letter, the Cooperation Agreement, the Tender Agreements and the Voting Agreement, constitute the entire agreement of the parties hereto with respect to its subject matter and supersedes all oral or written prior or contemporaneous agreements and understandings among the parties with respect to such subject matter. None of the parties shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter hereof except as specifically set forth herein, in the Company Disclosure Letter, the Parent Disclosure Letter, the Cooperation Agreement, the Tender Agreements or the Voting Agreement.

        Section 10.11    Jurisdiction.

          (a)   Each party irrevocably submits to the jurisdiction of (i) any Maryland State court, and (ii) any Federal court of the United States sitting in the State of Maryland, solely for the purposes of any suit, action or other proceeding between any of the parties hereto arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any suit, action or proceeding relating hereto either in any Federal court of the United States sitting in the State of Maryland or, if such suit, action or other proceeding may not be brought in such court for reasons of subject matter jurisdiction, in any Maryland State court. Each party irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding between any of the parties hereto arising out of this Agreement or any transaction contemplated hereby in (i) any Maryland State court, and (ii) any Federal court of the United States sitting in the State of Maryland, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each party further irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or other proceeding by the mailing of copies thereof by registered mail to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail; provided that nothing in this Section 10.11 shall affect the right of any party to serve legal process in any other manner permitted by law. The consent to jurisdiction set forth in this Section 10.11 shall not constitute a general consent to service of process in the State of Maryland and shall have no effect for any purpose except as provided in this Section 10.11. The parties agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b)   EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

        Section 10.12    Authorship.    The parties agree that the terms and language of this Agreement were the result of negotiations between the parties and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

        Section 10.13    Remedies.    Notwithstanding any other provision of this Agreement (including Section 9.2 and Section 9.3), the parties hereto agree that irreparable damage would occur, damages would be difficult to determine and would be an insufficient remedy and no other adequate remedy would exist at law or in equity, in each case in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (or any party hereto threatens such a breach). It is accordingly agreed that in the event of a breach or threatened breach of this Agreement, the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. Each party hereto irrevocably waives any defenses based on adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or injunctive relief in any action brought therefor by any other party hereto.

        [signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first written above.

LAUREATE EDUCATION, INC.
By:	/s/ ROBERT W. ZENTZ
Name:	Robert W. Zentz
Title:	Senior Vice President
WENGEN ALBERTA, LIMITED PARTNERSHIP
By:	Wengen Investments Limited, its general partner
By:	/s/ BRIAN F. CARROLL
Name:	Brian F. Carroll
Title:	Director
L CURVE SUB INC.
By:	/s/ BRIAN F. CARROLL
Name:	Brian F. Carroll
Title:	Director

Annex B

VOTING AGREEMENT

        VOTING AGREEMENT, dated as of June 3, 2007 (this "Agreement"), by and among Wengen Alberta, Limited Partnership, a limited partnership organized under the laws of Alberta ("Parent"), Douglas Becker, Steven Taslitz, Jill Becker, Eric Becker, R. Christopher Hoehn-Saric, John Miller, Bruce Goldman, Rick Elfman, Therese Wareham, KJT Gift Trust, Merrick Elfman Gift Trust, LGG Gift Trust, Goldman Family Gift Trust, The Irrevocable BBHT II IDGT and Irrevocable Grantor Retained Annuity Trust No. 11 (each, a "Stockholder" and collectively, the "Stockholders").

W I T N E S S E T H:

        WHEREAS, concurrently with the execution of this Agreement, Parent, L Curve Sub Inc., a Maryland corporation and a subsidiary of Parent, and Laureate Education, Inc., a Maryland corporation (the "Company") are entering into an Amended and Restated Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the "Merger Agreement") pursuant to which, among other things, L Curve Sub Inc. (and potentially other Persons) will commence a tender offer for all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") as provided in the Merger Agreement (such tender offer, as it may be modified by time to time in accordance with the Merger Agreement, the "Offer") and subsequently L Curve Sub Inc. will merge with and into the Company.

        WHEREAS, as a condition and inducement to Parent entering into the Merger Agreement, Parent has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement and abide by the covenants and obligations with respect to the Covered Shares (as hereinafter defined) set forth herein.

        NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

GENERAL

        1.1    Defined Terms.    The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

          "Beneficial Ownership" by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term "beneficial ownership" as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms "Beneficially Own" and "Beneficially Owned" shall have a correlative meaning.

          "Covered Shares" means, with respect to each Stockholder, such Stockholder's Existing Shares, together with any shares of Common Stock or other voting capital stock of the Company and any securities convertible into or exercisable or exchangeable for shares of Common Stock or other voting capital stock of the Company, in each case that such Stockholder acquires Beneficial Ownership of on or after the date hereof.

          "Encumbrance" means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement).

          "Existing Shares" means, with respect to each Stockholder, the shares of Common Stock Beneficially Owned and owned of record by such Stockholder.

          "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity, or any Group comprised of two or more of the foregoing.

          "Representatives" means the officers, directors, employees, agents, advisors and Affiliates of a Person.

          "Transfer" means, directly or indirectly, to sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, Encumbrance, hypothecation or similar disposition of (by merger, by testamentary disposition, by operation of law or otherwise).

ARTICLE II

VOTING

        2.1    Agreement to Vote.    Each Stockholder hereby agrees that during the term of this Agreement, at the Company Stockholder Meeting or any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, or in connection with any written consent of the stockholders of the Company, such Stockholder shall, in each case to the fullest extent that such Stockholder's Covered Shares are entitled to vote thereon or consent thereto:

          (a)   appear at each such meeting or otherwise cause such Stockholder's Covered Shares to be cast in accordance with the applicable procedures relating thereto so as to ensure that they are duly counted as present thereat for purposes of calculating a quorum; and

          (b)   vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of such Stockholder's Covered Shares (i) in favor of the approval of the Merger and the Merger Agreement and any other action reasonably requested by Parent in furtherance thereof; (ii) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of any Stockholder contained in this Agreement; and (iii) against any Company Acquisition Proposal or (except as otherwise approved in writing by Parent) any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement or the performance by such Stockholder of its obligations under this Agreement, including, without limitation: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries (other than the Offer and the Merger); (B) a sale, lease or transfer of a material amount of assets of the Company or any of its Subsidiaries or a reorganization, recapitalization or liquidation of the Company or any of its Subsidiaries; (C) an election of new members to the board of directors of the Company, other than nominees to the board of directors of the Company who are serving as directors of the Company on the date of this Agreement or as otherwise provided in the Merger Agreement; (D) any material change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company's articles of incorporation or bylaws, except if approved by Parent; or (E) any other material change in the Company's corporate structure or business.

        2.2    No Inconsistent Agreements.    Each Stockholder hereby covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to such Stockholder's Covered Shares and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to such Stockholder's Covered Shares.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

        3.1    Representations and Warranties of the Stockholders.    Each Stockholder hereby represents and warrants to Parent as follows:

          (a)    Organization; Authorization; Validity of Agreement; Necessary Action.    Such Stockholder has the legal capacity and all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Stockholder and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a valid and binding obligation of such Stockholder, enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

          (b)    Ownership.    Such Stockholder's Existing Shares are, and all of such Stockholder's Covered Shares owned from the date hereof through and on the Closing Date will be, Beneficially Owned and owned of record by such Stockholder. Such Stockholder has good and marketable title to such Stockholder's Existing Shares, free and clear of any Encumbrances. As of the date hereof, such Stockholder's Existing Shares constitute all of the shares of Common Stock Beneficially Owned or owned of record by such Stockholder. Such Stockholder has and will have at all times through the Closing Date sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder's Existing Shares and with respect to all of the Covered Shares owned by such Stockholder at all times through the Closing Date.

ARTICLE IV

OTHER COVENANTS

        4.1    Prohibition on Transfers, Other Actions.    Except as provided for in such Stockholder's Equity Rollover Commitment Letter dated the date hereof or pursuant to the Merger Agreement, each Stockholder hereby agrees not to (i) Transfer any of such Stockholder's Covered Shares or any interest therein, (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Stockholder's representations, warranties, covenants and obligations under this Agreement, or (iii) take any action that could restrict or otherwise affect such Stockholder's legal power, authority and right to comply with and perform such Stockholder's covenants and obligations under this Agreement.

        4.2    Stock Dividends, etc.    In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms "Existing Shares" and "Covered Shares" shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

        4.3    Stockholder Information.    Each Stockholder hereby agrees to permit Parent and Purchaser to publish and disclose in the Offer Documents and, if approval of the stockholders of the Company is required under applicable Law, the Company Proxy/Information Statement, such Stockholder's identity and ownership of Common Stock and the nature of such Stockholder's commitments, arrangements and understandings under this Agreement.

        4.4.    Rule 14e-5.    Each Stockholder covenants to comply in all respects with Rule 14e-5 promulgated under the Exchange Act (notwithstanding whether it would be subject to the terms of such Rule pursuant to its terms).

        4.5    Further Assurances.    From time to time, at Parent's request and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to effect the actions and consummate the transactions contemplated by this Agreement.

ARTICLE V

MISCELLANEOUS

        5.1    Termination.    This Agreement shall terminate and be of no further force or effect upon the earlier to occur of (i) the Closing and (ii) the date of termination of the Merger Agreement in accordance with its terms. Nothing in this Section 5.1 shall relieve or otherwise limit any party of liability for willful breach of this Agreement.

        5.2    Stop Transfer Order.    In furtherance of this Agreement, each Stockholder hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order with respect to all of such Stockholder's Covered Shares.

        5.3    No Ownership Interest.    Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the applicable Stockholder, and Parent shall have no authority to direct any Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

        5.4    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (upon telephonic confirmation of receipt), on the first Business Day following the date of dispatch if delivered by a recognized next day courier service or on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, post prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (a)    if to Parent to:

      Wengen Alberta, Limited Partnership
      9 West 57th Street, Suite 4200
      New York, New York 10019
      Attention: Brian Carroll
      Fax: (212) 750-0003

    with a copy to:

      Simpson Thacher & Bartlett LLP
      425 Lexington Avenue
      New York, New York 10017
      Fax: (212) 455-2502
      Attention: David J.Sorkin

          (b)   if to any Stockholder, then at the address set forth below its name on Schedule 1 hereto.

        5.5    Interpretation.    The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        5.6    Counterparts.    This Agreement may be executed by facsimile and in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        5.7    Entire Agreement.    This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, constitute the entire agreement, and supersede all prior agreements and understandings (including the Voting Agreement, dated as of January 28, 2007, among certain of the parties hereto), both written and oral, among the parties with respect to the subject matter hereof.

        5.8    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

          (a)   This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to the principles of conflicts of law. Each party irrevocably submits to the jurisdiction of (i) any Maryland State court, and (ii) any Federal court of the United States sitting in the State of Maryland, solely for the purposes of any suit, action or other proceeding between any of the parties hereto arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any suit, action or proceeding relating hereto either in any Federal court of the United States sitting in the State of Maryland or, if such suit, action or other proceeding may not be brought in such court for reasons of subject matter jurisdiction, in any Maryland State court. Each party irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding between any of the parties hereto arising out of this Agreement or any transaction contemplated hereby in (i) any Maryland State court, and (ii) any Federal court of the United States sitting in the State of Maryland, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each party further irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or other proceeding by the mailing of copies thereof by registered mail to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail; provided that nothing in this Section 5.8 shall affect the right of any party to serve legal process in any other manner permitted by law. The consent to jurisdiction set forth in this Section 5.8 shall not constitute a general consent to service of process in the State of Maryland and shall have no effect for any purpose except as provided in this Section 5.8. The parties agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law

          (b)   Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any suit, action or other proceeding between any of the parties hereto arising out of this Agreement or any transaction contemplated hereby.

        5.9    Amendment; Waiver.    This Agreement may not be amended except by an instrument in writing signed by Parent and, to the extent such amendment relates to a Stockholder, such Stockholder. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to Parent and the applicable Stockholder(s).

        5.10    Remedies.    (a) Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any covenant or agreement in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

          (b)   All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

        5.11    Severability.    Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner materially adverse to any party or its stockholders. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

        5.12    Successors and Assigns; Third Party Beneficiaries.    Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise), by any party without the prior written consent of Parent and the Stockholders, except that, without such prior written consent, Parent and/or Merger Sub may assign this Agreement (in whole or in part) to any Person to which it assigns any of its rights or obligations under the Merger Agreement. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        [Remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

WENGEN ALBERTA, LIMITED PARTNERSHIP
BY:	WENGEN INVESTMENTS LIMITED, as General Partner
By:	/s/ JONATHAN SMIDT
Name:	Jonathan Smidt
Title:	Director
DOUGLAS BECKER
/s/ DOUGLAS BECKER
STEVEN TASLITZ
/s/ STEVEN TASLITZ
JILL BECKER
/s/ JILL BECKER
ERIC BECKER
/s/ ERIC BECKER
R. CHRISTOPHER HOEHN-SARIC
/s/ R. CHRISTOPHER HOEHN-SARIC
JOHN MILLER
/s/ JOHN MILLER

BRUCE GOLDMAN
/s/ BRUCE GOLDMAN
RICK ELFMAN
/s/ RICK ELFMAN
THE IRREVOCABLE BBHT II IDGT
By:	/s/ MARIANNE SCHMITT HELLAUER
Name:	Marianne Schmitt Hellauer
Title:	Trustee
IRREVOCABLE GRANTOR RETAINED ANNUITY TRUST NO. 11
By:	/s/ MARIANNE SCHMITT HELLAUER
Name:	Marianne Schmitt Hellauer
Title:	Trustee
KJT GIFT TRUST
/s/ STEVEN TASLITZ
Name: Steven Taslitz
Title: Co-Trustee
MERRICK ELFMAN GIFT TRUST
/s/ THERESE WAREHAM
Name: Therese Wareham
Title: Co-Trustee

LGG GIFT TRUST
/s/ BRUCE GOLDMAN
Name: Bruce Goldman
Title: Co-Trustee
GOLDMAN FAMILY GIFT TRUST
/s/ LISA GOLDMAN
Name: Lisa Goldman
Title: Co-Trustee
THERESE WAREHAM
/s/ THERESE WAREHAM

Annex C

AMENDMENT NO. 1 TO VOTING AGREEMENT

        AMENDMENT NO. 1 TO VOTING AGREEMENT, dated as of July 3, 2007 (this "Amendment No. 1"), by and among Wengen Alberta, Limited Partnership, a limited partnership organized under the laws of Alberta ("Parent"), Douglas Becker, Steven Taslitz, Jill Becker, Eric Becker, R. Christopher Hoehn- Saric, John Miller, Bruce Goldman, Rick Elfman, Therese Wareham, KJT Gift Trust, Merrick Elfman Gift Trust, LGG Gift Trust, Goldman Family Gift Trust, The Irrevocable BBHT II IDGT and Irrevocable Grantor Retained Annuity Trust No. 11 (each, a "Stockholder" and collectively, the "Stockholders"). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Original Agreement (as defined below).

W I T N E S S E T H:

        WHEREAS, the parties hereto are parties to that certain Voting Agreement dated as of June 3, 2007 (the "Original Agreement").

        WHEREAS, in accordance with Section 5.9 of the Original Agreement, each of the parties thereto desire to amend the Original Agreement as provided herein.

        NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

AMENDMENT TO THE ORIGINAL AGREEMENT

        1.1.    Amendment to Section 5.12 (Successors and Assigns; Third Party Beneficiaries).    Section 5.12 of the Original Agreement is hereby amended by restating the last sentence thereof, in its entirety, as follows:

        Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement; provided, however, that if, after giving effect to the purchase of the shares of Common Stock by L Curve Sub Inc. and M Curve Sub Inc. pursuant to the Offer on the Share Purchase Date, L Curve Sub Inc. and M Curve Sub Inc. Beneficially Own, in the aggregate, less than a majority of the then-outstanding shares of Common Stock, the lenders under the margin loan credit facility to be entered into by L Curve Sub Inc. and M Curve Sub Inc. shall be entitled to enforce this Agreement directly against the Stockholders as if such lenders were parties hereto.

ARTICLE II

MISCELLANEOUS

        2.1.    Continued Effect of Original Agreement.    As amended hereby, the Original Agreement is hereby ratified and confirmed and agreed to by all of the parties hereto and thereto and continues in full force and effect. All references in the Original Agreement to the "Agreement" shall be read as references to the Original Agreement, as amended by this Amendment No. 1 and as it may be further amended, supplemented, restated or otherwise modified from time to time.

        2.2.    Counterparts.    This Amendment No. 1 may be executed by facsimile and in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        2.3.    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

        This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to the principles of conflicts of law.

[Remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

WENGEN ALBERTA, LIMITED PARTNERSHIP
BY:	WENGEN INVESTMENTS LIMITED, as General Partner
By:	/s/ JONATHAN SMIDT
Name:	Jonathan Smidt
Title:	Director
DOUGLAS BECKER
/s/ DOUGLAS BECKER
STEVEN TASLITZ
/s/ STEVEN TASLITZ
JILL BECKER
/s/ JILL BECKER
ERIC BECKER
/s/ ERIC BECKER
R. CHRISTOPHER HOEHN-SARIC
/s/ R. CHRISTOPHER HOEHN-SARIC

JOHN MILLER
/s/ JOHN MILLER
BRUCE GOLDMAN
/s/ BRUCE GOLDMAN
RICK ELFMAN
/s/ RICK ELFMAN
THE IRREVOCABLE BBHT II IDGT
By:	/s/ MARIANNE SCHMITT HELLAUER
Name:	Marianne Schmitt Hellauer
Title:	Trustee
THE IRREVOCABLE GRANTOR RETAINED ANNUITY TRUST NO. 11
By:	/s/ MARIANNE SCHMITT HELLAUER
Name:	Marianne Schmitt Hellauer
Title:	Trustee
KJT GIFT TRUST
By:	/s/ STEVEN M. TASLITZ
Name:	Steven M. Taslitz
Title:	Co-Trustee
MERRICK ELFMAN GIFT TRUST
By:	/s/ THERESE WAREHAM
Name:	Therese Wareham
Title:	Co-Trustee

LGG GIFT TRUST
By:	/s/ BRUCE GOLDMAN
Name:	Bruce Goldman
Title:	Co-Trustee
GOLDMAN FAMILY GIFT TRUST
By:	/s/ LISA GOLDMAN
Name:	Lisa Goldman
Title:	Co-Trustee
THERESE WAREHAM
By:	/s/ THERE WAREHAM

Annex D

Global Markets & Investment Banking Group
4 World Financial Center North Tower 30th Floor New York, New York 10080 212 449 1000

Merrill Lynch

June 2, 2007

Special Committee of the Board of Directors
Laureate Education, Inc.
1001 Fleet Street
Baltimore, Maryland 21202

Members of the Special Committee of the Board of Directors:

        Laureate Education, Inc. (the "Company"), Wengen Alberta, Limited Partnership ("Parent") and L Curve Sub Inc., a newly formed, direct subsidiary of Parent ("Merger Sub"), propose to enter into that certain Amended and Restated Agreement and Plan of Merger, to be dated as of June 3, 2007 (the "Agreement"), pursuant to which (i) Merger Sub would commence a tender offer (the "Tender Offer") for all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the "Company Shares") for $62.00 per share, net to the seller in cash (the "Consideration") and (ii) Merger Sub would be merged with and into the Company in a merger (the "Merger") in which each Company share not acquired in the Tender Offer, other than Company Shares held in treasury or held by Parent or Merger Sub, would be converted into the right to receive the Consideration. The Tender Offer and the Merger, taken together, are referred to as the "Transaction." We understand that, in connection with the Merger, Douglas L. Becker ("DLB"), Steven Taslitz ("ST") and other persons and entities (collectively, the "Parent Investors") will contribute Company Shares to, or otherwise invest in, Parent.

        You have asked us whether, in our opinion, the Consideration to be received by the holders of the Company Shares pursuant to the Transaction is fair from a financial point of view to such holders, other than Parent, the Parent Investors and their respective affiliates.

        In arriving at the opinion set forth below, we have, among other things:

  (1)
  Reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

  (2)
  Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company;

  (3)
  Conducted discussions with members of senior management and representatives of the Company concerning the matters described in clauses 1 and 2 above;

  (4)
  Reviewed the market prices and valuation multiples for the Company Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

D-1

  (5)
  Reviewed the results of operations of the Company and compared them with those of certain publicly traded companies that we deemed to be relevant;

  (6)
  Compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that we deemed to be relevant;

  (7)
  Participated in certain discussions and negotiations among representatives of the Special Committee of the Board of Directors and Parent and their financial and legal advisors;

  (8)
  Reviewed drafts as of June 2, 2007 of the Agreement, the Tender Agreements to be entered into between certain stockholders of the Company and Parent, a Cooperation Agreement between the Company and DLB, a Voting Agreement by and among Parent, DLB, ST, certain other stockholders of the Company and related trusts, the Offer to Purchase and other ancillary offer documents and instruments, equity rollover commitment letters to be provided by DLB, ST and certain related trusts to Parent, equity financing commitments to be provided by certain equity investors to Parent, and certain related documents (collectively, the "Transaction Documents") and a debt financing commitment letter to the Merger Sub to be executed by certain lenders; and

  (9)
  Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

        In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or been furnished with any such evaluation or appraisal, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. With respect to the financial forecast information furnished to or discussed with us by the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company. We have also assumed that the final forms of the Transaction Documents will be substantially similar to the last drafts reviewed by us.

        Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof.

        We are acting as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Transaction and will receive a fee from the Company for our services, two-thirds of which is payable upon completion of our due diligence and our rendering an opinion, and the remaining portion of which is contingent upon the consummation of the Transaction. We may receive an additional fee from the Company, payable at the sole discretion of the Special Committee of the Board of Directors, upon consummation of the Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of our business, we may actively trade the Company Shares for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

        This opinion is for the use and benefit of the Special Committee of the Board of Directors of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Transaction and does not constitute a recommendation to any stockholder as to whether such stockholder should tender any Company Shares pursuant to the Tender Offer or how such stockholder should vote on the proposed Merger or any matter related thereto. In addition, you have

D-2

not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of the Company Shares.

        On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of the Company Shares pursuant to the Transaction is fair from a financial point of view to the holders of such shares, other than Parent, the Parent Investors and their respective affiliates.

Very truly yours,
/S/ MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

D-3

Annex D

1585 Broadway
New York, NY 10036

Morgan Stanley

June 2, 2007

Special Committee of the
Board of Directors
Laureate Education, Inc.
1001 Fleet Street
Baltimore, MD 21202

Members of the Special Committee of the Board:

        We understand that Laureate Education, Inc. (the "Company"), Wengen Alberta, Limited Partnership ("Parent") and L Curve Sub Inc., a direct subsidiary of Parent ("L Curve") propose to enter into an Amended and Restated Agreement and Plan of Merger, substantially in the form of the draft dated June 1, 2007 (the "Merger Agreement"), which provides, among other things, for (i) a tender offer (the "Tender Offer") for all outstanding shares of common stock, par value $0.01 per share of the Company (the "Company Common Stock") pursuant to which L Curve will pay $62.00 per share net to the seller in cash for each share of Company Common Stock accepted in the Tender Offer, and (ii) following the completion of the Tender Offer, the merger (the "Merger") of L Curve with and into the Company. Pursuant to the Merger, the Company will become a direct subsidiary of Parent and each outstanding share of the Company Common Stock, other than those shares held by Parent or L Curve, will be converted into the right to receive $62.00 per share in cash. We note that Douglas L. Becker, Steven Taslitz and certain trusts affiliated with each of them (collectively the "Rollover Investors") will contribute a portion of their shares of the Company Common Stock to Parent in exchange for shares of membership interests of Parent pursuant to their Equity Rollover Commitments (as defined in the Merger Agreement) immediately prior to the effective time of the Merger. We also note that certain funds and investors (collectively with the Rollover Investors, the "Investor Group") will invest in Parent. The terms and conditions of the Tender Offer and the Merger are more fully set forth in the Merger Agreement. We also note that the Rollover Investors and Parent intend to enter into a voting agreement (the "Voting Agreement") in connection with the Merger and that certain stockholders of the Company have agreed to tender their shares of the Company Common Stock pursuant to the Tender Offer on the terms and subject to the conditions set forth in certain tender agreements (the "Tender Agreements").

        You have asked for our opinion as to whether the consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement other than Parent, the Investor Group and their respective affiliates is fair from a financial point of view to such holders.

        For purposes of the opinion set forth herein, we have:

  i)
  reviewed certain publicly available financial statements and other business and financial information of the Company;

  ii)
  reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

  iii)
  reviewed certain financial projections prepared by the management of the Company;

  iv)
  discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

  v)
  reviewed the reported prices and trading activity for the Company Common Stock;

  vi)
  compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other comparable publicly-traded companies and their securities;

  vii)
  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  viii)
  participated in discussions and negotiations among representatives of the Company, Parent and their financial and legal advisors;

  ix)
  reviewed the Merger Agreement, the Tender Agreements, the Equity Rollover Commitments, the Voting Agreement, the Financing Commitments of Parent and L Curve (as defined in the Merger Agreement), substantially in the form of the drafts dated June 1, 2007, and certain related documents; and

  x)
  performed such other analyses and considered such other factors as we have deemed appropriate.

        We have assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. We have also assumed that the Tender Offer and the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions including, among other things, that Parent will obtain financing for the Tender Offer and the Merger in accordance with the terms set forth in the Financing Commitments and that the transactions contemplated by the Equity Rollover Commitments will be consummated in accordance with their terms. We have assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the Tender Offer and the Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the Tender Offer and the Merger. We are not legal, tax or regulatory advisors and have relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to such matters.

        This opinion does not address the fairness of any consideration to be received by Parent, the Investor Group or their respective affiliates pursuant to the Merger Agreement or the Equity Rollover Commitments, the relative merits of the Tender Offer and the Merger as compared to the alternative transactions or strategies that might be available to the Company, or the underlying business decision of the Company to enter into the Tender Offer and the Merger. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

        We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with this transaction and have received a fee for our services, and may receive an additional fee at the sole discretion of the Special Committee of the Board of Directors of the

Company upon closing of the transaction. Morgan Stanley, its affiliates, directors or officers, including individuals working with the Company in connection with this transaction, may have committed and may commit in the future to invest in private equity funds managed by affiliates of Parent. In the ordinary course of our trading, brokerage, investment management and financing activities, Morgan Stanley or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in debt or equity securities or senior loans of the Company, affiliates of Parent or any other company or any currency or commodity that may be involved in this transaction.

        It is understood that this letter is for the information of the Special Committee of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to whether stockholders should tender their shares of Company Common Stock in the Tender Offer or how the stockholders of the Company should vote at any stockholders' meeting if held in connection with the Merger.

        Based on and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement other than Parent, the Investor Group and their respective affiliates is fair from a financial point of view to such holders.

Very truly yours,
MORGAN STANLEY & CO. INCORPORATED
By:	/s/ RICHARD S. BRAIL Richard S. Brail Managing Director

Annex E

Global Markets & Investment Banking Group
4 World Financial Center North Tower 30th Floor New York, New York 10080 212 449 1000

Merrill Lynch

June 2, 2007

Special Committee of the Board of Directors
Laureate Education, Inc.
1001 Fleet Street
Baltimore, Maryland 21202

Members of the Special Committee of the Board of Directors:

        Laureate Education, Inc. (the "Company"), Wengen Alberta, Limited Partnership ("Parent") and L Curve Sub Inc., a newly formed, direct subsidiary of Parent ("Merger Sub"), propose to enter into that certain Amended and Restated Agreement and Plan of Merger, to be dated as of June 3, 2007 (the "Agreement"), pursuant to which (i) Merger Sub would commence a tender offer (the "Tender Offer") for all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the "Company Shares") for $62.00 per share, net to the seller in cash (the "Consideration") and (ii) Merger Sub would be merged with and into the Company in a merger (the "Merger") in which each Company share not acquired in the Tender Offer, other than Company Shares held in treasury or held by Parent or Merger Sub, would be converted into the right to receive the Consideration. The Tender Offer and the Merger, taken together, are referred to as the "Transaction." We understand that, in connection with the Merger, Douglas L. Becker ("DLB"), Steven Taslitz ("ST") and other persons and entities (collectively, the "Parent Investors") will contribute Company Shares to, or otherwise invest in, Parent.

        You have asked us whether, in our opinion, the Consideration to be received by the holders of the Company Shares pursuant to the Transaction is fair from a financial point of view to such holders, other than Parent, the Parent Investors and their respective affiliates.

        In arriving at the opinion set forth below, we have, among other things:

  (1)
  Reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

  (2)
  Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company;

  (3)
  Conducted discussions with members of senior management and representatives of the Company concerning the matters described in clauses 1 and 2 above;

  (4)
  Reviewed the market prices and valuation multiples for the Company Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

  (5)
  Reviewed the results of operations of the Company and compared them with those of certain publicly traded companies that we deemed to be relevant;

  (6)
  Compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that we deemed to be relevant;

  (7)
  Participated in certain discussions and negotiations among representatives of the Special Committee of the Board of Directors and Parent and their financial and legal advisors;

  (8)
  Reviewed drafts as of June 2, 2007 of the Agreement, the Tender Agreements to be entered into between certain stockholders of the Company and Parent, a Cooperation Agreement between the Company and DLB, a Voting Agreement by and among Parent, DLB, ST, certain other stockholders of the Company and related trusts, the Offer to Purchase and other ancillary offer documents and instruments, equity rollover commitment letters to be provided by DLB, ST and certain related trusts to Parent, equity financing commitments to be provided by certain equity investors to Parent, and certain related documents (collectively, the "Transaction Documents") and a debt financing commitment letter to the Merger Sub to be executed by certain lenders; and

  (9)
  Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

        In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or been furnished with any such evaluation or appraisal, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. With respect to the financial forecast information furnished to or discussed with us by the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company. We have also assumed that the final forms of the Transaction Documents will be substantially similar to the last drafts reviewed by us.

        Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof.

        We are acting as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Transaction and will receive a fee from the Company for our services, two-thirds of which is payable upon completion of our due diligence and our rendering an opinion, and the remaining portion of which is contingent upon the consummation of the Transaction. We may receive an additional fee from the Company, payable at the sole discretion of the Special Committee of the Board of Directors, upon consummation of the Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of our business, we may actively trade the Company Shares for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

        This opinion is for the use and benefit of the Special Committee of the Board of Directors of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Transaction and does not constitute a recommendation to any stockholder as to whether such stockholder should tender any Company Shares pursuant to the Tender Offer or how such stockholder should vote on the proposed Merger or any matter related thereto. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of the Company Shares.

        On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of the Company Shares pursuant to the Transaction is fair from a financial point of view to the holders of such shares, other than Parent, the Parent Investors and their respective affiliates.

Very truly yours,
/S/ MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Annex F

Information Relating to Parent, Purchasers, the Sponsors, the Sterling Founders
and Certain Related Persons

Wengen Alberta, Limited Partnership

        Wengen Alberta, Limited Partnership is an Alberta limited partnership that was formed on January 28, 2000. It has served as a holding company for investments. The principal office address of Wengen Alberta, Limited Partnership is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, New York 10019. The telephone number at the principal office is 212-750-8300. Wengen Investments Limited is the general partner of Wengen Alberta, Limited Partnership.

Wengen Investments Limited

        Wengen Investments Limited is a company formed under the laws of the Cayman Islands, and was admitted as the sole general partner of Wengen Alberta, Limited Partnership effective January 31, 2000. It has served as the general partner of Wengen Alberta, Limited Partnership and has not conducted any operating business. The registered office of Wengen Investments Limited is Ugland House, P.O. Box 309, George Town, Grand Cayman, Cayman Islands, British West Indies.

        The names and material occupations, positions, offices or employment during the past five years of each director, executive officer and each member of Wengen Investments Limited that holds (together with its affiliates) ten percent (10%) or more of the equity interests of, or will have the right, following the closing, to designate a director of, Wengen Investments Limited are set forth below:

        Brian F. Carroll, Director.    Refer to "—KKR 2006 Limited" below.

        Jonathan Smidt, Director.    Jonathan Smidt has served since 2000 as an executive of Kohlberg Kravis Roberts & Co. L.P., the current business address of which is 9 West 57th Street, Suite 4200, New York, New York 10019. Mr. Smidt is a citizen of South Africa.

        Douglas Becker, Director.    Douglas L. Becker has served since February 2000 as Chairman and Chief Executive Officer of Laureate Education Inc., the current business address of which is 1001 Fleet Street, Baltimore, Maryland 21202. From April 1993 until February 2000, Mr. Becker served as the Company's President and Co-Chief Executive Officer.

        Steven Taslitz, Director.    Refer to "—Steven Taslitz and the KJT Gift Trust" below.

        Todd E. Benson—Director.    Refer to"—L Curve Sub, Inc." below.

        Yves de Balmann—Director.    Refer to "—L Curve Sub, Inc." below.

        R. Christopher Hoehn-Saric—Director.    Refer to "—Sterling Capital Partners II, L.P. and Sterling Capital Partners III, L.P." below.

        Ian K. Snow—Director.    Refer to "—SPG Partners, LLC" below.

        Craig W. Thomas—Director.    Refer to "—L Curve Sub, Inc." below.

        KKR 2006 Limited, member.    Refer to "—KKR 2006 Limited" below.

        S.A.C. Capital Management, LLC, member.    Refer to "—S.A.C. Capital Management, LLC" below.

        Bregal Europe Co-Investment L.P., member.    Refer to "—Bregal Europe Co-Investment L.P." below.

        Citigroup Private Equity LP, member.    Refer to "—Citi Private Equity LP" below.

        Snow Phipps & Guggenheim, LLC, member.    Refer to "—SPG Partners, LLC" below.

        Sterling Capital Partners II, L.P., member.    Refer to "—Sterling Partners II, L.P. and Sterling Capital Partners III, L.P." below.

        Sterling Capital Partners III, L.P., member.    Refer to "—Sterling Capital Partners II, L.P. and Sterling Capital Partners III, L.P." below.

L Curve Sub Inc. and M Curve Sub Inc.

        Each of L Curve Sub Inc. and M Curve Sub Inc. is a Maryland corporation having been formed on January 25, 2007 and May 29, 2007, respectively, solely for the purpose of completing the Merger. Upon the completion of the Merger, L Curve Sub Inc. and M Curve Sub Inc. will cease to exist and Laureate will continue as the surviving corporation. L Curve Sub Inc. and M Curve Sub Inc. are direct subsidiaries of Parent and have not engaged in any business except as contemplated by the Merger Agreement.

L Curve Sub Inc.

        The names, addresses and material occupations, positions, offices or employment during the past five years of the current executive officers and directors of L Curve Sub Inc. are set forth below:

        Douglas L. Becker—Director.    Mr. Becker has been Chairman and Chief Executive Officer of Laureate Education, Inc. since February 2000 and a Director of Laureate Education, Inc. since 1986. From April 1993 until February 2000, Mr. Becker served as the President and Co-Chief Executive Officer of Laureate Education Inc. Mr. Becker is a Senior Managing Director of Sterling Partners, a private equity firm. The business address of Mr. Becker is 1001 Fleet Street, Baltimore, Maryland 21202.

        Todd E. Benson—Director.    Mr. Benson has been a Senior Partner of Citi Private Equity for the last five years. The business address of Mr. Benson is 388 Greenwich Street, 32nd Floor, New York, New York 10013.

        Yves de Balmann—Director.    Mr. de Balmann has been the Co-Chairman of Bregal Investments, Inc. since February 2003. Prior to that he was a Senior Advisor to the Chief Executive Officer of Deutsche Bank. Mr. de Balmann has been a Director of Constellation Energy Group, Inc. since 2003. The business address of Mr. de Balmann is 360 Madison Avenue 20th Floor, New York, New York 10017. Mr. de Balmann beneficially owns 1,740 shares of the Company's common stock as of June 4, 2007.

        Brian F. Carroll—Director and President.    Refer to "—KKR 2006 Limited" below.

        R. Christopher Hoehn-Saric—Director.    Refer to "—Sterling Capital Partners II, L.P. and Sterling Capital Partners III, L.P." below.

        William Janetschek—Vice President and Chief Financial Officer.    Refer to "—Wengen Investments Limited" above.

        Jonathan D. Smidt—Director, Vice President and Secretary.    Refer to "—Wengen Investments Limited" above.

        Ian K. Snow—Director.    Refer to "—SPG Partners, LLC" below.

        Steven M. Taslitz—Director.    Refer to "—Sterling Capital Partners II, L.P." and "—Steven M. Taslitz and the KJT Gift Trust" below.

        Craig W. Thomas—Director.    Mr. Thomas is a Portfolio Manager at S.A.C. Capital Advisors, LLC and has held this position since 2006. From January 2005 to April 2006 Mr. Thomas was employed as a Director of C.R. Intrinsic Investors, LLC, an affiliate of S.A.C. Capital Advisors, LLC. From July 2003 to January 2005 Mr. Thomas was employed by S.A.C. Capital Advisors, LLC as an Investment Analyst and from June 2002 to August 2002 Mr. Thomas was employed with Sigma Capital Management, an affiliate of S.A.C. Capital Advisors, LLC, as an Investment Analyst. The business address of Mr. Thomas is 72 Cummings Point Road, Stamford, Connecticut 06902.

M Curve Sub Inc.

        The names, addresses and material occupations, positions, offices or employment during the past five years of the current executive officers and directors of M Curve Sub Inc. are set forth below:

        Douglas L. Becker—Director.    Refer to "—L Curve Sub Inc." directly above.

        Brian F. Carroll—President.    Refer to "—KKR 2006 Limited" below.

        William Janetschek—Director, Vice President and Chief Financial Officer.    Refer to "—Wengen Investments Limited" above.

        Jonathan D. Smidt—Director, Vice President and Secretary.    Refer to "—Wengen Investments Limited" above.

KKR 2006 Limited

        KKR 2006 Limited, a Cayman Islands exempted company, is principally engaged in the business of serving as the general partner of KKR Associates 2006 (Overseas), Limited Partnership. The directors of KKR 2006 Limited are also members of KKR & Co. L.L.C., a Delaware limited liability company that is the general partner of Kohlberg Kravis Roberts & Co. L.P., a Delaware limited partnership ("KKR"). KKR is a private investment firm which provides management services to KKR 2006 Fund (Overseas), Limited Partnership pursuant to the terms of a management agreement. The management of KKR's business and affairs is carried out by KKR & Co. L.L.C. and its 25 members.

        The business address of KKR 2006 Limited is 9 West 57th Street, New York, NY 10019.

        The names and material occupations, positions, offices or employment during the past five years of each member of KKR & Co. L.L.C., the general partner of KKR, are set forth below:

        Henry R. Kravis serves as a managing member of KKR & Co. L.L.C. and has held this position since 1996. Mr. Kravis is a citizen of the United States.

        George R. Roberts serves as a managing member of KKR & Co. L.L.C. and has held this position since 1996. Mr. Roberts is a citizen of the United States.

        Paul E. Raether serves as a member of KKR & Co. L.L.C. and has held this position since 1996. Mr. Raether is a citizen of the United States.

        Michael W. Michelson serves as a member of KKR & Co. L.L.C. and has held this position since 1996. Mr. Michelson is a citizen of the United States.

        James H. Greene serves as a member of KKR & Co. L.L.C. and has held this position since 1996. Mr. Greene is a citizen of the United States.

        Perry Golkin serves as a member of KKR & Co. L.L.C. and has held this position since 1996. Mr. Golkin is a citizen of the United States.

        Johannes Huth serves as a member of KKR & Co. L.L.C. and has held this position since 2000. Mr. Huth is a citizen of Germany.

        Alexander Navab serves as a member of KKR & Co. L.L.C. and has held this position since 2001. From 1993 until 2001, Mr. Navab was an executive of Kohlberg Kravis Roberts & Co. L.P. Mr. Navab is a citizen of the United States.

        Todd A. Fisher serves as a member of KKR & Co. L.L.C. and has held this position since 2001. From 1999 until 2001, Mr. Fisher was an executive of Kohlberg Kravis Roberts & Co. Ltd. Mr. Fisher is a citizen of the United States.

        Jacques Garaïalde serves as a member of KKR & Co. L.L.C. and has held this position since 2004. Prior to that, Mr. Garaïalde was an executive at The Carlyle Group. Mr. Garaïalde is a citizen of France.

        Marc S. Lipschultz serves as a member of KKR & Co. L.L.C. and has held this position since 2004. From 1995 until 2004, Mr. Lipschultz was an executive of Kohlberg Kravis Roberts & Co. L.P. Mr. Lipschultz is a citizen of the United States.

        Reinhard Gorenflos serves as a member of KKR & Co. L.L.C. and has held this position since 2005. From 2002 until 2005, Mr. Gorenflos was an executive of Kohlberg Kravis Roberts & Co. Ltd. Prior to 2002, Mr. Gorenflos served as an executive of Aral. Mr. Gorenflos is a citizen of Germany.

        Michael M. Calbert serves as a member of KKR & Co. L.L.C. and has held this position since 2005. From 2000 until 2005, Mr. Calbert was an executive of Kohlberg Kravis Roberts & Co. L.P. Mr. Calbert is a citizen of the United States.

        Scott C. Nuttall serves as a member of KKR & Co. L.L.C. and has held this position since 2005. From 1997 until 2005, Mr. Nuttall was an executive of Kohlberg Kravis Roberts & Co. L.P. Mr. Nuttall is a citizen of the United States.

        Joseph Y. Bae serves as a member of KKR & Co. L.L.C. and has held this position since 2006. From 1997 until 2006, Mr. Bae was an executive of Kohlberg Kravis Roberts & Co. L.P. Mr. Bae is a citizen of the United States.

        Brian F. Carroll serves as a member of KKR & Co. L.L.C. and has held this position since 2006. From 1997 until 2006, Mr. Carroll was an executive of Kohlberg Kravis Roberts & Co. L.P. Mr. Carroll is a citizen of the United States.

        Adam H. Clammer serves as a member of KKR & Co. L.L.C. and has held this position since 2006. From 1997 until 2006, Mr. Clammer was an executive of Kohlberg Kravis Roberts & Co. L.P. Mr. Clammer is a citizen of the United States.

        Frederick M. Goltz serves as a member of KKR & Co. L.L.C. and has held this position since 2006. From 1996 until 2006, Mr. Goltz was an executive of Kohlberg Kravis Roberts & Co. L.P. Mr. Goltz is a citizen of the United States.

        Oliver Haarmann serves as a member of KKR & Co. L.L.C. and has held this position since 2006. From 1999 until 2006, Mr. Haarmann was an executive of Kohlberg Kravis Roberts & Co. Ltd. Mr. Haarmann is a citizen of Germany.

        Dominic P. Murphy serves as a member of KKR & Co. L.L.C. and has held this position since 2006. From 2005 until 2006, Mr. Murphy was an executive of Kohlberg Kravis Roberts & Co. Ltd. Prior to that, Mr. Murphy was an executive at Cinven. Mr. Murphy is a citizen of the United Kingdom.

        John L. Pfeffer serves as a member of KKR & Co. L.L.C. and has held this position since 2006. From 2001 until 2006, Mr. Pfeffer was an executive of Kohlberg Kravis Roberts & Co. Ltd. Mr. Pfeffer is a citizen of the United States.

        John K. Saer, Jr. serves as a member of KKR & Co. L.L.C. and has held this position since 2006. From 2001 until 2006, Mr. Saer was an executive of Kohlberg Kravis Roberts & Co. L.P. Mr. Saer is a citizen of the United States.

        Clive Hollick serves as a member of KKR & Co. L.L.C. and has held this position since 2006. From 2005 until 2006, Mr. Hollick was an executive of Kohlberg Kravis Roberts & Co. Ltd. Prior to that, Mr. Hollick was an executive at United Business Media. Mr. Hollick is a citizen of the United Kingdom.

        David Liu serves as a member of KKR & Co. L.L.C. and has held this position since 2006. From 1993 until 2006, Mr. Liu was an executive at Morgan Stanley Private Equity Asia. Mr. Liu is a citizen of Hong Kong.

        Ming Lu serves as a member of KKR & Co. L.L.C. and has held this position since 2006. From 1999 until 2006, Mr. Lu was an executive at CCMP Capital Asia (formerly JP Morgan Partners Asia). Mr. Lu is a citizen of Hong Kong.

        The current business address of each such member is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, New York, New York 10019, except as follows: (i) the current business address of Messrs. Roberts, Michelson, Greene, Calbert, Clammer and Goltz is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, California 94025; (ii) the current business address of Messrs. Huth, Fisher, Garaïalde, Gorenflos, Haarmann, Murphy, Pfeffer and Hollick is c/o Kohlberg Kravis Roberts & Co. Ltd., Stirling Square, 7 Carlton Gardens, London, SW1Y 5AD, England and (iii) the current business address of Messrs. Bae, Liu and Lu is c/o KKR Asia Limited, 25/F AIG Tower, 1 Connaught Road, Central, Hong Kong.

S.A.C. Capital Management, LLC

        S.A.C. Capital Management, LLC ("SAC Capital Management") is a Delaware limited liability company engaged in the business of private investment management and making investments. The members of SAC Capital Management are S.A.C. Capital Management, Inc. and Steven A. Cohen. S.A.C. Capital Management, Inc. is a Delaware corporation and is principally engaged in the business of serving as a member of SAC Capital Management.

        The business address of each of S.A.C. Capital Management, LLC and S.A.C. Capital Management, Inc. is 540 Madison Avenue, New York, New York 10022.

        Steven A. Cohen directly and indirectly, through S.A.C. Capital Management, Inc., owns all of the equity interests of SAC Capital Management. Mr. Cohen is Chief Executive Officer of S.A.C. Capital Advisors, LLC, a Delaware limited liability company engaged in the business of private investment management, and has held that position for the last five years. Mr. Cohen is a citizen of the United States. The business address of Steven A. Cohen is 72 Cummings Point Road, Stamford, Connecticut 06902.

Bregal Europe Co-Investment L.P.

        Bregal Europe Co-Investment L.P. ("Bregal Europe") is a Scottish limited partnership engaged in the business of making private equity and other types of investments.

        Bregal General Partner Jersey Limited ("Bregal GP") is the general partner of Bregal Europe. Bregal GP is a Jersey, Channel Islands private limited company, the principal business of which is acting as general partner of Bregal Europe and persons primarily engaged in the business of making private equity and other types of investments.

        Bregal Jersey Limited ("Bregal Jersey") is the sole member of Bregal GP. Bregal Jersey is a Jersey, Channel Islands private limited company, whose sole member is COFRA Holding AG. Bregal Jersey is engaged in the business of making private equity and other types of investments through affiliated persons.

        COFRA Holding AG ("Cofra") is a Swiss holding company for a group of companies located in Europe, North and Latin America, and Asia whose activities include retail, real estate, private equity investments and financial services.

        The business address of Bregal Europe is Saltire Court, 20 Castle Street, Edinburgh, Scotland EH1 2ET. The business address of each of Bregal GP and Bregal Jersey is 3rd Floor, Britannic House, 9 Hope Street, St. Helier, Jersey JE2 3NS. The business address of Cofra is Grafenauweg 10, CH-6301, Zug, Switzerland.

        The names and material occupations, positions, offices or employment during the past five years of each management team member and supervisory board member of Cofra, are set forth below.

        Stanislaus H.M. Brenninkmeijer has served as the Chief Executive Officer and a member of the supervisory board of Cofra since 2003. He previously served as Chairman of COFRA Latin America from 1999 to 2002. Mr. Brenninkmeijer is a citizen of the Netherlands.

        Gerrit Jan M. Pieters has served as CFO and a member of the supervisory board of Cofra since September 2001. Mr. Pieters is a citizen of the Netherlands.

        Joannes A.P. Brenninkmeijer has served as a member of the supervisory board of Cofra since 2003. He previously served as President of American Retail Group, Inc. from 1999 to 2003. Mr. Brenninkmeijer is a citizen of the Netherlands.

        Wolter R.J.M. Brenninkmeijer has served as a member of the supervisory board of Cofra since 2004. He has served as Director of Bregal Europe Investments London Limited since 2003, and he previously served as President of Agora Business Centers from 2000 to 2003. Mr. Brenninkmeijer is a citizen of the Netherlands.

        Richard Hayden has served as a member of the supervisory board of Cofra since 2003. He has served as Chairman of GSC Partners Europe Ltd. since 2000. Mr. Hayden is a citizen of the United States.

        Vernon Sankey has served as a member of the supervisory board of Cofra since 2001. He has served as Chairman of Photo-Me International since 2000, Chairman of The Really Effective Development Company since 2000, Director of Taylor Woodrow since 2004, and Chairman of Thompson Travel Group since 2000. He previously served as Deputy Chairman of Beltpacker PLC from 2001 to 2004, and as Chairman of Gala Coral Group Ltd. from 2000 to 2003. Mr. Sankey is a citizen of the United Kingdom.

        H. Andrew S. Vellani has served as the Chief Legal Officer of Cofra since 2002. He previously served as Group Legal Director for Scottish & Newcastle PLC from 1986 to 2002. Mr. Vellani is a citizen of the United Kingdom.

        Erik A.M. Brenninkmeijer has served as President of the supervisory board of Cofra since 2001. Mr. Brenninkmeijer is a citizen of the Netherlands.

        Aart Overbosch has served as Counsel to the Supervisory Board of Cofra since 2003. He previously served as Chief Tax Officer of Cofra from 2001 to 2003. Mr. Overbosch is a citizen of the Netherlands.

        The current business address of each individual set forth above is as follows: for Mr. Pieters, Mr. E. Brenninkmeijer, Mr. Overbosch, Mr. Vellani, Mr. S. Brenninkmeijer, and Mr. J. Brenninkmeijer, Graufenauweg 10, CH-6301, Zug, Switzerland; for Mr. W. Brenninkmeijer, Standbrook House, 4th Floor, 2-5 Old Bond Street, London, UK W1S 4PD; for Mr. Hayden, 68 Pall Mall, London, UK SW1Y

5ES; and for Mr. Sankey, The Cherubs, Parsonage Lane, Farnham Common, Buckinghamshire, UK SL2 3NZ.

Citigroup Private Equity LP

        Citigroup Private Equity LP ("CPE LP"), a Delaware limited partnership, is principally engaged, directly and indirectly through subsidiaries or affiliated companies or both, in the business of investing in equity, debt, derivatives and other securities and assets. Citigroup Alternative Investments LLC ("CAI LLC"), a Delaware limited liability company, is the general partner of CPE LP and is principally engaged, directly and indirectly through subsidiaries or affiliated companies or both, in the business of investing in equity, debt, derivatives and other securities and assets. Citigroup Investments Inc. ("CII"), organized under the laws of Delaware, is the sole member of CAI and is principally engaged, directly and indirectly through subsidiaries or affiliated companies or both, in the business of investing in equity, debt, derivatives and other securities and assets. CII is in turn wholly-owned by Citigroup Inc.

        Citigroup Inc., organized under the laws of Delaware, which wholly owns CII, is a diversified holding company that provides, through its subsidiaries, a broad range of financial services to consumer and corporate customers worldwide.

        The names and material occupations, positions, offices or employment during the last five years of each officer and director of Citigroup Inc. are set forth below:

        C. Michael Armstrong serves as a Director of Citigroup Inc. and has held his position as Director of Citigroup Inc. (or its predecessor) since 1989. Mr. Armstrong is the Chairman of the Board of Trustees of Johns Hopkins Medicine, Health Systems and Hospital and has held this position since 2005. Mr. Armstrong served as the Chairman of Comcast Corporation from 2002 to 2004. Mr. Armstrong is a citizen of the United States.

        Alain J.P. Belda serves as a Director of Citigroup Inc. and has held his position as Director of Citigroup Inc. (or its predecessor) since 1997. Mr. Belda has held the position of Chairman of Alcoa Inc. since 2001 and has held the position of Chief Executive Officer of Alcoa Inc. since 1999. Mr. Belda is a citizen of Brazil and Spain.

        George David serves as a Director of Citigroup Inc. and has held his position since 2002. Mr. David is the Chairman and Chief Executive Officer of United Technologies Corporation and has held such positions since 1997 and 1994, respectively. Mr. David is a citizen of the United States.

        Kenneth T. Derr serves as a Director of Citigroup Inc. and has held his position as Director of Citigroup Inc. (or its predecessor) since 1987. Mr. Derr is the Chairman, retired, of Chevron Corporation and has held this position since 2001. Mr. Derr is a citizen of the United States.

        John M. Deutch serves as a Director of Citigroup Inc. and has held his position as Director of Citigroup Inc. (or its predecessor) since 1996. Mr. Deutch is an Institute Professor at Massachusetts Institute of Technology and has held this position since 1990. Mr. Deutch is a citizen of the United States.

        Roberto Hernandez Ramirez serves as a Director of Citigroup Inc. and has held his position since 2001. Mr. Hernandez is the Chairman of the Board of Banco National de Mexico and has held this position since 1991. Mr. Hernandez is a citizen of Mexico.

        Dr. Klaus Kleinfeld serves as a Director of Citigroup Inc. and has held his position since 2005. Mr. Kleinfeld also serves on the Member Managing Board of Siemens AG and has held this position since 2002. Mr. Kleinfeld was President and Chief Executive Officer of Siemens AG from 2005 to 2007, Deputy Chairman of the Managing Board and Executive Vice President of Siemens AG from 2004 to 2005 and President and Chief Executive Officer of Siemens Corporation (USA) from 2002 to 2003. Mr. Kleinfeld is a citizen of Germany.

        Andrew N. Liveris serves as a Director of Citigroup Inc. and has held his position since 2005. Mr. Liveris is the Chairman, Chief Executive Officer and President of The Dow Chemical Company and has held this position since 2006. Mr. Liveris was President and Chief Executive Officer from 2004 to 2006 and was President and Chief Operating Officer from 2003 to 2004 of The Dow Chemical Company. From 2000 to 2003 Mr. Liveris served as President of the Performance Chemicals Business Group of The Dow Chemical Company. Mr. Liveris is a citizen of Australia.

        Anne Mulcahy serves as a Director of Citigroup Inc. and has held her position since 2004. Ms. Mulcahy has held the position of Chairman since 2002 and has served as Chief Executive Officer since 2001 of Xerox Corporation. Ms. Mulcahy is a citizen of the United States.

        Richard D. Parsons serves as a Director of Citigroup Inc. and has held his position as Director of Citigroup Inc. (or its predecessor) since 1996. Mr. Parsons is Chairman and Chief Executive Officer of Time Warner Inc. and has held such positions since 2003 and 2002, respectively. Mr. Parsons is a citizen of the United States.

        Charles Prince serves as a Director and Executive Officer of Citigroup Inc. and has held his position as Director since 2003. Mr. Prince is Chairman and Chief Executive Office of Citigroup Inc., and has served as Chairman since 2006 and Chief Executive Officer since 2003. Mr. Prince was the Chairman and Chief Executive Officer of Citigroup's Global Corporate and Investment Bank from 2002 to 2003. Mr. Prince is a citizen of the United States.

        Dr. Judith Rodin serves as a Director of Citigroup Inc. and has held her position since 2004. Dr. Rodin is President of the Rockefeller Foundation and has held this position since 2005. Dr. Rodin is also President Emerita of the University of Pennsylvania and she has held this position since 2004. Dr. Rodin served as President of the University of Pennsylvania from 1994 to 2004. Dr. Rodin is a citizen of the United States.

        Robert E. Rubin serves as a Director and Executive Officer of Citigroup Inc. and has held his position as Director since 1999. Mr. Rubin is also Chairman of the Executive Committee of Citigroup Inc. and has held this position since 1999. Mr. Rubin is a citizen of the United States.

        Franklin A. Thomas serves as a Director of Citigroup Inc. and has held his position as Director of Citigroup Inc. (or its predecessor) since 1970. Mr. Thomas is a consultant at The Study Group and has held this position since 1996. Mr. Thomas is a citizen of the United States.

        Ajay Banga serves as Chairman and Chief Executive Officer of Citigroup's Global Consumer Group—International and has held this position since 2005. Mr. Banga served as Executive Vice President of the Global Consumer Group and President of Retail Banking North America from 2002 to 2005. Mr. Banga is a citizen of India and the United States.

        Sir Winfried F. W. Bischoff serves as Chairman of Citigroup Europe and has held this position since 2000. Mr. Bischoff is a citizen of the United Kingdom and Germany.

        David C. Bushnell serves as Senior Risk Officer of Citigroup Inc. and has held this position since 2003. Mr. Bushnell is a citizen of the United States.

        Gary Crittenden serves as Chief Financial Officer of Citigroup Inc. and has held this position since 2007. Mr. Crittenden served as Executive Vice President and Chief Financial Officer at the American Express Company from 2000 to 2007. Mr. Crittenden also served as the head of Global Network Services at the American Express Company from 2005 to 2007. Mr. Crittenden is a citizen of the United States.

        Robert Druskin serves as Chief Operating Officer and Member of the Office of the Chairman of Citigroup Inc. and has held this position since 2006. Mr. Druskin served as President and Chief Executive Officer of Citigroup Corporate & Investment Banking from 2003 to 2006 and President and

Chief Operating Officer from 2002 to 2003 of Citigroup Corporate & Investment Banking. Mr. Druskin is a citizen of the United States.

        Steven J. Freiberg serves as Chairman and Chief Executive Officer of Global Consumer Group—North America and has held this position since 2005. Mr. Freiberg served as Chairman and CEO of Citi Cards from 2000 to 2005. Mr. Freiberg is a citizen of the United States.

        John G. Gerspach serves as Controller and Chief Accounting Officer of Citigroup Inc. and has held this position since 2005. Mr. Gerspach served as Chief Financial Officer and Chief Administrative Officer—Latin America and held various positions in the Global Consumer Group and the Global Corporate Investment Banking Group from 1990 to 2005. Mr. Gerspach is a citizen of the United States.

        Michael S. Helfer serves as General Counsel and Corporate Secretary of Citigroup Inc. and has held this position since 2003. Mr. Helfer served as Executive Vice President for Corporate Strategy of Nationwide from 2000-2002. Mr. Helfer is a citizen of the United States.

        Lewis B. Kaden serves as Vice Chairman and Chief Administrative Officer of Citigroup Inc. and has held this position since 2005. Mr. Kaden was a Partner at Davis Polk & Wardwell from 1984 to 2005. Mr. Kaden is a citizen of the United States.

        Michael Klein serves as Chairman and Co-Chief Executive Officer for Citi Markets & Banking and has held these positions since 2007. Mr. Klein also serves as Chief Executive Officer of Global Banking and has held this position since 2004. Mr. Klein served as Chief Executive Officer of the Global Corporate and Investment Bank for Europe, the Middle East and Africa (EMEA) for Citigroup Inc. from 2003 to 2004 and served as Chief Executive Officer of the Citigroup Corporate and Investment Banking, Europe, and Co-Head of Global Investment Banking for Salomon Smith Barney, a member of Citigroup, from 2000 to 2003. Mr. Klein is a citizen of the United States.

        Sallie L. Krawcheck serves as Chairman and Chief Executive Officer of Citi Global Wealth Management and has held this position since 2007. Ms. Krawcheck served as Chief Financial Officer and Head of Strategy of Citigroup Inc. from 2004 until 2007. Ms. Krawcheck served as Chairman and Chief Executive Officer of Smith Barney from 2002 to 2004. Ms. Krawcheck is a citizen of the United States.

        Thomas G. Maheras serves as Chairman and Co-Chief Executive Officer for Citi Markets & Banking and has held these positions since 2007. Mr. Maheras served as Chief Executive Officer of Global Capital Markets within Citigroup's Corporate and Investment Banking Group from 2004 to 2007 and served as the Head of Global Fixed Income along with various other positions within Citigroup Inc. from 1984 to 2004. Mr. Maheras is a citizen of the United States.

        Manual Medina-Mora serves as Chairman and Chief Executive Officer of Citigroup Latin America and Mexico and has held this position since 2004. Mr. Medina-Mora also serves as Chief Executive Officer of Banamex for Citigroup Inc. and has held this position since 2001. Mr. Medina-Mora is a citizen of Mexico.

        William R. Rhodes serves as Senior Vice Chairman and Senior International Officer of Citigroup Inc. and has held these positions since 2002. Mr. Rhodes also serves as Chairman, Chief Executive Officer and President of Citicorp Holdings Inc. and Citibank, N.A. and has held these positions since 2005. Mr. Rhodes is a citizen of the United States.

        Stephen R. Volk serves as Vice Chairman of Citigroup Inc. and has held this position since 2005. Mr. Volk served as the Chairman of Credit Suisse First Boston from 2001 to 2004. Mr. Volk is a citizen of the United States.

        The address for each of Citigroup Inc. and the Executive Officers and Directors of Citigroup Inc. is 399 Park Avenue, New York, NY 10022, except as follows: (i) the current business address of Sir Winfried F. W. Bischoff is Citigroup Europe, 33 Canada Square, Canary Wharf, London E14 5LB, United Kingdom, (ii) the current business address of Sallie L. Krawcheck is Citi Global Wealth Management, 787 Seventh Avenue, New York, New York, 10019, (iii) the current business address of Michael Klein and Thomas G. Maheras is Citi Markets & Banking, 388 Greenwich Street, 39th Floor, New York, New York, 10013, and (iv) the current business address of Manuel Medina-Mora is Act. Roberto Medellin 800, Edifico Sur. 5 piso, Col. Sta Fe/C.P. 01210, Mexico, D.F. The address for each of the CCP II Funds, CGI, CPE LP, CGI PE, CAI LLC and CII is 731 Lexington Avenue, New York, NY 10022; (212) 559-1000.

        From time to time Citigroup Inc., which holds an indirect interest in the Citigroup Global Markets Inc. ("CGMI"), and certain affiliated entities, are the subjects of inquiries and investigations conducted by federal or state regulatory agencies. Citigroup Inc. and its affiliated entities routinely cooperate with such investigations. As a public company, Citigroup Inc. files periodic reports with the SEC as required by the Securities Exchange Act of 1934 which include current descriptions of material regulatory proceedings and investigations concerning Citigroup Inc. and certain affiliated entities. Copies of Citigroup Inc.'s periodic reports are on file with the SEC. The following are summaries of certain pending and recently concluded regulatory matters involving Citigroup Inc. and/or an affiliated entity within the past five years:

Research

        On April 28, 2003, CGMI, an affiliated entity, and a number of other broker/dealers announced final agreements with the SEC, the National Association of Securities Dealers ("NASD"), the New York Stock Exchange ("NYSE") and the New York Attorney General (as lead state among the 50 states, the District of Columbia and Puerto Rico) to resolve on a civil basis all of their outstanding investigations into their research and IPO allocation and distribution practices. The NASD, NYSE and SEC settlements have become final. The SEC settlement asserted that CGMI violated federal and state antifraud securities laws and certain rules of the NASD and NYSE in connection with certain of its practices relating to research, IPO allocation, the safeguarding of material nonpublic information, and the maintenance of certain of its books and records. As required by the settlements, CGMI has entered into separate settlement agreements with 48 states and various U.S. territories and is in settlement negotiations with the remaining 2 states. CGMI reached these final settlement agreements without admitting or denying any wrongdoing or liability. The settlements do not establish wrongdoing or liability for purposes of any other proceeding.

        In addition, with respect to issues raised by the SEC, the NASD and the NYSE about CGMI's and other firms' email retention practices, CGMI and several other broker/dealers and the SEC, the NASD and the NYSE entered into a settlement agreement in December 2002. CGMI agreed to pay a penalty in the amount of $1.65 million and did not admit to any allegation of wrongdoing.

Enron and Dynegy

        On July 28, 2003, Citigroup Inc., CGMI and certain of their affiliates entered into final settlement agreements with the SEC, the Options Clearing Corporation ("OCC"), the Federal Reserve Bank of New York ("Federal Reserve") and the Manhattan District Attorney's Office that resolve on a civil basis their investigations into CGMI's structured finance work for Enron (and, in the case of the SEC, with Dynegy). CGMI paid a total of $120 million under the SEC settlement and $25.5 million under the Manhattan District Attorney settlement. The agreements with the OCC and the Federal Reserve involve the development and refinement of compliance procedures related to structured finance activities and risk management. CGMI reached these settlements without admitting or denying any wrongdoing or liability, and the settlements do not establish wrongdoing or liability for purposes of any other proceeding.

Mutual Funds

        In 2003, several issues in the mutual fund industry have come under the scrutiny of federal and state regulators. CGMI has received subpoenas and other requests for information from various government regulators regarding market timing, financing, fees, sales practices and other mutual fund issues in connection with various investigations. CGMI is cooperating with all such reviews. CGMI has entered into a settlement with the SEC with respect to revenue sharing and sales of classes of funds. CGMI and certain affiliates have also been named in several class action litigations arising out of alleged violations of federal securities laws and common law.

Rhode Island

        In August 2003, in connection with certain alleged violations of the Rhode Island Securities Ace, and without admitting or denying any findings or violations, CGMI consented to the State of Rhode Island—Department of Business Regulation's cease and desist order from further violations of the Rhode Island Uniform Securities Act and agreed to pay an administrative fee of $13,000.

Transfer Agency

        On May 31, 2005, CGMI completed its settlement with the SEC resolving an investigation by the SEC into matters relating to arrangements between certain Smith Barney mutual funds, an affiliated transfer agent, and an un-affiliated sub-transfer agent. Under the settlement, CGMI paid a total of $208.1 million. The settlement, in which CGMI neither admitted nor denied wrongdoing or liability, asserts fraud charges resulting from failure to disclose aspects of the transfer agent arrangements to the funds.

B shares

        On March 23, 2005, the SEC issued an administrative cease-and-desist order against CGMI, which CGMI consented to without admitting or denying the findings therein. The SEC's order asserts that CGMI failed to disclose certain material facts regarding its revenue sharing program and it failed to inform its customers when recommending Class B mutual fund shares that such shares were subject to higher annual fees and that those fees could have a negative impact on the customers' investment returns. The SEC's order asserts that the foregoing conduct violated Section 17(a)(2) of the Securities Act of 1933 (the "Securities Act") and Rule 10b-10 of the Securities Exchange Act of 1934 (the "Exchange Act"). The SEC's order requires CGMI to cease and desist from committing or causing any violations and any future violations of Section 17(a) of the Securities Act and Rule 10b-10 under the Exchange Act.

E-mails

        On December 3, 2002, the SEC issued an administrative cease-and-desist order memorializing a settlement that CGMI entered into, without admitting or denying the findings therein, regarding its failure to retain e-mail communications during the period 1999 to at least 2001 in the manner and for the retention period required under Section 17(a), and Rule 17a-4 promulgated thereunder, of the Exchange Act.

Fails to Deliver

        The NYSE alleged that during the period from January 3, 2005 through July 13, 2005, CGMI violated Rule 203(b)(3)of Regulation SHO by failing to accurately account for its fails to deliver in threshold securities at registered clearing numbers. It was further alleged that CGMI violated NYSE Rule 342 by failing to provide for appropriate procedures of supervision and control, and establish a separate system of follow-up and review to determine if it accurately accounted for its fails to deliver in threshold securities at registered clearing agencies and that it and its customers were in compliance with Rule 105 of Regulation M. Without admitting or denying the allegations, on July 24, 2006, CGMI consented to a censure and a $250,000 fine.

Associates

        On February 26, 2003, a Final Order was entered approving the settlement by Citigroup Inc. and the Federal Trade Commission ("FTC"), whereby Citigroup Inc. agreed to pay $215 million to settle claims against Associates First Capital Corporation and the Associates Corporation of North America, which alleged that such entities had engaged in deceptive and abusive lending practices over a five-year period from December 1, 1995 through November 30, 2000. Citigroup Inc. acquired those entities on November 30, 2000.

Euro Zone Government Bonds Trade

        On June 28, 2005, the U.K. Financial Services Authority ("FSA") cited Citigroup Inc. for breaches of FSA Principle 2 (a firm must conduct its business with skill, care and diligence) and FSA Principle 3 (a firm must take reasonable care to organize and control its affairs responsibly and effectively). Citigroup Inc. agreed to pay $7.29 million to the FSA and relinquish $18.15 million in profits generated by the trade to the FSA.

Auctions

        In May 2006, the SEC alleged that fourteen investment banking firms, including CGMI, violated Section 17(a)(2) of the Securities Act, by engaging in one or more practices relating to auctions of auction rate securities during the period from January 1, 2003 through June 30, 2004 as described in the cease-and-desist order entered by the SEC. As part of a multi-firm settlement, CGMI submitted an Offer of Settlement which was accepted by the SEC on May 31, 2006. Without admitting or denying the allegations, CGMI consented to a censure and cease-and-desist order and a payment of a $1.5 million civil monetary penalty.

SPG Partners, LLC

        SPG Partners, LLC ("SPG Partners") is a Delaware limited liability company and private investment firm which provides management services to Snow, Phipps & Guggenheim, L.P. ("SPG LP"), Snow, Phipps & Guggenheim (Offshore), L.P. ("SPG Offshore"), Snow, Phipps & Guggenheim (B), L.P. ("SPG B"), Snow, Phipps & Guggenheim (RPV), L.P. ("SPG RPV"), and S.P.G. Co-Investment, L.P. ("SPG Co" and together with SPG LP, SPG Offshore, SPG B and SPG RPV, the "SPG Funds") and Snow, Phipps & Guggenheim, LLC ("SPG LLC").

        SPG LP is a Delaware limited partnership engaged in the business of making private equity investments.

        SPG Offshore is a Cayman Islands exempted limited partnership engaged in the business of making private equity investments.

        SPG B is a Delaware limited partnership engaged in the business of making private equity investments.

        SPG RPV is a Delaware limited partnership engaged in the business of making private equity investments.

        SPG Co is a Delaware limited partnership engaged in the business of making private equity investments.

        SPG LLC is a Delaware limited liability company formed for the purpose of investing in Wengen Investments Limited.

        SPG GP is the general partner of each of the SPG Funds. SPG GP is a Delaware limited liability company engaged in the business of acting as general partner to persons engaged in the business of making private equity investments.

        The business address of each of the SPG Funds, SPG LLC and SPG GP is c /o SPG Partners, LLC, 667 Madison Avenue, 18th Floor, New York, NY 10021.

        The name and material positions held during the past five years of the managing member of SPG GP are as follows:

        Ian K. Snow is the managing member of SPG GP, LLC and a U.S. citizen. Mr. Snow became the CEO and Partner of SPG Partners, LLC upon its inception in April 2005. Prior to that Mr. Snow was employed by Ripplewood Holdings, LLC from its inception in 1995 and he became a Managing Director in January 2001.

        During the last five years, no person or entity described above has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Sterling Capital Partners II, L.P. and Sterling Capital Partners III, L.P.

        Each of Sterling Capital Partners II, L.P. and Sterling Capital Partners III, L.P. are Delaware limited partnerships that (directly and indirectly through subsidiaries or affiliated companies or both) are principally engaged in the business of investing in equity securities. SC Partners II, L.P., a Delaware limited partnership, is the sole general partner of Sterling Capital Partners II, L.P. Sterling Capital Partners II, LLC, a Delaware limited liability company, is the sole general partner of SC Partners II, L.P. SC Partners III, L.P., a Delaware limited partnership, is the sole general partner of Sterling Capital Partners III, L.P. Sterling Capital Partners III, LLC, a Delaware limited liability company, is the sole general partner of SC Partners III, L.P. The principal address of each such entity is c/o Fund Management Services, LLC, 1033 Skokie Boulevard, Suite 600, Northbrook, Illinois 60062.

        Douglas L. Becker is a special limited partner of Sterling Partners. He is a citizen of the U.S.A. Additional information is set forth above under "—L Curve Sub Inc. and M Curve Sub Inc."

        Rudolf Christopher Hoehn-Saric is a manager of Sterling Capital Partners II, LLC and Sterling Capital Partners III, LLC. He is a citizen of the U.S.A. He assumed the position of Chief Executive Officer and a Director of Educate, Inc. in June 2003. From February 2000 to June 2003, Mr. Hoehn-Saric was the Chairman and Chief Executive Officer of Sylvan Ventures, LLC, an affiliate of Laureate.

        Steven M. Taslitz is a manager and Senior Managing Director of Sterling Capital Partners II, LLC and Sterling Capital Partners III, LLC. He is a citizen of the U.S.A. Additional information is set forth below under "—Steven Taslitz and the KJT Gift Trust."

        Michael G. Bronfein is a manager and senior managing director of Sterling Capital Partners II, LLC and Sterling Capital Partners III, LLC. His present principal occupation is Senior Managing Director of Sterling Partners, a position he has held since 1999. He is a citizen of the U.S.A.

        Merrick M. Elfman is a manager and Senior Managing Director of Sterling Capital Partners II, LLC and Sterling Capital Partners III, LLC. His present principal occupation is Senior Managing Director of Sterling Partners, a position he has held since 1983. He is a citizen of the U.S.A.

        Eric D. Becker is a manager of Sterling Capital Partners II, LLC and Sterling Capital Partners III, LLC. His present principal occupation is Senior Managing Director of Sterling Partners, a position he has held since 1983. He is a citizen of the U.S.A.

        Jeffery R. Schechter is the Chief Financial Officer of Sterling Capital Partners II, LLC and Sterling Capital Partners III, LLC. His present principal occupation is Chief Financial Officer of Sterling Partners, a position he has held since 2006. From 2002 to 2006, he was Chief Financial Officer of Grotech Capital Group, a private equity firm. He is a citizen of the U.S.A.

Sterling Laureate, LP, Sterling Laureate Executives Fund, LP and Sterling Laureate Rollover, LP

        Each of Sterling Laureate, LP, Sterling Laureate Executives Fund, LP and Sterling Laureate Rollover, LP is a Delaware limited partnership that was formed for the sole purpose of investing in Parent. SP-L Management, LP, a Delaware limited partnership, is the sole general partner of each of Sterling Laureate, LP, Sterling Laureate Executives Fund, LP and Sterling Laureate Rollover, LP. SP-L Management, LLC, a Delaware limited liability company, is the sole general partner of SP-L Management, LP. The principal address of each of these Reporting Entities is c/o Fund Management Services, LLC, 1033 Skokie Boulevard, Suite 600, Northbrook, Illinois 60062.

        Douglas L. Becker is a manager of SP-L Management, LLC. He is a citizen of the U.S.A. Additional information is set forth above under "—L Curve Sub Inc. and M Curve Sub Inc."

        Rudolf Christopher Hoehn-Saric is a manager of SP-L Management, LLC. He is a citizen of the U.S.A. He assumed the position of Chief Executive Officer and a Director of Educate, Inc. in June 2003. From February 2000 to June 2003, Mr. Hoehn-Saric was the Chairman and Chief Executive Officer of Sylvan Ventures, LLC, an affiliate of Laureate.

        Steven M. Taslitz is a manager of SP-L Management, LLC. He is a citizen of the U.S.A. Additional information is set forth below under "—Steven Taslitz and the KJT Gift Trust."

        Michael G. Bronfein is a manager of SP-L Management, LLC. His present principal occupation is Senior Managing Director of Sterling Partners, a position he has held since 1999. He is a citizen of the U.S.A.

        Merrick M. Elfman is a manager of SP-L Management, LLC. His present principal occupation is Senior Managing Director of Sterling Partners, a position he has held since 1983. He is a citizen of the U.S.A.

        Eric D. Becker is a manager of SP-L Management, LLC. His present principal occupation is Senior Managing Director of Sterling Partners, a position he has held since 1983. He is a citizen of the U.S.A.

Steven M. Taslitz and the KJT Gift Trust

        Steven M. Taslitz is a manager and Senior Managing Director of Sterling Capital Partners II, LLC and a co-trustee of the KJT Gift Trust, pursuant to which he has voting and dispositive power over the shares of the Company's common stock held by such trust. Steven M. Taslitz is a citizen of the U.S.A. and his principal occupation is Senior Managing Director of Sterling Partners, a private equity firm, a position he has held since 1983.

        Bruce Goldman is a co-trustee of the KJT Gift Trust and has voting and dispositive power over the shares of the Company's common stock held by such trust. Bruce Goldman is a citizen of the U.S.A. and a partner at Cat In Hat Trading, which position he has held for the last five years.

Becker Trusts

Irrevocable BBHT II IDGT and Irrevocable Grantor Retained Annuity Trust No. 11

        Marianne Schmitt Hellauer is the trustee of the Irrevocable BBHT II IDGT and Irrevocable Grantor Retained Annuity Trust No. 11 and has voting and dispositive power over the shares of the Company's common stock held by such trusts. Marianne Schmitt Hellauer is a citizen of the U.S.A. and a partner at the law firm of DLA Piper US LLP, 6225 Smith Avenue, Baltimore, MD 21209-3600, which position she has held for the last five years.

QuickLinks

1001 FLEET STREET, BALTIMORE, MARYLAND 21202 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS To Be Held on [ ], 2007
TABLE OF CONTENTS
SUMMARY TERM SHEET
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
THE PARTIES TO THE MERGER
THE SPECIAL MEETING
SPECIAL FACTORS
THE MERGER AGREEMENT
THE VOTING AGREEMENT
IMPORTANT INFORMATION ABOUT LAUREATE
LAUREATE EDUCATION, INC. AND SUBSIDIARIES (Dollar amounts in thousands, except per share data)
Computation of Ratio of Earnings to Fixed Charges (in millions of dollars)
WHERE YOU CAN FIND MORE INFORMATION
AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
RECITALS
AGREEMENT
ARTICLE I DEFINITIONS
ARTICLE IA THE TENDER OFFER
ARTICLE II THE MERGER
ARTICLE III THE SURVIVING CORPORATION
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
ARTICLE VI CONDUCT OF BUSINESS PENDING THE MERGER
ARTICLE VII ADDITIONAL AGREEMENTS
ARTICLE VIII CONDITIONS TO THE MERGER
ARTICLE IX TERMINATION
ARTICLE X MISCELLANEOUS
VOTING AGREEMENT
W I T N E S S E T H
ARTICLE I GENERAL
ARTICLE II VOTING
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
ARTICLE IV OTHER COVENANTS
ARTICLE V MISCELLANEOUS
AMENDMENT NO. 1 TO VOTING AGREEMENT
W I T N E S S E T H
ARTICLE I AMENDMENT TO THE ORIGINAL AGREEMENT
ARTICLE II MISCELLANEOUS
Information Relating to Parent, Purchasers, the Sponsors, the Sterling Founders and Certain Related Persons